UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PLATINUM ENERGY RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $.0001 per share

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
1/50 of 1% of $102,000,000 in cash Average of high and low prices for common stock on _____________

(4)	Proposed maximum aggregate value of transaction: $102,000,000

(5)	Total fee paid: $20,400

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey 07645

To the Stockholders of Platinum Energy Resources, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Platinum Energy Resources, Inc. (“Platinum”), relating to the proposed merger of our subsidiary, PER Acquisition Corp., into Tandem Energy Holdings, Inc., and related matters, which will be held at 10:00 a.m., eastern time, on _________, 2006, at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York 10112.

At this meeting, you will be asked to consider and vote upon the following proposals:

(1) to approve and authorize the Agreement and Plan of Merger, dated January 26, 2006, among Platinum, PER Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Platinum (“Merger Sub”), Tandem Energy Holdings, Inc., a Nevada corporation (“Tandem”), and certain of the stockholders of Tandem and the transactions contemplated thereby; we refer to this proposal as the merger proposal; and

(2) to approve and authorize the amendment and restatement of the certificate of incorporation of Platinum to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to Platinum; we refer to this proposal as the amendment proposal; and

(3) to approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan (an equity-based incentive compensation plan); we refer to this proposal as the incentive compensation plan proposal.

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s initial public offering (the “IPO”) represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the merger and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the merger will not be consummated.

The affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date is required to approve the amendment proposal. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting. The approval of the amendment proposal and of the incentive compensation plan proposal are not conditions to the merger proposal but if the merger is not approved, neither of the other proposals will be presented at the special meeting for consideration.

Each Platinum stockholder who holds shares of common stock issued in Platinum’s IPO has the right to vote against the merger proposal and at the same time demand that Platinum convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Platinum’s IPO was deposited. These shares will be converted into cash only if the merger agreement is consummated. However, if the holders of 2,880,000 or more shares of common stock issued in Platinum’s IPO vote against the merger proposal and demand conversion of their shares, Platinum will not consummate the merger. Prior to exercising conversion rights, Platinum stockholders should verify the market price of Platinum’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of Platinum’s common stock are quoted on the Over-the-Counter Bulletin Board under the symbol PGRI. On the record date, the last sale price of Platinum’s common stock was $__________.

Platinum’s initial stockholders who acquired their shares of common stock prior to its IPO and presently own an aggregate of 20% of the outstanding shares of Platinum common stock, have agreed to vote all of the shares they acquired prior to the IPO on the merger proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in connection with the IPO.

After careful consideration, Platinum’s board of directors has determined that the merger proposal is fair to and in the best interests of Platinum and its stockholders. Platinum’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the merger proposal, the amendment proposal and the incentive compensation plan proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the merger proposal and the transactions contemplated thereby as well as detailed information concerning the amendment proposal and the incentive compensation plan proposal. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and to vote your shares.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Mark Nordlicht

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page 21 for a discussion of various factors that you should consider in connection with the merger proposal.

This proxy statement is dated, _____________, 2006 and is first being mailed to Platinum stockholders on or about, ______________, 2006.

2

PLATINUM ENERGY RESOURCES, INC.
25 Phillips Parkway
Montvale, New Jersey  07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON __________ __, 2006

To the Stockholders of Platinum Energy Resources, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Platinum Energy Resources, Inc. (“Platinum”), a Delaware corporation, will be held at 10:00 a.m. eastern time, on __________, 2006, at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York  10112 for the following purposes:

(1) to consider and vote upon a proposal to approve and authorize the Agreement and Plan of Merger, dated January 26, 2006, among Platinum, PER Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Platinum (“Merger Sub”), Tandem Energy Holdings, Inc., a Nevada corporation (“Tandem”), and certain of the stockholders of Tandem, and the transactions contemplated thereby; we refer to this proposal as the merger proposal;

(2) to consider and vote upon a proposal to approve and authorize the amendment and restatement of the certificate of incorporation of Platinum to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to Platinum; we refer to this proposal as the amendment proposal; and

(3) to consider and vote upon a proposal to approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan (an equity-based incentive compensation plan); we refer to this proposal as the incentive compensation plan proposal.

These proposals are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Platinum common stock at the close of business on __________ __, 2006 are entitled to notice of the special meeting of stockholders and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of Platinum common stock on that date are entitled to have their votes counted at the Platinum special meeting and any adjournments or postponements of the special meeting. Platinum will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by Platinum’s board of directors.

Your vote is important regardless of the number of shares you own.

All Platinum stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Platinum common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the amendment proposal but will have no effect on the merger proposal or the incentive compensation plan proposal.

The board of directors of Platinum unanimously recommends that you vote “FOR” the approval of each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors

Mark Nordlicht

Chairman of the Board

__________ __, 2006

i

Page

Revoking Your Proxy	32
Who Can Answer Your Questions About Voting Your Shares	32
No Additional Matters May Be Presented at the Special Meeting	32
Conversion Rights	32
Appraisal Rights	33
Proxy Solicitation Costs	33
Stock Ownership	33
Platinum Fairness Opinion	33
THE MERGER PROPOSAL	34
General Description of the Merger	34
Background of the Merger	34
Reasons for the Merger	37
Satisfaction of 80% Test	39
Interest of Platinum’s Directors and Officers in the Merger	39
Recommendation of Platinum’s Board of Directors	40
Fairness Opinion	40
Material Federal Income Tax Consequences of the Merger	47
Accounting Treatment	49
Regulatory Matters	49
THE MERGER AGREEMENT	50
General; Structure of Merger	50
Closing and Effective Time of the Merger	50
Merger Consideration	50
Representations and Warranties	50
Covenants	51
Conditions to Closing of the Merger	53
Indemnification	55
Termination	55
Fees and Expenses	56
Confidentiality; Access to Information	56
Extension; Waiver	56
Public Announcements	56
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF PLATINUM/TANDEM FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE THREE MONTHS ENDED MARCH 31, 2006	57
AMENDMENT PROPOSAL	67
Recommendation and Vote Required	67
LONG-TERM INCENTIVE COMPENSATION PLAN PROPOSAL	68
Background	68
Stock Subject to the 2006 Plan	68
Administration	68
Types of Awards	69
Transferability	70
Change of Control Event	70
Termination of Employment/Relationship	71
Dilution; Substitution	71
Amendment of the Plan	71
Accounting Treatment	71
Tax Treatment	72
Recommendation and Vote Required	73
OTHER INFORMATION RELATED TO PLATINUM	74
Business of Platinum	74

Page

INDEX TO FINANCIAL STATEMENTS

ANNEX A — AGREEMENT AND PLAN OF MERGER	A
ANNEX B — AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B
ANNEX C — 2006 LONG-TERM INCENTIVE COMPENSATION PLAN	C
ANNEX D — FAIRNESS OPINION	D

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

•

The parties to the merger are Platinum Energy Resources, Inc. (“Platinum”), Tandem Energy Holdings, Inc. (“Tandem”) and PER Acquisition Corp., a company which was formed by Platinum to effect the merger and is referred to as “Merger Sub.” See the section entitled “The Merger Proposal” beginning on page 34 of the proxy statement.

•

Tandem is an independent oil and gas exploration and production company. Its properties are located principally in Texas and New Mexico. See the section entitled “Business of Tandem” beginning on page 76 of the proxy statement.

•

Upon the consummation of the merger, the Merger Sub will merge into Tandem and Tandem will become a wholly-owned subsidiary of Platinum. See the section entitled “The Merger Proposal” beginning on page 34 of the proxy statement.

•

In return for all of their stock in Tandem, the stockholders of Tandem will receive from Platinum cash equal to an aggregate of $102 million less the amount required to retire the indebtedness of Tandem and its subsidiaries outstanding as of the closing date of approximately $42 million. See the section entitled “The Merger Agreement — Merger Consideration” beginning on page 50 of the proxy statement.

•

In addition to voting on the merger, the stockholders of Platinum will vote on proposals to approve and authorize the amendment and restatement of its charter to delete certain provisions that will no longer be applicable after the merger and to approve and authorize a long-term incentive compensation plan. See the sections entitled “Amendment Proposal” and “Long-Term Incentive Compensation Plan Proposal” beginning on pages 67 and 68, respectively, of the proxy statement. The approval of the amendment proposal and of the incentive compensation plan proposal are not conditions to the consummation of the merger but if the merger proposal is not approved, the amendment proposal and the incentive compensation plan proposal will not be presented at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.

Why am I receiving this proxy statement?

A.

Platinum and Tandem have agreed to a business combination under the terms of the Agreement and Plan of Merger, dated January 26, 2006, that is described in this proxy statement. This agreement is referred to as the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A, which we encourage you to review.

In order to complete the merger, Platinum stockholders must vote to approve and authorize the merger agreement.

In addition to voting on the merger, the stockholders of Platinum will vote on proposals to approve and authorize the amendment and restatement of its charter to delete certain provisions that will no longer be applicable after the merger and to approve and authorize a long-term incentive compensation plan. See the sections entitled “Amendment Proposal” and “Long-Term Incentive Compensation Plan Proposal” beginning on pages 67 and 68, respectively, of this proxy statement. The approval of the amendment proposal and of the incentive compensation plan proposal are not conditions to the consummation of the merger but if the merger proposal is not approved, the amendment proposal and the incentive compensation plan proposal will not be presented at the special meeting.

Platinum will hold a special meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed merger. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.

Why is Platinum proposing the merger?

A.

Platinum was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more U.S. or international operating businesses in the global oil and gas exploration and production industry. Tandem is an independent oil and gas exploration and production company. Platinum believes that Tandem, with its estimated net proved reserves of 9,463,955 million barrels of oil equivalent, or boe, at December 31, 2005 and its interests in approximately 400 active Tandem-operated wells and 500 non-operated royalty interest wells, is positioned for significant growth in present and future energy markets and believes that a business combination with Tandem will provide Platinum stockholders with an opportunity to participate in a company with significant growth potential.

Q.

What is being voted on?

A.

There are three proposals on which the Platinum stockholders are being asked to vote. The first proposal is to approve and authorize the merger agreement and the transactions contemplated thereby. We refer to this proposal as the merger proposal.

The second proposal is to approve and authorize an amendment to the certificate of incorporation to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing. Upon the consummation of the merger, the sections sought to be deleted would have no further effect as a result of the merger in any event. We refer to this proposal as the amendment proposal.

The third proposal is to approve and authorize Platinum’s 2006 Long-Term Incentive Compensation Plan. We refer to this proposal as the incentive compensation plan proposal.

Q.

What vote is required in order to approve and authorize the merger proposal?

A.

The approval of the merger will require the affirmative vote of holders of a majority of the shares of Platinum common stock issued in Platinum’s initial public offering (the “IPO”), represented in person and entitled to vote at the special meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the merger and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the merger will not be consummated. Platinum’s founding stockholders, who acquired their shares of common stock prior to its IPO and presently own an aggregate of 20% of the outstanding shares of Platinum common stock, and to whom we refer to herein as “initial stockholders,” have agreed to vote their shares of Platinum common stock acquired prior to the IPO on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Platinum stockholders are voted on the merger proposal. No vote of the holders of Platinum’s warrants is necessary to adopt the merger proposal and Platinum is not asking the warrant holders to vote on the merger proposal.

Q.

What vote is required in order to approve and authorize the amendment proposal?

A.

The approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum’s common stock. The approval of the amendment proposal is not a condition to the consummation of the merger but if the merger proposal is not approved this proposal will not be presented at the special meeting.

Q.

What vote is required in order to approve and authorize the incentive compensation plan proposal?

A.

The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the special meeting. The approval of the incentive compensation plan proposal is not a condition to the approval of the merger but if the merger proposal is not approved this proposal will not be presented at the special meeting.

Q.

Why is Platinum proposing the incentive compensation plan?

A.

Platinum is proposing the incentive compensation plan to enable it to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives. The incentive compensation plan has been approved by Platinum’s board of directors and will be effective upon consummation of the merger subject to stockholder approval of the plan.

Q.

Does the Platinum board recommend voting in favor of the merger proposal, the amendment proposal and the incentive compensation plan proposal?

A.

Yes. After careful consideration of the terms and conditions of the merger agreement, the certificate of incorporation and the incentive compensation plan, the board of directors of Platinum has determined that the merger and the transactions contemplated thereby, the certificate of incorporation amendment and the incentive compensation plan are fair to and in the best interests of Platinum and its stockholders. The Platinum board of directors unanimously recommends that Platinum stockholders vote “FOR” each of (i) the merger, (ii) the amendment and (iii) the incentive compensation plan proposals. The members of Platinum’s board of directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “Summary of the Proxy Statement — Interests of Platinum’s Directors and Officers in the Merger” beginning on page 12.

For a description of the factors considered by Platinum’s board of directors in making its determination, see the section entitled “Reasons for the Merger” beginning on page 37 ..

Platinum has obtained an opinion from C.K. Cooper & Company, Inc. (“C. K. Cooper”) that as of March 10, 2006 the merger consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum. For a description of the fairness opinion and the assumptions made, matters considered and procedures followed by C.K. Cooper in rendering such opinion, see the section entitled “Fairness Opinion” beginning on page 40 ..

Q.

What will happen in the proposed merger?

A.

As a consequence of the merger, a wholly-owned subsidiary of Platinum, PER Acquisition Corp., will be merged with and into Tandem and Tandem will continue as the surviving corporation, becoming a wholly-owned subsidiary of Platinum. Stockholders of Tandem will receive cash for their shares of Tandem common stock in the merger.

Q.

How do the Platinum insiders intend to vote their shares?

A.

All of the Platinum insiders (including all of Platinum’s initial stockholders, officers and directors) have agreed to vote the shares held by them that they acquired prior to the IPO on the merger proposal in accordance with the vote of the majority of the shares of common stock issued in the IPO. They have indicated that they will vote the shares held by them in favor of the amendment proposal and the incentive compensation plan proposal.

Q.

What will I receive in the proposed merger?

A.

Platinum stockholders will not receive any cash or securities in the merger. Platinum stockholders will continue to hold the shares of Platinum common stock that they owned prior to the merger and, as a consequence of the merger, Platinum will become the parent company to Tandem.

Q.

What will Tandem security holders receive in the proposed merger?

A.

The Tandem stockholders will receive an aggregate of $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries outstanding as of the closing date of approximately $42 million. See the section entitled “The Merger Agreement — Merger Consideration” beginning on page 50 ..

Q.

Do I have conversion rights?

A.

If you hold shares of common stock issued in Platinum’s IPO, then you have the right to vote against the merger proposal and demand that Platinum convert your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Platinum’s IPO are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights. See the section entitled “Special Meeting of Platinum Stockholders — Conversion Rights” beginning on page 32.

Q.

If I have conversion rights, how do I exercise my conversion rights?

A.

If you wish to exercise your conversion rights, you must vote against the merger proposal and at the same time demand that Platinum convert your shares into cash. You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Platinum at the address listed below. You may remedy an improperly executed demand for conversion at any time until the special meeting of stockholders. If, notwithstanding your negative vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. As of the record date, there was approximately $________ in trust, so, if, hypothetically, we were to close on such date you would be entitled to convert each share of common stock that you hold into approximately $______. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the merger and then tender your stock certificate. Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock.

Q.

What if I object to the proposed merger?  Do I have appraisal rights?

A.

Stockholders of Platinum do not have appraisal rights in connection with the merger under the General Corporation Law of the State of Delaware (“DGCL”).

Q.

What happens to the funds deposited in the trust account after consummation of the merger?

A.

Upon consummation of the merger, Platinum stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to Platinum for payment of merger consideration to the Tandem stockholders, with the remainder, if any, to be used for working capital.

Q.

Who will manage Platinum and Tandem after the merger?

A.

Mark Nordlicht, Barry Kostiner and James Dorman, who are currently chairman of the board, chief executive officer and executive vice president of Platinum, respectively, and Messrs. Nordlicht and Kostiner, who are also members of the board of directors, will continue in such positions after the merger. We currently anticipate that Jack A. Chambers, Michael G. Cunningham, Todd M. Yocham and Toben A. Scott, who are all currently officers of Tandem, will continue employment with Tandem after the merger. No employment agreements have been entered into as yet. See the section entitled “Directors and Executive Officers of Platinum Following the Merger” beginning on page 99 ..

Q.

What happens if the merger is not consummated?

A.

Platinum must liquidate if it does not consummate a business combination by April 28, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining net assets not held in trust, will be distributed pro rata to the holders of Platinum’s common stock issued in Platinum’s IPO. Holders of Platinum common stock acquired prior to the IPO, including all of Platinum’s initial stockholders, officers and directors, have waived any right to any liquidation distribution with respect to those shares.

Q.

When do you expect the merger to be completed?

A.

It is currently anticipated that the merger will be consummated promptly following the special meeting of stockholders on _________, 2006, provided that all conditions to the merger are met, including the receipt of approval of the Platinum stockholders.

For a description of the conditions to completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing of the Merger” beginning on page 53 ..

Q.

What do I need to do now?

A.

Platinum urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the merger will affect you as a stockholder of Platinum. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.

How do I vote?

A.

If you are a holder of record of Platinum common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.

What will happen if I abstain from voting or fail to vote?

A.

An abstention by a Platinum stockholder will have the same effect as a vote against the merger, but will not have the effect of converting your shares of common stock into a pro rata portion of the trust account. If you fail to vote on the merger proposal it will have no effect on the outcome of that proposal. An abstention or failure to vote will have the effect of voting against the amendment proposal. An abstention will have the effect of voting against the incentive compensation plan proposal but a failure to vote will have no effect on the incentive compensation plan proposal.

Q.

If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Broker non-votes, while considered present for purposes of establishing a quorum, will have the effect of votes “AGAINST” the amendment proposal, but will have no effect on the merger proposal or the incentive compensation plan proposal.

Q.

Can I change my vote after I have mailed my signed proxy or direction form?

A.

Yes. Send a later-dated, signed proxy card to Platinum’s secretary at the address of Platinum’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Platinum’s secretary.

Q.

Do I need to send in my stock certificates?

A.

No. Platinum stockholders who do not elect to have their shares converted into a pro rata share of the trust account should not submit their stock certificates now or after the merger, because their shares will not be converted or exchanged in the merger.

Q.

What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Platinum shares.

Q.

What are the federal income tax consequences of the merger?

A.

A stockholder of Platinum who exercises conversion rights and effects a termination of the stockholder’s interest in Platinum will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of Platinum for cash, if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Platinum common stock. However, under certain circumstances, a portion of the cash received might be treated as a dividend for tax purposes.

No gain or loss will be recognized by non-converting stockholders of Platinum.

For a description of the material federal income tax consequences of the merger, please see the information set forth in the section entitled “Material Federal Income Tax Consequences of the Merger” beginning on page 47 ..

Q.

Who can help answer my questions?

A.

If you have questions about the merger or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Mark Nordlicht

Platinum Energy Resources, Inc.

25 Phillips Parkway

Montvale, New Jersey  07645

Tel: (212) 581-2401

You may also obtain additional information about Platinum from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 106.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the merger, you should read this entire document carefully, including the merger agreement attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully. It is the legal document that governs the merger and the other transactions contemplated by the merger agreement. It is also described in detail elsewhere in this proxy statement.

The Parties to the Merger

Platinum

Platinum is a blank check company organized as a corporation under the laws of the State of Delaware on April 25, 2005. It was formed with the purpose of effecting one or more business combinations with unidentified operating businesses in the global oil and gas exploration and production (“E&P”) industry. On October 28, 2005, Platinum consummated an initial public offering (the “IPO”) of its equity securities from which it derived net proceeds of $106,472,000. The Platinum common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) are quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbols PGRI for the common stock, PGRIW for the warrants and PGRIU for the units. Of the net proceeds of the IPO, $105,408,000 were placed in a trust account. Such funds, with the interest earned thereon, will be released to Platinum upon consummation of the merger, and used to pay (i) the merger consideration to the Tandem stockholders, (ii) payments owed to Platinum stockholders who exercise conversion rights and (iii) the fee of $3.0 million payable to Mr. Lance Duncan upon consummation of the merger , with the balance being used for working capital for the post-merger entity.

The balance of the net proceeds of the IPO, or $1,064,000, has been and will be used by Platinum to pay the expenses incurred in its pursuit of a business combination. As of March 31, 2006, Platinum had $88,823 of available net proceeds that were not deposited in the trust fund. Other than its IPO and the pursuit of a business combination, Platinum has not engaged in any business to date. If Platinum does not consummate a business combination by April 28, 2007, then, pursuant to its certificate of incorporation, Platinum’s officers must take all actions necessary to dissolve and liquidate Platinum as soon as reasonably practicable.

The mailing address of Platinum’s principal executive office is Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, New Jersey 07645, and its telephone number is (212) 581-2401.

PER Acquisition Corp.

PER Acquisition Corp. was organized as a corporation under the laws of the State of Delaware on January 25, 2006. It was formed to effect a merger with Tandem and is a wholly-owned subsidiary of Platinum. We sometimes refer to PER Acquisition Corp. as the “Merger Sub.”  The mailing address and telephone number of PER Acquisition Corp. is the same as that of Platinum.

Tandem

Tandem Energy Holdings, Inc. (“Tandem”) is an independent oil and gas exploration and production company headquartered in Midland, Texas. Tandem has approximately 21,000 acres under lease in relatively long-lived fields with well-established production histories. Tandem’s properties are concentrated primarily in the Gulf Coast region in Texas, the Permian Basin in Texas and New Mexico, and the Fort Worth Basin in Texas.

Tandem is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. To our knowledge, that business was unsuccessful and, again, the company ceased operations and its charter was revoked in July, 2002. In February, 2005, promoters purchased Pacific Medical Group and caused its name to be changed to Tandem Energy Holdings, Inc.

In August, 2004, Mr. Lance Duncan approached Mr. Jack Chambers, a principal of Shamrock Energy Corporation, a privately held Texas corporation engaged in the oil and gas E&P industry (“Shamrock”), regarding the possible acquisition of certain of the assets of Shamrock (the “Shamrock Assets”) by Mr. Duncan. Discussions ensued and, as a consequence of these discussions, Mr. Duncan met Mr. Tim Culp, one of the other principals of Shamrock (together with Mr. Chambers and Mr. Tim Culp’s brother, Mr. P. Dyke Culp). Mr. Duncan became aware of the fact that, in addition to being a principal in Shamrock, Mr. Tim Culp was also one of two stockholders in Tandem Energy Corporation, a privately held Colorado corporation engaged in the oil and gas E&P business (“TEC”), and that TEC was for sale. Both Shamrock and TEC were independent oil companies headquartered in Midland, Texas. Discussions among Messrs. Lance Duncan, Tim Culp and Jack Chambers resulted in an oral understanding on the principal terms pursuant to which Mr. Duncan would purchase the Shamrock Assets and the stock of TEC subject to Mr. Duncan obtaining the necessary financing for the acquisitions.

Mr. Duncan was introduced to Messrs. Ronald G. Williams and Lyle J. Mortensen (the “Promoters”) who committed to help structure the transaction and arrange for the necessary financing. Under the plan proposed by the Promoters to Mr. Duncan, the stock of TEC and the Shamrock Assets would be rolled up into a newly-incorporated, non-public entity which it was contemplated would then be acquired by Tandem. Ultimately, all of the required financing was not obtained and the acquisitions were not effectuated. Messrs. Tim Culp, Dyke Culp and Jack Chambers subsequently agreed to restructure the transactions and, when consummated on June 8, 2005, TEC held substantially all of the Shamrock Assets and TEC was a direct, wholly-owned subsidiary of Tandem and Messrs. Tim Culp, Dyke Culp and Jack Chambers, collectively, held a substantial ownership interest in Tandem.

The mailing address of Tandem’s principal executive offices is 200 N. Loraine, Suite 500, Midland, Texas 79701 and its telephone number is (432) 686-7136. See the section entitled “Business of Tandem” beginning on page 76 for a more complete description of the business of Tandem.

Introduction of Tandem to Platinum

In early December, 2005, Mr. Mark Nordlicht, Chairman of Platinum, was introduced by Mr. Howard Crosby to Mr. Duncan.

Our Chairman had become aware of the existence of Tandem, generally, sometime in early December, 2005, through a business acquaintance, Mr. William Ritger, an equity analyst who prepares research reports for several small cap companies including Tandem and a stockholder of Tandem, and also through Mr. Crosby, a personal friend of Mr. Nordlicht for many years and a principal in two corporations which hold common stock of Tandem.

In light of Mr. Ritger’s work and the fact that Mr. Nordlicht is manager of a hedge fund, Platinum Partners Value Arbitrage Fund, which occasionally invests in small cap companies, the two men had occasion to meet a few years ago and have met on various occasions since their initial introduction. Mr. Ritger’s company, The Research Works, Inc., prepares and provides research and investor guidance and had been engaged by Tandem on April 6, 2005 to prepare certain research and stockholder promotional materials. Mr. Ritger’s company received compensation for such services rendered to Tandem in the form of 65,000 shares of Tandem common stock. A limited liability company, Seaside Partners, LLC, of which Mr. Ritger is a principal, also is a stockholder of Tandem having participated in a private placement of Tandem common stock in March, 2005, in which that entity purchased 360,000 shares of common stock of Tandem at a purchase price of $1.00 per share.

Messrs. Nordlicht and Crosby are both stockholders and serve on the board of directors of Platinum Diversified Mining, Inc. of which Mr. Nordlicht also holds the position of Executive Chairman and Mr. Crosby also holds the position of Vice President. HHBC Corporation and Cork Investments, Inc., each of which Mr. Crosby is a principal, are stockholders of Tandem having purchased 10,000 and 15,000 shares of common stock of Tandem, respectively, at a purchase price of $1.00 per share in a private placement by Tandem completed in March, 2005.

To Platinum’s knowledge, Messrs. Ritger and Crosby are personal friends but, other than both being stockholders of Tandem, they have no connections, associations or affiliations with one another.

While Mr. Nordlicht was aware of the existence of Tandem through Messrs. Ritger and Crosby prior to discussions initiated by Mr. Duncan in December, 2005, no member of the management team of Platinum had any pre-existing relationship or contact with Mr. Duncan or with any member of the management team of Tandem and, other than Mr. Nordlicht’s general awareness of the existence of Tandem, no member of the management team of

Platinum had any knowledge regarding Tandem’s assets. See also the section entitled “Background of the Merger” beginning on page 34.

The Merger

The merger agreement provides for a business combination transaction by means of a merger of Merger Sub with and into Tandem in which Tandem will be the surviving entity and become a wholly-owned subsidiary of Platinum. In the merger, all of the issued and outstanding shares of capital stock of Tandem will be converted into the right to receive cash.

Platinum and Tandem plan to complete the merger promptly after the Platinum special meeting of stockholders, provided that:

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Platinum’s stockholders have approved the merger agreement;

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holders of 20% or more of the shares of common stock issued in Platinum’s IPO have not voted against the merger proposal and demanded conversion of their shares into cash; and

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the other conditions specified in the merger agreement have been satisfied or waived.

Amendment to the Certificate of Incorporation

The amendment and restatement of Platinum’s certificate of incorporation is being proposed, upon consummation of the merger, to eliminate certain provisions that are applicable to Platinum only prior to its completion of a business combination. The amended and restated certificate of incorporation is attached as Annex B to this proxy statement. We encourage you to read the amended and restated certificate of incorporation in its entirety. The approval of the amendment proposal is not a condition to the consummation of the merger but if the merger proposal is not approved the amendment proposal will not be presented at the special meeting.

The Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan

The Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan (the “Plan”) reserves 4 million shares of Platinum common stock for issuance in accordance with the Plan’s terms. The purpose of the Plan is to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide Platinum executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in Platinum. It is contemplated that the shares issuable to Mr. Duncan under his letter agreement with Platinum described elsewhere in this proxy statement will be issued under the Plan. The Plan is attached as Annex C to this proxy statement. We encourage you to read the Plan in its entirety. The approval of the incentive compensation plan proposal is not a condition to the approval of the merger but if the merger proposal is not approved the incentive compensation plan proposal will not be presented at the special meeting.

Platinum’s Recommendations to Stockholders; Reasons for the Merger

After careful consideration of the terms and conditions of the merger agreement and the consideration to be paid in the merger, on January 24, 2006, the board of directors of Platinum determined that the merger and the transactions contemplated thereby are fair to and in the best interests of Platinum and its stockholders. In reaching its decision with respect to the merger and the transactions contemplated thereby, the board of directors of Platinum reviewed various industry and financial data and the due diligence and evaluation materials provided by Tandem, including the reports of proved reserves prepared by Williamson Petroleum Consultants regarding proved reserves on the properties and interest of Tandem, in order to determine that the consideration to be paid to the Tandem stockholders was reasonable. Further, Platinum has received an opinion from C.K. Cooper & Company, Inc. that, in its opinion, the merger consideration to be paid by Platinum is fair to Platinum’s stockholders from a financial point of view. Accordingly, Platinum’s board of directors unanimously recommends that Platinum stockholders vote “FOR” the merger proposal as well as for the other proposals submitted to the stockholders.

Management of Platinum and Tandem following the Merger

As a result of the merger, Merger Sub will be merged with and into Tandem and Merger Sub will cease to exist. Tandem and Platinum will both survive the merger, with Tandem becoming a wholly-owned subsidiary of Platinum.

Platinum

After the consummation of the merger, the board of directors of Platinum will consist of James E. Bashaw (in the class to stand for election in 2006), Albert Helmig and William C. Glass (in the class to stand for election in 2007), and Mark Nordlicht and Barry Kostiner (in the class to stand for election in 2008).

After the consummation of the merger, the executive officers of Platinum will be Mark Nordlicht, chairman, Barry Kostiner, chief executive officer and secretary, James H. Dorman, executive vice president, each of whom currently is an executive officer of Platinum.

Tandem

After the consummation of the merger, the board of directors of Tandem will consist of Mark Nordlicht and Barry Kostiner, each of whom shall serve until his successor is elected and qualifies. Also, thereafter, Messrs. Nordlicht and Kostiner shall serve as president and chief executive officer and vice president, treasurer and secretary, respectively. We currently anticipate that Jack A. Chambers, Michael G. Cunningham, Todd H. Yocham and Toben A. Scott, currently with Tandem, will continue with the company in the positions of executive vice president and chief operating officer, senior vice president and chief financial officer, senior vice president-engineering and vice president-operations, respectively.

Stock Ownership

On the record date, directors and executive officers of Platinum and their affiliates beneficially owned and were entitled to vote 3,600,000 shares or 20% of Platinum’s outstanding common stock. In connection with its IPO, Platinum entered into agreements with each of such stockholders pursuant to which they agreed to vote their shares of Platinum common stock owned prior to the IPO on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. These stockholders also agreed, in connection with the IPO, to place their shares in escrow until October 24, 2008.

Merger Consideration

The holders of the outstanding shares of common stock of Tandem immediately before the merger will receive from Platinum an aggregate of $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42 million. Specifically, each share of Tandem common stock held immediately prior to the effective time of the merger shall, by virtue of the merger, be converted into the right to receive $2.53 in cash, without interest thereon, from Platinum. Certain of the major stockholders of Tandem and certain members of management have waived their right to receive $0.40 per share so that it can be allocated to the other Tandem stockholders who purchased their shares directly from Tandem or through brokers or dealers in open market transactions, thus giving those stockholders $4.50 per share.

Date, Time and Place of Special Meeting of Platinum’s Stockholders

The special meeting of the stockholders of Platinum will be held at 10:00 a.m., eastern time on ________, 2006, at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York 10112 to consider and vote upon the merger proposal, the amendment proposal and the incentive compensation plan proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting of stockholders if you owned shares of Platinum common stock at the close of business on ___________, 2006, which is the record date for the special meeting. You will have one vote for each share of Platinum common stock you owned at the close of business on the record date. Platinum warrants do not have voting rights. On the record date, there were ____________ shares of Platinum common stock outstanding.

Approval of the Tandem Stockholders

Consummation of the merger is conditioned upon, among other things, the receipt of the affirmative vote of the holders of a majority of the outstanding shares of Tandem entitled to vote. Certain of the major stockholders of Tandem, whose aggregate ownership interests in Tandem exceed 75% of the issued and outstanding common stock of Tandem, have agreed in the merger agreement to vote their respective shares of Tandem common stock in favor of the merger and not to exercise any rights to dissent with respect to the merger. Tandem has agreed to use its best efforts and to take all steps necessary to hold a meeting of its stockholders or solicit written consents of its stockholders, as permitted by the Nevada Revised Statutes, for the purpose of obtaining approval of the merger.

Quorum and Vote of Platinum Stockholders

A quorum of Platinum stockholders is necessary to hold a valid meeting. A quorum will be present at the Platinum special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

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The approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the merger and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account then the merger will not be consummated. Platinum’s initial stockholders, who acquired their shares of common stock prior to its IPO and presently own an aggregate of 20% of the outstanding shares of Platinum common stock, have agreed to vote their shares of Platinum common stock acquired prior to the IPO on the merger proposal in the same manner as how the majority of the shares of common stock held by all other Platinum stockholders are voted on the merger proposal. No vote of the holders of Platinum’s warrants is necessary to adopt the merger proposal and Platinum is not asking the warrant holders to vote on the merger proposal.

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The approval of the amendment proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date.

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The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of the outstanding shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “AGAINST” the merger proposal, the  amendment proposal and the incentive compensation plan proposal. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of a vote “AGAINST” the amendment proposal but will have no effect on the merger proposal or the incentive compensation plan proposal. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the merger.

Relation of Proposals

If approved, the merger will be consummated even if the amendment proposal and the incentive compensation plan proposal are not approved. The approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s vote against the merger and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the merger will not be consummated. The approvals of the amendment proposal and the incentive compensation plan proposal are not conditions to the consummation of the merger or to the adoption of either of the amendment proposal or the incentive compensation plan proposal but, if the merger proposal is not approved, the other proposals will not be presented at the special meeting of stockholders for consideration. The incentive compensation plan has been approved by Platinum’s board of directors and will take effect upon consummation of the merger, subject to stockholder approval of the plan.

Conversion Rights

Pursuant to Platinum’s certificate of incorporation, a holder of shares of Platinum’s common stock issued in its IPO may, if the stockholder votes against the merger, demand that Platinum convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the merger proposal. If properly demanded, Platinum will convert each share of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Platinum’s IPO are held, plus interest earned thereon. Based on the amount of cash held in the trust account at March 1, 2006, you would be entitled to convert each share of common stock that you hold into approximately $7.39. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to Platinum. If the merger is not completed, these shares will not be converted into cash. However, if we are unable to complete the merger and find another business combination to enter into by April 28, 2007, we will be forced to liquidate and all public stockholders will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the merger.

In the event that holders of more than 3.7% of all of the shares of common stock of Platinum issued in Platinum’s IPO exercise their conversion rights entitling them to their pro rata portion of the trust account, Platinum will not have sufficient funds to both consummate the merger and pay such stockholders their conversion payment. Platinum has entered into discussions with several banks regarding a line of credit facility in a principal amount sufficient to fund conversion payments and provide for normal working capital requirements after the consummation of the merger.

The merger will not be consummated if the holders of 20% or more of the common stock issued in Platinum’s IPO (2,880,000 shares or more) exercise their conversion rights.

Appraisal Rights

Platinum stockholders do not have appraisal rights in connection with the merger under the DGCL.

Proxies

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting of stockholders.

Interests of Platinum Directors and Officers in the Merger

When you consider the recommendation of Platinum’s board of directors in favor of adoption of the merger proposal, you should keep in mind that Platinum’s executive officers and members of Platinum’s board have interests in the merger transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

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if the merger is not approved and Platinum does not consummate another business combination by April 28, 2007, Platinum will be required to liquidate; in such event, the 3,600,000 shares of common stock held by Platinum’s initial stockholders, officers and directors that were acquired prior to the IPO will be worthless because Platinum’s initial stockholders are not entitled to receive any liquidation proceeds. Such shares had an aggregate value of $26,028,000 based on the last sale price of Platinum common stock of $7.23 on the OTCBB on May 31, 2006;

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if Platinum is liquidated prior to the consummation of a business combination, Mark Nordlicht, our chairman of the board, and Barry Kostiner, our chief executive officer, will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by Platinum for services rendered or products sold to Platinum, to the extent such creditors bring claims that require payment from moneys in the trust fund. This arrangement was entered into to ensure that, in the event of liquidation, the trust fund is not reduced by claims of creditors; and

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after the completion of the acquisition, it is expected that the directors will continue to serve on Platinum’s board of directors,  Mark Nordlicht will continue to serve as Platinum’s chairman of the board and Barry

Kostiner will continue to serve as Platinum’s chief executive officer. Mr. Nordlicht, as Platinum’s chairman of the board, Mr. Kostiner, as Platinum’s chief executive officer, and each director of Platinum, will, following the merger, be compensated in such manner, and in such amounts, as Platinum’s board of directors may determine to be appropriate. No agreements or plans with respect to such compensation have been entered into, adopted or otherwise agreed upon by Platinum.

Conditions to the Closing of the Merger

Consummation of the merger and the related transactions is conditioned on the Platinum stockholders adopting and approving the merger proposal. If stockholders owning 20% or more of the shares issued in the IPO vote against the transaction and exercise their right to convert their shares issued in the IPO into a pro rata portion of the funds held in trust by Platinum for the benefit of the holders of shares issued in the IPO, then the merger cannot be consummated. Tandem’s board of directors have approved and adopted and a majority of Tandem stockholders have already agreed to approve and adopt the merger agreement.

In addition, the consummation of the merger is conditioned upon the following:

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no statute, rule, regulation, executive order, decree or injunction or other legal restraint having been enacted, entered, promulgated or enforced by any court or other governmental authority which is in effect and has the effect of prohibiting the consummation of the merger;

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all approvals (including permits) of, and consents by, all federal, state, local and foreign governmental agencies and authorities and all filings with and submissions to all such agencies and authorities as may be required for the consummation of the merger having been obtained or made; and

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each of the parties hereto shall have taken all action necessary to ensure that (i) no takeover statute or similar law is or becomes applicable to the merger, the merger agreement or any of the other transactions contemplated thereby, or (ii) if any takeover statute or similar law becomes applicable to the merger, the merger agreement or any of the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such law on the merger and the other transactions contemplated by the merger agreement.

Tandem’s Conditions to Closing of the Merger

The obligations of Tandem to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

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all representations and warranties of Platinum contained in the merger agreement being true as of the date when made and on and as of the closing date;

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Platinum shall have performed and complied with all agreements, covenants and conditions required by the merger agreement to be performed and complied with by it prior to or on the closing date;

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all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto being reasonably satisfactory in form and substance to Tandem and its counsel, and counsel to Tandem shall have received all such information and such counterpart originals or certified or other copies of such documents as Tandem or its counsel may reasonably request. Tandem shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby;

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Tandem having received a certificate of the President and Treasurer of Platinum in form and substance reasonably satisfactory to Tandem dated the closing date and certifying that the conditions set forth above have been satisfied; and

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the merger having been duly approved by the requisite vote under applicable law and Platinum’s certificate of incorporation by the stockholders of Platinum at a duly held meeting or by written consent.

Platinum’s Conditions to Closing of the Merger

The obligations of Platinum to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

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all representations and warranties of Tandem contained in the merger agreement being true and correct as of the date when made and on and as of the closing date;

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Tandem and the major stockholders of Tandem, respectively, shall have performed and complied with all agreements, covenants and conditions required by the merger agreement to be performed and complied with by them prior to or on the closing date, including such major stockholders obligations to approve the merger agreement at a duly held meeting of Tandem stockholders or pursuant to a consent in lieu thereof;

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all requisite consents in form and substance reasonably satisfactory to Platinum as determined under the merger agreement shall have been delivered to Platinum;

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Platinum shall have received an opinion of counsel to Tandem, in an agreed form, dated as of the closing date;

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all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the merger agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Platinum and its counsel, and counsel to Platinum shall have received all such information and such counterpart originals or certified or other copies of such documents as Platinum or its counsel may reasonably request; Platinum shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated by the merger agreement;

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Platinum shall be satisfied in its sole discretion, with its legal, financial, geological and business investigations of the business, the assets and the liabilities in accordance with the terms of the merger agreement;

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since December 31, 2005, there shall has been no change in the business, operations, assets, results of operations or condition (financial or otherwise) of Tandem and its subsidiaries that has had or could reasonably be expected to have a material adverse effect;

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the merger shall have been duly approved and the merger agreement approved and authorized by the requisite vote under applicable law and Platinum’s certificate of incorporation by the stockholders of Platinum at a duly held meeting and the stockholders of Platinum owning 20% or more of the shares issued in Platinum’s IPO shall not have exercised their conversion rights; and

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Platinum and its counsel shall have received a certificate of the President and Treasurer of Tandem dated the closing date and certifying that the conditions set forth in form and substance reasonably satisfactory to Platinum in the first two bullet points of this section have been satisfied.

Termination, Amendment and Waiver

The merger agreement may be terminated at any time, but not later than the closing, as follows:

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by mutual written consent of Platinum and Tandem;

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by either party if any court of competent jurisdiction or other government body has issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action has become final and nonappealable;

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by either party if the merger has been submitted to a vote and not approved by the requisite vote of the respective stockholders of Platinum and Tandem (Tandem’s board of directors have approved and adopted and a majority of Tandem stockholders have already agreed to approve and adopt the merger agreement);

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by either party if the merger has not occurred by July 1, 2006; or

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by Platinum, at any time prior to the closing date, if (i) after giving Tandem reasonable opportunity to cure any issues that Platinum discovers in its due diligence investigation, Platinum believes, in its sole judgment, that its condition to closing relating to its due diligence investigations have not been or will not be satisfactorily fulfilled; or (ii) any credible claim of liabilities made against Tandem (and not its subsidiaries) in excess of $15 million that arises from breaches of (A) its representations regarding capitalization in the merger agreement; or (B) its representations regarding the absence of undisclosed liabilities in the merger agreement involving matters occurring prior to March 22, 2005.

The merger agreement does not specifically address the rights of a party in the event of a refusal or wrongful failure of the other party to consummate the merger. The non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

If permitted under the applicable law, either Tandem or Platinum may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement. We cannot assure you that any or all of the conditions will be satisfied or waived.

Quotation

Platinum’s outstanding common stock, warrants and units are quoted on the OTCBB.

Tax Consequences of the Merger

Since Platinum stockholders will not be exchanging or otherwise disposing of their shares of stock in Platinum pursuant to the merger, the Platinum stockholders will continue to hold their shares of Platinum common stock and will not recognize any gain or loss from the merger. However, for those Platinum stockholders who exercise their conversion rights and convert their Platinum shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Platinum common stock. A stockholder’s tax basis in his shares of Platinum common stock generally will equal the cost of such shares. A stockholder who purchased Platinum’s units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of Platinum common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in Platinum. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated (i) as a dividend to the extent of Platinum’s earnings and profits, (ii) as a reduction of basis in the shares for any excess and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares. Platinum stockholders who do not exercise their conversion rights will continue to hold their shares of Platinum common stock and as a result will not recognize any gain or loss from the merger.

For a description of the material federal income tax consequences of the merger, please see the information set forth in the section entitled “Material Federal Income Tax Consequences of the Merger” beginning on page 47 ..

Accounting Treatment

Platinum will be the accounting acquirer in the merger, and, as a result,  the acquisition of Tandem will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Substantially all of the excess of purchase price of assets acquired over book value, will be allocated to oil and gas properties, based upon currently available information and a deferred tax asset related to operating losses of Tandem. A deferred tax liability will be provided on the difference between the accounting value of these assets and their tax basis.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings with the State of Delaware and Nevada necessary to effectuate the transactions contemplated by the merger agreement.

Risk Factors

In evaluating the merger proposal, the amendment proposal and the incentive compensation plan proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 21.

SELECTED SUMMARY HISTORICAL AND PRO FORMA
COMBINED FINANCIAL INFORMATION

Tandem’s Selected Historical Financial Information

The following table sets forth certain selected financial and operational data of Tandem. The selected financial information presented below was derived from Tandem’s audited consolidated financial statements for the two year period ended December 31, 2005, the unaudited consolidated financial statements for the three year period ended December 31, 2003 and from Tandem’s unaudited consolidated financial statements for the three months ended March 31, 2006 and March 31, 2005. The unaudited selected financial information for the three years ended December 31, 2003 is presented for Tandem Energy Corporation only and does not include financial information reflecting the acquisition of the properties of Shamrock Energy Corporation. The operational data for all periods presented are unaudited. All the data should be read together with Tandem’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tandem presented elsewhere in this proxy statement. The selected data provided are not necessarily indicative of Tandem’s future results of operations or financial performance.

	For the Years Ended December 31,					For the Quarter Ended March 31,
	Unaudited			Audited		Unaudited
	2001	2002	2003	2004	2005	2005	2006

Consolidated Income Statement Data:
Operating revenues	$4,710	$3,987	$5,360	$8,018	$13,758	$2,358	$4,600
Lease operating expenses(1)	3,536	1,981	3,093	2,841	4,273	726	1,511
Net income (loss)	(56)	557	696	3,714	(17,174)	991	1,978
Net income (loss) per common share
Basis and diluted	$(0.02)	$0.19	$0.23	$1.24	$0.93	$0.33	$0.08
Weighted average common stock and common stock equivalents outstanding
Basis and diluted	3,000	3,000	3,000	3,000	18,515	3,000	23,799
Consolidated Balance Sheet Data:
Total assets	$3,028	$3,141	$4,374	$8,520	$29,015	N/A	$29,740
Total liabilities	678	551	531	3,227	51,397	N/A	50,144
Long-term debt, less current maturities	1,660	1,300	1,300	—	42,000	N/A	42,000
Total stockholders’ equity (deficit)	690	1,290	2,543	5,293	(22,382)	N/A	(20,404)
Consolidated Statement of Cash Flow Data:
Cash flow provided by (used in)
Operating activities	$87	$693	$689	$4,524	$6,259	$1,399	$948
Investing activities	(254)	(189)	(475)	(998)	(6,751)	(435)	(1,525)
Financing activities	(80)	(360)	—	(1,771)	610	(106)	(500)
Operating Data:
Product sales
Oil	104,091	113,941	96,459	103,788	156,503	25,020	55,601
Gas	566,704	425,294	462,817	678,085	723,634	198,143	169,909
Boe	198,542	184,823	173,595	216,802	277,109 (2)	58,044	83,919
Average sales prices
Oil ($/Bbl)
Net realized price	$23.81	$24.45	$29.91	$40.48	$56.18	$48.29	$59.76
Gas ($/Mcf)
Before hedging gains (losses)	$4.08	$3.30	$5.40	$5.63	$7.54	$5.54	$7.43
Hedging gains (losses)	—	—	—	—	(0.68)	—	—
Net realized price	$4.08	$3.30	$5.40	$5.63	$6.86	$5.54	$7.43
Average Lifting Cost per Boe of Production:	$17.81	$10.72	$17.82	$13.10	$15.42	$13.77	$18.01
Proved reserves
Oil (Bbls)	473,798	364,609	268,150	988,597	5,814,505
Gas (Mcf)	6,741,536	6,311,490	5,848,673	16,603,591	21,896,697
Boe	1,597,387	1,416,524	1,242,929	3,755,862	9,463,955 (3)

				Net	Gross

Productive oil wells				200.3	270.0
Productive gas wells				12.3	19.0
Total productive wells(4)				212.6	289.0

Developed leasehold acres(5)				16,480	21,550

——————

(1)

Lease operating expenses include all direct operating expenses, severance taxes on oil and gas, and ad valorem taxes associated with oil and gas properties.

(2)

Production on a Boe basis for 2005 was 28% higher than 2004. This increase was due primarily to the production from the oil and gas properties acquired from Shamrock in June, 2005.

(3)

Proved reserves increased approximately 250% from 2004 to 2005 due primarily to the oil and gas properties acquired from Shamrock in June, 2005 and the effect of higher pricing on the economic limit of the consolidated reserves at the end of 2005. See Note 14 of Tandem’s financial statements and the audited statements of revenue and direct operating expenses of the oil and gas properties purchased from Shamrock.

(4)

This information is accurate as of December 31, 2005. The total productive well count includes 40 oil wells and no gas wells completed in multiple zones.

(5)

This information is accurate as of December 31, 2005.

Platinum’s Selected Historical Financial Information

The following table sets forth certain selected financial information of Platinum. The selected financial information presented below was derived from Platinum’s audited financial statements for the period from April 25, 2005 (inception) to December 31, 2005 and from Platinum’s unaudited financial statements for the three months ended March 31, 2006. All of the data should be read together with Platinum’s historical financial statements for the period from April 25, 2005 (inception) to December 31, 2005 and the related notes thereto presented elsewhere in this proxy statement and Platinum’s unaudited historical financial statements for the three months ended March 31, 2006 and the related notes thereto presented elsewhere in this proxy statement.

	Period From April 25, 2005 (inception) to December 31, 2005		Three Months Ended March 31, 2006
			(Unaudited)
Income Statement Data:
Operating Expenses		$167,274	$204,267
Other Income – Interest, net		$471,102	$483,395
Net income		$275,728	$231,228
Weighted Average Common Shares Outstanding		$7,286,400	$15,121,440
Net Income Per Common Share – Basic and Diluted		$0.04	$0.02
Cash Dividends Declared Per Share	$		$

			March 31, 2006
			(Unaudited)
Balance Sheet Data
Working Capital (Excluding Cash held in trust)			$(311,888)
Cash Held in Trust			$106,607,221
Total Assets			$107,699,212
Common Stock Subject to Possible Redemption, 2,878,560 Common Shares at Conversion Value			$21,310,783
Stockholders’ Equity			$85,932,710

Selected Unaudited Pro Forma Condensed Combined Financial Information of Platinum and Tandem

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Platinum’s business might have looked like had the merger been completed on January 1, 2005. The condensed consolidated financial information may have been different had the merger actually been completed. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the merger occurred or the future results that may be achieved after the merger. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto starting on page 57 ..

	December 31, 2005
	No Conversion(1)	Maximum Conversion(2)

Consolidated Pro forma Income Statement Data:
Oil and gas sales	$16,202,706	$16,202,706
Lease operating expenses	$5,233,910	$5,233,910
Net income (loss)	$(3,572,476)	$(4,531,450)
Net income (loss) per common share
Basic and diluted	$(0.19)	$(0.29)
Weighted average common stock and common stock equivalents outstanding
Basic and diluted	18,476,191	15,597,631

	March 31, 2006
	No Conversion(1)	Maximum Conversion(2)

Consolidated Pro forma Income Statement Data:
Oil and gas sales	$4,600,041	$4,600,041
Lease operating expenses	$1,511,189	$1,511,189
Net income (loss)	$354,424	$111,485
Net income (loss) per common share
Basic and diluted	$0.02	$0.01
Weighted average common stock and common stock equivalents outstanding
Basic and diluted	18,119,048	15,240,488
Consolidated Pro forma Balance Sheet Data:
Total assets	$158,449,520	$158,449,520
Working capital	$4,423,493	$4,423,493
Total liabilities	$51,206,027	$72,516,810
Long-term debt, less current maturities	$—	$—
Total stockholders’ equity	$107,243,493	$85,932,710
Book value per common share	$5.92	$5.64

——————

(1)

Assumes that no Platinum stockholder seeks conversion of Platinum stock into a pro rata share of the trust account.

(2)

Assumes that the maximum allowable number of shares of Platinum common stock, 2,878,560, were converted into a pro rata share of the trust account.

Market Price and Dividend Data for Platinum Securities

Platinum consummated its IPO on October 28, 2005. In the IPO, Platinum sold 14,400,000 units. Each unit consists of one share of Platinum’s common stock and one redeemable common stock purchase warrant. Platinum common stock, warrants and units are quoted on the OTCBB under the symbols “PGRI”, “PGRIW” and “PGRIU”, respectively. Platinum’s units commenced public trading on October 28, 2005 and its common stock and warrants commenced separate public trading on December 9, 2005. The high and low bid prices of our units, common stock and warrants as reported by the OTCBB for the quarter indicated are as follows. Such inter-dealer quotations do not necessarily represent actual transactions and do not reflect retail mark-ups, mark-downs or commissions:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2006:
Second Quarter (through May 30, 2006)	$8.88	$7.98	$7.40	$7.07	$1.39	$0.78
First Quarter	$8.38	$7.78	$7.24	$6.90	$1.12	$0.90
2005:
Fourth Quarter	$8.00	$7.50	$7.10	$6.80	$1.06	$0.80

Holders

As of ________, 2006, the record date for the special meeting, there were ___________ holders of record of the units, ___________ holders of record of the common stock and ___________ holders of record of the warrants. Platinum believes the beneficial holders of the units, common stock and warrants to be in excess of __ persons each.

Dividends

Platinum has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations, and accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of any dividends subsequent to the merger will be within the discretion of the then board of directors and will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal.

Risks Related to Our Business and Operations Following the Merger with Tandem

Our business faces many risks. The value of your investment in Platinum following consummation of the merger will be subject to the significant risks inherent in the oil and natural gas business. Additional risks that we do not know of, or that we currently think are immaterial, may also impair our business operations or financial results. In addition to the information contained in this proxy statement, you should carefully consider the following risk factors before you decide whether to vote or instruct your vote to be cast to approve the merger proposal. If any of the events described below actually occurs, Platinum’s post-merger business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and therefore, you may lose all or part of your investment.

The volatility of oil and natural gas prices due to factors beyond Tandem’s control greatly affects its profitability.

Tandem’s revenues, operating results, profitability, future rate of growth and the carrying value of Tandem’s oil and natural gas properties depend primarily upon the prevailing prices for oil and natural gas. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond Tandem’s control. The spot prices for crude oil and natural gas used for calculating Tandem’s present value of proved reserves at December 31, 2004 were $43.65 per Bbl of oil, $6.15 per Mcf of natural gas, and at December 31, 2005 were $61.04 per Bbl of oil and $11.23 per Mcf of natural gas. Any significant decline in the price of oil and natural gas or any other unfavorable market conditions could have a material adverse effect on Tandem’s operations, financial condition and level of expenditures for the development of its oil and natural gas reserves, and may result in writedowns of Tandem’s investments as a result of Tandem’s use of the full cost accounting method it uses for its oil and natural gas properties.

Tandem’s management believes that, as of December 31, 2005, a $1.00 per boe decrease in the price of oil, natural gas and NGLs would have resulted in a reduction of the present value of proved reserves of Tandem’s proved reserves of $5.185 million; a $5.00 per boe decrease in the price of oil, natural gas and NGLs would have resulted in a reduction of the present value of proved reserves of Tandem’s proved reserves of $25.925 million, and a $10.00 per boe decrease in the price of oil, natural gas and NGLs would have resulted in a reduction of the present value of proved reserves of Tandem’s proved reserves of $51.851 million; and within those price ranges the estimated quantities of its proved reserves would not materially decrease solely as a result of changes in the prices of production. At December 31, 2005, the prices Tandem was receiving were $57.44 per Bbl of oil, and $9.73 per Mcf of natural gas.

Prices for natural gas and crude oil fluctuate widely. Wide fluctuations in oil and natural gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond Tandem’s control, including:

•

worldwide and domestic supplies of oil and natural gas;

•

weather conditions;

•

the level of consumer demand;

•

the price and availability of alternative fuels;

•

the availability of drilling rigs and completion equipment;

•

the proximity to, and capacity of transportation facilities;

•

the price and level of foreign imports;

•

the nature and extent of domestic and foreign governmental regulation and taxation;

•

the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•

worldwide economic and political conditions;

•

the effect of worldwide energy conservation measures;

•

political instability or armed conflict in oil-producing regions; and

•

the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that Tandem can produce economically and, as a result, could have a material adverse effect on its financial condition, results of operations and reserves.

Tandem’s ability to sell its crude oil and natural gas production could be materially harmed by failure to obtain adequate services such as transportation and processing.

The sale of crude oil and natural gas production depends on a number of factors beyond Tandem’s control, including the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. Any significant change in market factors affecting these infrastructure facilities or Tandem’s failure to obtain these services on acceptable terms could materially harm its business. Tandem delivers crude oil and natural gas through gathering systems and pipelines that Tandem does not own. These facilities may be temporarily unavailable due to market conditions or mechanical reasons or may become unavailable in the future.

Tandem’s success depends on acquiring or finding additional reserves.

Tandem’s future success depends upon its ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Tandem’s proved reserves will generally decline as reserves are produced, except to the extent that Tandem conducts successful exploration or development activities or acquires properties containing proved reserves, or both. To increase reserves and production, Tandem must commence exploratory drilling, undertake other replacement activities or utilize third parties to accomplish these activities. There can be no assurance, however, that Tandem will have sufficient resources to undertake these actions, that Tandem’s exploratory projects or other replacement activities will result in significant additional reserves or that Tandem will have success drilling productive wells at low finding and development costs. Furthermore, although Tandem’s revenues may increase if prevailing oil and natural gas prices increase significantly, Tandem’s finding costs for additional reserves will also increase.

Estimates of oil and natural gas depend on many assumptions that may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond Tandem’s control. The reserve information relating to proved reserves set forth in this proxy statement represents only estimates based on reports of proved reserves prepared as of December 31, 2005 by Williamson Petroleum Consultants, independent petroleum engineers. Williamson Petroleum Consultants was not engaged to evaluate and prepare reports relating to the probable reserves on Tandem properties and interests as these are more uncertain than evaluations of proved reserves. Petroleum engineering is not an exact science. Information relating to the Tandem’s proved oil and natural gas reserves is based upon engineering estimates. Estimating quantities of proved crude oil and natural gas reserves is a complex process. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities of Tandem’s reserves to be overstated.

To prepare estimates of economically recoverable crude oil and natural gas reserves and future net cash flows, engineers analyze many variable factors, such as historical production from the area compared with production rates from other producing areas. It is also necessary to analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also involves economic assumptions relating to commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to Tandem’s reserves will likely vary from estimates, and such variations may be material.

Tandem’s operations entail inherent casualty risks which may not be covered by adequate insurance.

Tandem must continually acquire, explore and develop new oil and natural gas reserves to replace those produced and sold. Tandem’s hydrocarbon reserves and revenues will decline if it is not successful in its drilling, acquisition or exploration activities. Although Tandem has historically maintained its reserve base primarily through successful E&P operations, future efforts may not be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

Tandem’s operations are subject to inherent casualty risks such as fires, blowouts, cratering and explosions. Other risks include pollution, the uncontrollable flows of oil, natural gas, brine or well fluids. These risks may result in injury or loss of life, suspension of operations, environmental damage or property and equipment damage, all of which would cause Tandem to experience substantial financial loss.

Tandem’s drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. In accordance with customary industry practice, Tandem maintains insurance against some, but not all, of these risks. There can be no assurance that any insurance will be adequate to cover any losses or liabilities. Tandem cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase. In addition, Tandem may be liable for environmental damages caused by previous owners of properties purchased by Tandem, which liabilities would not be covered by Tandem’s insurance. Tandem is currently unaware of any material liability it may have for environmental damages caused by previous owners of properties purchased by Tandem.

Tandem’s operations also entail significant operating risks.

Tandem’s drilling activities involve risks, such as drilling non-productive wells or dry holes, which are beyond its control. The cost of drilling and operating wells and of installing production facilities and pipelines is uncertain. Cost overruns are common risks that often make a project uneconomical. The decision to purchase and to exploit a property depends on the evaluations made by reserve engineers, the results of which are often inconclusive or subject to multiple interpretations. Tandem may also decide to reduce or cease its drilling operations due to title problems, weather conditions, noncompliance with governmental requirements or shortages and delays in the delivery or availability of equipment or fabrication yards.

Tandem’s operations are subject to various governmental regulations that require compliance that can be burdensome and expensive.

Tandem’s oil and natural gas operations are subject to extensive federal, state and local governmental regulations that may be changed from time to time in response to economic and political conditions. Matters subject to regulation relate to the general population’s health and safety and are associated with compliance and permitting obligations including regulations related to discharge from drilling operations, use, storage, handling, emission and disposal, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity to conserve supplies of oil and natural gas. In addition, the production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and  natural gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. These laws and regulations have continually imposed increasingly strict requirements for water and air pollution control and solid waste management, and compliance with these laws may cause delays in the additional drilling and development of Tandem’s properties. Significant expenditures may be required to comply with governmental laws and regulations applicable to Tandem. Tandem believes the trend of more expansive and stricter environmental legislation and regulations will continue. While historically Tandem has not experienced any material adverse effect from regulatory delays, there can be no assurance that such delays will not occur in the future.

Tandem’s method of accounting for investments in oil and natural gas properties may result in impairment of asset value, which could affect Tandem’s stockholder equity and net profit or loss.

Tandem follows the full cost method of accounting for its crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved developed reserves. Net capitalized costs of crude and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10%, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

Properties that Tandem acquires may not produce as projected, and Tandem may be unable to identify liabilities associated with the properties or obtain protection from sellers against them.

As part of its business strategy, Tandem continually seeks acquisitions of oil and gas properties. The successful acquisition of oil and natural gas properties requires assessment of many factors, which are inherently inexact and may be inaccurate, including the following:

•

future oil and natural gas prices;

•

the amount of recoverable reserves;

•

future operating costs;

•

future development costs;

•

failure of titles to properties;

•

costs and timing of plugging and abandoning wells; and

•

potential environmental and other liabilities.

Tandem’s assessment will not necessarily reveal all existing or potential problems, nor will it permit Tandem to become familiar enough with the properties to assess fully their capabilities and deficiencies. With respect to properties on which there is current production, Tandem may not inspect every well location, every potential well location, or pipeline in the course of its due diligence. Inspections may not reveal structural and environmental problems such as pipeline corrosion or groundwater contamination. Tandem may not be able to obtain or recover on contractual indemnities from the seller for liabilities that it created. Tandem may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with Tandem’s expectations.

Changes in technology may render our products or services obsolete following a business combination.

The oil and gas E&P industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing energy sources, such as oil and gas, and certain services and technologies currently used obsolete. We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

Oil and gas drilling and producing operations can be hazardous and may expose us to environmental liabilities.

If our target business with which we effect a business combination has oil and gas operations, we will be subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. If any of these risks occurs, we could sustain substantial losses as a result of:

•

injury or loss of life;

•

severe damage to or destruction of property, natural resources and equipment;

•

pollution or other environmental damage;

•

clean-up responsibilities;

•

regulatory investigations and penalties; and

•

suspension of operations.

Our liability for environmental hazards could include those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We expect to maintain insurance against some, but not all, of the risks described above. Our insurance may not be adequate to cover casualty losses or liabilities. Also, we may not be able to obtain insurance at premium levels that justify its purchase.

Tandem depends on key personnel to execute its business plans.

The loss of any key executives or any other key personnel could have a material adverse effect on Tandem’s operations. Tandem depends on the efforts and skills of its key executives and personnel. Moreover, as Tandem continues to grow its asset base and the scope of its operations, future profitability will depend on Tandem’s ability to attract and retain qualified personnel. Mr. Tim Culp, Tandem’s current President and Chief Executive Officer, will not be continuing with the company after the merger and we cannot predict the effect this will have on the management of operations.

Hedging activities may prevent Tandem from benefiting from price increases and may expose it to other risks.

From time to time, Tandem uses derivative instruments (primarily collars and price swaps) to hedge the impact of market fluctuations on natural gas and crude oil prices and net income and cash flow. To the extent that Tandem engages in hedging activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges. In addition, hedging activities are subject to risks associated with differences in prices at different locations, particularly where transportation constraints restrict a producer’s ability to deliver oil and gas volumes to the delivery point to which the hedging transaction is indexed.

Terrorist activities and military and other actions could adversely affect Tandem’s business.

Terrorist attacks and the threat of terrorist attacks, whether domestic or foreign, as well as the military or other actions taken in response to these acts, cause instability in the global financial and energy markets. The United States government has issued public warnings that indicate that energy assets might be specific targets of terrorist organizations. These actions could adversely affect Tandem, in unpredictable ways, including the disruption of fuel supplies and markets, increased volatility in crude oil and natural gas prices, or the possibility that the infrastructure on which Tandem relies could be a direct target or an indirect casualty of an act of terror.

Risks Related to the Merger

Our working capital will be reduced if Platinum stockholders exercise their right to convert their shares into cash. This would reduce our cash reserve after the merger.

Pursuant to our certificate of incorporation, holders of shares issued in our IPO may vote against the merger and demand that we convert their shares, as of the record date, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. We and Tandem will not consummate the merger if holders of 2,880,000 or more shares of common stock issued in our IPO exercise these conversion rights. To the extent the merger is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger. As of _________, 2006, the record date, assuming the merger proposal is adopted, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $__________, or approximately 20% of the funds then held in the trust account. In the event that holders of more than 3.7% of all of the shares of common stock of Platinum issued in Platinum’s IPO exercise their conversion rights entitling them to their pro rata portion of the trust account, Platinum will not have sufficient funds to both consummate the merger and pay such stockholders their conversion payment. Platinum has entered into discussions with several banks regarding a line of credit facility in a principal amount sufficient to fund conversion payments and provide for normal working capital requirements after the consummation of the merger.

Any payment upon exercise of conversion rights will reduce our cash after the merger, which may limit our ability to implement our business plan.

In the event that 20% or more of the holders of shares of Platinum common stock issued in its IPO decide to vote against the merger, Platinum may be forced to liquidate, stockholders may receive less than what they paid for their shares on a per share basis and the warrants may expire worthless.

Under the terms of Platinum’s certificate of incorporation if 20% of more of the shares issued in Platinum IPO decide to vote against the merger and opt to convert their shares to cash, Platinum will be unable to complete the merger and may ultimately be forced to liquidate. While Platinum will continue to search to acquire an operating company in the oil and gas E&P industry, if it does not consummate a business combination by April 28, 2007 or, if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated by April 28, 2007, then by October 28, 2007, it will be forced to liquidate. In any liquidation, the net proceeds of Platinum’s IPO held in the trust account, plus any interest earned thereon, will be distributed pro rata to the stockholders of Platinum common stock issued in its IPO. If Platinum is forced to liquidate its assets, the per-share liquidation to such stockholders will be approximately $7.32, plus interest accrued thereon until the date of any liquidation, as of October 24, 2005. Furthermore, there will be no distribution with respect to Platinum’s outstanding warrants and, accordingly, the warrants will expire worthless.

Our current directors and executive officers have interests in the merger that are different from yours because if the merger is not approved the securities held by them will become worthless.

In considering the recommendation of our board of directors to vote for the proposal to adopt the merger agreement, you should be aware that members of our board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of our stockholders generally. Our executives and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon our liquidation. Therefore, if the merger is not approved and we are forced to liquidate, the shares held by our officers and directors will be worthless.

If the contemplated benefits of the merger do not meet the expectations of financial or industry analysts, the market price of Platinum’s common stock may decline.

The market price of Platinum common stock may decline as a result of the merger if:

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Platinum does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; and

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the effect of the merger on Platinum’s financial results is not consistent with the expectations of the financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and Platinum may not be able to raise future capital easily, if necessary, in the equity markets.

Platinum expects to incur significant costs associated with the merger, whether or not the merger is completed which costs will reduce the amount of cash available to be used for other corporate purposes.

Platinum expects to incur significant costs associated with the merger, whether or not the merger is completed. The incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes.

As a result of the merger, Platinum stockholders will be solely dependent on a single business.

As a result of the merger, Platinum stockholders will be solely dependent upon the performance of Tandem and its oil and gas business. Tandem will remain subject to a number of risks that relate generally to the oil and gas E&P industry and other risks. See “Risks Related to Our Business and Operations Following the Merger with Tandem.”

Failure to complete the merger could negatively impact the market price of Platinum common stock and operating results.

If the merger is not completed for any reason, Platinum may be subject to a number of material risks including:

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the market price of Platinum common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the acquisition will be consummated; and

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costs related to the merger, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the merger is not consummated.

Platinum may be unable to attract and retain key management personnel and other employees in the oil and gas E&P industry, which may negatively affect the effectiveness of Platinum’s management and results of operations.

Platinum’s success depends to a significant extent upon the abilities and efforts of its management team. Platinum’s success will depend upon its ability to hire and retain key members of its management team. The loss of any of these individuals could adversely affect its business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect its results of operations.

There are risks associated with not consummating our proposed merger with Tandem.

Failure to complete the proposed merger with Tandem could negatively impact our stock price and future business and operations. The merger agreement we entered into with Tandem contains numerous conditions to closing. These conditions include, among others:

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obtaining the approval and authorization of the merger agreement and the merger by our stockholders;

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complying with the agreements, covenants and conditions set forth in the merger agreement; and

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subject to certain exceptions, continued accuracy of our representations and warranties in the merger agreement.

We cannot be certain that we will obtain the necessary stockholder approval, or that we and Tandem will satisfy other closing conditions.

If the merger with Tandem is not completed for any reason, we may be subject to a number of material risks, including the following:

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if the merger agreement is terminated and Tandem is not in material breach, we will be obligated to forfeit our $500,000 deposit;

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the price of our common stock may decline to the extent that the current market price of our common stock reflects an assumption that the merger will be completed; and

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we must pay our expenses related to the merger, including substantial legal, accounting and financial advisory fees even if the merger is not consummated which could affect our results of operations and potentially our stock price.

Further, if the merger agreement is terminated, we will be required to seek another merger or business combination, and we may not be able to find a suitable target at an acceptable price.

Since Tandem Energy Holdings, Inc. was a publicly-traded shell corporation, our acquisition of Tandem will subject us to the shell corporation’s known and unknown liabilities.

Tandem was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993 with the plan of engaging in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and also ceased operations and was considered to be a “shell” corporation. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. To our knowledge, that business was unsuccessful and, again, the company ceased operations and was considered to be a “shell” corporation. In February, 2005, Pacific Medical Group changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation became a wholly-owned subsidiary of Tandem Energy Holdings, Inc.

The risks and uncertainties involved in our proposed merger with Tandem include that we are subject to the existing liabilities, including undisclosed liabilities, of the prior shell corporations arising out of the their prior business operations, financial activities and equity dealings. These risks and uncertainties are greater when a corporation is used as a shell vehicle more than once, such as Tandem. There is a risk of litigation by third parties or governmental investigations or proceedings. Tandem has been informed of a claim of ownership of 2.7 million shares of Tandem common stock. Tandem believes such shares to be a portion of 2.878 million shares which Tandem asserts were invalidly issued but such claim could result in a claim against Platinum upon consummation of the merger. Tandem has filed a lawsuit in Nevada District Court seeking a declaration by a court that the certificates evidencing the shares were not validly issued, that such shares should be cancelled by the transfer agent and that the third party does not have a valid claim to or interest in the shares. See the section entitled “Business of Tandem” for a more detailed description of the lawsuit. These shares are not included in the outstanding shares of Tandem. Pursuant to the terms of the merger agreement, certain major stockholders of Tandem, namely, Messrs. Tim Culp, Jack Chambers, Todd Yocham and Michael Cunningham, have agreed to indemnify Platinum against claims arising or losses resulting from capitalization issues. Management of Platinum believes that these indemnification obligations would address the claim of ownership of 2.7 million shares of Tandem common stock or any other such claims, if made. However, no amounts are held in escrow to support such indemnification obligations.

Further, we believe that within certain segments of the financial and legal communities there may be a negative perception of corporations that have achieved public trading status by means of a public shell transaction. This negative perception could adversely affect us in the future.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

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discuss future expectations;

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contain projections of future results of operations or financial condition; or

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state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or Tandem in such forward-looking statements, including among other things:

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the number and percentage of our stockholders voting against the merger proposal and seeking conversion;

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outcomes of government reviews, inquiries, investigations and related litigation;

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continued compliance with government regulations;

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legislation or regulatory environments, requirements or changes adversely affecting the business in which Tandem is engaged;

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fluctuations in customer demand;

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management of rapid growth;

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general economic conditions;

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Tandem’s business strategy and plans;

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the actual quantities of Tandem’s reserves of oil and natural gas;

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the future levels of production of oil and natural gas by Tandem;

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future prices of and demand for oil and natural gas;

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the results of Tandem’s future exploration, development and exploitation activities;

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future operating and development costs of Tandem’s oil and natural gas properties; and

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the results of future financing efforts.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of us, Tandem or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Platinum and Tandem undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Platinum and/or Tandem.

SPECIAL MEETING OF PLATINUM STOCKHOLDERS

General

We are furnishing this proxy statement to Platinum stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of Platinum stockholders to be held on ____________ __, 2006, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about ____________ __, 2006 in connection with the vote on the proposed merger. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders.

Date, Time and Place

The special meeting of stockholders will be held on ____________ __, 2006, at 10:00 a.m., eastern time at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York 10112.

Purpose of the Platinum Special Meeting

At the special meeting, we are asking holders of Platinum common stock to:

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approve and authorize the merger agreement and the transactions contemplated thereby (merger proposal);

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approve and authorize an amendment to our certificate of incorporation to delete the preamble and sections A through D, inclusive, of Article Sixth from the certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to us (amendment proposal);

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approve and authorize the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Compensation Plan (incentive compensation plan proposal).

The approval of the amendment proposal and of the incentive compensation plan proposal are not conditions to the merger proposal but if the merger is not approved, neither of the other proposals will be presented at the special meeting for consideration.

Recommendation of Platinum Board of Directors

Platinum’s board of directors:

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has unanimously determined that the merger proposal, the amendment proposal and the incentive compensation plan proposal is fair to and in the best interests of us and our stockholders; and

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has unanimously approved the merger proposal, the amendment proposal and the incentive compensation plan proposal; and

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unanimously recommends that our common stockholders vote “FOR” the merger proposal; and

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unanimously recommends that our common stockholders vote “FOR” the proposal to approve and authorize the amendment to our certificate of incorporation; and

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unanimously recommends that our common stockholders vote “FOR” the proposal to approve and authorize the incentive compensation plan.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on ____________ __, 2006, as the “record date” for determining Platinum’s stockholders entitled to notice of and to attend and vote at the special meeting of stockholders. As of the close of business on ____________ __, 2006, there were shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with us, the 3,600,000 shares of our common stock held by stockholders who acquired their shares of common stock prior to our IPO will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting. The holders of such common stock are free to vote their shares issued in the IPO or afterwards as they see fit and are free to vote all of their common stock, however obtained, on the other proposals as they see fit. Platinum’s issued and outstanding warrants do not have voting rights and record holders of Platinum warrants will not be entitled to vote at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all of the outstanding shares of common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to shares held in “street name” that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the merger proposal, the amendment proposal and the incentive compensation plan proposal. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the merger may exercise their conversion rights. See “Special Meeting of Platinum Stockholders – Conversion Rights” on page 32 ..

Vote of Our Stockholders Required

The approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock issued in Platinum’s IPO represented in person or by proxy and entitled to vote at the meeting, provided that, if the holders of 20% or more of the shares of the common stock issued in Platinum’s IPO vote against the merger and demand that Platinum convert their shares into a pro rata portion of Platinum’s trust account, then the merger will not be consummated.

The affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date is required to approve the amendment proposal. The approval of the incentive compensation plan proposal will require the affirmative vote of the holders of a majority of the shares of Platinum common stock represented in person or by proxy and entitled to vote at the meeting.

Abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals. Abstentions are deemed entitled to vote on the proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on the proposals and will have no effect on the vote on the merger proposal or the incentive compensation plan proposal but will have the effect of a vote “AGAINST” the amendment proposal.

For both the amendment proposal and the incentive compensation plan proposal to be implemented, the merger proposal must be approved by the stockholders.

Voting Your Shares

Each share of Platinum common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of Platinum common stock at the special meeting:

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You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the adoption of the merger proposal, the amendment proposal and the incentive compensation plan proposal.

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You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF PLATINUM COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE NO EFFECT ON THE MERGER PROPOSAL BUT ALSO WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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you may send another proxy card with a later date;

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you may notify Mark Nordlicht, our chairman, or Barry Kostiner, our chief executive officer, in writing before the special meeting that you have revoked your proxy; or

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you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Mark Nordlicht, our chairman, or Barry Kostiner, our chief executive officer, at (212) 581-2401.

No Additional Matters May Be Presented at the Special Meeting

This special meeting of stockholders has been called only to consider the proposals described herein. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of our stockholders holding shares of Platinum common stock issued in our IPO who votes against the merger proposal may, at the same time, demand that we convert his or her shares into a pro rata portion of the trust account. If demand is made and the merger is consummated, we will convert these shares into a pro rata portion of funds held in a trust account plus interest.

The closing price of our common stock on ____________ __, 2006 was $__ and the per share, pro rata cash held in the trust account on that date was approximately $_________. If a Platinum stockholder would have elected to exercise their conversion rights on such date, then they would have been entitled to receive approximately $_________ per share, or $_________ less than the per unit offering price of $_________ for which the Platinum stockholder purchased units of the IPO. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

If the holders of at least 2,880,000 or more shares of common stock issued in our IPO (an amount equal to 20% or more of those shares), vote against the merger and demand conversion of their shares, we will not be able to consummate the merger.

In the event that holders of more than 3.7% of all of the shares of common stock of Platinum issued in Platinum’s IPO exercise their conversion rights entitling them to their pro rata portion of the trust account, Platinum will not have sufficient funds to both consummate the merger and pay such stockholders their conversion payment. Platinum has entered into discussions with several banks regarding a line of credit facility in the principal amount of at least $50 million which line of credit would become available concurrently with the consummation of the merger. Platinum would use a portion of the available credit to pay converting stockholders in such event.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you continue to hold those shares through the effective time of the merger and then tender your stock certificate to us. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated.

Appraisal Rights

Stockholders of Platinum do not have appraisal rights in connection the merger under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, Mark Nordlicht, Barry Kostiner, William C. Glass, Richard Geyser, James H. Dorman, Jim L. Troxel, Albert Helmig and James E. Bashaw,  beneficially owned and were entitled to vote 3,600,000 shares or 20% of the then outstanding shares of our common stock, which includes all of the shares held by our directors and executive officers and their affiliates. Mr. Nordlicht is currently our chairman of our board of directors, Mr. Kostiner is currently our chief executive officer, Mr. Glass is currently our president and a director, Messrs. Dorman and Troxel are currently executive vice presidents, Mr. Geyser is currently vice president and Messrs. Bashaw and Helmig are currently directors. Our initial stockholders, who acquired shares of Platinum common stock prior to our IPO, have agreed to vote such shares on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in our IPO. These stockholders have also placed their shares acquired prior to the IPO in escrow until October 24, 2008. They are entitled, however, to vote the shares acquired by them in or subsequent to the IPO as they see fit and have indicated that they will vote those shares in favor of the merger proposal, the amendment proposal and the incentive plan proposal.

Platinum Fairness Opinion

Pursuant to an engagement letter dated February 8, 2006, we engaged C. K. Cooper & Company, Inc. (“C. K. Cooper”) to render an opinion that our merger with Tandem on the terms and conditions set forth in the merger agreement is fair to our stockholders, from a financial point of view, and that the fair market value of Tandem is at least equal to 80% of our net assets. C. K. Cooper is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Our board of directors determined to use the services of C. K. Cooper because it is a recognized investment banking firm that has substantial experience in similar matters. The engagement letter provides that we will pay C. K. Cooper a fee of $80,000, of which $50,000 has been paid to date with the remaining balance due upon consummation of the merger, and will reimburse C. K. Cooper for its reasonable out-of-pocket expenses, including attorneys’ fees. If the merger is not consummated, the $30,000 balance of the fee due to C. K. Cooper is not payable. We have also agreed to customary indemnification obligations for liabilities arising out of or relating to C.K. Cooper’s engagement unless such liabilities result from C.K. Cooper’s gross negligence or willful misconduct.

On March 20, 2006, C. K. Cooper delivered its written opinion, dated March 10, 2006, to our board of directors which stated that, as of that date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by us in the merger is fair, from a financial point of view, to our stockholders and (ii) the fair market value of Tandem is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between us and Tandem and not pursuant to recommendations of C. K. Cooper. The full text of C. K. Cooper’s written opinion, attached hereto as Annex D, is incorporated by reference into this proxy statement. You are urged to read the C. K. Cooper opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by C. K. Cooper in rendering its opinion. The summary of the C. K. Cooper opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. C. K. Cooper’s opinion is addressed to our board of directors only and does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the merger proposal and the transactions contemplated thereby.

THE MERGER PROPOSAL

The discussion in this document of the merger and the principal terms of the merger agreement, dated as of January 26, 2006, by and among Platinum, Tandem, Merger Sub and certain of the Tandem stockholders is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated in this proxy statement by reference.

General Description of the Merger

Pursuant to the merger agreement, Merger Sub, a wholly-owned subsidiary of Platinum, will merge with and into Tandem and Tandem will be the surviving entity and a wholly-owned subsidiary of Platinum. The separate corporate existence of Merger Sub shall cease. Holders of all the issued and outstanding shares of common stock of Tandem will receive an aggregate of $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42 million.

Background of the Merger

Platinum was formed on April 25, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the global oil and gas exploration and production business. Platinum completed its IPO on October 28, 2005 raising net proceeds of $106,472,000. Of these net proceeds, $105,408,000 were placed in a trust account immediately following the IPO and, in accordance with Platinum’s certificate of incorporation, will be released either upon the consummation of a business combination, such as the merger with Tandem, or upon the liquidation of Platinum. Platinum must liquidate unless it has consummated a business combination by October 24, 2007. As of March 31, 2006, approximately $106,607,000 was held in deposit in the trust account.

Promptly following our IPO, we contacted several investment bankers, private equity firms, consulting firms, legal and accounting firms and other firms specializing in our target industry, as well as current and former senior executives of energy companies with whom we have worked in the past. Through these efforts, we identified and reviewed information with respect to more than 40 merger opportunities. We entered into confidentiality, standstill and exclusivity agreements with respect to many of these opportunities.

By December, 2005, we had entered into substantive discussions with eight companies, including discussions regarding the type and amount of consideration to be provided relative to a potential transaction. In addition to Tandem, three of these companies were provided with a preliminary letter of intent, which included specific proposed merger consideration. Following further discussions, the managements of two of the companies determined not to proceed further with discussions with us as we were unable to agree on valuation, we could not provide them with their requested deposit and they were concerned about the uncertainty and time delays associated with our obtaining stockholder approval. The third opportunity involved the potential acquisition of a working interest in certain oil and gas properties. In December, 2005, we determined not to proceed with this third opportunity, due to our belief that, although attractive, the opportunity was not appropriate for us at that time as it would not serve as a broad and solid platform for future growth. Although the members of the board were generally kept apprised of the progress and status of various potential merger candidates, none of these proposals were formally presented to our board of directors for consideration. The third opportunity may be reconsidered following the merger.

In early December, 2005, Mark Nordlicht, Chairman of Platinum, was introduced by Mr. Howard Crosby to Mr. Lance Duncan, an individual who had previously made an unsuccessful attempt to purchase Shamrock Energy Corporation and Tandem Energy Corporation (the businesses that were eventually rolled up into Tandem) and who continued to seek financing to purchase Tandem. Mr. Duncan knew Mr. Tim Culp, one of the stockholders of Tandem Energy Corporation (“TEC”), and Mr. Jack Chambers, along with Mr. Tim Culp and his brother, Dyke Culp, comprising all of the stockholders of Shamrock Energy Corporation (“Shamrock”) prior to the roll up of these companies into Tandem as a consequence of his dealings with these parties in his prior purchase attempt. See the section entitled “Business of Tandem” beginning on page 76. Mr. Duncan was unable to consummate these acquisitions but continued his relationship with Messrs. Culp and Chambers and, in fact, was an officer and director of Tandem for a short time from mid-March 2005 through June 1, 2005.

Our Chairman, Mark Nordlicht, had become aware of the existence of Tandem, generally, sometime in early December, 2005, through a business acquaintance, Mr. William Ritger, an equity analyst who prepares research reports for several small cap companies including Tandem and a stockholder of Tandem, and also through Mr. Howard Crosby, a personal friend of Mr. Nordlicht for many years and a principal in two corporations which hold common stock of Tandem.

In light of Mr. Ritger’s work and the fact that Mr. Nordlicht is manager of a hedge fund, Platinum Partners Value Arbitrage Fund, which occasionally invests in small cap companies, the two men had occasion to meet a few years ago and have met on various occasions since their initial introduction. Mr. Ritger’s company, The Research Works, Inc., prepares and provides research and investor guidance and had been engaged by Tandem on April 6, 2005 to prepare certain research and stockholder promotional materials. Mr. Ritger’s company received compensation for such services rendered to Tandem in the form of 65,000 shares of Tandem common stock. A limited liability company, Seaside Partners, LLC, of which Mr. Ritger is a principal, also participated in a private placement of Tandem common stock in March 2005 in which that entity purchased 360,000 shares of common stock of Tandem at a purchase price of $1.00 per share.

Messrs. Nordlicht and Crosby are both stockholders and serve on the board of directors of Platinum Diversified Mining, Inc. of which Mr. Nordlicht also holds the position of Executive Chairman and Mr. Crosby also holds the position of Vice President. HHBC Corporation and Cork Investments, Inc., each of which Mr. Crosby is a principal, are stockholders of Tandem having purchased 10,000 and 15,000 shares of common stock of Tandem, respectively, at a purchase price of $1.00 per share in a private placement by Tandem completed in March 2005.

To Platinum’s knowledge, Messrs. Ritger and Crosby are personal friends but, other than both being stockholders of Tandem, they have no connections, associations or affiliations with one another.

While Mr. Nordlicht was aware of the existence of Tandem through Messrs. Ritger and Crosby, prior to discussions initiated by Mr. Duncan in December, 2005, no member of the management team of Platinum had any pre-existing relationship or contact with Mr. Duncan or with any member of the management team of Tandem and, other than Mr. Nordlicht’s general awareness of the existence of Tandem, no member of the management team of Platinum had any knowledge regarding Tandem’s assets.

On December 12, 2005, Platinum entered into a confidentiality agreement with Mr. Duncan, who had been given limited authority to seek merger candidates on behalf of Tandem. We understand from management of Tandem that Mr. Duncan had previously met with them on November 12, 2005 in Tandem’s Midland, Texas offices and proposed to assist Tandem in its efforts to sell the company. Attending the meeting from Tandem were Mr. Tim G. Culp, President and Chief Executive Officer, Mr. Jack A. Chambers, Executive Vice President and Chief Operating Officer, Mr. Michael G. Cunningham, Senior, Vice President-Finance and Chief Financial Officer and Mr. Todd M. Yocham, Sr. Vice President–Engineering. On November 28, 2005, Tandem entered into a confidentiality agreement with Mr. Duncan giving him limited authority to search for financing sources under certain terms proposed by Tandem.

Based on Mr. Nordlicht’s discussions with Mr. Crosby, Mr. Nordlicht concluded that Tandem appeared to be an opportunity worthy of pursuit and, as such, a meeting was scheduled between James Dorman, Platinum’s Executive Vice President – Geology, and Mr. Duncan. The meeting took place on December 15, 2005 at a hotel in Houston, Texas. At that meeting, Mr. Duncan shared substantial confidential information with Mr. Dorman regarding Tandem’s assets, operations, and prospects.

On December 20, 2005, our Chief Executive Officer, Barry Kostiner, met with Mr. Duncan at the City Center Westin in Dallas, Texas. At that meeting, which lasted for about two hours, Mr. Duncan provided additional confidential information, including a report of proved reserves on Tandem properties and interests prepared by Williamson Petroleum Consultants, Inc. During this period of time, Mr. Duncan also provided to us detailed information concerning the oil and gas reserves located in Tandem’s properties, including Tandem’s belief that there were substantial probable reserves expected beyond the proved reserves in the Williamson report.

We understand from Tandem’s management that Mr. Duncan met with members of Tandem’s management on December 28, 2005 and presented several proposals from various financing sources as well as Platinum’s proposal to purchase all of the outstanding common stock of Tandem. After protracted discussions, members of Tandem’s management outlined for Mr. Duncan the principal terms of a proposed transaction for discussion with and consideration by Platinum management.

Following these meetings, Mr. Kostiner and Mr. Duncan discussed the basic terms of a proposed merger of Platinum and Tandem, including terms relating to the structure of the acquisition, the form and amount of consideration to be paid, and related issues. In addition to the evaluation by Mr. Dorman of materials provided by Tandem and of the report of proved reserves prepared by Williamson Petroleum Consultants, the amount of merger consideration was determined based on Mr. Duncan’s representations regarding Tandem’s potential for significant additional probable reserves and Platinum’s analysis of Tandem’s inventory of proved undeveloped drilling locations  and significant behind pipe potential. On January 5, 2006, further discussions took place during which terms were discussed with the aim of executing a non-binding letter of intent. Such discussions included terms relating to an independent transaction whereby Mr. Duncan, individually, would purchase certain assets from a third party, which assets would be sold to Platinum  following the consummation of the merger. No letter of intent was ever executed, the parties having determined to proceed directly to a definitive merger agreement.

Subsequent to these discussions, Platinum delivered an extensive due diligence request, including a separate oil and gas due diligence request, to Tandem. In addition, an initial draft of a proposed merger agreement was circulated on January 9, 2006. Over the following weeks, revised drafts of the merger agreement were prepared in response to comments and suggestions of the parties and their legal counsel and other advisors, with management and counsel for both companies engaging in numerous telephonic conferences and negotiating sessions.

On January 16, 2006, Messrs. Nordlicht and Kostiner of Platinum met with Messrs. Culp, Chambers, Cunningham and Yocham of Tandem at the office’s of Tandem’s legal counsel, Snell, Wylie & Tibbals in Dallas, Texas together with their respective legal counsel to conduct due diligence and further negotiate the merger agreement.

During the week of January 16, 2006, Platinum also commenced due diligence investigations which included a detailed analysis of Tandem’s oil and gas interests and title and environmental matters. Reports from legal counsel relating to the preliminary results of the due diligence investigations were distributed to the members of the board.

Also, during the week of January 16, 2006, Mr. Dorman engaged in protracted discussions with Mr. Yocham and Toben Scott, Vice President – Operations of Tandem, who confirmed Tandem’s belief that there was substantial upside in the Tandem properties and reviewed with Mr. Dorman additional geological and engineering data.

On January 17, 2006, Tandem issued a press release announcing that it had entered into merger discussions with an unnamed third party.

Throughout the due diligence process and the negotiation of the merger agreement, Messrs. Kostiner and Nordlicht contacted the other directors on several occasions to discuss the transaction and to describe the status of the negotiations. Specifically, Mr. Kostiner spoke to each of the directors over the January 21, 2006 weekend to update them on the progress of the negotiations.

On January 24, 2006, a formal telephonic meeting of the board of directors was convened to discuss the details of the merger agreement. Present on the call were all of the members of our board. Also present by invitation, among others, were Eliezer Helfgott and Michele Vaillant from Sills Cummis Epstein & Gross P.C., our general counsel, Kip Plankinton from Fulbright & Jaworski LLP, our oil and gas counsel, and Mr. Dorman. Prior to the meeting, copies of the most recent draft of the merger agreement were delivered to the directors. At the meeting, Mr. Helfgott discussed certain legal considerations relating to the board’s consideration of the proposed merger; Messrs. Nordlicht and Kostiner described the proposed merger and Tandem’s business and prospects, and explained the rationale for the proposed merger as summarized below under “— Reasons for the Merger”; and Ms. Vaillant and Messrs. Plankinton and Dorman summarized the status of their respective due diligence investigations which had been described at length in preliminary reports distributed to the board. It was noted to the board that there was a provision in the merger agreement permitting Platinum to terminate the merger agreement in the event it was not satisfied with the results of its continued due diligence investigation although the parameters of this provision were still being negotiated. It was further noted to the board that Platinum intended to seek a fairness opinion relating to the transaction. After review and discussion, the merger agreement, including the merger consideration of $102 million, was unanimously approved, subject to final negotiations and modifications, and the board determined to recommend the approval and adoption of the merger agreement to Platinum’s stockholders. However, the board members requested that they be informed prior to execution of the merger agreement of the final resolution of the terms of the termination provisions and certain other provisions.

On January 25, 2006, Mr. Kostiner contacted each board member separately to advise them of the final terms of the merger agreement. Each of the board members confirmed his approval to proceed with the transaction based upon the terms as finalized.

The merger agreement was executed on January 26, 2006 and, immediately thereafter, we issued a press release announcing the merger. On February 1, 2006, we filed a Current Report on Form 8-K disclosing the execution of the merger agreement and describing the material terms and conditions of the merger agreement.

In connection with the merger agreement, Platinum entered into a letter agreement with Mr. Duncan pursuant to which Platinum agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the merger for services rendered in connection with the merger, including introduction of the parties, facilitation of the negotiations between the parties and release of all of Mr. Duncan’s and his affiliate’s claims to equity holdings in Tandem. Pursuant to the letter agreement, Platinum has also agreed to issue to Mr. Duncan over an 18-month period following the consummation of the merger restricted shares of Platinum common stock valued at $5.0 million in consideration of future consulting services, including investigation of possible future acquisitions for the Company and, if warranted, introducing the parties and facilitating negotiations between the parties. The shares to be issued to Mr. Duncan will be issued under our incentive compensation plan.

Reasons for the Merger

Platinum conducted a due diligence review of Tandem that included an industry analysis, an evaluation of Tandem’s existing business model and the review of financial projections. During its negotiations with Tandem, Platinum did not receive services or advice from any outside financial advisor.

The Platinum board of directors concluded that entering into the merger agreement with Tandem and the merger are in the best interests of Platinum’s stockholders. The Platinum board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Platinum board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Platinum board may have given different weight to different factors.

In its consideration of the merger agreement and the merger, the Platinum board of directors gave considerable weight to the following as  positive factors:

Potential for Future Growth

As part of our negotiations with Tandem and the due diligence investigation of Tandem, prior to the execution of the merger agreement, management of Tandem indicated its estimate that it believes there are substantial reserves in addition to the proved reserves identified in the reserve reports prepared by Williamson Petroleum Consultants contained within its existing assets and properties. Tandem, however, informed us that it was unwilling to invest the necessary capital expenditures to pursue an aggressive business plan that would involve tapping and extracting these oil and gas reserves. The board understands that reserve estimates are inherently imprecise and that estimates of probable oil and gas reserves are more imprecise than those of proved oil and gas reserves and that any estimates are likely to change as future information becomes available. However, based on its own analysis of Tandem’s portfolio of diverse leases, the board believes the estimates provided by Tandem to be reasonable. The board analysis is based on, among other things, its belief that the amount of proved reserves identified in the reserve reports prepared by Williamson Petroleum Consultants was less than the historical recovery amounts from analogous producing wells, that there was the possibility of additional producing wells given Tandem’s lease acreage and well spacing, that the reserve reports did not identify any behind the pipe reserves typical of comparable wells, and that Tandem’s capital expenditures were lower than those of comparable oil and gas companies and as such greater recovery would be possible if more funds were to be invested in the company.

As part of its consideration of Tandem’s growth potential, our board also reviewed Tandem’s existing business strategies, as described under “Business of Tandem — Business Strategy.”

Infrastructure and Experienced Management Team

The Tandem acquisition includes substantial operations and drilling equipment and infrastructure. One of the major concerns in oil and gas E&P companies of Tandem’s size is the availability of drilling rigs to drill new wells.

However, the board noted that Tandem owns two drilling rigs that can be deployed to drill new wells when and wherever they are needed.

The board also noted that the majority of Tandem’s management team, including its chief financial officer and its senior engineering and operations officers have verbally agreed to continue their employment with Tandem after the merger. Tandem’s management team has specialized knowledge and significant experience in the oil and gas E&P industry. Because of Tandem’s strong management, as well as its infrastructure, operations and drilling equipment, the board feels that Tandem can serve as an excellent platform from which to expand through both acquisition and development.

The following is a summary of the background and experience of each of the members of Tandem’s management team who have verbally agreed to continue with Tandem after the merger:

Jack (Jackie) A. Chambers (46) . Mr. Chambers joined Tandem in March 2005 as Executive Vice President and Chief Operating Officer, and continues in that capacity today. Prior to his involvement in Tandem, Mr. Chambers served as President and a principal stockholder of Shamrock Energy Corporation from March 2004, and, prior to March 2004, he served in the same capacity for Rainbow Energy Corporation from 1993. Prior to 1993, Mr. Chambers was Vice President of Valley Resources Corporation. In his career in the oil and gas industry, Mr. Chambers has garnered extensive experience in all facets of the evaluation process associated with the purchase and sale of oil and gas properties, as well as the expertise in the development and operation of such properties.

Todd M. Yocham (45) . Mr. Yocham joined Tandem in March 2005 and serves as Sr. Vice President, Engineering. He has been a registered professional engineer (P.E.) since 1992, and has been a member of the Society of Petroleum Engineers since 1998 and the Society of Petroleum Evaluation Engineers since 2005. He has served in exploration, drilling and production sectors. Prior to joining Tandem, he was a reservoir engineer with Fasken Oil and Ranch, Ltd. from 2001, for Pioneer Natural Resources from 1996, for V-F Petroleum, Inc. from 1992 and for Halliburton Company from 1984. Mr. Yocham earned a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1984.

Michael (Mickey) G. Cunningham (49) . Mr. Cunningham joined Tandem in May 2005 as Senior Vice President and Chief Financial Officer and continues to serve in that capacity today. Mr. Cunningham has been a Certified Public Accountant since 1988 but, even prior to becoming a CPA, was involved in the oil and gas industry working as an accountant with Gulf Oil Corporation from 1980 in a wide variety of areas through a special management program developed by Gulf. From 1985 through 2005, Mr. Cunningham was Controller of Clayton Williams Energy, Inc. He has been a member of the AICPA and TSCPA since 1988.

Toben A. Scott (31) . Mr. Scott joined Tandem in May 2005 as Vice President, Operations and continues to serve in that capacity today. Prior to joining Tandem, Mr. Scott was employed by Fasken Oil and Ranch, Ltd. from 2004 as a drilling engineer involved daily drilling, workover, and completion activities. Previously, from 2002-2004, he was employed by Walsh Petroleum, Inc. as a petroleum engineer, responsible for production and workover operations in the Permian Basin of west Texas. From 1999 to 2002, he was employed as a drilling engineer by Phillips Petroleum Company in Midland, Texas where his responsibilities included the preparation and execution of drilling, completion, and workover operations in the Permian Basin. Mr. Scott has been a member of the American Association of Drilling Engineers since 2001, and he earned a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 2000.

Hedging and Financing Opportunities

The board believes that the merger is attractively valued as compared against weighted industry averages. Based on Tandem’s 9.4 million proved reserves and the merger consideration, the value that we are paying in the merger is under $11.50 per barrel.

The board believes that Tandem’s assets and properties are particularly conducive to hedging because of its substantial existing cash flow and stable production history, which will allow us to extract funds from our revenues in volatile markets that can be used to pursue our growth business strategy.

Further, although there is no assurance that we will be able to obtain financing on favorable terms, if at all, the board feels that because of Tandem’s reserves and production history and because, following the merger, Tandem will be left with no long-term indebtedness, we should be able to obtain financing on favorable terms with which to pursue our growth business strategy.

While the board of Platinum was satisfied with the due diligence investigations performed by Platinum’s Executive Vice President – Geology, James Dorman, the report of proved reserves prepared by Williamson Petroleum Consultants (dated September 29, 2005 relating to data obtained as of March 31, 2005) and management’s own discussions with management of Tandem in connection with pursuit of the transaction and approval of the merger agreement (particularly since the merger agreement provides that satisfactory completion of all due diligence is a condition precedent to consummation of the merger), management of Platinum recognized the benefit of a fairness opinion in the due diligence process and its importance in establishing stockholder confidence in the transaction in the stockholder approval process by providing independent support for the board’s recommendation to the stockholders. As such, although a written fairness opinion had not been rendered prior to the execution of the merger agreement, the board expressed the intention to seek such an opinion at the time that the transaction and merger agreement was approved.

On March 20, 2006, C.K. Cooper delivered to the board of Platinum a written fairness opinion, dated March 10, 2006, that, as of that date, the merger consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum. The opinion is based, in part, upon a review of the report of proved reserves prepared by Williamson Petroleum Consultants, dated February 20, 2006 which relates to data obtained as of December 31, 2005. While this report is slightly more favorable than the report dated September 29, 2005 which relates to data obtained as of March 31, 2005, which the board relied upon in connection with its approval of the merger on January 24, 2006, management of Platinum as well as C.K. Cooper believe that it would be most meaningful to stockholders to perform the fairness analysis on the most current information available regarding Tandem’s reserves.

In reaching its decision with respect to the merger, the board of directors also noted that it was a condition to closing that Platinum be satisfied, in its sole discretion, with its legal, financial, geological and business investigations of the business, the assets and the liabilities of Tandem and, further, the merger agreement gave Platinum the right to terminate the merger agreement if, after giving Tandem reasonable opportunity to cure any issues that Platinum discovers in its due diligence investigation, Platinum believes, in its sole judgment, that this condition to closing has not been, or will not be, satisfactorily fulfilled. Since execution of the merger agreement, Platinum has obtained the subsequently prepared report of proved reserves (dated February 20, 2006) prepared by Williamson Petroleum Consultants, the audited financial statements of Tandem for the year ended December 31, 2005, the unaudited financial statements of Tandem for the quarter ended March 31, 2006 and the fairness opinion issued by C.K. Cooper. Management of Platinum has also undertaken site visits of several of Tandem’s properties.

Platinum’s board of directors believes that the above factors strongly support its determination and recommendation to approve the merger. In its deliberations concerning the merger, Platinum’s board of directors did, however, consider the many risks relating to the Tandem merger, including, among others, the risks described under “Risk Factors.” Platinum’s board of directors, in determining to recommend the merger, concluded that these potentially negative factors were outweighed by the potential benefits of the merger, including the opportunity for Platinum stockholders to share in Tandem’s possible future growth.

Satisfaction of 80% Test

It is a requirement that any business acquired by Platinum have a fair market value equal to at least 80% of Platinum’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on analysis of Tandem generally used to approve the transaction, the Platinum board of directors determined that this requirement was met. The board determined that consideration being paid in the merger, which amount was negotiated at arm’s-length, was fair to and in the best interests of Platinum and its stockholders and appropriately reflected Tandem’s value. The Platinum board of directors believes, because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of Tandem met this requirement. However, Platinum has also received an opinion from C.K. Cooper that the 80% test has been met.

Interest of Platinum’s Directors and Officers in the Merger

In considering the recommendation of the board of directors of Platinum to vote for the proposal to approve the merger agreement, you should be aware that certain members of the Platinum board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Platinum stockholders generally. In particular, if the merger is not consummated and Platinum is unable to find another business combination to enter into by April 28, 2007, Platinum will be forced to liquidate. In such event, the 3,600,000 shares of common stock held by Platinum’s initial stockholders, directors and officers that were acquired before the IPO would be worthless because Platinum’s initial stockholders, directors and officers are not entitled to receive any of the liquidation proceeds. Such shares had an aggregate market value of $24,840,000, based upon the last sale price of $6.90 on the OTCBB on January 20, 2006, the date of the last reported sale before the merger agreement was executed.

Recommendation of Platinum’s Board of Directors

The foregoing discussion of the information and factors considered by the Platinum board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Platinum board of directors. After careful consideration, Platinum’s board of directors determined unanimously that the merger agreement is fair to and in the best interests of Platinum and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE MERGER.

Fairness Opinion

Platinum’s board of directors engaged C.K. Cooper & Company, Inc. (“C.K. Cooper”) to evaluate the fairness, from a financial point of view, of the merger consideration to be paid by Platinum to Platinum’s stockholders and whether the fair market value of Tandem is at least equal to 80% of the net assets of Platinum. C.K. Cooper, which was founded in 1981 and is headquartered in Irvine, California and has offices located elsewhere in the United States, is a national investment banking firm whose senior officers and other employees are highly experienced in the evaluation of companies and other elements of finance and investment banking with expertise in the oil and gas E&P industry section. The board selected C.K. Cooper on the basis of C.K. Cooper’s expertise in the oil and gas industry, recommendations from other companies that had engaged C.K. Cooper for similar purposes, its ability to perform its analyses within the necessary time periods and the competitiveness of its fee, which was specified by C.K. Cooper in its proposal to the board.

On March 20, 2006, at a meeting of Platinum’s board of directors, C.K. Cooper presented a summary of its written opinion, dated March 10, 2006 that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, (1) the consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum, and (2) that the fair market value of Tandem is at least equal to 80% of the net assets of Platinum.

While C. K. Cooper rendered its opinion and provided certain analyses to the board of directors, C. K. Cooper was not requested to and did not make any recommendation to the board of directors as to the specific form or amount of the consideration to be received by Tandem stockholders in the proposed merger, which was determined through negotiations between Platinum and Tandem.

C. K. COOPER’S WRITTEN OPINION, WHICH WAS DIRECTED TO THE PLATINUM BOARD OF DIRECTORS, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF PLATINUM OF THE CONSIDERATION TO BE PAID BY PLATINUM IN THE MERGER AND THAT THE FAIR MARKET VALUE OF TANDEM IS AT LEAST EQUAL TO 80% OF THE NET ASSETS OF PLATINUM, AND DOES NOT ADDRESS PLATINUM’S UNDERLYING BUSINESS DECISION TO PROCEED WITH OR EFFECT THE MERGER OR THE STRUCTURE OF THE MERGER, OR THE RELATIVE MERITS OF THE MERGER COMPARED TO ANY ALTERNATIVE BUSINESS STRATEGY OR TRANSACTION IN WHICH PLATINUM MIGHT ENGAGE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PLATINUM STOCKHOLDER AS TO HOW TO VOTE IN THE MERGER. THE FULL TEXT OF C.K. COOPER’S WRITTEN OPINION IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. THIS SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

In arriving at its opinion, C. K. Cooper’s review included, among other things:

•

a copy of the executed merger agreement;

•

copies of all schedules to the merger agreement;

•

draft, dated March 6, 2006, of the Platinum proxy statement relating to the approval of the merger;

•

draft, dated March 7, 2006, of the Form 10-K of Platinum, including audited financial statements for the year ended December 31, 2005;

•

Form 8-K of Platinum dated January 26, 2006;

•

Form 10-Q of Platinum for the three-month period ended September 30, 2005;

•

Form 8-K of Platinum dated October 28th, 2005;

•

Form S-1 of Platinum (Reg. No. 333-125687);

•

Independent Engineering Report, dated February 17, 2006, prepared for Tandem Energy Holdings, Inc. by Williamson Petroleum Consultants; and

•

Audited consolidated financial statements of Tandem for the years ended December 31, 2004 and 2005.

In addition, C. K. Cooper engaged in several conversations with senior management of Platinum and Tandem, including, in particular, conversations regarding the course of discussions concerning the merger. Conversations also addressed recent developments in the business operations of Tandem, including a review of reserve estimates prepared by the management of Tandem. In each case, it was represented to C. K. Cooper by management of Platinum that these documents and agreements were in the form and substance used in negotiating the merger.

For purposes of its opinion, C. K. Cooper relied upon and assumed, without independent verification or investigation, the accuracy and completeness of the financial and other information provided to or discussed with it by Platinum, Tandem and their respective employees, representatives and affiliates or otherwise made available to C. K. Cooper. In its analyses, C.K. Cooper utilized the same definition of proved reserves as utilized by Williamson Petroleum Consultants which is as follows:

Proved oil and gas reserves : Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources. With respect to financial forecasts and estimates provided to C.K. Cooper by management of Platinum and Tandem, C. K. Cooper relied upon, without independent verification or investigation, the assurances of Platinum’s and Tandem’s respective management that such information had been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, reflects the best currently available estimates and judgment of Tandem’s and Platinum’s respective management, and management was not aware of any information or facts that would make the information provided to C. K. Cooper incomplete or misleading. C. K. Cooper expressed no opinion regarding such financial planning data or the assumptions on which it is based.

In arriving at its opinion, C.K. Cooper did not conduct a physical inspection of any of the properties or assets, and did not perform, nor was furnished, any independent appraisals or valuations of any specific assets or liabilities of Platinum or Tandem. C.K. Cooper expressed no opinion regarding the liquidation value of Platinum, Tandem or any other entity. Without limiting the generality of the foregoing, C.K. Cooper undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Platinum, or any of its respective affiliates was a party or may be subject and, at Platinum’s direction and with its consent, C. K. Cooper’s opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

For the purposes of its opinion, C. K. Cooper assumed that neither Platinum nor Tandem is party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the merger. C. K. Cooper also assumed the accuracy of the representations and warranties of Platinum and Tandem in the merger agreement, that Platinum and Tandem will each perform all covenants and agreements to be performed by it under the merger agreement and that the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, C. K. Cooper assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect Platinum or Tandem or alter the terms of the merger.

C. K. Cooper’s opinion is necessarily based upon the information available to C. K. Cooper and facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Although subsequent developments may affect its opinion, C.K. Cooper does not have any obligation to update, revise or reaffirm its opinion.

In considering the fairness of this transaction to the stockholders of Platinum, C. K. Cooper has utilized an amount of consideration to be paid in the merger equal to $102 million.

The following is a summary of the material financial analyses that C. K. Cooper prepared and relied on in delivering its opinion to the board of directors of Platinum. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND C.K. COOPER’S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY.

Comparable Company Analysis

C. K. Cooper compared implied enterprise values of Tandem to a group of companies, which in C. K. Cooper’s judgment were comparable to Tandem for purposes of this analysis. C.K. Cooper analyzed these comparable companies to Tandem by using publicly available information to compare the enterprise value of Tandem with the estimated multiples of these comparable companies. In this case, C. K. Cooper utilized when available, actual results for revenues, EBITDA and net income for the twelve month period ended December 31, 2005. C.K. Cooper utilized estimates for revenues, EBITDA and net income for the twelve month period ended December 31, 2006 and for those issues that had not reported actual 2005 data as of the date of this analysis. In addition, C. K. Cooper utilized present value of reserves, discounted by 10% as most recently publicly reported for each issue (which we refer to as PV-10). These multiples compared to 2005 and 2006 revenues, EBITDA and net income, as well as PV-10, were then applied to Tandem for the purposes of C.K. Cooper’s comparable company analysis. Enterprise value is defined as market value of equity plus book value of debt and liquidation value of preferred stock, less excess cash and cash equivalents. EBITDA is defined as earnings before interest expense, taxes and depreciation, depletion and amortization. C. K. Cooper also compared market price per share to projected earnings per share for the comparable companies and Tandem.

C. K. Cooper considered a number of factors in selecting companies for comparison including size, financial condition and geographic scope of operations. The group of comparable companies used in this comparison included:

• Abraxas Petroleum	• Edge Petroleum
• American Oil & Gas	• Goodrich Petroleum
• Arena Resources	• Infinity Energy Resources
• ATP Oil & Gas	• NGAS Resources
• Berry Petroleum	• Petroleum Development Corp.
• Canadian Superior	• The Exploration Company

Based upon this analysis, the following were the range of multiples realized when comparing the total enterprise value of these comparable companies versus revenues, EBITDA, and net income for the periods ended December 31, 2005 and 2006. Furthermore, the range of multiples realized when comparing total enterprise value versus the most recently reported PV-10 values.

Enterprise Value as a Multiple of:	High	Low	Mean	Median	Tandem

Revenue Estimate – 2005	28.3	2.0	8.8	6.1	7.4
Revenue Estimate – 2006	9.1	1.8	4.3	3.4	3.3
EBITDA Estimate – 2005	58.1	5.7	17.4	15.2	13.3
EBITDA Estimate – 2006	14.4	3.7	7.1	7.3	4.5
PV-10 Reserves	25.0	0.6	3.5	1.3	0.5

Price to Earnings Multiple	High	Low	Mean	Median	Tandem

Estimate – 2005	148.8	(90.9)	29.6	18.5	(6.0)
Estimate – 2006	51.1	7.2	19.9	17.2	6.0

Finally, C. K. Cooper applied these ranges of valuation multiples against estimated revenues, EBITDA and net income for Tandem based upon estimates presented by Tandem’s management. Based upon these estimates, C. K. Cooper was able to determine the following range of implied enterprise values based upon valuation multiples from a comparable group of companies.

Implied Enterprise Value of Tandem

Value Multiple	High	Low	Mean	Median

Revenue Estimate – 2005	$389,417,646	$27,717,372	$120,888,394	$83,634,276
Revenue Estimate – 2006	$280,183,713	$54,403,702	$134,245,195	$105,141,253
EBITDA Estimate – 2005	$444,880,412	$43,393,038	$132,965,639	$116,252,127
EBITDA Estimate – 2006	$322,989,233	$83,201,965	$159,252,051	$164,915,311
PV-10 Reserves	$5,038,025,890	$121,834,914	$711,303,141	$254,900,426

Price to Earnings	High	Low	Mean	Median

Earnings – 2005	$(2,508,589,868)	$1,532,595,955	$(498,695,048)	$(311,749,393)
Earnings – 2006	$863,534,763	$121,641,154	$336,654,034	$291,431,555

When considering the range of implied enterprise values for Tandem, C. K. Cooper, based upon its industry experience, significantly discounted the implied enterprise value based upon earnings. C. K. Cooper recognized that as a result of non-cash accounting issues, including charges for hedging, compensation, impairment and ceiling test write-downs, net income can be materially altered. As a result, it is common within the industry to gauge enterprise value based upon other measures of performance including reserve values (PV-10), EBITDA and free cash flow.

Based upon this analysis, C. K. Cooper determined that the implied mean enterprise value for Tandem would range from a low figure of $120,888,394 to a high figure of $711,303,141.

Comparable Transaction Analysis

C. K. Cooper reviewed eight merger transactions that it deemed comparable to the transaction between Platinum and Tandem. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•

transactions involving companies in the oil and gas exploration and production industries;

•

transactions that closed between January 1, 2005 and March 10, 2006;

•

transactions involving publicly traded companies;

•

transactions with enterprise values ranging from a low at $1 million to a high of $300 million;

•

transactions with publicly available information on terms similar to those reflected in the merger agreement; and

•

transactions which were not share repurchases, acquisitions of a minority interest, or acquisitions of a division.

C. K. Cooper compared the purchase price being paid, versus the amount of proved reserves being purchased to determine an inferred price being paid per proved barrels of oil equivalent, or boe. In reviewing these transactions, C. K. Cooper took into consideration factors including, total transaction value, geographic location and diversity of the proven assets and the relative mix of reserves broken down into proved developed and proved undeveloped categories.

In reviewing these transactions, C.K. Cooper established the following valuations in relation to the implied price paid per proved boe:

Comparable Transaction Analysis

Range Paid per Proved BOE

High	Low	Mean	Median

$15.23	$6.91	$11.22	$11.06

Accordingly, the implied enterprise value of Tandem based upon this range of implied prices per proved would be as follows:

Implied Enterprise Value for Tandem

High	Low	Mean	Median

$144,121,127	$65,360,432	$106,161,439	$104,659,210

Thus after reviewing these comparable transactions, C. K. Cooper was able to determine the implied prices paid in each instance per proved boe. By taking these prices, C. K. Cooper was able to determine a range with a high value of $15.23 per proved boe and a low value of $6.91 per proved boe. Furthermore, the analysis provided for a mean implied price per proved boe of $11.22 and a median implied price per proved boe of $11.06.

Finally, by taking this range of prices and applying it to the proved reserves of Tandem (as reported by Williamson Petroleum Consultants in their report dated February 17, 2006), C. K. Cooper was able to determine for Tandem, based upon its comparable transaction analysis, a mean implied enterprise value of $106 million and a median implied enterprise value of $104 million.

Discounted Cash Flow Analysis

A discounted cash flow, or DCF, analysis estimates enterprise value based upon a company’s projected future unlevered free cash flow, discounted at a rate which reflects the risks inherent in the company’s business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. C. K. Cooper performed a discounted cash flow analysis to determine a range of implied enterprise values for Tandem based upon its projected future unlevered free cash flows.

Utilizing financial forecasts provided by Tandem and its advisors, C. K. Cooper took the net present value of the unlevered free cash flows for the years ended 2006 through 2020 to determine a range of implied enterprise values for Tandem. To arrive at a net present value, C.K. Cooper utilized discount rates ranging from 10.0% to 15.0%, which C. K. Cooper viewed as appropriate based upon a weighted average cost of capital basis and was also based on estimated capital requirements as outlined in the independent engineering report which is equal to $41,809,684. C. K. Cooper used the remaining net present value of cash flows from proven reserves provided by Williamson Petroleum Consultants to Platinum and Tandem to determine a terminal value. Terminal value was defined as total cash flow generated by the properties of Tandem without any further reserve additions or investment outside of those investments outlined within the independent engineering report.

C. K. Cooper determined that this DCF analysis should be conducted in two distinct pricing scenarios to allow for varying price sensitivities. These scenarios leave constant all variables with the exception of the commodity price assumptions.

The first case utilized flat commodity prices of $57.50 per Bbl of oil and $8.00 per Mcf of natural gas. This pricing scenario resulted in a range of implied enterprise values for Tandem of $130.7 million to $164.3 million.

The second case utilized futures prices as reported by the New York Mercantile Exchange (NYMEX) on March 10, 2006. This pricing scenario resulted in a range of implied enterprise values for Tandem of $162.1 million to  $201.7 million.

By conducting these two distinct discounted cash flow analyses, the following summary was derived:

Discount Rate

Present Value	10.0%	12.5%	15.0%

Discounted Cash Flow Case 1	$164,314.5	$146,020.4	$130,705.3
Discounted Cash Flow Case 2	$201,790.8	$180,090.7	$162,157.6
Williamson Case	$192,365.0	—	$153,011.0

Based upon this analysis, C. K. Cooper determined a range of implied enterprise values for Tandem of $130.7 million to $201.8 million.

80% Test

As part of its engagement, C. K. Cooper was asked to conduct an 80% net asset test as it relates to the merger and its impact on Platinum.

As described under “Other Information Relating to Platinum–Fair Market Value of Target Business,” Platinum’s initial business combination must be with a target business whose fair market value is at least equal to 80% of Platinum’s net assets at the time of such acquisition.

To establish the basis for this test, the following formula was utilized:

Fair Market Value of Tandem	=	80%
Platinum’s Net Assets

This formula was based upon taking the fair market value of Tandem (the numerator) and dividing it by the net assets of Platinum as of March 7, 2006 (the denominator), with the quotient resulting in a number equal to 80% or greater.

C. K. Cooper, in conducting this test, utilized $85,616,782 for the denominator and assumed that there will be no increase in Platinum’s net assets until the closing of the merger.

C. K. Cooper established the numerator by applying each of the implied enterprise values it derived  for Tandem (as described above) and applying them as follows:

Comparable Company Analysis: C. K. Cooper determined the implied enterprise value of Tandem by taking the mean enterprise value multiple of the comparable group of companies determined by taking total enterprise value divided by actual (or estimated where actual were not yet available) 2005 EBITDA and applying it to Tandem’s 2005 EBITDA. The mean multiple was 17.4x,  resulting in an implied enterprise  value for Tandem of $132,965,639.

Comparable Transaction Analysis: C. K. Cooper determined the implied enterprise value of Tandem by taking the mean implied value paid per proved boe in the set of comparable transactions analyzed by C. K. Cooper and applying it to the amount of proved boe held by Tandem. This analysis resulted in a mean implied value of $11.22 per proved boe, which resulted in an implied enterprise value for Tandem of $106,161,439.

Discounted Cash Flow Analysis: C. K. Cooper determined an implied enterprise value for Tandem by  taking the reserve volumes (as prepared by Williamson Petroleum Consultants in their report dated February 17, 2006) and modifying the commodity prices utilizing the most conservative case considered by C. K. Cooper to derive the net present value of the proved reserves of Tandem (employing a discount rate of  10%). This resulted in an implied enterprise value for Tandem of $164,314,500.

Based upon these analyses, the following results were derived:

Based upon Comparable Company
Value for Tandem

$132,965,639	=	155%
$85,616,782

Based upon Comparable Transaction
Value for Tandem

$106,161,439	=	123%
$85,616,782

Based upon Discounted Cash Flow
for Tandem

$164,314,500	=	192%
$85,616,782

C.K. Cooper then derived the mean of the results derived above, as follows:

Based Upon Comparable Company Value(s)	155%
Based Upon Comparable Transactions Value(s)	123%
Based Upon Discounted Cash Flow Value(s)	192%
Mean	157%

In each analysis, the quotient derived was greater than 80%, with the mean quotient being 157%.

Based on the information and analyses set forth, C. K. Cooper was able to conclude that the fair market value of Tandem was equal to or greater than 80% of the net asset value of Platinum.

In performing its analyses, C. K. Cooper made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of C. K. Cooper, Platinum and Tandem. Any estimates contained in the analyses performed by C. K. Cooper are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, C. K. Cooper did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, C. K. Cooper believes that the analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analysts, would create a misleading view of the processes underlying C. K. Cooper’s opinion. In addition, in certain of its analyses C. K. Cooper compared the total consideration being paid by Platinum and the value of Tandem to other public companies and other transactions that C. K. Cooper deemed comparable. No public companies and/or transaction utilized by C. K. Cooper, as a comparison is identical to Platinum or to the merger with Tandem. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could effect the public trading value of the comparable companies or enterprise value of the comparable transactions to which Platinum and the merger with Tandem were being compared.

C. K. Cooper was retained on the basis of its experience with mergers and acquisitions in the energy industry in general, and on the basis of its experience with companies in the exploration and production sector of the energy industry. C. K. Cooper is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, C. K. Cooper and its affiliates may actively trade in the equity securities of Platinum for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to the terms of the engagement of C. K. Cooper, Platinum has agreed to pay C. K. Cooper a fee of $80,000, plus reasonable out-of-pocket expenses. Of this amount, $50,000 was paid at the time of engagement and the remainder is payable when funds held in escrow by Platinum are released to Tandem’s stockholders. No portion of the fee is based upon whether C. K. Cooper delivered a favorable opinion with respect to the proposed transaction. Platinum also agreed to reimburse C. K. Cooper for reasonable expenses and to indemnify C. K. Cooper and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of their engagement.

Material Federal Income Tax Consequences of the Merger

The following general discussion summarizes the material U.S. federal income tax consequences to a U.S. holder of Platinum’s shares of common stock with respect to the merger of Merger Sub into Tandem. For purposes of this discussion, a U.S. holder is:

•

an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxed as a corporation) created or organized under the laws of the U.S. or its political subdivisions;

•

an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election to be treated as a U.S. person.

•

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

•

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to vote on the merger or to exercise conversion rights. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that own Platinum’s shares as capital assets within the meaning of Code Section 1221 and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•

broker-dealers;

•

insurance companies;

•

taxpayers who have elected mark-to-market accounting;

•

tax-exempt organizations;

•

regulated investment companies;

•

financial institutions or “financial services entities”;

•

taxpayers who hold Platinum’s shares as part of a straddle, hedge, conversion transaction or other integrated transaction;

•

certain expatriates or former long-term residents of the United States;

•

taxpayers whose functional currency is not the U.S. dollar; and

•

stockholders who acquired their shares of Platinum’s common stock through the exercise of employee stock options or other compensation arrangements.

•

This discussion does not address any aspect of U.S. federal gift or estate tax, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

Since Platinum stockholders will not be exchanging or otherwise disposing of their shares of stock in Platinum pursuant to the merger, the Platinum stockholders will continue to hold their shares of Platinum common stock and will not recognize any gain or loss from the merger.

In the event that a U.S. holder converts shares of Platinum common stock (the “Shares”) into a right to receive cash under the circumstances described above (see “Conversion Rights”), the transaction will be treated for tax purposes as a redemption of the Shares. If the conversion qualifies as a sale of Shares by a U.S. holder under Section 302 of the Code, the U.S. holder will recognize gain or loss equal to the difference between such U.S. holder’s basis in its Shares and the amount realized pursuant to the conversion. A stockholder’s tax basis in the Shares generally will equal the cost of the Shares. A stockholder who purchased Platinum’s units will have to allocate the cost between the Shares and the warrants of the units based on their fair market values at the time of the purchase. Assuming the Shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder’s holding period in the Shares is longer than one year. The deductibility of a capital loss recognized on the conversion is subject to limitations under the Code. If the conversion does not qualify as a sale of Shares under Section 302, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of the U.S. holder’s Shares (including any Shares constructively owned by the U.S. holder as a result of, among other things, owning Platinum’s warrants) that are converted. The conversion of Shares generally be treated as a sale or exchange of the Shares (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in Platinum or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests (the “Section 302 Tests”) are explained more fully below.

In determining whether any of the Section 302 Tests is satisfied, a U.S. holder takes into account not only Shares actually owned by the U.S. holder, but also Shares that are constructively owned by him. A U.S. holder may constructively own, in addition to Shares owned directly, Shares owned by certain related individuals and entities in which the U.S. holder has an interest as well as any Shares the stockholder has a right to acquire by exercise of an option, which would include Shares which could be acquired pursuant to the exercise of Platinum warrants. In order to meet the substantially disproportionate test, the percentage of outstanding Shares actually and constructively owned by the U.S. holder immediately following the conversion of Shares must be less than 80% of the percentage of the outstanding Shares actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the Shares actually and constructively owned by the U.S. holder are converted or (2) all of the Shares actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of Shares constructively owned by certain family members and the U.S. holder does not constructively own any other Shares. The conversion of the Shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Platinum. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest will depend on particular facts and circumstances. However, the U.S. Internal Revenue Service (the “IRS”) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. Although a U.S. holder exercising his conversion right must convert all his Shares, the U.S. holder would still be entitled to retain Platinum warrants and thus may constructively own Shares. Accordingly, a U.S. holder should consult with his tax advisors in order to determine the appropriate tax treatment to him of a conversion of Shares.

If none of the Section 302 Tests are satisfied, then the conversion will be treated as a corporate distribution. In the event the conversion is treated as a corporate distribution, a U.S. holder will be required to include in gross income as ordinary dividend income the amount of the cash received on the conversion of the Shares to the extent the cash is paid out of Platinum’s current or accumulated earnings and profits, as determined for U.S. income tax purposes. The portion of the cash received in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s basis in the Shares and to the extent in excess of such basis will be treated as gain from the sale or exchange of Shares. Individual U.S. holders who meet applicable holding period requirements under the Code for “qualified dividends” (generally more than 60 days during the 120 day period surrounding the ex-dividend date) will be taxed on the dividend portion of the conversion payment at a maximum federal income tax rate of 15%. After the application of those rules, any remaining tax basis of the U.S. holder in the converted Shares will be added to the U.S. holder’s basis in his Platinum warrants or possibly in other Shares constructively owned by him.

Platinum stockholders who do not exercise the conversion rights will continue to hold their Platinum Shares and as a result will not recognize any gain or loss from the merger.

U.S. holders of Shares may be subject to information reporting requirements with respect to cash received from the conversion of the Shares unless the U.S. holder is a corporation or other exempt recipient. In addition, U.S. holders are subject to back-up withholding (currently at a rate of 28%), unless the U.S. holder provides a duly executed IRS Form W-9 or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, THE INDIVIDUAL CIRCUMSTANCES OF HOLDERS OF SHARES OF PLATINUM COMMON STOCK. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER OR EXERCISE OF CONVERSION RIGHTS. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE EFFECT OF THE MERGER AND THE EXERCISE OF CONVERSION RIGHTS ON A HOLDER OF SHARES OF PLATINUM COMMON STOCK. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER AND EXERCISE OF CONVERSION RIGHTS ON THE HOLDERS OF PLATINUM COMMON STOCK WILL DEPEND ON THE FACTS OF THEIR PARTICULAR SITUATION. ACCORDINGLY, PLATINUM STRONGLY URGES HOLDERS OF SHARES OF PLATINUM COMMON STOCK TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO THEM AS A RESULT OF THE MERGER AND EXERCISE OF CONVERSION RIGHTS.

Accounting Treatment

Platinum will be the accounting acquirer in the merger, and, as a result, the acquisition of Tandem will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations . The excess of purchase price of assets acquired over book value as of the date of acquisition will be the fair value of those assets and liabilities. Based upon a report of Williamson Petroleum Consultants, independent petroleum engineers, a substantial allocation will be to oil and gas properties and a deferred tax asset will be provided on the difference between the accounting value of these assets and their tax bases.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, except for filings with the States of Delaware and Nevada necessary to effectuate the transactions contemplated by the merger proposal.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement, and is incorporated by reference. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General; Structure of Merger

On January 26, 2006, Platinum entered into a merger agreement with Tandem and certain of the Tandem stockholders. Merger Sub, a wholly-owned subsidiary of Platinum, formed to effectuate the merger by merging with and into Tandem, is also a party to the merger agreement. In the merger, all of the issued and outstanding shares of capital stock of Tandem will be converted into the right to receive cash. Tandem will be the surviving corporation in the merger and, as a result, will be a wholly-owned subsidiary of Platinum.

Certain of the major stockholders of Tandem approved and adopted the merger agreement and the transactions contemplated thereby by virtue of the execution of the merger agreement.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under “The Merger Agreement - Conditions to the Closing of the Merger,” unless Platinum and Tandem agree in writing to another time. The merger is expected to be consummated in the second quarter of 2006.

Merger Consideration

Pursuant to the merger agreement, the holders of securities of Tandem outstanding immediately before the merger will receive, in exchange for such securities, aggregate of $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries which we expect to total approximately $42 million. Specifically, each share of Tandem common stock held immediately prior to the effective time of the merger shall, by virtue of the merger, be converted into the right to receive $2.53 in cash, without interest thereon, from Platinum. Certain of the major stockholders of Tandem and certain members of management have waived their right to receive $0.40 per share so that it can be allocated to the other Tandem stockholders who purchased their shares directly from Tandem or through brokers or dealers in open market transactions, thus giving those stockholders $4.50 per share.

Representations and Warranties

The merger agreement contains representations and warranties of Tandem relating, among other things, to:

•

proper corporate organization and similar corporate matters;

•

capital structure of Tandem and each of its subsidiaries;

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the authorization, performance and enforceability of the merger agreement;

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absence of certain changes;

•

financial statements and absence of undisclosed liabilities;

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consents and approvals;

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title to assets and condition of properties;

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intellectual property;

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compliance with laws and permits;

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oil and gas operations including hydrocarbon sales and purchase agreements;

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environmental matters;

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taxes;

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insurance;

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brokerage fees and commissions;

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contracts;

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SEC registration status;

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affiliated transactions and internal controls;

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employee matters including employee plans; and

•

bank accounts.

The merger agreement contains representations and warranties of Platinum relating, among other things, to:

•

proper corporate organization and similar corporate matters;

•

the authorization, performance and enforceability of the merger agreement;

•

stockholder materials;

•

consents and approvals;

•

financing; and

•

prior activities.

Covenants

Tandem has agreed that from the date of the merger agreement until the effective time thereunder, it will do the following:

•

conduct its operations according to its ordinary and usual course of business and consistent with past practice, including, without limitation, continue its current drilling and workover program without cost mark-up or promotion charges being added to capital or workover related costs, or for additional reserves resulting from the drilling or workover operations;

•

use its best efforts to preserve intact its business organization and assets in all material respects, and maintain satisfactory relationships with suppliers, distributors, customers, banks and others having business relationships with them;

•

confer on a regular and frequent basis with one or more representatives of Platinum to report operational matters of a material nature and the general status of ongoing operations; and

•

notify Platinum of any emergency or other change in the normal course of its business or its subsidiaries’ businesses or in the operation of its properties or its subsidiaries’ properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

and that Tandem will not do any of the following without the prior written consent of Platinum:

•

issue, sell or pledge, or commit, authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of Tandem for shares, or (B) any other securities in respect of, in lieu of or in substitution for shares outstanding on the date of the merger agreement;

•

purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities;

•

split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any of its securities;

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declare or pay any dividend or distribution on any shares of capital stock of Tandem;

•

make any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business;

•

incur any long-term debt for borrowed money or short-term debt for borrowed money;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

•

make any loans, advances (other than advances to employees for travel and entertainment in the ordinary course of business) or capital contributions to, or investments in, any other person;

•

pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than when due;

•

waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material license, lease, contract or other agreement or arrangement;

•

other than in the ordinary course of business and consistent with past practice and not in an amount in excess of $50,000 or other than capital expenditures budgeted for the current period, make any capital expenditures or commitments for capital expenditures;

•

acquire, sell, lease or dispose of (directly or by merger, consolidation or other business combination) any assets outside the ordinary course of business or any material assets, or enter into any commitment or transaction outside the ordinary course of business or adopt a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or other reorganization;

•

propose or adopt any amendments to its articles of incorporation or bylaws;

•

enter into any new employment agreement with any officer, director or employee or grant any material increase in the compensation or benefits to any officer, director or employee;

•

take any action to terminate any of its employee benefit plans;

•

take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to written policies or consistent with written practices in effect prior to the date of the merger agreement) or with respect to any increase of benefits payable under its written severance or termination pay practices in effect on the date of the merger agreement;

•

adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

•

file any consolidated Federal Tax Return relating to Taxes or income other than a Federal Tax Return to be filed by Target on or before January 15, 2007, in respect of federal income taxes for the fiscal year ended April 30, 2006;

•

materially change accounting policies or procedures or any of its methods of reporting income, deductions or other material items for income tax purposes, except as required by GAAP or applicable law; or

•

agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in the merger agreement untrue or incorrect.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•

Platinum to accept the tax basis in the assets of Tandem and its subsidiaries and not make any election to take a “step-up” in basis pursuant to Section 338 of the Internal Revenue Code of 1986, as amended;

•

the reimbursement by Platinum of Tandem for all capital and workover-related costs and expenditures incurred by Tandem not to exceed an average of $700,000 per month for the period from January 1, 2006 to the effective time of the merger;

•

the requirement that Tandem and its subsidiaries will have at the effective time of the merger at least $5 million of working capital that will include rights to unpaid reimbursements of Platinum (which, to the extent this is not met, will be an obligation of the Tandem stockholders who executed the merger agreement);

•

the requirement that Tandem not solicit, initiate or participate in any way in any discussions or negotiations with or encourage any inquiry or proposal from any person concerning or in respect of any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Tandem or any subsidiary or division of Tandem or disclose any information not customarily disclosed to any person concerning its business or properties or amend or waive compliance with any confidentiality agreement; provided that Tandem’s board of directors will be allowed to take and disclose to Tandem’s stockholders a position with respect to a tender offer by a third party or to make disclosures which, in the judgment of the Tandem board of directors may be required under applicable law;

•

the obligation of Tandem to give Platinum access to all of its assets and books and record and to permit Platinum to make such inspections as it may require and to cause its officers to furnish Platinum with all information requested;

•

the parties will use their respective reasonable best efforts to take or cause to be taken all appropriate action to consummate the transactions contemplated by the merger agreement including the preparation and filing of the proxy statement and related materials with the Securities and Exchange Commission;

•

Platinum to notify Tandem of anything that it has discovered in connection with its due diligence investigation of the business, assets and liabilities of Tandem that, if not cured would cause Platinum to terminate the merger agreement, and to give Tandem a reasonable opportunity to cure such issue;

•

the parties will not, except as required by law, issue or cause the publication of any press release or other public announcement without the prior consent of the other party; and

•

Platinum will not enter into any agreement with any person or entity for the acquisition of other oil and gas interests or equity in any entity which owns oils and gas interests which agreement requires a closing earlier than the contemplated closing date under the merger agreement.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger agreement and the related transactions is conditioned on the Platinum stockholders, at a meeting called for these purposes, approving and adopting the merger agreement and approving the merger. The Platinum stockholders will also be asked to adopt the incentive compensation plan and to approve the removal of all of the provisions of Article Sixth of Platinum’s certificate of incorporation other than the paragraph relating to Platinum’s staggered board of directors. The consummation of the merger is not dependent on the approval of either of such actions.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•

no statute, rule, regulation, executive order, decree or injunction or other legal restraint having been enacted, entered, promulgated or enforced by any court or other governmental authority which is in effect and has the effect of prohibiting the consummation of the merger;

•

all approvals (including permits) of, and consents by, all federal, state, local and foreign governmental agencies and authorities and all filing with and submissions to all such agencies and authorities as may be required for the consummation of the merger having been obtained or made; and

•

each of the parties having taken all action necessary to ensure that (i) no takeover statute or similar law is or becomes applicable to the merger or the merger agreement or any of the other transactions contemplated by the merger agreement or, (ii) if any takeover statute or similar law is or becomes applicable, the merger and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable to minimize the effect of such law on the merger and the other transactions contemplated by the merger agreement.

Tandem’s Conditions to Closing

The obligations of Tandem to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

all representations and warranties of Platinum contained in the merger agreement being true as of the date when made and on and as of the closing date;

•

Platinum having performed and complied with all agreements, covenants and conditions required by the merger agreement to be performed and complied with by it prior to or on the closing date;

•

all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the merger agreement and all documents incident thereto being reasonably satisfactory in form and substance to Tandem and its counsel, and counsel to Tandem shall have received all such information and such counterpart originals or certified or other copies of such documents as Tandem or its counsel may reasonably request. Tandem shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby;

•

Tandem having received a certificate of the President and Treasurer of Platinum in form and substance reasonably satisfactory to Tandem and dated the closing date and certifying that the representations and warranties made in the merger agreement continue to be true and correct and that all conditions have been satisfied; and

•

the merger having been duly approved by the requisite vote under applicable law and Platinum’s certificate of incorporation by the shareholders of Platinum at a duly held meeting or by written consent.

Platinum’s Conditions to Closing

The obligations of Platinum to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•

all representations and warranties of Tandem contained in the merger agreement (including the Disclosure Schedule thereto) being true and correct as of the date when made and on and as of the closing date;

•

Tandem and its major stockholders who executed the merger agreement, respectively, having performed and complied with all agreements, covenants and conditions required by the merger agreement to be performed and complied with by Tandem or any such major stockholder prior to or on the closing date;

•

any consent from any party that under any contract could terminate by reason of the transactions contemplated hereby having been delivered to Platinum and shall be in form and substance reasonably satisfactory to Platinum;

•

Platinum having received an opinion of counsel to Tandem, dated as of the closing date;

•

all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated by the merger agreement and all documents incident thereto being reasonably satisfactory in form and substance to Platinum and its counsel, and counsel to Platinum being received all such information and such counterpart originals or certified or other copies of such documents as Platinum or its counsel may reasonably request. Platinum shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby;

•

Platinum being satisfied in its sole discretion, with its legal, financial, geological and business investigations of the business, the assets and the liabilities (other than liabilities of Tandem (and not its subsidiaries) arising from breaches of representations and warranties relating to capitalization and absence of undisclosed liabilities involving matters occurring prior to March 22, 2005) of Tandem and its subsidiaries;

•

since December 31, 2005, there having been no change in the business, operations, assets, results of operations or condition (financial or otherwise) of Tandem and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect;

•

Platinum having received audited financial statements for the periods ended December 31, 2005, together with such other financial statements and data as shall be reasonably requested in order to enable Platinum to satisfy its financial reporting obligations under the Federal securities laws, which financial statements shall comply with Regulation S-X under the Securities Act;

•

the merger having been duly approved by the requisite vote under applicable law and Platinum’s certificate of incorporation by the shareholders of Platinum at a duly held meeting and the stockholders of Platinum owning twenty percent (20%) or more of the shares issued in Platinum’s IPO shall not have exercised their conversion rights as described in the Platinum’s IPO Prospectus dated October 24, 2005; and

•

Platinum and its counsel shall have received a certificate of the President and Treasurer of Tandem in form and substance reasonably satisfactory to Platinum and dated the closing date and certifying that the representations and warranties made in the merger agreement continue to be true and correct and that all conditions have been satisfied.

Indemnification

Certain named stockholders of Tandem who have executed the merger agreement have agreed to indemnify Platinum, Merger Sub and their respective officers, directors, employees, agents and representatives with respect to any and all damages (including interest, penalties and reasonable attorneys’ fees) of every kind and description relating to or arising out of  (i) any inaccurate representation made by Tandem in the merger agreement, (ii) any breach of any warranties made by Tandem in the merger agreement; or (iii) the payment of the merger consideration to Tandem stockholders as contemplated under the merger agreement, severally in specified proportions.

Except with respect to claims relating to (A) conversion of shares of Tandem common stock or (B) liabilities of Tandem (and not its subsidiaries) arising from breaches of its representation regarding capitalization or absence of undisclosed liabilities (which shall not be subject to the financial limitations set forth in subsections (i) and (ii) below), the indemnification obligations of certain of Tandem’s stockholders shall be subject to the following limitations and provisions:

(i)

no indemnification will be required to be made unless and until the aggregate amount of damages incurred with respect to all claims (whether asserted, resulting, arising, imposed or incurred before, on or after the closing date) exceed $5 million, it being agreed and understood that, if such amount is exceeded, the indemnifying parties will be liable only to the extent such aggregate damages exceed $5 million;

(ii)

the Indemnifying Parties will not be required to indemnify or be otherwise liable in any way whatsoever for any damages that are subject to indemnification under the merger agreement in excess of $10 million in total amount;

(iii)

the indemnification obligations will be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages or investigative costs; and

(iv)

as a material inducement to provide this indemnification, Platinum agreed that, in relation to any breach of any representation or warranty made by Tandem pursuant to the merger agreement, the sole and exclusive relief and remedy available to the indemnified parties, in respect of said breach would be indemnification for damages to the extent properly claimable.

Except with respect to inaccurate representations or breaches of warranties of capitalization and absence of undisclosed liabilities relating to Tandem (and not its subsidiaries) involving matters occurring prior to March 17, 2005 (which shall survive indefinitely), the representations and warranties of Tandem contained in the merger agreement and the related indemnity obligations terminate on, and no action or claim with respect thereto may be brought after, the first anniversary of the closing date.

Platinum has agreed to indemnify Tandem, its subsidiaries and the Tandem stockholders who executed the merger agreement with respect to any damages relating to or arising out of its transactions and agreement with Mr. Lance Duncan, who has acted in a facilitation capacity with respect to the merger, and his affiliates. The indemnification obligations of Platinum relate to claims Mr. Duncan and his affiliates may have for equity interests in Tandem. Platinum has entered into an agreement with Mr. Duncan regarding, among other things, the release of such claims. See the section entitled “Background of the Merger” above.

Termination

The merger agreement may be terminated at any time notwithstanding approval thereof by the stockholders of Tandem, but prior to the effective time:

(a)

by mutual written consent duly authorized by the Boards of Directors of Tandem and Platinum; or

(b)

by Platinum or Tandem if any court of competent jurisdiction or other government body has issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action has become final and nonappealable; or

(c)

by Platinum or Tandem if the merger has been submitted to a vote and not approved by the requisite vote of the respective stockholders of Tandem or Platinum (Tandem’s board of directors and a majority of Tandem stockholders have already approved and adopted the merger agreement); or

(d)

by either of Platinum or Tandem if the effective date of the merger has not occurred by July 1, 2006; or

(e)

by Platinum, at any time prior to the closing date, if (i) after giving Tandem reasonable opportunity to cure any issues that Platinum discovers in its due diligence examination, Platinum believes, in its sole judgment, that the condition to closing relating to satisfactory due diligence has not been or will not be fulfilled; or (ii) any credible claim of liability made against Tandem (and not its subsidiaries) in excess of $15 million has arisen from a breach of the representations relating to capitalization or absence of undisclosed liabilities involving matters occurring prior to March 22, 2005.

In the event of the termination and abandonment of the merger agreement, except for the provisions of non-solicitation and expenses, the merger agreement would immediately become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger agreement is consummated.

Confidentiality; Access to Information

Platinum and Tandem will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Platinum and Tandem will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement.

Extension; Waiver

At any time prior to the closing, any party to the merger agreement may, in writing, to the extent legally allowed:

•

extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•

waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•

waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

Public Announcements

Platinum and Tandem have agreed that until closing or termination of the merger agreement, the parties will:

•

cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

PLATINUM ENERGY RESOURCES, INC./
TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005
AND THE THREE MONTHS ENDED MARCH 31, 2006

The following unaudited pro forma condensed combined financial statements of Platinum and Tandem are provided to assist you in your analysis of the financial aspects of the transactions described in the Agreement and Plan of Merger dated January 26, 2006.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 combines the historical statement of operations of Platinum for the period April 25, 2005 (inception) to December 31, 2005 and the historical statement of operations of Tandem for the twelve months ended December 31, 2005 giving effect to the acquisition as if it had occurred on January 1, 2005. Effective June 8, 2005, Tandem acquired a substantial portion of the oil and gas properties of Shamrock Energy Corporation (“Shamrock”), the historical results of which are included in Tandem’s results from that date. The attached pro forma results of operations include the pro forma operating results of Shamrock for the period from January 1, 2005 through May 31, 2005, as if the acquisition of Shamrock had occurred on January 1, 2005. These results are based upon the Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Shamrock for the five months ended May 31, 2005, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Platinum and Tandem as of March 31, 2006 giving effect to the transactions described in the Agreement and Plan of Merger dated January 26, 2006 as if they had occurred on March 31, 2006.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2006 combines the historical statements of operations of Platinum and Tandem giving effect to the acquisition as if it had occurred on January 1, 2006.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed below and that have continuing impact and are based on available data and certain assumptions that management believes are factually supportable.

The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Platinum for the period April 25, 2005 (inception) to December 31, 2005 and the related notes thereto and the historical financial statements of Tandem for the year ended December 31, 2005 and the related notes thereto and in conjunction with the unaudited historical financial statements of Platinum for the period January 1, 2006 through March 31, 2006 and the related notes thereto and the unaudited historical financial statements of Tandem for the three months ended March 31, 2006 and 2005 and the related notes thereto contained elsewhere in this proxy statement. The Pro Forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of Platinum.

On January 26, 2006, Platinum and its wholly-owned subsidiary, PER Acquisition Corp. entered into a definitive agreement and plan of merger with Tandem and certain of its stockholders, pursuant to which, subject to the terms and conditions of the merger agreement, PER Acquisition Corp. is to merge with and into Tandem. At the effective time of the merger, Tandem would be the surviving corporation in the merger with PER Acquisition Corp. and would continue as a wholly-owned subsidiary of Platinum.

The merger agreement contemplates that current stockholders of Tandem will receive, in the aggregate, approximately $102.0 million in cash plus or minus working capital over or under $5 million, and less the amount required to retire all of the outstanding long-term indebtedness of Tandem and its subsidiaries of approximately $42.5 million. More specifically, at the effective time and as a result of the merger, holders of outstanding shares of common stock of Tandem are to receive $2.53 per share. However, since certain directors and officers of Tandem, who in the aggregate own approximately 85% of the outstanding Tandem common stock, have waived their right to receive $0.40 of such consideration and have elected to receive only $2.13 per share, the amounts so waived will be added to the amounts to be received by the stockholders who purchased their shares directly from Tandem or in the open market. Accordingly, such stockholders will receive an aggregate of $4.50 per share. On January 26, 2006, Platinum provided to Tandem a performance deposit of $500,000 which will be applied toward the payment of the purchase price upon closing. The performance deposit would be forfeited in the event the merger agreement is terminated for any reason other than a material breach of the terms of the merger agreement by Tandem. The merger agreement further contemplates the reimbursement, at closing, of Tandem by Platinum for all capital and workover-related costs for the period from January 1, 2006 through the closing in an amount not to exceed an average of $700,000 per month. For purposes of these pro forma financial statements, it is assumed that $2.0 million of such costs were incurred by Tandem in the three months ended March 31, 2006, and will be paid at closing. Additionally, the merger agreement requires Tandem to have working capital of at least $5.0 million at closing (including its rights to unpaid reimbursements of capital and workover-related costs) with any shortfall to be covered by certain of Tandem’s stockholders who executed the merger agreement and any excess to be paid to such stockholders.

Consummation of the merger is conditioned on the Platinum stockholders adopting and approving the merger. If Platinum stockholders owning 20% or more of Platinum common stock sold in the IPO vote against the merger and exercise their right to convert their shares of Platinum common stock issued in the IPO into a pro rata portion of the funds held in the trust account, then the merger cannot be consummated. Consequently, up to 2,878,560 common shares of Platinum, representing 19.99% of the 14,400,000 shares of Platinum common stock issued in the IPO are subject to possible conversion in this manner. This would represent an aggregate maximum conversion liability of $21,310,783 (plus the pro rata share of any interest earned) which Platinum would be required to pay from the trust account. In that event, it is assumed that Platinum would be required to borrow funds in order to close this transaction. There is no assurance that, if required, these funds would be available to Platinum. These pro forma financial statements have therefore been presented using two of assumptions, as follows:

•

Assuming no conversions – under this assumption, no holders of Platinum’s stock sold in the IPO seek to convert their shares into a pro rata share of the trust account, and

•

Assuming maximum conversions – under this assumption, holders of 19.99% of the holders of Platinum’s stock sold in the IPO seek to convert their shares into a pro rata share of the trust account.

The aggregate purchase price as of March 31, 2006 for the Tandem acquisition determined based upon the pro forma assumptions contained herein is as follows:

Initial cash	102,000,000
Estimated January 1 – March 31, 2006 capital and workover related costs	$2,000,000
Closing costs	3,820,000	(1)
Working capital shortfall (at March 31, 2006)	(2,676,509)
Total purchase price	$105,143,491

——————

(1)

The following are the components of closing costs:

Nature of Cost	Cost*

Legal Counsel	$400,000
Legal – Special Texas Counsel	40,000
Accounting – Outside Auditors	200,000
Accounting – Special Auditors	25,000
Accounting – Consultant Services	25,000
Financial Advisor’s Fee	80,000
Platinum Management Costs – travel, etc	50,000
Other:
Lance Duncan Fee	3,000,000
$3,820,000

* Costs will increase as further services are rendered in connection with the proposed transaction.

The Unaudited Pro Forma Condensed Combined Financial Statements reflect that the Company is the accounting acquirer and the acquisition of Tandem is accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations . The excess of purchase price of assets acquired over their carrying value as of March 31, 2006 has been allocated to the oil and gas properties and a deferred tax asset associated with a temporary difference related to stock compensation expense. All other assets and liabilities acquired are assumed to be stated at their fair values, which approximates their recorded historical cost. In addition, a deferred tax liability has been provided on the difference between the value allocated to the oil and gas properties and their tax basis tax basis. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is as follows:

Assets:
Current assets	$6,107,543
Oil and gas properties (depletion @ 0.875%)	143,659,508
Other property and equipment	505,561
Deferred tax asset	5,000,000
Other assets	621,187
155,893,799
Liabilities:
Current liabilities	3,784,052
Long-term derivative liability	2,661,548
Asset retirement obligation	1,698,509
Deferred income taxes	42,606,199
50,750,308
Net purchase price	$105,143,491

The reserve report prepared by Williamson Petroleum Consultants, Inc., Tandem’s independent petroleum engineers, dated as of December 31, 2005, assumes that Tandem will expend approximately $26.2 million in expenditures in 2006 to drill a number of existing proved undeveloped locations, with the intent of  converting them into proved developed producing locations, thereby generating new cash flows. Although cash flow from operations for 2005 was only $6.3 million, only seven months of the results of operations of Shamrock were included in Tandem’s financial statements for the year ended December 31, 2005 and increased cash flow should result with the inclusion of a full year of Shamrock results which could be used to fund the capital expenditure program. Nevertheless, Tandem expects that some of these expenditures will be deferred until 2007 based on the current cash flow forecast for 2006. To the extent that actual costs exceed cash provided by operating activities, Tandem will need to either reduce its capital expenditures or seek additional capital resources primarily by attempting to increase its borrowing capacity with its bank. Furthermore, the level of expenditures is subject to the availability of third party vendor services required to execute its drilling program. Additionally, Tandem’s actual expenditures during 2006 may be substantially higher or lower than these estimates since plans for developmental activities may change during the year in response to drilling results or additional opportunities which Tandem may identify in the course of the year and for which it has adequate sources of financing available.

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2005

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Shamrock Energy Corporation Pro Forma 1/1/05- 5/31/05	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined – No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined – Maximum Allowable Conversion
				Dr	Cr			Dr	Cr
Revenues
Oil and gas sales	$13,757,713	$—	$2,444,993	$—	$—		$16,202,706	$—	$—		$16,202,706
Costs and expenses
Lease operating expense	4,273,420	—	960,490	—	—		5,233,910	—	—		5,233,910
General and administrative	1,824,676	167,274	37,500	525,000	—	A	2,554,450	—	—		2,554,450
Stock-based compensation	18,635,753	—	—	4,033,333	18,635,753	C	4,033,333	—	—		4,033,333
Depreciation, depletion and amortization	1,750,620	—	42,117	4,062,556	—	D	5,855,293	—	—		5,855,293
Accretion of asset retirement obligation	120,209	—	—	—	—		120,209	—	—		120,209
Total costs and expenses	26,604,678	167,274	1,040,107	8,620,889	18,635,753		17,797,195	—	—		17,797,195
Operating income (loss)	(12,846,965)	(167,274)	1,404,886	8,620,889	18,635,753		(1,594,489)	—	—		(1,594,489)
Other income (expense):
Interest income	—	476,102	—	476,102	—	B	—		—		—
Interest (expense)	(1,726,583)	(5,000)	(117,188)	—	1,848,771	B	—	1,474,974	—	G	(1,474,974)
Partnership income (loss)	8,399	—	—	—	—		8,399	—	—		8,399
Change in fair value of derivatives	(4,702,419)	—	—	—	—		(4,702,419)	—	—		(4,702,419)
Gain on sale of real estate held for development	707,239	—	—	—	—		707,239	—	—		707,239
Other	69,794	—	—	—	—		69,794	—	—		69,794
Total other income (expense), net	(5,643,570)	471,102	(117,188)	476,102	1,848,771		(3,916,987)	1,474,974	—		(5,391,961)
Income (loss) before income taxes	(18,490,535)	303,828	1,287,698	9,096,991	20,484,524		(5,511,476)	1,474,974	—		(6,986,450)
Income tax (benefit) expense
Pro forma (benefit) provision
Current	(658,264)	28,100	—	630,164	1,939,000	E, F	(1,939,000)	—	516,000	H	(2,455,000)
Deferred	(657,850)	—	—	657,850	—	F	—	—	—		—
Total income tax (benefit) expense	(1,316,114)	28,100	—	1,288,014	1,939,000		(1,939,000)	—	516,000		(2,455,000)
NET INCOME (LOSS)	$(17,174,421)	$275,728	$1,287,698	$10,385,005	$22,423,524		$(3,572,476)	$1,474,974	$516,000		$(431,450)

Pro forma weighted average common shares outstanding		18,000,000			476,191		18,476,191	2,878,560			15,597,631
Pro forma loss per common share							$(0.19)				$(0.29)

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
December 31, 2005

Income Statement Pro Forma Notes to Pro Forma Statement of Operations for the year ended December 31, 2005 Assuming no conversions:

Note A	To provide for compensation expense of Platinum’s officers for services from the period commencing January 1, 2005.

	Expense	General and Administrative Expense – officers salary and expense	$525,000.00

Note B

To eliminate interest income earned on IPO proceeds which would have been applied to the merger as of January 1, 2005, and to eliminate interest expense on long-term indebtedness paid off with the proceeds.

	Expense	Interest Income	$476,102.00
	Income	Interest Expense	(1,848,771.00)

Note C	To eliminate stock based compensation associated with transactions that will not result in recurring expense and provide for anticipated stock compensation expense.

	Expense	Stock based compensation	$4,033,333.00
	Income	Stock-based compensation	(18,635,753.00)

Note D	To increase depletion allowance related to the allocation of purchase price to the fair value of oil and gas properties acquired.

	Expense	Depletion expense	$4,062,556.00

Note E	To reflect the reduction in income tax expense associated with the effect on pro forma income of Notes A-D.

	Income	Income Tax Expense	$(1,939,000.00)

Note F	To reverse historical tax benefit benefit of Tandem.

	Expense	Income Tax Benefit – current	$(630,164.00)
	Expense	Income Tax Benefit – deferred	(657,850.00)

Assuming maximum conversion:

Note G	To reflect interest expense incurred from January 1, 2005 on indebtedness that would be required to fund the conversion of shares.

	Expense	Interest expense	$1,474,974.00

Note H	To reflect the reduction in income tax expense associated with the effect on pro forma income of Note F.

	Income	Income Tax Expense	$(516,000.00)

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined – No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined – Maximum Allowable Conversion
Assets			Dr	Cr			Dr	Cr

Current assets:
Cash and cash equivalents	$2,613,198	$88,823	$106,607,221	$104,195,331	1,3,4	$5,113,911				$5,113,911
Cash held in trust	—	106,607,221		106,607,221	1	—				—
Accounts receivable:										—
Oil and gas sales	1,925,110	—	—	—		1,925,110				1,925,110
Affiliates and other, net	784,797	—	—	—		784,797				784,797
Inventory	43,703	—	—	—		43,703				43,703
Federal income tax receivable	705,824	—	—	—		705,824				705,824
Other current assets	301,578	55,008	—	266,667	3	89,919				89,919
Total current assets	6,374,210	106,751,052	106,607,221	211,069,219		8,663,264				8,663,264
Property and equipment:
Oil and gas properties, full cost method	21,927,511	—	121,731,997	—	3,4,5	143,659,508				143,659,508
Less accumulated Depletion	—	—	—	—		—				—
Other fixed assets rigs, equipment, office	505,561	—	—	—		505,561				505,561
Less accumulated Depreciation	—	—	—	—		—				—
	22,433,072	—	121,731,997	—		144,165,069				144,165,069
Other assets:										—
Deferred tax asset	—	—	5,000,000	—	3	5,000,000				5,000,000
Investment in partnership	35,324	—	—	—		35,324				35,324
Performance deposit	—	500,000	—	500,000	3	—				—
Deferred acquisition costs	—	448,160	—	448,160	4	—				—
Deferred fees, net of amortization	311,111	—	—	311,111	3	—				—
Real estate held for development	585,863	—	—	—		585,863				585,863
Total assets	$29,739,580	$107,699,212	$233,339,218	$212,328,490		$158,449,520				$158,449,520

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined – No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined –Maximum Allowable Conversion
Liabilities and Stockholders’ Equity (Deficit)			Dr	Cr			Dr	Cr

Current liabilities:
Accounts payable:
Trade	$1,256,775	$—	$—	$—		$1,256,775	$—	$—		$1,256,775
Oil and gas sales	140,227	—	—	—		140,227	—	—		140,227
Current portion of long-term debt	—	—	—	—		—	—	—		—
Fair value of commodity derivatives	1,458,382	—	—	—		1,458,382	—	—		1,458,382
Due to related party	—	31,275	—	—		31,275	—	—		31,275
Accrued liabilities and other	928,668	348,444	—	—		1,277,112	—	—		1,277,112
Income taxes payable	—	76,000	—	—		76,000	—	—		76,000
Total current liabilities	3,784,052	455,719	—	—		4,239,771	—	—		4,239,771
Long-term debt, net of current portion	42,000,000	—	42,000,000	—	3	—	—	—		—
Deferred tax liability	—			42,606,199	5	42,606,199	—	—		42,606,199
Fair value of commodity derivatives – non-current	2,661,548	—	—	—		2,661,548	—	—		2,661,548
Indebtedness-redemption liability funding	—	—	—	—		—	—	21,310,783	7	21,310,783
Common stock, subject to redemption, 2,878,560 shares at conversion value	—	21,310,783	21,310,783	—	2	—	21,310,783	21,310,783	6,7	—
Asset retirement obligation	1,698,509	—	—	—		1,698,509	—	—		1,698,509
Total liabilities	50,144,109	21,766,502	63,310,783	42,606,199		51,206,027	21,310,783	42,621,566		72,516,810

Stockholders’ equity (deficit):
Preferred stock	—	—	—	—		—	—	—		—
Common stock		1,800	—	—		1,800	—	—		1,800
Net Equity (Deficit) Tandem	(20,404,529)		—	20,404,529	2	—	—	—		—
Additional paid-in capital		85,423,954	—	21,310,783	2	106,734,737	21,310,783	—	6	85,423,954
Retained earnings (deficit)	—	506,956	—			506,956	—	—		506,956
Total stockholders’ equity (deficit)	(20,404,529)	85,932,710	—	41,715,312		107,243,493	21,310,783	—		85,932,710
Total liabilities and stockholders’ equity (deficit)	$29,739,580	$107,699,212	$63,310,783	$84,321,511		$158,449,520	$42,621,566	$42,621,566		$158,499,420

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2006

	Tandem Energy Holdings, Inc.	Platinum Energy Resources, Inc.	Pro Forma Adjustments – No Conversion		Notes	Pro Forma Combined – No Conversion	Pro Forma Adjustments – Maximum Allowable Conversion		Notes	Pro Forma Combined – Maximum Allowable Conversion
			Dr	Cr			Dr	Cr
Revenues
Oil and gas sales	$4,600,041	$—	$—	$—		$4,600,041	$—	$—		$4,600,041
Costs and expenses
Lease operating expense	1,511,189	—	—	—		1,511,189	—	—		1,511,189
General and administrative	628,098	204,267	131,250	—	A	963,615	—	—		963,615
Stock-based compensation	—	—	833,333	—	C	833,333	—	—		833,333
Depreciation, depletion and amortization	528,429	—	1,093,836	—	D	1,622,265	—	—		1,622,265
Accretion of asset retirement obligation	32,878	—	—	—		32,878	—	—		32,878
Total costs and expenses	2,700,594	204,267	2,058,419	—		4,963,280	—	—		4,963,280
Operating income (loss)	1,899,447	(204,267)	2,058,419	—		(363,239)	—	—		(363,239)
Other income (expense):
Interest income	—	483,395	483,395	—	B	—		—		—
Interest (expense)	(811,423)	—	—	811,423	B	—	372,939	—	G	(372,939)
Partnership income (loss)	—	—	—	—		—	—	—		—
Change in fair value of derivatives	501,764	—	—	—		501,764	—	—		501,764
Gain on sale of property, other	368,067	—	—	—		368,067	—	—		368,067
Other	19,832	—	—	—		19,832	—	—		19,832
Total other income (expense), net	78,240	483,395	483,395	811,423		889,663	372,939	—		516,724
Income (loss) before income taxes	1,977,687	279,128	2,541,814	811,423		526,424	372,939	—		153,485
Income tax benefit (expense)
Pro forma benefit (provision)					E	(172,000)		131,000	H	(42,000)
Current	—	(47,900)	172,000	47,900	F	—	—	—		—
Deferred	—	—	—	—		—	—	—		—
Total income tax benefit (expense)	—	(47,900)	172,000	47,900		(172,000)	—	131,000		(42,000)
NET INCOME (LOSS)	$1,977,687	$231,228	$2,713,814	$859,323		$354,424	$(372,939)	$131,000		$111,485

Pro forma weighted average common shares outstanding		18,000,000		119,048		18,119,048	2,878,560			15,240,488
Pro forma loss per common share						$0.02				$0.01
Pro forma book value per common share						$5.92				$5.64

PLATINUM ENERGY RESOURCES, INC./TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
MARCH 31, 2006

Balance Sheet pro forma notes
Assuming no conversions:

Note 1	Represents the transfer of 100% of cash and interest income from the trust account to operating cash upon consummation of the merger.

	Increase	Cash	$106,607,221.00
	Decrease	Cash held in trust	(106,607,221.00)

Note 2	Represents the conversion liability reflected on the Company’s balance sheet being transferred to equity, consistent with Note 1.

	Decrease	Common stock subject to redemption	$21,310,783.00
	Increase	Additional paid-in capital	(21,310,783.00)

Note 3

Represents the application of the adjusted cash purchase price to the excess of fair value over the cost of the assets acquired, the payoff of long-term indebtedness and elimination of deferred costs associated with the long-term indebtedness.

	Increase	Oil and Gas properties	$75,305,798.00
	Decrease	Long-term debt – revolving line of credit	42,000,000.00
	Increase	Deferred tax asset	5,000,000.00
	Increase	Equity Accounts – Tandem	(20,404,529.00)
	Decrease	Other current assets	(266,667.00)
	Decrease	Deferred fees	(311,111.00)
	Decrease	Performance Deposit	(500,000.00)
	Decrease	Cash	(100,823,491.00)

Note 4	Represents merger transaction costs allocated to fair value of oil and gas properties.

	Increase	Oil and Gas properties	$3,820,000.00
	Decrease	Cash	(3,371,840.00)
	Decrease	Deferred acquisition costs	(448,160.00)

Note 5	Represents deferred taxes liability associated with allocating purchase price to the fair value of assets acquired in the merger transaction.

	Increase	Oil and Gas properties	$42,606,199.00
	Decrease	Deferred Tax Liability	(42,606,199.00)

Assuming maximum conversions:

Note 6	Represents the establishment of the conversion liability assuming the maximum eligible are tendered for conversion.

	Decrease	Additional paid-in capital	$21,310,783.00
	Increase	Common stock subject to redemption	(21,310,783.00)

Note 7	Represents amount of borrowed funds assumed to be required for the conversion liability.
		Common stock subject to redemption	$21,310,783.00
		Redemption funding Loan LT	(21,310,783.00)

Income Statement Pro forma notes
Assuming no conversions:

Note A	To provide for compensation expense of the Company’s officers for services from the period commencing January 1, 2006 to March 31, 2006.

	Expense	General and Administrative Expense – officers salary and expense	$131,250.00

Note B

To eliminate interest income earned on IPO proceeds which would have been applied to the merger as of January 1, 2005, and to eliminate interest expense on long-term indebtedness paid off with the proceeds.

	Expense	Interest Income	$483,395.00
	Income	Interest Expense	(811,423.00)

Note C	To provide for estimated stock-based compensation expense.

	Expense	Stock-based Compensation	$(833,333.00)

Note D	To increase depletion allowance related to the allocation of purchase price to the fair value of oil and gas properties acquired.

	Expense	Depletion Expense	$(1,093,836.00)

Note E	To reflect the reduction in income tax expense associated with the effect on pro forma income of Notes A-F.

	Income	Income Tax Expense	$(172,000.00)

Note F	To reverse historical tax benefit of Tandem.

	Expense	Income Tax Benefit – current	$(47,900.00)

Assuming maximum conversion:

Note G	To reflect interest expense incurred from January 1, 2006 on indebtedness that would be required to fund the conversion of shares.

	Expense	Interest expense	$372,939.00

Note H	To reflect the reduction in income tax expense associated with the effect on pro forma income of Note F.

	Income	Income Tax Expense	$(130,000.00)

AMENDMENT PROPOSAL

The amendment and restatement of Platinum’s certificate of incorporation will substantially involve the deletion of the preamble and sections A through D, inclusive, of Article Sixth of Platinum’s certificate of incorporation upon consummation of the merger. Other non-substantive revisions are also contemplated as indicated in the Amended and Restated Certificate of Incorporation set forth in Annex B.

Article Sixth of the Company’s certificate of incorporation sets forth that certain provisions of the certificate of incorporation shall apply during the period from the filing of the certificate of incorporation through the consummation of any business combination and that the certificate of incorporation shall not be subject to amendment prior to the consummation of such business combination. The provisions proposed to be deleted relate to the operation of Platinum as a blank check company prior to the consummation of a business combination. Such provisions will not be applicable upon the consummation of the merger in any event. Under the terms of the certificate of incorporation, after the consummation of a business combination, the certificate of incorporation  may be amended and, as it was not intended that the provisions which are the subject of the proposed amendment be operative once a business combination was consummated, these are sought to be deleted in the proposed amendment.

The approval of the amendment proposal is not a condition to the consummation of the merger but if the merger proposal is not approved, this proposal will not be presented at the special meeting.

Recommendation and Vote Required

The approval of the amendment and restatement of the certificate of incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Platinum common stock on the record date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

LONG-TERM INCENTIVE COMPENSATION PLAN PROPOSAL

Background

Platinum’s 2006 Long-Term Incentive Plan has been approved by Platinum’s board of directors and the Plan will take effect upon consummation of the merger, subject to the approval of our stockholders. The approval of the incentive compensation plan proposal is not a condition to the approval of the merger but if the merger proposal is not approved, this proposal will not be presented at the special meeting.

The purposes of our Plan are to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

We may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to our officers and key employees, and those of our subsidiaries. In addition, the Plan authorizes the grant of non-qualified stock options and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all classes of our employees are eligible to participate in our Plan. No options, restricted stock or other awards under the Plan have been made or committed to be made as of the date of this proxy statement.

The following is a summary of the material provisions of our Plan and is qualified in its entirety by reference to the complete text of our Plan, a copy of which is attached to this proxy statement as Annex C. We cannot determine the benefits to be received by our directors or officers under the Plan, or the benefits that would have been received by our directors and officers in 2005 had the Plan been in effect in 2005.

Stock Subject to the 2006 Plan

We have reserved a maximum of 4 million shares of our authorized common stock for issuance upon the exercise of awards to be granted pursuant to our Plan.  Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or other similar transactions, the number of shares of our common stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Administration

Our board will establish a compensation committee that, among other duties, will administer the Plan. The compensation committee will be composed of at least three members of the board, a majority of whom will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of our compensation committee will serve at the pleasure of our board.  In connection with the administration of our Plan, the compensation committee, with respect to awards to be made to any person who is not one of our directors, will:

•

determine which employees and other persons will be granted awards under our Plan;

•

grant the awards to those selected to participate;

•

determine the exercise price for options; and

•

prescribe any limitations, restrictions and conditions upon any awards.

With respect to stock options or restricted stock awards to be made to any of our directors, the compensation committee will make recommendations to our board of directors as to:

•

which of such persons should be granted stock options, restricted stock awards, performance units or stock appreciation rights;

•

the terms of proposed grants of awards to those selected by our board of directors to participate;

•

the exercise price for options; and

•

any limitations, restrictions and conditions upon any awards.

Any grant of awards to any of directors under our Plan must be approved by our board of directors.

In addition, the compensation committee will:

•

interpret our Plan; and

•

make all other determinations and take all other action that may be necessary or advisable to implement and administer our Plan.

Types of Awards

Our Plan permits the compensation committee to grant the following types of awards.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Plan will be determined by our board of directors or a committee of the board at the time of the grant, but will not be less than fair market value on the date of the grant. Our board of directors or a committee of the board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the board of directors or committee of the board may, in its discretion, impose limitations on exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Plan will vest upon the occurrence of a change of control, as defined in the Plan. Our Plan also contains provisions for our board of directors or a committee of the board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

Our Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more that 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our board of directors or the committee of the board may determine, equal in value to the exercise price. However, only shares of our common stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. The maximum number of shares subject to stock options that may be awarded in any fiscal year to any employee may not exceed 100,000 and the number of shares subject to stock options that may be awarded in any fiscal year to any director may not exceed 10,000. In no event may a stock option be exercised after the expiration of its stated term.

Stock Appreciation Rights. A stock appreciation right permits the grantee to receive an amount (in cash, common stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the Plan will be determined by the board of directors or a committee of the board; provided, however, that such exercise price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the board of directors or a committee of the board.

Restricted Stock. Restricted shares of our common stock may be granted under our Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the board of directors or a committee of the board may determine to be appropriate at the time of making the award. In addition, the board of directors or a committee of the board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The board of directors or a committee of the board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee. The maximum number of restricted shares that may be awarded under the Plan to any employee may not exceed 100,000 shares and the number of restricted shares that may be awarded in any fiscal year to any director may not exceed 10,000 shares.

Performance Units. The Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of our common stock on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the board of directors or a committee of the board or required by law. Such awards are subject to the fulfillment of conditions that may be established by the board of directors or a committee of the board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Performance Bonus. The Plan permits grants of performance bonuses, which may be paid in cash, common stock or combination thereof as determined by the board of directors or a committee of the board. The maximum value of performance bonus awards granted under the Plan shall be established by the compensation committee at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the compensation committee. The performance targets will be determined by the board of directors or a committee of the board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the board of directors or a committee of the board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of such determination. Any payment made in shares of common stock will be based upon the fair market value of the common stock on the payment date. The maximum amount of any performance bonus payable to a participant in any calendar year is $500,000.

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable on a limited basis. Restricted stock awards are not transferable during the restriction period.

Change of Control Event

The Plan provides for the acceleration of any unvested portion of any outstanding awards under the Plan upon a change of control event.

Termination of Employment/Relationship

Awards granted under our Plan that have not vested will generally terminate immediately upon the grantee’s termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The board of directors or a committee of the board may determine at the time of the grant that an award agreement should contain provisions permitting the grantee to exercise the stock options for any stated period after such termination, or for any period the board of directors or a committee of the board determines to be advisable after the grantee’s employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee’s employment, twelve months after termination of the optionee’s employment due to disability and three years after termination of the optionee’s employment due to death. The board of directors or a committee of the board may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to the board of directors or a committee of the board following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

As described above, our Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under our Plan, or our obligations with respect to awards outstanding under our Plan may, but need not, be assumed by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Plan is assumed, the stock issuable with respect to awards previously granted under our Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Plan.

Amendment of the Plan

Our board may amend our Plan at any time. However, without stockholder approval, our Plan may not be amended in a manner that would:

•

increase the number of shares that may be issued under our Plan;

•

materially modify the requirements for eligibility for participation in our Plan;

•

materially increase the benefits to participants provided by our Plan; or

•

otherwise disqualify our Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our Plan may not be impaired or affected by any amendment of our Plan, without the consent of the affected grantees.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. Stock appreciation rights granted under the Plan must be settled in common stock. Therefore, stock appreciation rights granted under the Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding.

When we make a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the vesting period of the award. The fair value of a restricted stock award is equal to the fair market value of our common stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Plan.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options. An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights. A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock Award. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses. A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with performance awards granted under the Plan should not be limited by Section 162(m) of the Code. The Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of one of the performance goals set forth in the Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Recommendation and Vote Required

Approval of our incentive compensation plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND AUTHORIZATION OF THE PLATINUM ENERGY RESOURCES, INC. 2006 LONG-TERM INCENTIVE COMPENSATION PLAN.

OTHER INFORMATION RELATED TO PLATINUM

Business of Platinum

Platinum was formed on April 25, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the global oil and gas E&P industry. Prior to executing the merger agreement with Tandem, Platinum’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Platinum consummated its IPO on October 28, 2005. The net proceeds of our IPO, after payment of underwriting discounts and expenses, were $106,472,000. Of that amount, $105,408,000 was placed in the trust account and invested in municipal money market funds. The remaining proceeds have been used by Platinum in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Platinum. The trust account contained approximately $ __________ as of _______________, 2006, the record date. If the merger with the Tandem is consummated, the trust account will be released to Platinum, less the amounts paid to stockholders of Platinum who do not approve the merger and elect to convert their shares of common stock into their pro rata share of the trust account.

Fair Market Value of Target Business

Platinum has indicated in its IPO that the initial target business that Platinum acquires must have a fair market value equal to at least 80% of Platinum’s net assets at the time of such acquisition. Platinum’s board of directors determined that this test was met in connection with its acquisition of Tandem. Further, Platinum has received an opinion from C. K. Cooper & Company, Inc. that this test has been met.

Stockholder Approval of Business Combination

Platinum will proceed with the acquisition of Tandem only if a majority of the shares of Platinum common stock issued in our IPO present in person or by proxy is voted in favor of the merger. Platinum’s initial stockholders, who purchased their shares of common stock prior to its IPO and presently own an aggregate of 20% of the outstanding shares of Platinum, have agreed to vote their common stock acquired prior to the IPO on the merger proposal in accordance with the vote of holders of a majority of the outstanding shares of Platinum’s common stock issued in the IPO. If the holders of 20% or more of Platinum’s common stock issued in our IPO vote against the merger proposal and demand that Platinum convert their shares into their pro rata share of the trust account, then Platinum will not consummate the merger. If the merger is not consummated and Platinum is unable to find another business combination to enter into by April 28, 2007, Platinum will be forced to liquidate.

Liquidation If No Business Combination

Platinum’s certificate of incorporation provides for mandatory liquidation of Platinum in the event that Platinum does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated within such 18-month period. Such dates are April 28, 2007 and October 28, 2007, respectively. Platinum signed a definitive merger agreement with Tandem on January 26, 2006. As a result of having signed the merger agreement, Platinum satisfied the extension criteria and now has until October 28, 2007 to complete the merger.

If Platinum does not complete the merger by October 28, 2007, or if the merger is terminated and Platinum fails to enter into another definitive agreement regarding a business combination by April 28, 2007, Platinum will be dissolved and will distribute to all of its stockholders who hold shares that were issued in the IPO, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Platinum’s stockholders who acquired their Platinum stock prior to Platinum’s IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to Platinum’s warrants.

If Platinum were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the per share liquidation price as of March 31, 2006 would be approximately $7.40, or $0.60 less than the per unit offering price of $8.00 in Platinum’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of Platinum’s creditors and there is no assurance that the actual per share liquidation price will not be less than $70.40, due to those claims. If Platinum liquidates prior to the consummation of a business combination, Mark Nordlicht, chairman of the board, and Barry Kostiner, chief executive officer, will be personally liable to pay debts and obligations to vendors and other entities that are owed money by Platinum for services rendered or products sold to Platinum, or to any target business, to the extent such debts and obligations are not covered by Platinum’s assets, excluding amounts in the trust agreement. There is no assurance, however, that they would be able to satisfy those obligations.

If Platinum fails to complete the business combination with Tandem by October 28, 2007, upon notice from Platinum, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares issued in the IPO.

The stockholders holding shares of Platinum common stock issued in the IPO will be entitled to receive funds from the trust account only in the event of Platinum’s liquidation or if the stockholders seek to convert their respective shares into cash and the merger is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Facilities

Platinum maintains executive offices at 25 Phillips Parkway, Montvale, New Jersey 07645 pursuant to a sublease. The term of the sublease commences on March 1, 2006 and expires February 28, 2009, subject to earlier termination. Platinum may terminate without penalty within a year of the commencement date by providing the sublessor two months’ prior written notice. Prior to the first anniversary of the commencement date, the sublessor may give notice to Platinum that it has found an alternative tenant, at which point Platinum has 10 days to elect to continue the sublease for the full term or vacate within two months. Gross rent, including annual escalations and electric charge, approximated $20,000 for each year of the three year lease term, subject to earlier termination as described. Platinum considers its current office space adequate for current operations.

Employees

Platinum has five executive officers and five directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to our affairs. Platinum does not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Platinum completed its initial public offering on October 28, 2005. Platinum has registered its securities under the Securities Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, Platinum’s annual reports contain financial statements audited and reported on by Platinum’s independent accountants. Platinum has filed with the Securities and Exchange Commission a Form 10-Q for the fiscal quarters ended September 30, 2005 and March 31, 2006 and a Form 10-K covering the period from April 25, 2005 (inception) through December 31, 2005.

Legal Proceedings

There are no legal proceedings pending against Platinum.

BUSINESS OF TANDEM

Overview

Tandem Energy Holdings, Inc. (“Tandem”) is a publicly traded, non-reporting company.  It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April, 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific Medical Group ceased operations and its charter was revoked in July, 2002. In February, 2005, promoters purchased Pacific Medical Group and caused its name to be changed to Tandem Energy Holdings, Inc. At about the same time, a 1 for 500 reverse split of the common stock of Tandem was effected which resulted in reducing the number of shares of Tandem common stock outstanding to 16,322 and the company’s trading symbol was also changed to TDYH.PK.

In August, 2004, Mr. Lance Duncan approached Mr. Jack Chambers, a principal of Shamrock Energy Corporation, a privately held Texas corporation engaged in the oil and gas E&P industry (“Shamrock”), regarding the possible acquisition of certain of the assets of Shamrock (the “Shamrock Assets”) by Mr. Duncan. Discussions ensued and, as a consequence of these discussions, Mr. Duncan met Mr. Tim Culp, one of the other principals of Shamrock (together with Mr. Chambers and Mr. Tim Culp’s brother, Mr. P. Dyke Culp). Mr. Duncan became aware of the fact that, in addition to being a principal in Shamrock, Mr. Tim Culp was also one of two stockholders in Tandem Energy Corporation, a privately held Colorado corporation engaged in the oil and gas E&P business (“TEC”), and that TEC was for sale. Discussions among Messrs. Lance Duncan, Tim Culp and Jack Chambers resulted in an oral understanding on the principal terms pursuant to which Mr. Duncan would purchase the Shamrock Assets and the stock of TEC subject to Mr. Duncan obtaining the necessary financing for the acquisitions. Mr. Duncan was introduced to Messrs. Ronald G. Williams and Lyle J. Mortensen (together, the “Promoters”) who committed to help structure the transaction and arrange for the necessary financing. Also, Mr. Todd Yocham, an experienced engineer with expertise in the oil and gas E&P industry, was engaged to perform engineering work needed for the financing.

Under the plan proposed by the Promoters to Mr. Duncan, the stock of TEC and the Shamrock Assets would be rolled up into a newly-incorporated, non-public entity which it was contemplated would then be acquired by Tandem. In February, 2005, one of the Promoters incorporated a new Texas corporation to facilitate the acquisition of TEC and the Shamrock Assets and, on or about March 1, 2005, that entity entered into an agreement with Shamrock to purchase the Shamrock Assets and an agreement with Messrs. Tim Culp and Joe Bullard, the other stockholder of TEC, to acquire all of the outstanding shares of capital stock of TEC. The necessary financing for these acquisitions was not obtained and the transactions were not consummated.

In early March, 2005, Mr. Mortensen, as sole director of Tandem (he resigned from that position on March 30, 2005), authorized the issuance of 20 million shares of common stock of Tandem to himself, a portion of which were subsequently transferred, on or about March 17, 2005, to various parties including the principals of TEC and Shamrock, Messrs. Tim Culp, Dyke Culp and Jack Chambers. It is Tandem’s position that no consideration was ever received by Tandem for these shares and the board of directors of Tandem subsequently cancelled these shares. All of the certificates evidencing these shares (including those which had been issued to Messrs. Tim Culp, Dyke Culp and Jack Chambers), except for certificates for the 2.878 million shares that Mr. Mortensen caused to be transferred to a corporation controlled by him, were returned to Tandem and cancelled. The certificates held by Mr. Mortensen’s affiliate, and the shares represented by those certificates, were not returned but are not considered by Tandem to be outstanding (though Tandem has recently learned that Mr. Mortensen’s affiliate has attempted to transfer 2.7 million of such shares to a third party).

After it became apparent that the Promoters could not obtain the necessary financing for the acquisitions, Tandem entered into discussions with Messrs. Tim Culp, Dyke Culp and Jack Chambers, which resulted in restructuring of the transactions so that (1) TEC would obtain bank financing to redeem the shares held by Mr. Joe Bullard (who did not want to participate in a seller financed transaction), and to finance the purchase of the Shamrock Assets and (2) Tandem would purchase all of the outstanding stock of TEC from Mr. Tim Culp. It was contemplated that the transactions as well as the financing thereof would occur as contemporaneous transactions.

Having concerns about the Tandem stock issued without consideration, Mr. Tim Culp advised the board of Tandem that he was unwilling himself to enter into new agreements unless the board cancelled the 20 million shares of Tandem that Mr. Mortensen had caused to be issued.

The board of Tandem agreed to these conditions, and new agreements between Tandem and Mr. Tim Culp, on one hand, and Shamrock and TEC, on the other, reflecting the re-structured transactions were executed on or about June 1, 2005 and, after financing for TEC to redeem the shares of its stock owned by Mr. Bullard was obtained from Guaranty Bank, the transactions were consummated contemporaneously on June 8, 2005. As a consequence of the consummation of the transactions, TEC (by this time including the Shamrock Assets) became a wholly-owned subsidiary of Tandem and the principals of TEC and Shamrock received, together with other consideration, shares of common stock of Tandem as follows:

Mr. Tim Culp	6,000,000
Mr. Dyke Culp	500,000
Mr. Jack Chambers	4,000,000

In addition, on or about June 1, 2005, Tandem also issued shares of its common stock to the following members of management in order to secure their continued services:

Mr. Tim Culp	1,786,983
Mr. Jack Chambers	1,191,322
Mr. Michael Cunningham	2,595,661
Mr. Todd Yocham	2,595,661
Mr. Dyke Culp	148,915
Mr. Rex Chambers	324,458
Mr. Toben Scott	500,000
Mr. Donald Mixon	100,000	(June 14)
Mr. Ronald Chambers	20,000

None of Messrs. Tim Culp, P. Dyke Culp, Jack Chambers, Rex Chambers, Todd Yocham, Michael Cunningham, Toben Scott, Donald Mixon or Ronald Chambers have sold any of their respective interests in Tandem since their acquisitions of these interests. Mr. Chambers is the subject of an Order of Permanent Injunction resulting from proceedings instituted against him and his father in 1984 by the Securities and Exchange Commission; the Order enjoins Mr. Chambers from, directly or indirectly, engaging in the sale or offer for sale of securities in the form of fractional undivided interests in oil or gas leases of Chambers Oil and Gas or any other security without a registration statement being in effect or an exemption from registration otherwise being available.

Prior to consummation of the acquisition of TEC on June 8, 2005, Tandem owned no oil and gas assets.  Upon the consummation of the acquisitions by Tandem of TEC and the simultaneous acquisition by TEC of Shamrock Assets, the percentage of Tandem’s assets represented by the Shamrock Assets was approximately 49% and the percentage of Tandem’s assets represented by the TEC acquisition (exclusive of the Shamrock Assets) was approximately 51%.  The transactions are further described below.

As indicated above, a third party has recently raised a claim of ownership of 2.7 million shares of Tandem, that have purportedly been transferred to such third party by an affiliate of Mr. Mortensen’s, these being a portion of the same shares that the Board of Directors cancelled in 2005. The third party claims that these shares were received in connection with the partial satisfaction of a judgment against Mr. Ronald G. Williams and his co-defendants (including Select Capital Advisors of which Mr. Mortensen is believed to be a principal) in a case otherwise unrelated to Tandem. Tandem is vigorously contesting the ownership claims of this third party and has filed a lawsuit in Nevada District Court seeking a declaration by the court that the certificates evidencing the shares issued to Mr. Mortensen and subsequently transferred to his affiliate were not validly issued, that such shares should be cancelled by the transfer agent in accordance with the previous instructions of Tandem’s board, and that the third party does not have a valid claim to or interest in the shares. Tandem is also seeking, in the interim, an injunction prohibiting the transfer agent from effecting a transfer of the shares or taking any other action with respect to the certificates representing the shares, except actions previously directed by the board.

Tandem Acquisitions

TEC Stock Redemption Agreement

On June 8, 2005, TEC purchased and retired one-half of TEC’s outstanding common stock from one of its two stockholders, Mr. Joe Bullard, for $13.0 million.

Acquisition of Shamrock Assets by TEC

As part of the restructured transactions, TEC acquired the Shamrock Assets, comprised largely of oil and gas properties, for $33.3 million. At the date of the Shamrock acquisition, TEC’s then sole stockholder, Mr. Tim Culp, also owned or controlled two-thirds of the outstanding stock of Shamrock. The remaining one-third of Shamrock was owned or controlled by Mr. Jack Chambers who received approximately $13.4 million, including cash of $2.6 million, the issuance of a $3.0 million note payable, repayment of certain Shamrock debt totaling $1.6 million and 4.0 million shares of Tandem common stock valued at $1.55 per share, or $6.2 million, for his one-third interest.

In connection with the acquisition of the two-thirds interest in Shamrock, TEC paid to Messrs. Tim and Dyke Culp, $19.9 million, including payment of cash totaling $5.3 million, notes payable of $6.0 million, and the repayment of certain Shamrock debt totaling approximately $3.2 million, and issued to Messrs. Culp an aggregate 3.5 million shares of Tandem common stock valued at $1.55 per share or $5.4 million.

Acquisition of TEC

As indicated above, the transactions were restructured and Mr. Tim Culp, TEC’s sole stockholder after the redemption of Mr. Bullard’s interest, agreed to accept Tandem’s promissory note in the amount of $12.0 million and equity in the form of 3.0 million shares of Tandem common stock in consideration for all of the issued and outstanding shares of TEC.

Mixon Drilling Acquisition

In 2005, Tandem formed a wholly owned subsidiary and purchased two drilling rigs from third parties to be used exclusively to drill Tandem’s drilling locations. Such purchases were consummated on June 14, 2005 and September 26, 2005 as to each rig purchased for approximately $250,000 each. As previously indicated, rig availability, especially to smaller independent oil companies, is an ongoing concern in the E&P industry. Often, a small independent oil company’s ability to drill new wells is dependent on the contract drilling company’s rig availability. Under Tandem’s current strategy, it can deploy its rigs when and wherever they are needed, and thereby execute its drilling plan on its own terms.

Business Strategy

Tandem’s primary business strategy is to provide long-term growth in stockholder value by drilling, developing and exploiting its existing oil and gas properties. Tandem is currently engaged in an active drilling and workover program in order to achieve this goal.

Through a number of identifiable synergies, Tandem believes that it is in a unique position to exploit its inventory of identified prospects more effectively and efficiently than many other small independents.

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Virtually all of Tandem’s value is associated with properties that it operates. Having operations is key to its ability to execute a flexible business plan.

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Tandem has approximately 21,000 acres under lease and substantially all of these leases are held by production. As a result, these leases will remain in force until production ceases.

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Tandem’s properties should afford Platinum with numerous, as yet untapped, drilling opportunities such as infill drilling locations of several Tandem properties.

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One of the major concerns in companies Tandem’s size is the availability of drilling rigs in the continental United States. To mitigate that concern, Tandem owns two drilling rigs capable of drilling in all of our operating areas except for the Tomball Field in southeast Texas.

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In addition to the drilling opportunities, there appears to be extensive upside in upgrading two existing fields currently under waterflood, which have been neglected for some time prior to Tandem’s acquisition of them.

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Tandem’s properties are located primarily in Texas and southeast New Mexico and are not confined to one geographic area. Therefore, catastrophic weather conditions such as the 2005 hurricanes along the Gulf Coast should not cause significant changes to the operating or financial condition of Tandem.

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Tandem has assembled a talented team of technical and operationally adept professionals who are capable of executing its business plan.

In addition to its exploitation strategy, Tandem is continually evaluating potential low risk strategic acquisitions that might complement its existing business plan. Tandem believes there exists significant opportunities to exploit mature fields that may have substantial remaining reserves. As the major and large independent oil and gas companies continue to focus on more costly and risky international and offshore prospects, the smaller independents have a tremendous opportunity to take advantage of the significant reserves left behind. The recent unparalleled escalation of crude oil and natural gas prices has made the identification and acquisition of such reserves even more attractive.

Drilling, Exploration and Production Activities

Tandem’s exploration efforts are focused on discovering new reserves by drilling and completing wells under its existing leases, as well as leases it may acquire in the future. The investment associated with drilling a well and future development of Tandem’s leasehold acreage depends principally upon whether any problems are encountered in drilling the wells, whether the wells, in the case of gas wells, can be timely connected to existing infrastructure or will require additional investment in infrastructure, and, if applicable, the amount of water encountered in the wells.

Title to Properties

Tandem believes that the title to its leasehold properties is good and defensible in accordance with standards generally acceptable in the oil and gas industry, subject to exceptions that are not so material as to detract substantially from the use of the properties. Tandem’s leasehold properties are subject to royalty, overriding royalty and other outstanding interests customary in the industry. The properties may be subject to burdens such as liens incident to operating agreements and taxes, development obligations under oil and gas leases, and other encumbrances, easements and restrictions. Tandem does not believe any of these burdens will materially interfere with its use of these properties.

As is customary in the oil and gas industry, only a preliminary title examination is conducted at the time properties believed to be suitable for drilling operations are acquired. Tandem relies upon oil and gas landmen to conduct the title examination. Tandem intends to perform necessary curative work with respect to any significant defects in title prior to proceeding with drilling operations.

Competition

The oil and natural gas business is highly competitive. Tandem competes with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties as well as for the services of third-party providers, such as drilling companies, upon which Tandem relies. Many of these companies not only explore for, produce and market oil and gas, but also carry out refining operations and market the resultant products on a worldwide basis. A substantial number of Tandem’s competitors have longer operating histories and substantially greater financial and personnel resources than it does.

Competitive conditions may be substantially affected by various forms of energy legislation and regulation considered from time to time by the government of the United States and the states in which Tandem has operations, as well as factors that Tandem cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources. Intense competition occurs with respect to marketing, particularly of natural gas.

Regulatory Matters

General. The availability of a ready market for oil and gas production depends upon numerous factors beyond Tandem’s control. These factors include local, state, federal and international regulation of oil and gas production and transportation, as well as regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels. For example, in the case of gas wells, a productive well may be “shut-in” because of an over-supply of gas or lack of an available pipeline in the areas in which Tandem may conduct operations. State and federal regulations are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment. Pipelines and gas plants are also subject to the jurisdiction of various federal, state and local agencies that may affect the rates at which they are able to process or transport gas from our properties.

Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in the oil and gas industry and a consequent increase in the cost of doing business and decrease in profitability. Numerous federal and state departments and agencies issue rules and regulations imposing additional burdens on the oil and gas industry that are often costly to comply with and carry substantial penalties for non-compliance. Tandem’s production operations may be affected by changing tax and other laws relating to the petroleum industry, constantly changing administrative regulations and possible interruptions or termination by government authorities.

Sales of Oil and Natural Gas. Sales of any oil that Tandem produces will be affected by the availability, terms and costs of transportation. The rates, terms and conditions applicable to the interstate transportation of oil by pipelines are regulated by the Federal Energy Regulatory Commission (“FERC”) under the Interstate Commerce Act. FERC has implemented a simplified and generally applicable ratemaking methodology for interstate oil pipelines to fulfill the requirements of Title VIII of the Energy Policy Act of 1992 comprised of an indexing system to establish ceilings on interstate oil pipeline rates. FERC has announced several important transportation-related policy statements and rule changes, including a statement of policy and final rule issued February 25, 2000, concerning alternatives to its traditional cost-of-serve rate-making methodology to establish the rates interstate pipelines may charge for their services. The final rule revises FERC’s pricing policy and current regulatory framework to improve the efficiency of the market and further enhance competition in natural gas markets.

Sales of any natural gas that Tandem produces will be affected by the availability, terms and costs of transportation. The rates, terms and conditions applicable to the interstate transportation of gas by pipelines are regulated by FERC under the Natural Gas Acts, as well as under Section 311 of the Natural Gas Policy Act. Since 1985, the FERC has implemented regulations intended to increase competition within the gas industry by making gas transportation more accessible to gas buyers and sellers on an open-access, non-discriminatory basis.

Pipelines. Pipelines used by Tandem to gather and transport its oil and gas are subject to regulation by the Department of Transportation (“DOT”) under the Hazardous Liquids Pipeline Safety Act of 1979, as amended (“HLPSA”), relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities. The HLPSA requires pipeline operators to comply with regulations issued pursuant to HLPSA designed to permit access to and allowing copying of records and to make certain reports and provide information as required by the Secretary of Transportation.

State Restrictions. State regulatory authorities have established rules and regulations requiring permits for drilling operations, drilling bonds and reports concerning operations. Many states have statutes and regulations governing various environmental and conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells, and restricting production to the market demand for oil and gas. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties.

Most states impose a production or severance tax with respect to the production and sale of crude oil, natural gas and natural gas liquids within their respective jurisdictions. State production taxes are generally applied as a percentage of production or sales. In addition, in the event Tandem conducts operations on federal or state oil and gas leases, such operations must comply with numerous regulatory restrictions, including various nondiscrimination statutes, royalty and related valuation requirements, and certain of such operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management or the Minerals Management Service or other appropriate federal or state agencies.

Other. Oil and gas rights may be held by individuals and corporations, and, in certain circumstances, by governments having jurisdiction over the area in which such rights are located. As a general rule, parties holding such rights grant licenses or leases to third parties, such as Tandem, to facilitate the exploration and development of these rights. The terms of the licenses and leases are generally established to require timely development. Notwithstanding the ownership of oil and gas rights, the government of the jurisdiction in which the rights are located generally retains authority over the manner of development of those rights.

Environmental Matters

General. Tandem’s activities are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States. The exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing natural gas and other products, are subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency (“EPA”). Such regulation can increase Tandem’s cost of planning, designing, installing and operating such facilities.

Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, Tandem may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products.

Waste Disposal. Tandem may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA (“Hazardous Wastes”). Furthermore, it is possible that certain wastes generated by Tandem’s oil and gas operations that are currently exempt from treatment as Hazardous Wastes may in the future be designated as Hazardous Wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances (“Hazardous Substances”). These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances, we may have generated and may generate wastes that fall within CERCLA’s definition of Hazardous Substances.

Air Emissions. Tandem’s operations may be subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. Producing wells may generate volatile organic compounds and nitrogen oxides. If ozone problems are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If Tandem fails to comply strictly with applicable air pollution regulations or permits, it may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require Tandem to forego construction, modification or operation of certain air emission sources.

Tandem believes that it is in substantial compliance with current applicable environmental laws and regulations and that, absent the occurrence of an extraordinary event, compliance with existing local, state, federal and international laws, rules and regulations governing the release of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon our business, financial condition or results of operations.

Employees and Consultants

Tandem has approximately 50 employees, including its president and chief executive officer, Tim G. Culp, its executive vice president and chief operating officer, Jack A. Chambers, its senior vice president-finance and chief financial officer, Michael G. Cunningham, its senior vice president – engineering, Todd M. Yocham and its vice president – operations, Toben Scott. Tandem also utilizes the services of several consultants who provide, among other things, technical support and accounting services to Tandem.

Subsidiaries

Tandem has two wholly-owned subsidiaries, Tandem Energy Corporation, a Colorado corporation, through which it holds its oil and gas leasehold interests, and Mixon Drilling, Inc., a Texas corporation, which owns its drilling rigs and which engages in drilling wells on its properties.

DESCRIPTION OF PROPERTIES

The properties in which Tandem has an interest consist of its principal executive offices and its oil and gas properties on which it conducts its exploration, development and production activities.

Principal Executive Offices

Tandem’s principal executive offices are located at 200 N. Loraine, Suite 500, Midland, Texas. Tandem rents this office space for approximately $5,900 per month. Tandem believes its current offices will be adequate to support its operations for the foreseeable future.

Current Oil and Gas Activities

Tomball Field. Tandem owns an interest in, and is operator of, oil and natural gas properties in the Tomball Field, which is located in Harris County, Texas, and is approximately 30 miles northwest of Houston, Texas. The Tomball Field contains multiple productive formations ranging in depth from 1,000 to 9,000 feet, including the Yegua, Cockfield, and Wilcox. Current operations consist of 18 producing wells and 6 water disposal wells. At December 31, 2005, Tandem held 7,000 acres and had an inventory of 3 proved undeveloped locations in the Tomball Field. Tandem owns a 100% working interest and net revenue interests ranging from 84.5% to 87.5%.

Ira Field. Tandem owns an interest in, and is operator of, an oil production unit in the Ira Field, which is located in Scurry County, Texas, and is approximately 75 miles northeast of Midland, Texas. The Ira Field production is from the San Andres formation at approximately 1,800 feet. Current operations consist of 150 producing wells and 75 water injection wells. At December 31, 2005, Tandem held 3,600 acres and had an inventory of 80 proved development locations in the Ira Field. Tandem owns an 88% working interest and 69.5% net revenue interest.

Ball Field. Tandem owns an interest in, and is operator of, oil and natural gas properties in the Ball Field, which is located in Palo Pinto County, Texas, and is approximately 75 miles west of Fort Worth, Texas. The Ball Field contains multiple productive formations ranging in depth from 3,000 to 3,800 feet, including the Big Saline, Duffer, and Barnett Shale. Current operations consist of 17 producing wells and 1 water disposal well. At December 31, 2005, Tandem held 4,900 acres and had an inventory of 29 proved development locations in the Ball Field. Tandem owns working interests ranging from 50% to 100%, and net revenue interests ranging from 40.3% to 87.5%.

Ballard Field. Tandem owns an interest in, and is operator of, an oil production unit in the Ballard Field, which is located in Eddy County, New Mexico, and is approximately 150 miles northwest of Midland, Texas. The Ballard Field contains multiple productive formations ranging in depth from 2,000 to 3000 feet, including the Yates, Grayburg, and San Andres. Current operations consist of 40 producing wells and 26 water injection wells. At December 31, 2005, Tandem held 3,000 acres and had an inventory of 40 proved development locations in the Ballard Field. Tandem owns an 86% working interest and 78.7% net revenue interest.

USM Field. Tandem owns an interest in, and is operator of, oil and natural gas properties in the USM Field, which is located in Pecos County, Texas, and is approximately 120 miles southwest of Midland, Texas. The USM Field production is from the Yates and Queen formations at approximately 3,200 feet. Current operations consist of 50 producing wells and 4 water disposal wells. At December 31, 2005, Tandem held 3,000 acres and had an inventory of 54 proved development locations in the USM Field. Tandem owns working interests ranging from 90% to 100%, and net revenue interests ranging from 79.3% to 89.6%.

Choate Field. Tandem owns an interest in, and is operator of, oil and natural gas properties in the Choate Field, which is located in Hardin County, Texas, and is approximately 35 miles northwest of Beaumont, Texas. The Choate Field production is from sand lenses flanking a salt dome ranging in depth from 1,000 to 2,500 feet. Current operations consist of 14 producing wells. At December 31, 2005, Tandem held 50 acres and had an inventory of 12 proved development location projects in the Choate Field. Tandem owns a 75% working interest and 54% net revenue interest.

Other. Tandem owns numerous small mineral, royalty and non-operated working interests in various oil and natural gas properties located in Texas, New Mexico, Louisiana, Montana, and North Dakota.

Spring Creek Limited Partnership

Tandem owns 33.33% of the limited partnership units in Spring Creek Limited Partnership (“SCLP”). SCLP owns the surface rights in 10 real estate tracts comprising approximately 50 acres near the Tomball Field in southeast Texas.

Reserve Report Summary

Tandem has engaged Williamson Petroleum Consultants, Inc. (“WPC”), as its independent petroleum engineers. WPC performed an engineering evaluation to estimate proved reserves and future net revenues from Tandem’s oil and gas properties and issued their report thereon as of December 31, 2005. Certain information utilized in the preparation of this report with respect to interests, reversionary status, oil and gas prices, gas contract terms, operating expenses, investments and current operating conditions, as applicable were provided by Tandem. All such data provided to WPC have been reviewed by WPC for reasonableness and, unless obvious errors were detected, have been accepted as correct. A summary of their report is as follows:

	Proved Developed Producing	Proved Developed Nonproducing	Proved Undeveloped	Total Proved

Crude oil (Bbl)	2,266,885	28,628	3,518,992	5,814,505
Natural gas (MCF)	5,452,942	624,295	15,819,462	21,896,701
Bbl Oil Equivalent	3,172,709	132,667	6,155,569	9,463,955
Future net revenue:
Undiscounted	$106,292,875	7,045,145	254,608,386	367,946,406
Discounted at 10%	$61,860,062	4,008,824	135,721,223	201,590,109

As of December 31, 2005 and 2004, on an equivalent barrel basis, 65% and 76% of Tandem’s proved reserves, respectively, were classified as proved undeveloped.

Areas of Opportunity

The following is a discussion of the specific areas of opportunity that Tandem believes are available but not addressed in the proved reserve report analysis:

•

The Ira Field has produced 20 million boe to date. Tandem believes that there are approximately 105 million boe oil in place at such property. Using area and industry primary and secondary recovery standards for the Ira Field reservoir, Tandem believes that approximately 28% of the property’s oil in place can be recovered. Only a small fraction of the Ira Field lease has been effectively waterflooded. Based on this recovery rate, if the total estimated capital cost of the re-instituted waterflood program is $12 million to $15 million, the finding and development cost would be under $1.75 per boe.

•

Tandem believes that the Ball lease has significant Barnett Shale reserves, as well as shallow sands (behind pipe reserves) that have never been completed.

•

Tandem believes that the Tomball lease appears to have potential in the sands of the Wilcox formation at depths of 10,000 feet that has never been drilled but has been very productive on nearby leases. In adjacent properties, wells at these depths have demonstrated a recovery of 3 to 5 Bcf per well. Based on the assumption that each well costs under $2 million to drill and complete, Tandem believes that there is potential value of over $10 million per well.

•

There are numerous infill drilling locations throughout the Tandem leases under 4,000 feet deep. A typical well costs $150,000 to $250,000 to drill and complete. Based on Tandem’s past experience, each new well produces an additional 25,000 to 50,000 boe to proved developed reserves. Drilling primarily would be accomplished using Tandem owned drilling rigs and operations.

TANDEM’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Tandem is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“LVMS”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, LVMS filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, LVMS changed its name to Pacific Medical Group, Inc. (“Pacific Medical Group”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific Medical Group ceased operations for some years. In February 2005, Pacific Medical Group changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation, a privately held Colorado corporation (“TEC”), which had acquired certain oil and gas assets of Shamrock Energy Corporation, a privately held Texas corporation (“Shamrock”), became a wholly owned subsidiary of Tandem. TEC and Shamrock , independent oil and gas E&P companies headquartered in Midland, Texas, have been engaged in the oil and gas industry since 1977 and 2004, respectively.

Tandem Acquisitions

Proposed Acquisitions of TEC and Shamrock

In February, 2005, Tandem determined to purchase TEC in a transaction which would be accounted for as a reverse acquisition. A newly-incorporated non-public entity was created for this purpose on or about March 1, 2005. Agreements to effect this transaction, as well as the purchase of certain oil and gas interests owned by Shamrock, two-thirds of which was beneficially owned by the eventual sole stockholder of TEC, were executed on March 1, 2005. The necessary financing for these acquisitions was not obtained and the transactions were not consummated. See the discussion below under the captions “Acquisition of Shamrock Assets by TEC” and “Acquisition of TEC.”

Issuance and Rescission of Common Stock

In early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were subsequently transferred by Mr. Mortensen to others including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Subsequently, Tandem’s board of directors rescinded and cancelled the 20 million shares of common stock on the grounds that the stock was issued without any consideration from Mr. Mortensen. All 20 million shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void.

Private Placement

On March 28, 2005, Tandem sold approximately 1.5 million common shares in a private placement offering for approximately $1.00 per share, receiving $1.5 million, net of offering expenses. The proceeds were used for general operating expenses of Tandem.

TEC Stock Redemption Agreement

On June 8, 2005, TEC purchased and retired one-half of TEC’s outstanding common stock from one of its two stockholders for $13.0 million, funded by a portion of the proceeds of the revolving line of credit discussed in the section entitled “ Financing Activities ” below.

Acquisition of Shamrock Assets by TEC

In connection with the purchase of TEC by Tandem (discussed below), TEC acquired certain oil and gas properties of Shamrock for $33.3 million. At the date of the Shamrock acquisition, TEC’s then sole stockholder owned or controlled a two-thirds interest in Shamrock. One-third of Shamrock was owned or controlled by another party. Accordingly, the acquisition of two-thirds of the Shamrock interest has been accounted for as a reorganization of entities under common control using carryover historical costs and the remaining one-third has been recorded at purchase cost in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations . The one-third interest was acquired for approximately $13.4 million, including cash of $2.6 million, the issuance of a $3.0 million note payable, repayment of certain Shamrock debt totaling $1.6 million and the issuance of 4.0 million Tandem common shares valued at $1.55 per share ($6.2 million).

In connection with the acquisition of the two-thirds interest in Shamrock, paid $19.9 million, including payment of cash totaling $5.3 million, notes payable of $6.0 million, and the repayment of certain Shamrock debt totaling approximately $3.2 million, and 3.5 million common shares of Tandem. Such common shares were valued at $1.55 per share ($5.4 million). Because the cash, notes and Tandem stock issued to the predecessor stockholders exceeded the historical carrying amount of the Shamrock assets acquired (to the extent of the two-thirds predecessor basis), the excess ($11.7 million) has been reflected as a distribution to the predecessor stockholder.

The results of operations of Shamrock’s oil and gas properties have been recorded in Tandem’s financial statements since the effective date of the acquisition, June 1, 2005.

Acquisition of TEC

On June 8, 2005, Tandem acquired all of the capital stock of TEC. The purchase price for TEC to its remaining sole stockholder was paid by a note in the amount of $12.0 million and equity in the form of 3.0 million shares of Tandem common stock. Tandem also issued approximately 9.2 million compensation shares to Tandem’s officers, directors, employees, and other related parties. All shares were restricted and subject to a voting agreement and other highly restrictive covenants. Accordingly, Tandem recorded compensation expense of approximately $14.5 million for the issuance of the compensation shares. The compensation expense was based on the estimated fair value of the shares issued using a value of $1.55 per share, as discussed above, for 9.1 million shares and 0.1 million valued at $3.00 per share (average trading price at date of issue).

Tandem (Pacific Medical Group) Purchase of TEC

Prior to June 1, 2005, Tandem had 16,322 validly issued shares outstanding. As a result of Tandem’s acquisition of TEC, TEC’s acquisition of the Shamrock assets and the issuance of shares to members of management and related parties, TEC’s sole stockholder and members of TEC’s management controlled approximately 19.7 million shares of Tandem common stock and thus, acquired control of Tandem. Accordingly, the acquisition of TEC has been accounted for as a reverse acquisition wherein the accounting acquirer is TEC and the accounting acquiree is Tandem.

Because Tandem was a dormant shell company prior to the acquisition of TEC, no purchase value adjustments are appropriate or necessary. Consequently, the assets, liabilities and results of operations of Tandem are the historical results of operations of TEC and the reverse share exchange has been accounted for as a recapitalization of TEC. The financial statements of Tandem are the historical financial statements of the accounting acquirer, TEC.

Business

Tandem is an independent oil and gas exploration and production company. Tandem’s primary business strategy is to identify and develop oil and gas reserves through drilling and workover activities on its existing properties, and to sell the production from those reserves at a profit. Secondly, Tandem is active in identifying and evaluating potential long lived and low risk property acquisitions where Tandem can use its experience and expertise to purchase properties larger companies may not have fully exploited. To be successful, Tandem must, over time, be able to find oil and gas reserves and then sell its discovered production at a price that is sufficient to cover its finding costs, operating expenses, administrative costs and interest expense, and provide a reasonable return on its capital investment.

Tandem believes that the economic climate in the domestic oil and gas industry continues to be suitable for its business model. Oil and gas prices have remained strong and Tandem believes that supply and demand fundamentals continue to suggest that energy prices will remain high for the near term, providing Tandem with the economic incentives necessary for it to assume the risks it faces in its search for oil and gas reserves.

Results of Operations

Comparison of Three Months Ended March 31, 2006
to Three Months Ended March 31, 2005

The results of operations between periods will not be comparable in most respects, primarily due to the significance of the acquisition of certain Shamrock Energy Corporation oil and gas properties in June, 2005.

Operating Results

Tandem’s operating revenues for the first three months of 2006, consisting exclusively of oil and gas sales, increased 95% to $4.6 million compared to $2.4 million during the same period in 2005. The increase in revenues was primarily attributable to increases in product prices and to the acquisition of the Shamrock oil and gas properties in June 2005. The Shamrock properties contributed approximately $1.9 million in revenue during the first three months of 2006.

Tandem’s production the first three months of 2006 (on an Mboe basis) increased by 45% to 83.9 Mboe as compared to 58.0 Mboe during the same period in 2005. This increase in production was due primarily to the acquisition of the Shamrock oil and gas properties.

For the first three months of 2006, Tandem’s average realized gas price of $7.43 per Mcf represented a 34% increase over the average price of $5.54 during the first three months of 2005, and its realized oil price per barrel increased by 24% from $48.29 during the first three months of 2005 to $59.76 during the first three months of 2006. These increases are attributable to the volatility of the markets for oil and gas, over which Tandem has no control.

Oil and gas production costs in the form of lease operating expense on a boe basis increased from $13.77 per boe during the first three months of 2005 to $18.01 per boe during the first three months of 2006. The increase in operating costs in 2006 was due primarily to the increased cost of goods and services in the oil and gas production industry, as well as increased production tax costs related to higher product prices. It is likely that these factors will continue to contribute to higher production costs in future periods.

Depreciation, depletion and amortization (“DD&A”) increased 354%, from $116,437 in the first three months of 2005 to $528,429 in the first three months of 2006. The increase was due primarily to the Shamrock asset acquisition in June 2005. The costs associates with Tandem’s oil and gas properties, the basis for Tandem’s depletion calculation, were approximately $3.9 million at March 31, 2005 as compared to $25.3 million at March 31, 2006.

General and administrative expense, excluding non-cash stock-based employee compensation, was $628,098 for the first three months of 2006, 247% higher than this expense for the first three months of 2005 of $180,967. Such increase was due primarily to higher administrative costs associated with the acquisition of the Shamrock assets and legal and audit fees associated with the historical audits and due diligence efforts related to the proposed merger with Platinum.

Interest expense

Interest expense was $811,423 during the first three months of 2006 as compared interest income of $11,951 during the first three months of 2005. As of March 31, 2006, Tandem’s indebtedness was $42.0 million as a result of funding the acquisitions of TEC and the assets of Shamrock and the redemption of the shares of one of TEC’s two stockholders, all of which occurred during 2005. Outstanding indebtedness under a revolving line of credit facility with a bank in the amount of $21.0 million and notes payable to the principles of TEC and Shamrock in the aggregate totaling $21.0 million comprise the $42.0 million in indebtedness. The $811,423 interest incurred during the first three months of 2006 consists of approximately $0.4 million associated with the revolving line of credit and $0.4 million associated with the notes to the former principles of TEC and Shamrock.

Change in fair value of derivatives

Tandem recorded a $501,764 gain during the first quarter of 2006 associated with the change in fair value of its derivatives during the first quarter. Since Tandem has not designated any derivative contracts as cash flow hedges, all cash settlements and changes resulting from mark-to-market valuations are recorded as changes in fair value of derivatives. Future gains or losses on changes in derivatives will be impacted by the volatility of commodity and interest rates, as well as the terms of any new derivative contracts.

Comparison of Fiscal Year ended December 31, 2005
to Fiscal Year ended December 31, 2004

Operating Results

Tandem’s operating revenues, consisting exclusively of oil and gas sales, reached a record high of $13.8 million in 2005 compared to $8.0 million in 2004. The increase in revenues was primarily attributable to increases in product prices, as oil and gas product prices increased to record levels, and to the acquisition of the assets of Shamrock.

Tandem’s production in 2005 (on an Mboe basis) increased by 28% to 277.1 Mboe in 2005 as compared to 216.8 Mboe in 2004. This increase in production was due primarily to the acquisition of the assets of Shamrock.

In 2005, Tandem’s realized gas price per Mcf increased by 22% from $5.63 in 2004 to $6.86 in 2005, and its realized oil price per barrel increased by 39% from $40.48 in 2004 to $56.18 in 2005. These increases are attributable to the volatility of the markets for oil and gas, over which Tandem has no control.

As stated below, the reserve report prepared by Williamson Petroleum Consultants, Inc., Tandem’s independent petroleum engineers, dated as of December 31, 2005 (the “reserve report”), assumes that Tandem will expend approximately $26.2 million in expenditures in 2006 to drill a number of existing proved undeveloped locations, with the intent of converting them into proved developed producing locations and, thereby, generating cash flow. This drilling activity should, in turn, help Tandem recognize new proved undeveloped locations for future drilling. Through these efforts, Tandem believes it can add sufficient volumes of new production to replace its 2006 production. If Tandem does not replace its 2006 production, revenues from oil and gas sales after 2006 may decline. Subject to the availability of third party vendor services required to execute its drilling program and the availability of capital. Tandem believes that some portion of the $26.2 planned expenditures will be deferred until 2007.

Tandem cannot predict with accuracy future prices for oil and gas, although currently it believes the fundamentals are in place for a continued strong oil and gas commodities market. However, Tandem has not designated its current commodity derivatives, and does not currently intend to designate future commodity derivatives as cash flow hedges under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities. This means that, in future periods as oil and gas prices fluctuate, Tandem’s derivatives will be marked-to-market through its statement of operations as other income (loss) instead of through accumulated other comprehensive income on Tandem’s balance sheet. Additionally, all realized gains or losses on these derivatives in future periods will be reported in other income (loss) instead of oil and gas sales. This accounting treatment affects the timing and classification of income (loss) from derivatives, but it has no effect on cash flow from operating activities. Since Tandem cannot predict future oil and gas prices, it cannot predict the effect that this accounting treatment will have on oil and gas sales or other income (loss) in future periods.

Oil and gas production costs in the form of lease operating expense on a boe basis increased from $13.10 per boe in 2004 to $15.42 per boe in 2005. The increase in operating costs in 2005 was due primarily to the increased cost of goods and services in the oil and gas production industry, as well as increased production tax costs related to higher product prices. It is likely that these factors will continue to contribute to higher production costs in future periods.

Depreciation, depletion and amortization (“DD&A”) increased $1.4 million from $390,432 in 2004 to $1.8 million in 2005. The increase was due primarily to the acquisition of the assets of Shamrock. The costs associated with Tandem’s oil and gas properties, the basis for Tandem’s depletion calculation, were approximately $3.6 million at the end of 2004 as compared to $23.3 million at the end of 2005.

General and administrative expense, excluding non-cash stock-based employee compensation, was $1.8 million in 2005, 165% higher than this expense in 2004 of $0.7 million. Such increase was due primarily to higher personnel costs, professional fees and insurance costs associated with operating in the public environment. Professional fees include approximately $110,000 related to audit and legal fees incurred to complete the initial audit of Tandem.

Gain on sale of real estate held for development

Gain on sales of real estate held for development for 2005 was $707,239. The gain was associated with the sale of land located in and adjacent to Tandem’s Tomball field.

Interest expense

Interest expense was $1.7 million in 2005 as compared to $28,837 in 2004. The interest incurred in 2004 was associated with a $1.2 million bank credit facility used for general corporate purposes and fully repaid during 2004. In June 2005, Tandem’s indebtedness increased to approximately $44.0 million as a result of funding the acquisitions of TEC and the assets of Shamrock and the redemption of the shares of one of TEC’s two stockholders all of which occurred in 2005. Indebtedness under a revolving line of credit facility with a bank in the amount of $23.0 million and notes payable to the principles of TEC and Shamrock in the aggregate totaling $21.0 million comprise the $44.0 million in indebtedness. The $1.7 million incurred in 2005 consists of $0.9 million related to interest associated with the bank credit facility and $0.8 million associated with the notes.

Change in fair value of derivatives

Tandem recorded a loss of $4.7 million for the change in fair value of derivatives in 2005. Since Tandem has not designated any derivative contracts as cash flow hedges, all cash settlements and changes resulting from mark-to-market valuations are recorded as changes in fair value of derivatives. Future gains or losses on changes in derivatives will be impacted by the volatility of commodity and interest rates, as well as the terms of any new derivative contracts.

Stock based compensation

Stock based compensation resulted in a charge to income of approximately $18.6 million in 2005. The expense was associated with the issuance of approximately 11.8 million shares of common stock issued to officers, directors, employees and outside consultants during the second quarter of 2005 for services rendered.

Liquidity and Capital Resources

Overview

Tandem’s primary sources of capital are cash flow from operations and funding under its revolving line of credit facility. Tandem borrows funds under the revolving line of credit facility as needed to supplement its operating cash flow as a financing source for its capital expenditure program.

Cash Flow

Substantially all of Tandem’s cash flow is derived from the production of its oil and gas reserves. Tandem uses this cash flow to fund its on-going developmental activities in search of new oil and gas reserves and for operating expenses relating to the production of existing reserves. Variations in cash flow may impact Tandem’s level of developmental expenditures.

Cash flow from operations were $0.9 million for the three months ended March 31, 2006 compared to $1.4 million for the same period ended March 31, 2005. Although production on a boe basis increased 41% for the latest quarter and oil and gas prices were 24% and 34% higher, respectively, those gains were offset by higher overhead and interests costs related to the outstanding debt Tandem incurred to acquire TEC and the assets of Shamrock. At March 31, 2005, Tandem had cash on hand of $2.6 million compared to $3.7 million at December 31, 2005.

Cash flow from operations for 2005 was $6.3 million, or 38% higher than cash flow from operations of $4.5 million in 2004, due to the combination of several factors. The positive benefits of a 78% increase in revenues from oil and gas sales, driven primarily by higher oil and gas prices and the acquisition of the assets of Shamrock, were offset in part by increases in production costs, costs of settling commodity hedges and interest expense. Tandem’s primary source of cash from operations comes from its sales of oil and gas. Tandem’s cash flow from operations is subject to changes as a result of increases and decreases in oil and gas production levels and product prices. At the end of 2005, Tandem had cash on hand of $3.7 million compared to $3.6 million at the end of 2004.

Financing Activities

A major bank has provided Tandem, through its subsidiary, TEC, with a revolving line of credit facility, initially in the principal amount of $23.0 million, on which it relies heavily for both its short-term liquidity (working capital) and its long-term financing needs. The funds available to Tandem under this revolving line of credit facility are limited to the amount of the borrowing base established by the bank from time to time and are secured by Tandem’s oil and gas properties. The borrowing base is reduced by mandatory principal reduction requirements of

$250,000 each month which began on July 1, 2005. Borrowings under the revolving line of credit facility bear interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of Tandem’s outstanding borrowings to a defined borrowing base. Tandem can choose periodically to change the interest rate base which applies to outstanding borrowings.

There are financial and non-financial covenants in Tandem’s credit agreement with its bank, including working capital and debt service coverage ratio covenants, as well as covenants limiting Tandem’s ability to incur additional debt other than trade debt. While Tandem currently is in compliance with such covenants, there can be no assurance that it will remain in compliance or will be able to obtain any modifications or waivers that might be required in the future. An event of default under the revolving line of credit facility would allow the bank to accelerate the indebtedness and seek to foreclose on the pledged assets.

Pursuant to the terms of the revolving line of credit facility, Tandem and the bank review Tandem’s available reserves at least twice per year, or more often if either party so requests, and on this basis redetermines the borrowing base under the facility. If at any time the borrowing base is less than the amount of outstanding indebtedness, Tandem is required to pledge additional collateral or prepay the excess. In the event Tandem must pledge additional collateral or prepay such excess, it may reduce the funds available to Tandem to fund its capital expenditure program, which could have a material adverse effect on its future production. Further, no assurance can be given that Tandem will have sufficient assets to pledge, or have the funds to prepay such excess at all. Failure to pledge assets or prepay amount as necessary could result in an event of default under the credit agreement, which in turn would allow the bank to accelerate the indebtedness and seek to foreclose on the pledged assets.

At December 31, 2005, Tandem’s outstanding bank indebtedness was $21.5 million, with no additional availability under the revolving line of credit facility. Tandem and the bank, pursuant to an amendment to the facility dated February 15, 2006, and in anticipation of the proposed merger, agreed to set the borrowing base at $21.0 million and waived the mandatory principal reduction requirement through June 30, 2006. Based on its current cash resources, other current assets, and expected cash flow, Tandem believes there is sufficient liquidity to fund operations and the capital expenditures (as identified below) for the next 12 months.

Tandem currently has notes outstanding of $12.0 million to the sole stockholder of TEC, and $9.0 million, in the aggregate, to the three former principles of Shamrock which were issued as part of the consideration in the acquisition of TEC and the assets of Shamrock. These notes, though secured by the oil and gas assets of Tandem, are subordinated, in all respects, to the bank’s first priority security interest. All the notes bear interest at the current prime rate as established by a major bank. The interest is due monthly and the notes mature on May 31, 2009.

Proved Reserves

Tandem’s proved oil and gas reserves increased 252% to 9,464 Mboes at December 31, 2005 from 3,756 Mboes at December 31, 2004. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $201.6 million at December 31, 2005, as compared to $97.8 million at December 31, 2004. The estimates were based on weighted average oil prices of $57.38 per Bbl in 2005, as compared to $40.65 in 2004, and gas prices of $9.94 per Mcf in 2005, as compared to $5.84 per Mcf in 2004. (See the definition of proved reserves in the glossary at the end of this proxy statement.)

The following table summarizes changes in Tandem’s proved reserves during 2005 on an Mboe basis.

Mboe
Total proved reserves, December 31, 2004	3,755.9
Purchases of reserves in place	4,894.2
Extensions and discoveries	635.6
Revisions of previous estimates	455.4
Sales of reserves in place	0
Production	(277.1)
Total proved reserves, December 31, 2005	9,464.0
Proved developed reserves
Beginning of period	1,939.9
End of period	3,308.4

During 2005, Tandem replaced 229% of the 277.1 Mboe that it produced in 2005, computed by dividing the extensions and discoveries for 2005 by production. Tandem uses this reserve replacement ratio as a benchmark for determining the sources through which it has expanded or contracted its base of proved reserves. Following is a discussion of the important factors related to each source of reserves for the year ended December 31, 2005.

Purchases of Reserves in Place. All of the purchased reserves in 2005 were derived from the acquisition of the assets of Shamrock. Of the 4,894.2 Mboe acquired, 910.9 Mboe were classified as proved developed reserves. Based upon the reserve report, Tandem believes that the remaining 3,983.3 Mboe of proved undeveloped reserves will require the expenditure of approximately $31.9 million over the next two years before the reserves can ultimately be converted to cash flow. Although Tandem continually seeks potential acquisitions, it is impossible to predict the likelihood of adding any reserves in 2006 through purchases of reserves in place.

Extensions and Discoveries. Tandem’s extensions and discoveries during 2005 consisted primarily of 462.8 Mboe of proved undeveloped reserves attributable to the identification of new drilling locations in the Ball field, and 132.7 Mboe of proved developed non-producing reserves added during the year associated with “behind pipe” opportunities identified within the same field. Based upon the reserve report, Tandem believes that the proved reserves added through these sources will require the expenditure of approximately $2.7 million over the next two years before they can be converted to proved developed producing reserves and therefore to cash flow. Due to the nature of the oil and gas drilling business, it is impossible to predict the extent to which Tandem might add any reserves in 2006 through extensions and discoveries.

Revisions of Previous Estimates. Of the 455.4 Mboe of proved reserves added through revisions of previous estimates, substantially all the increase was due to the effects of higher product prices on the estimated quantities of proved reserves at the end of 2005 compared to 2004. This source is subject to volatility due to well performance and product prices and can generate both upward revisions and downward revisions.

Reserve estimates are inherently imprecise. Proved undeveloped reserves are generally the least accurate due to limitations on available information. This increases the risk that the reserve additions in 2005 that are classified as proved undeveloped reserves could be subject to downward revisions in the future as economic conditions change and as more information is obtained through drilling.

Supplemental Information

The following information is intended to supplement the consolidated financial statements included in this proxy statement with data that is not readily available from those statements.

	Year Ended December 31,			Three Months Ended December 31,
	2005		2004	2006		2005
Oil and Gas Production Data:
Gas (MMcf)	723.6		678.1	169.9		198.1
Oil (MBbls)	156.5		103.8	55.6		25.0
BOE (MBbls)	277.1	(1)	216.8	81.9	(2)	25.0

Average Sales Prices(1):
Gas ($/Mcf):
Before hedging gains (losses)	$7.54		$5.63	$7.43		$5.54
Hedging gains (losses)	(.68)		—	—		—
Net realized price	$6.86		$5.63	$7.43		$5.54
Oil ($/Bbl)	$56.18		$40.48	$59.76		$48.29

Average Lifting Cost per BOE of Production:	$15.42		$13.10	$18.44		$13.77

——————

(1)

Production on a boe basis for the year ended December 31, 2005 was 28% higher than for 2004. This increase was due primarily to the production from the oil and gas properties acquired from Shamrock in June, 2005.

(2)

Production on a boe basis for the quarter ended March 31, 2006 was 41% higher than the same quarter for 2005. This increase was due primarily to the production from the oil and gas properties acquired from Shamrock in June, 2005.

Tandem’s current net production is approximately 1,100 boe per day.

Capital Expenditures

The reserve report prepared by Williamson Petroleum Consultants, Inc., Tandem’s independent petroleum consultants, dated as of December 31, 2005, assumes that Tandem will expend approximately $26.2 million in expenditures in 2006 to drill a number of existing proved undeveloped locations, with the intent of converting them into proved developed producing locations, thereby, generating new cash flows.

Although cash flow from operations for 2005 was only $6.3 million, only seven months of the results of operations of Shamrock were included in Tandem’s financial statements for the year ended December 31, 2005 and increased cash flow should result with the inclusion of a full year of Shamrock results which could be used to fund the capital expenditure program. Nevertheless, Tandem expects that some of these expenditures will be deferred until 2007 based on the current cash flow forecast for 2006. To the extent that actual costs exceed cash provided by operating activities, Tandem will need to either reduce its capital expenditures or seek additional capital resources primarily by attempting to increase its borrowing capacity with its bank. Furthermore, the level of expenditures is subject to the availability of third party vendor services required to execute its drilling program. Additionally, Tandem’s actual expenditures during 2006 may be substantially higher or lower than these estimates since plans for developmental activities may change during the year in response to drilling results or additional opportunities which Tandem may identify in the course of the year and for which it has adequate sources of financing available.

Off Balance Sheet Arrangements

Tandem does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

We have contractual obligations and commitments that may affect our financial position. The following table sets forth Tandem’s significant contractual obligations:

	2006	2007-2009	2010-2012	Thereafter	Total
	(in thousands)
Revolving Credit Facility (secured)	$—	$21,000.0	$—	$—	$21,000.0
Term Notes	$—	$21,000.0	$—	$—	$21,000.0
Office Lease (operating lease)	$71.3	$224.5	$11.3	$—	$307.1
Asset Retirement Obligations	$3.9	$487.2	$102.3	$1,047.5	$1,640.9
Derivative Obligations	$1,778.0	$2,924.0	$—	$—	$4,702.0

Deferred taxes are not included in the table above. The utilization of net operating loss carryforwards combined with Tandem’s plans for development and acquisitions may offset any major cash outflows. However, the ultimate timing of the settlements cannot be precisely determined.

In addition to the mandatory principal reduction requirements under the revolving line of credit facility and payment obligations under the term notes identified above, we are subject to interest payments on such indebtedness.

Critical Accounting Policies

Summary

Summarized below are the critical accounting policies which Tandem follows in preparing its financial statements and disclosures. Many of these policies require Tandem to make difficult, subjective and complex judgments in the course of making estimates of matters that are inherently imprecise. Tandem will attempt to explain the nature of these estimates, assumptions and judgments, and the likelihood that materially different amounts would be reported in its financial statements under different conditions or using different assumptions.

Full Cost and Impairment of Assets

Tandem accounts for its oil and natural gas exploration and development activities using the full cost method of accounting. Under this method, all costs incurred in the acquisition, exploration and development of oil and natural gas properties are capitalized. Costs of non-producing properties, wells in the process of being drilled and significant development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. At the end of each quarter, the net capitalized costs of Tandem’s oil and natural gas properties, as adjusted for asset retirement obligations, is limited to the lower of unamortized cost or a ceiling, based on the present value of estimated future net revenues, net of income tax effects, discounted at 10%, plus the lower of cost or fair market value of Tandem’s unproved properties. Revenues are measured at unescalated oil and natural gas prices at the end of each quarter, with effect given to cash flow hedge positions. If the net capitalized costs of oil and natural gas properties exceed the ceiling, we are subject to a ceiling test write-down to the extent of the excess. A ceiling test write-down is a non-cash charge to earnings. It reduces earnings and impacts stockholders’ equity in the period of occurrence and results in lower DD&A expense in future periods.

There is a risk that Tandem will be required to write down the carrying value of its oil and natural gas properties when oil and natural gas prices decline. If commodity prices deteriorate, it is possible that Tandem could incur an impairment in future periods.

Depletion

Provision for depletion of oil and natural gas properties under the full cost method is calculated using the unit of production method based upon estimates of proved developed oil and natural gas reserves with oil and natural gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. The cost of any impaired property is transferred to the balance of oil and natural gas properties being depleted.

Significant Estimates and Assumptions

Oil and Gas Reserves

Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of a reserve estimate depends on the quality of available geological and engineering data, the precision of the interpretation of that data, and judgment based on experience and training. Tandem has historically engaged an independent petroleum engineering firm to evaluate its oil and gas reserves. As a part of this process, Tandem’s internal reservoir engineer and the independent engineers exchange information and attempt to reconcile any material differences in estimates and assumptions.

The techniques used in estimating reserves usually depend on the nature and extent of available data, and the accuracy of the estimates vary accordingly. As a general rule, the degree of accuracy of reserve estimates varies with the reserve classification and the related accumulation of available data, as shown in the following table.

Type of Reserves	Nature of Available Data	Degree of Accuracy

Proved undeveloped	Data from offsetting wells, seismic data	Least accurate
Proved developed nonproducing	Logs, core samples, well tests, pressure data	More accurate
Proved developed producing	Production history, pressure data over time	Most accurate

Assumptions as to future commodity prices and operating and capital costs also play a significant role in estimating oil and gas reserves and the estimated present value of the cash flows to be received from the future production of those reserves. Volumes of recoverable reserves are affected by the assumed prices and costs due to what is known as the economic limit (that point in the future when the projected costs and expenses of producing recoverable reserves exceed the projected revenues from the reserves). But more significantly, the estimated present value of future cash flows from the reserves is extremely sensitive to prices and costs, and may vary materially based on different assumptions. SEC financial accounting and reporting standards require that pricing parameters be tied to the price received for oil and natural gas on the effective date of the reserve report. This requirement can result in significant changes from period to period given the volatile nature of oil and gas product prices, as illustrated in the following table.

	Proved Reserves		Average Price		Present Value of Proved Reserves (in millions)
	Oil (a) (MBbls)	Gas (MMcf)	Oil (a) ($/Bbl)	Gas ($/Mcf)
As of December 31:
2005	5,814.5	21,896.7	$57.38	$9.94	$201.6
2004	989.0	16,604.0	$40.65	$5.84	$97.8

For purposes of estimations and assumptions of oil and gas reserves the definition of proved reserves is as follows:

Proved oil and gas reserves : Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Valuation of proved undeveloped properties

Placing a fair market value on proved undeveloped properties, commonly referred to as “PUDs” is very subjective since there is no quoted market for them. The negotiated price of any PUD between a willing seller and willing buyer depends on the specific facts regarding the PUD, including:

•

the location of the PUD in relation to known fields and reservoirs, available markets and transportation systems for oil and gas production in the vicinity, and other critical services;

•

the nature and extent of geological and geophysical data on the PUD;

•

the terms of the leases holding the acreage in the area, such as ownership interests, expiration terms, delay rental obligations, depth limitations, drilling and marketing restrictions, and similar terms;

•

the PUDs risk-adjusted potential for return on investment, giving effect to such factors as potential reserves to be discovered, drilling and completion costs, prevailing commodity prices, and other economic factors; and

•

the results of drilling activity in close proximity to the PUD that could either enhance or condemn the prospect’s chances of success.

Valuation allowance for NOL Carryforwards

In computing Tandem’s provision for income taxes, it must assess the need for a valuation allowance on deferred tax assets, which consist primarily of net operating loss (“NOL”) carryforwards. For federal income tax purposes, these NOL carryforwards, if unused, expire 15 to 20 years from the year of origination. Generally, Tandem assesses its ability to fully utilize these carryforwards by comparing expected future book income to expected future taxable income based on the assumption that Tandem will produce its existing reserves, as scheduled for production in Tandem’s reserve report, under current economic conditions. If future book income does not exceed future taxable income by amounts sufficient to utilize NOLs before they expire, Tandem must impair the resulting deferred tax asset. These computations are inherently imprecise due to the extensive use of estimates and assumptions. As a result, Tandem may make additional impairments to allow for such uncertainties.

Effects of Estimates and Assumptions on Financial Statements

Generally accepted accounting principles do not require, or even permit, the restatement of previously issued financial statements due to changes in estimates unless such estimates were unreasonable or did not comply with applicable SEC accounting rules. Tandem is required to use its best judgment in making estimates and assumptions, taking into consideration the best and most current data available to it at the time of the estimate. At each accounting period, Tandem makes new estimates using new data, and continues the cycle. Readers should be aware that estimates prepared at various times may be substantially different due to new or additional information. While an estimate made at one point in time may differ from an estimate made at a later date, both may be proper due to the differences in available information or assumptions. In this section, Tandem will discuss the effects of different estimates on its financial statements.

Provision for DD&A

Tandem computes its provision for DD&A on a unit-of-production method. Each quarter, Tandem uses the following formulas to compute the provision for DD&A.

•

DD&A Rate = Current period production, divided by beginning proved reserves

•

Provision for DD&A = DD&A Rate, times the un-depleted full cost pool of oil and gas properties

Reserve estimates have a significant impact on the DD&A rate. If reserve estimates for our properties is revised downward in future periods, the DD&A rate will increase as a result of the revision. Alternatively, if reserve estimates are revised upward, the DD&A rate will decrease.

Hedging Activities

From time to time, Tandem may utilize derivative instruments, consisting of swaps, floors and collars, to attempt to reduce its exposure to changes in commodity prices and interest rates. Tandem accounts for its derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires that all derivative instruments be recognized as assets or liabilities in the balance sheet, measured at fair value. The accounting for changes in the fair value of a derivative depends on both the intended purpose and the formal designation of the derivative. Designation is established at the inception of a derivative, but subsequent changes to the designation are permitted. Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. Changes in fair value of derivative instruments which are not designated as cash flow hedges are recorded in other income (expense) as changes in fair value of derivatives.

Asset Retirement Obligation

Tandem follows the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires Tandem to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost of the abandonment obligations, less estimated salvage values, is included in the computation of depreciation, depletion and amortization.

Recent Accounting Pronouncements

In December, 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amends APB Opinion No. 29, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In December, 2004, the FASB issued Statement No. 123 (revised), Accounting for Stock-Based Compensation. This Statement eliminates the alternative to use Accounting Principles Board (APB) Opinion No. 25’s intrinsic value method of accounting. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those instruments. An entity will measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of those instruments, except in certain circumstances. The provisions of this interpretation become effective as of the beginning of the first annual reporting period that begins after December 15, 2005.

In May, 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion 20 and FASB Statement No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of this Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Quantitative and Qualitative Disclosures About Market Risk

The following quantitative and qualitative information is provided about market risks and derivative instruments to which Tandem was a party at December 31, 2005, and from which Tandem may incur future earnings, gains or losses from changes in market interest rates and oil and natural gas prices.

Price Risks

Tandem engages in price risk management activities from time to time. These activities are intended to manage Tandem’s exposure to fluctuations in commodity prices for natural gas and crude oil. Tandem utilizes derivative financial instruments, primarily price collars, puts and calls, as the means to manage this price risk. In addition to these financial transactions, Tandem is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137, 138 and 149, these various physical commodity contracts qualify for the normal purchases and normal sales exception and therefore, are not subject to hedge accounting or mark-to-market accounting. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

For the year ended December 31, 2005, Tandem recognized losses on its hedging activities of $5.2 million, including a mark-to-market loss of $4.7 million at December 31, 2005. Presented below is a summary of Tandem’s 2005 crude oil and natural gas derivative financial contracts at December 31, 2005, with crude oil prices expressed in dollars per barrels of crude oil and notional crude oil volumes in barrels of crude oil per year; and natural gas prices expressed in dollars per million British thermal units ($/MMBtu) and notional natural gas volumes in million British thermal units per year (MMBtu). As indicated, Tandem does not have any financial derivative contracts that extend beyond October 2008.

Moreover, Tandem has not entered into any additional crude oil or natural gas financial derivative contracts since December 31, 2005. Tandem accounts for its financial derivative contracts using mark-to-market accounting. The total fair value of the crude oil and natural gas financial derivative contracts at December 31, 2005, was a liability of approximately $4.7 million.

Period	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average Floor/Ceiling	Fair Value Asset/ (Liability) (stated in thousands)

2006	Gas Collar	504,000	$5.00/$11.02	$(500)
	Gas Call Option Sold	504,000	9.10	(1,291)
	Gas Call Option Purchased	504,000	12.00	507
	Gas Put Option Sold	504,000	5.00	(7)
	Gas Put Option Purchased	504,000	6.00	24
	Oil Collar	142,834	40.00/72.10	(323)
	Oil Call Option Sold	150,000	67.00	(566)
	Oil Call Option Purchased	150,000	72.10	365

2007	Gas Collar	504,000	5.00/11.02	(597)
	Gas Call Option Sold	504,000	9.10	(1,094)
	Gas Call Option Purchased	504,000	12.00	632
	Gas Put Option Sold	504,000	5.00	(35)
	Gas Put Option Purchased	504,000	6.00	94
	Oil Collar	142,834	40.00/72.10	(565)
	Oil Call Option Sold	150,000	67.00	(1,073)
	Oil Call Option Purchased	150,000	72.10	816

2008	Gas Collar	378,000	5.00/11.02	(300)
	Gas Call Option Sold	378,000	9.10	(602)
	Gas Call Option Purchased	378,000	12.00	347
	Gas Put Option Sold	378,000	5.00	(47)
	Gas Put Option Purchased	378,000	6.00	112
	Oil Collar	102,085	40.00/72.10	(398)
	Oil Call Option Sold	112,500	67.00	(940)
	Oil Call Option Purchased	112,500	72.10	739
	Total fair value liability			$(4,702)

The fair value of Tandem’s financial derivative contracts are shown in the accompanying financial statements as follows (in thousands):

Current payable	$(81)
Fair value of commodity derivative:
Current portion	(1,697)
Long-term portion	(2,924)
Total fair value liability	$(4,702)

The natural gas and crude oil prices shown in the above table are based on the corresponding NYMEX index and have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative agreements. The above prices represent a weighted average of several contracts entered into and are on a per MMBtu or per barrel basis for gas and oil derivatives, respectively. Total volumes shown for the crude oil collar reflect net volumetric positions with a single counterparty under which contracts provide for netting of all settlement amounts.

The following table summarizes the estimated fair value of financial instruments and related transactions at December 31, 2005 as follows (in millions):

	Carrying Amount	Estimated Fair Value(1)

Long-Term Debt	$42.5	42.5
NYMEX-Related Commodity Derivative
Market Positions (1)	$4.7	4.7

——————

(1)

Estimated fair values have been determined by using available market data and valuation methodologies. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

Market Price and Dividend Data for Tandem Securities

Tandem’s common stock is traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “TDYH.PK.” The high and low bid prices of Tandem’s common stock as reported by the OTCBB, for the quarter indicated are as follows. Such inter-dealer quotations do not necessarily represent actual transactions and do not reflect retail mark-ups, mark-downs or commissions:

	Common Stock
	High	Low
2006:
Second Quarter (through May 31, 2006)	$4.25	$3.86
First Quarter	$4.25	$2.30

2005:
Fourth Quarter	$3.20	$1.20
Third Quarter	$3.65	$1.27
Second Quarter	$7.75	$2.50
First Quarter	$3.65	$1.35

Tandem has never declared or paid any dividends on Tandem’s common stock, nor does Tandem anticipate paying cash dividends in the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS OF PLATINUM FOLLOWING THE MERGER

At the effective time of the merger, the board of directors and executive officers of Platinum will be as follows:

Name	Age	Position

Mark Nordlicht	37	Chairman of the Board
Barry Kostiner	34	Chief Executive Officer, Secretary and Director
William C. Glass	34	President and Director
James E. Bashaw	42	Director
Albert Helmig	54	Director
Richard Geyser	37	Vice President
James H. Dorman	72	Executive Vice President
Jim L. Troxel	52	Executive Vice President

Mark Nordlicht has been our chairman of the board since our inception. Mr. Nordlicht is the founder and sole managing member of the general partner of the Platinum Partners Value Arbitrage Fund, a New York based relative value fund launched in January 2003. The Value Arbitrage Fund employs various strategies across multiple asset classes and has a 20% concentration in energy derivatives. Mr. Nordlicht is also Chairman of Optionable Inc., a hybrid voice-electronic broker matching trades in energy swaps, futures, and options founded by Mr. Nordlicht in November 1999, and the Chairman of Platinum Diversified Mining, Inc., a special purpose acquisition company focusing on the mining industry founded in 2006. In addition, Mr. Nordlicht is formerly the founder and general partner of Northern Lights Trading, a proprietary options trading firm based in New York which employed traders in the natural gas, crude oil, cotton, coffee, gold, and silver option trading pits. From 1998 through December 2002 Mr. Nordlicht was managing partner of West End Capital and WEC Asset Management, New York based private equity firms founded by Mr. Nordlicht. Mr. Nordlicht earned a BA degree from Yeshiva University in 1989.

Barry Kostiner has been our chief executive officer, secretary and a member of our board of directors since inception. Mr. Kostiner has been involved in energy trading and structuring since 1992. Mr. Kostiner has negotiated structured transactions and built trading desks in electricity, natural gas options and physical gas. Since March 2003, he has been a principal of Ellipse Energy LLC, a consulting and private equity firm. From March 2001 to January 2003, he was a managing director at Allegheny Energy, a energy trading and generation asset management company. At Allegheny, as a managing director, he was responsible for the physical gas trading desk that controlled fuel supply and risk management for 2,800 MW of natural gas fired generation, with an acquisition value of over $2 billion. He also was involved in initiating the coal trading group, the E&P asset acquisition and European trading businesses. From January 1999 until March 2001, he was a vice president at Merrill Lynch in its energy trading group which was subsequently sold to Allegheny Energy. From October 1995 until January 1999, he was an associate at Goldman Sachs in its energy origination group. Mr. Kostiner was a founding employee involved in business development, strategy and management for the joint venture between Goldman Sachs and Constellation Energy. He received a BS in Electrical Engineering and MS in applied mathematics from MIT. His master’s thesis jointly supervised by Harvard’s Kennedy School of Government was on mathematics applied to deregulated electricity markets.

William C. Glass has been President and a member of our board of directors since inception. Mr. Glass has worked in the energy industry and energy financial derivatives markets since 1996. Mr. Glass has been an independent energy trader and consultant since December 2003. From July 2000 to December 2003, Mr. Glass was Vice president of Marubeni Energy Incorporated’s North American Natural gas division. He was responsible for all natural gas transactions, transportation, marketing, trading, and operations. From February 1997 to July 2000, Mr. Glass was a senior trader at Southern Company Energy marketing. His responsibilities included managing the financial gas daily desk as well as trading gulf coast, northeast, and mid west financial products. From October 1995 to February 1997, Mr. Glass worked at Enron as part of the risk management team. Mr. Glass holds a bachelor’s in Finance and Accounting from Texas A&M University.

James E. Bashaw has been a member of our board of directors since inception. He is currently the CEO of James E. Bashaw & Co., a Houston based investment advisory and financial services firm. Founded by Mr. Bashaw in November 2001, his firm manages over $350 million for its clients. In March 1994, Mr. Bashaw opened an office for Equitable Securities Corporation, an investment advisory and financial services firm, in Nashville, Tennessee, becoming a partner in 1997. In March 1998, Mr. Bashaw founded the Galleria office of J.C. Bradford & Co., a Nashville based brokerage and investment banking firm. The firm was sold to Paine Webber in 2000, with Paine

Webber subsequently acquired by UBS Financial Services. Mr. Bashaw was employed by J.C. Bradford until November 2001. Under the leadership of Mr. Bashaw, the Houston office became one of the top 10 profitable offices in Paine Webber/UBS. Mr. Bashaw brings extensive relationships in the energy industry.

Albert Helmig has been a member of our board of directors since inception. Mr. Helmig has over 35 years of experience in the commodity trading industry. Since 2000, Mr. Helmig has been a consultant in the commodity and energy trading industry. From 1991 to 2000, Mr. Helmig served on the board of the New York Mercantile Exchange (NYMEX), the world’s largest energy exchange. From 1992 to 2000, Mr. Helmig served on NYMEX’s executive committee and was also Vice Chairman from 1998 to 2000. While at NYMEX, he chaired over twenty committees including regulatory, clearing, contract design, control, delivery and marketing committees. NYMEX experienced unprecedented growth during Mr. Helmig’s tenure. As chairman of marketing and vice chairman of the exchange, he was the global spokesman for NYMEX for over ten years, representing the exchange with the energy industry, foreign governments and exchanges at industry forums worldwide. He was a member of NYMEX for 16 years and owned and operated the largest independent floor execution service on NYMEX/COMEX with an international clientele. Mr. Helmig is currently a Director of Optionable, a hybrid voice-electronic broker matching trades in energy swaps, futures, and options, which was founded by our chairman Mark Nordlicht. In addition, Mr. Helmig is the founder and managing partner of Gray House, a private consultancy firm with a global clientele ranging from producers, financial institutions, integrated energy companies, merchant trading corporations, and government agencies. Mr. Helmig holds BS degrees in Economics and Finance from Philadelphia University.

Richard Geyser has been our Vice President since inception. Mr. Geyser has over 10 years of alternative investment-related experience. Since February 2004, Mr. Geyser has been a Managing Director of Platinum Partners Value Arbitrage Fund, a private investment partnership. From March 2003 to October 2003, he was a Director of Capital Introduction at Paravane Partners, a division of Leeb Brokerage Services. From February 2002 to February 2003, he co-founded two hedge funds: Voyager Partners (options volatility and equity statistical arbitrage) and Entropy Partners (equity statistical arbitrage). From 1996 through 2001, Mr. Geyser was a Senior VP at BlueStone Capital Corp during which time his clients financed dozens of publicly traded companies, including several energy-related companies. Mr. Geyser received an MBA with High Honors from Thunderbird, the American Graduate School of International Management and an A.B. cum laude from Harvard College.

James H. Dorman has been our Executive Vice President since inception. He brings with him 46 years of global experience in E&P. Since 2001, Mr. Dorman has been involved in various advisory projects. He has been a member of the Board of Directors for Transmeridian Exploration Inc., a public E&P company listed on the American Stock Exchange, for the past three years. From 1996 through 2001, Mr. Dorman formed a public Canadian exploration company, Doreal Energy, and with his partners developed successful exploration projects in England, Columbia and Portugal. From 1990 through 1995, Mr. Dorman advised Garnet Resources and American International Petroleum on the development of South American E&P assets, including the development of 1.5 mm acres in Columbia. From 1964 through 1989, Mr. Dorman held various positions at Tenneco. As Vice President of Exploration for the South America Division, Mr. Dorman had responsibility for 28 commercial discoveries, including the giant San Francisco – Balcon and Colombina oil fields, prior to Tenneco’s acquisition by Shell. Mr. Dorman began his career with Chevron in Louisiana in 1955. His diverse experience includes service as an Army Medic for the National Guard in Korea in 1951-2. Mr. Dorman has a BS with honors in Petroleum Geology from Mississippi State University and a MS in Geology from the University of Missouri.

Jim L. Troxel has been our Executive Vice President since inception. He has had diverse experience as a senior geologist. Mr. Troxel has held his current position of Vice President of Exploration at Thorp Petroleum Corporation, an oil and gas E&P company, since 1997. He has overseen the drilling of 49 wells, with production of 70 Bcf and 3 mm boe. Mr. Troxel was at Amerada Hess, a public oil and gas E&P company listed on the NYSE, from 1987 through 1996, where he held the role of senior geologist. He was responsible for discovering Hess’ largest field during this period, which produced 95 Bcf and 6 mm boe. While at Texas Oil and Gas, an oil and gas E&P company, from 1980 through 1987, Mr. Troxel was an area geologist that managed a team of geologists and geophysicists that directed the drilling of exploration prospects. For four years, he generated prospects for 4 rigs out of a 12 rig drilling program. Mr. Troxel received his BS in Geology from the University of Oklahoma.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of James E. Bashaw, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Albert Helmig and William C. Glass, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mark Nordlicht and Barry Kostiner, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any cash compensation for services rendered. We have been paying and will continue to pay Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, our chairman of the board, a fee of $7,500 per month for providing us with certain secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2006:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock

Azimuth Oppportunity, Ltd.(2)	1,020,000	5.7%
J.D. Capital Management LLC(3) J. David Rogers	1,250,000	6.9%
Millenco, L.P./NY(4) Millennium Management, L.L.C. Israel A. Englander	1,935,000	10.8%
QVT Financial LP(5)	1,167,500	6.5%
Mark Nordlicht(6)	2,130,000	11.8%
Barry Kostiner(7)	900,000	5.0%
William C. Glass(8)	270,000	1.5%
Richard Geyser(9)	90,000	* %
James H. Dorman(10)	60,000	* %
Jim L. Troxel(11)	60,000	* %
Albert Helmig	45,000	* %
James E. Bashaw(12)	45,000	* %
All directors and executive officers as a group (8 individuals)	3,600,000	20.0%

——————

*

Denotes percentages of less than 1%.

(1)

Unless otherwise indicated, the business address of each of the individuals is 25 Phillips Parkway, Montvale, New Jersey 07645.

(2)

Based upon a Statement on Schedule 13G dated March 24, 2006 filed by Azimuth Opportunity, Ltd. The address of Azimuth Opportunity, Ltd. is c/o WSmiths Finance, Nemours Chambers, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

(3)

Based upon a Statement on Schedule 13G dated December 20, 2005 filed by J.D. Capital Management LLC and Mr. J. David Rogers, we understand that JD Capital Management LLC is the investment manager of Temp Master Fund LP and, by virtue of such status, may be deemed to be the beneficial owner of 1,250,000 units owned by Tempo. Mr. Rogers is the managing member of J.D. Capital and has voting and investment power with respect to the shares. The address of J.D. Capital and Mr. Rogers is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(4)

Based upon a Statement on Schedule 13G dated November 20, 2005 filed by Millenco, L.P., Millennium Management, L.L.C. and Israel A. Englander, Millennium Management is the general partner of Millenco and, as such, may be deemed to have voting control and investment discretion over the securities owned by Millenco. Israel A. Englander is the managing member of Millennium Management and has voting and investment power with respect to the shares. The address of the parties is c/o Millennium Management, L.L.C. 666 Fifth Avenue, New York New York 10103.

(5)

Based upon a Statement on Schedule 13G dated April 19, 2006 filed by QVT Financial LP, QVT Financial GP LLC, QVT Fund LP, and QVT Associates GP LLC. QVT Financial LP is the investment manager for QVT Fund LP, which beneficially owns 974,323 shares of common stock. QVT Financial LP is also the investment manager for a separate discretionary account, which holds 193,177 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the common stock held by each of the QVT Fund LP and the separate discretionary account. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,167,500 shares of common stock. QVT Financial LP is the general partner of QVT Financial LP and QVT Associates GP LLC is the general partner of the QVT Fund LP. The address of each of the parties is 527 Madison Avenue, 8th Floor, New York, New York 10022, except QVT Fund LP whose address is Walkers SPV, Walkers House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands.

(6)

Includes 2,130,000 shares held by Platinum Management (NY) LLC, a limited liability company controlled by Mr. Nordlicht. The address of Mr. Nordlicht and Platinum Management (NY) LLC is 152 West 57th Street, New York, New York 10019.

(7)

Does not include an aggregate of 525,000 shares of common stock he may receive in the event Messrs. Glass, Geyser, Dorman, Troxel or Bashaw’s shares do not vest as described below in footnotes 6, 7, 8, 9 and 10, respectively.

(8)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Glass is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Glass is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(9)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Geyser is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Geyser is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(10)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Dorman is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Dorman is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner.

(11)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Troxel is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Troxel is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner. Mr. Troxel’s business address is 1001 McKinney, Suite 2200, Houston, Texas 77002.

(12)

These shares vest in full upon the expiration of the three-year escrow period, October 24, 2008, provided Mr. Bashaw is still affiliated with us at such time, or if his affiliation has been terminated without cause or as a result of death or disability. In the event Mr. Bashaw is not affiliated with us, for reasons other than as described in the previous sentence, at the time of the expiration of the three-year escrow period, these shares revert back to Mr. Kostiner. Mr. Bashaw’s business address is 5200 San Felipe, Houston, Texas 77056.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Platinum Related Party Transactions

Prior to our IPO, we issued an aggregate of 3,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.0077 per share as follows:

Name	Number of Shares	Relationship to Us

Platinum Management (NY) LLC	1,922,918	Stockholder (beneficially owned by our Chairman, Mark Nordlicht)
Barry Kostiner	812,500	Chief Executive Officer, Secretary and Director
William C. Glass	243,750	President and Director
Richard Geyser	81,250	Vice President
James H. Dorman	54,166	Executive Vice President
Jim L. Troxel	54,166	Executive Vice President
Albert Helmig	40,625	Director
James E. Bashaw	40,625	Director

On September 23, 2005, our board of directors authorized a stock dividend of .3846153 of a share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $.0056 per share. The sole purpose of such stock dividend authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after our IPO.

On October 21, 2005, we effected a four-for-five reverse stock split, effectively raising the purchase price to $0.0069 per share. The sole purpose for such reverse stock split authorized by the board and approved by our stockholders was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after our IPO. Following the reverse stock split, there are 3,600,000 shares of common stock outstanding as reflected in the section entitled “Beneficial Owners of Securities” beginning on page 102 ..

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to a registration rights agreement. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of the IPO. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Platinum Partners Value Arbitrage, L.P., an affiliate of Mark Nordlicht, has made available to us certain office and secretarial services, as we may require from time to time through the consummation of the merger. We have agreed to pay Platinum Partners Value Arbitrage, L.P. $7,500 per month for these services. Platinum Management NY LLC is the general partner of Platinum Partners Value Arbitrage, L.P. and Mark Nordlicht is the managing member and 100% owner of Platinum Management (NY) LLC. As a result, he will benefit from the transaction to the extent of his interest in Platinum Partners Value Arbitrage, L.P. However, this arrangement is solely for our benefit and is not intended to provide Mr. Nordlicht compensation in lieu of a salary. We believe, based on fees for similar services in the New York City metropolitan area, that the fee charged by Platinum Partners Value Arbitrage, L.P. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

During 2005, Mark Nordlicht, our chairman of the board, advanced a total of approximately $180,000 to us to cover expenses related to the IPO. This loan was repaid together with interest at a rate of 4% per annum upon consummation of the IPO.

We have reimbursed and will continue to reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of above listed Platinum stockholders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Pursuant to an escrow agreement, all of the shares of our common stock outstanding prior to our IPO have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

October 28, 2008;

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares are not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of our IPO.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

Tandem Related Party Transactions

In 2005, TEC purchased, as treasury stock, the common shares held by one of its two stockholders, Mr. Joe Bullard, for $13.0 million. The purchase was funded from a portion of the proceeds of Tandem’s revolving line of credit.

Tandem issued a promissory note to its principal stockholder, Mr. Tim Culp, for $12.0 million in connection with the purchase from Mr. Culp of all of the issued and outstanding stock of TEC. Mr. Culp also received approximately 1.8 million shares of common stock of Tandem in connection with the distribution of shares issued to officers, directors and other related parties for services rendered.

In connection with the purchase of TEC by Tandem, approximately 7.4 million shares of common stock of Tandem were issued to officers, directors and other related parties of Tandem, in addition to shares issued to Mr. Tim Culp referenced above, for services rendered.

Mr. Lance Duncan was a director and officer of Tandem for a short time from March, 2005, and through June, 2005. After efforts to purchase Tandem Energy Corporation and Shamrock Energy Corporation failed, Mr. Duncan has continued his relationship with Messrs. Culp and Chambers and, more recently, assisted Tandem’s management in its efforts to sell Tandem which have resulted in Tandem’s merger agreement with Platinum. As a consequence of his efforts in this regard, Platinum and Mr. Duncan have entered into a letter agreement pursuant to which Platinum has agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the merger for services rendered in connection with the merger, including introduction of the parties, facilitation of the negotiations between the parties and release of all of Mr. Duncan’s and his affiliate’s claims to equity holdings in Tandem. Pursuant to the letter agreement, Platinum has also agreed to issue to Mr. Duncan over an 18-month period following the consummation of the merger restricted shares of Platinum common stock valued at $5.0 million in consideration of future consulting services including investigation of possible future acquisitions for the Company and, if warranted, introducing the parties and facilitating negotiations between the parties. The shares to be issued to Mr. Duncan will be issued under our incentive compensation plan.

See the section entitled “Business of Tandem – Tandem Acquisitions” beginning on page 78 for a discussion of these related party transactions.

APPRAISAL RIGHTS

Platinum stockholders do not have appraisal rights in connection the merger under the DGCL.

STOCKHOLDER PROPOSALS

Assuming the merger proposal is approved, the Platinum 2006 annual meeting of stockholders will be held on or about ________ __, 2006 unless the date is changed by the board of directors. If you are a stockholder and you want to  include a proposal in the proxy statement for the year 2006 annual meeting, you  need to provide it to us by no later than ________ __, 2006. You should direct any proposals to our secretary at Platinum’s principal office in New York, New York. If you want to present a matter of business to be considered at the year 2006 annual meeting, under Platinum’s by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between _____________and _____________.

EXPERTS

The consolidated financial statements of Tandem Energy Holdings, Inc. at December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005 included in this proxy statement, have been audited by Johnson, Miller & Co., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting  and auditing.

The financial statements of Platinum at December 31, 2005 reflecting the period from April 25, 2005 (inception) through December 31, 2005, included in this proxy statement have been audited by Marcum & Kleigman, LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Representatives of Marcum & Kleigman, LLP, will be present at the special meeting of stockholders or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Platinum files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy any of these documents at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement in this proxy statement, are  qualified in all respects by reference to the copy of the relevant contract or  other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to Platinum has been supplied by Platinum, and all such information relating to Tandem has been supplied by Tandem. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document, or if you have questions about the merger,  you should contact via phone or in writing:

Mark Nordlicht, Chairman, Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, New Jersey 07645.

GLOSSARY OF TERMS

The definitions set forth below shall apply to the indicated terms as used in this proxy statement. All volumes of natural gas referred to herein are stated at the legal pressure base of the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

Bcf. One billion cubic feet of natural gas.

Bcfe. One billion cubic feet of natural gas equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

boe. The amount of natural gas that is equal to one barrel of oil on an energy basis, using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Development well. A well drilled within the proved areas of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

Injection well. A well employed for the introduction into an underground stratum of water or gas under pressure. Injection wells are employed for the disposal of salt water produced with oil, as well as in pressure maintenance, secondary recovery or recycling operations to introduce a fluid or gas into the producing formation to maintain underground pressures which would otherwise be reduced by virtue of the production of  oil or natural gas.

Mboe. One thousand barrels of oil equivalent.

Mcf. One thousand cubic feet of natural gas.

Mmcf. One million cubic feet of natural gas.

Oil. Crude oil.

PV-10 Value and present value. When used with respect to proved reserves of oil, natural gas and natural gas liquids, the estimated future gross revenues to be generated from the production of proved reserves, net of  estimated production and future development costs, using prices and costs in effect as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

Present value of proved reserves . The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) nonproperty related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed reserves. Proved reserves that are expected to be recovered from existing wellbores, whether or not currently producing, without drilling additional wells. Production of such reserves may require a recompletion. For a complete definition of “proved developed reserves,” please refer to Rule 4-10(c)(3) of Regulation S-X, as promulgated under the Securities Act of 1933, as amended.

Proved oil and gas reserves : Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved undeveloped location. A site on which a development well can be drilled consistent with spacing rules for purposes of recovering proved undeveloped reserves.

Proved undeveloped reserves (PUD). Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. For a complete definition “proved undeveloped reserves,” please refer to Rule 4-10(a)(4) of Regulation S-X, as promulgated under the Securities Act of  1933, as amended.

Recompletion. The completion for production of an existing wellbore in another formation from that in which the well has been previously completed.

Royalty interest. An interest in an oil and gas property entitling the owner to a share of oil or natural gas production free of costs of production.

3-D seismic data. Seismic data collected as an intersecting grid of seismic lines. Data collected in this fashion may be used to help create 3-D computer models of the underground geometries of the rocks. The collection of seismic data involves sending shock waves into the ground and measuring how long it takes the subsurface rocks to reflect the waves back to the surface. Shock waves are generated by pounding the earth with a vibrator truck or by exploding small dynamite charges in shallow holes. The arrival times of the waves at the surface are detected by listening devices called geophones. Computers then process the geophone data and convert it into seismic lines, which are two- or three-dimensional displays that resemble cross-sections.

2-D seismic data. Seismic data collected using two-dimensional lines created by laying geophones out in single line. See the definition of 3-D seismic data for a description of how seismic data is collected.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

Workover. Operations on a producing well to restore or increase production.

INDEX TO FINANCIAL STATEMENTS

Tandem Energy Holdings, Inc.
Audited Consolidated Financial Statements
Report of Independent Certified Public Accountants	F1-1
Consolidated Balance Sheets – December 31, 2005 and 2004	F1-2
Consolidated Statements of Operations – Years ended December 31, 2005 and 2004	F1-3
Consolidated Statements of Stockholders’ Equity (Deficit) – Years ended December 31, 2005 and 2004	F1-4
Consolidated Statements of Cash Flows – Years ended December 31, 2005 and 2004	F1-5
Notes to Consolidated Financial Statements	F1-7

Unaudited Consolidated Financial Statements
Consolidated Balance Sheets – March 31, 2006 and December 31, 2005	F1-26
Consolidated Statements of Income – Three months ended March 31, 2006 and 2005	F1-27
Consolidated Statements of Stockholders’ Equity (Deficit) –
Three months ended March 31, 2006 and year ended December 31, 2005	F1-28
Consolidated Statements of Cash Flows – Three months ended March 31, 2006 and 2005	F1-29
Notes to Consolidated Financial Statements	F1-30

Shamrock Energy Corporation
Audited Financial Statement
Report of Independent Certified Public Accountants	F2-1
Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased From Shamrock Energy Corporation – Five months ended May 31, 2005 and for the year ended December 31, 2004	F2-2
Notes to Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased From Shamrock Energy Corporation	F2-3

Unaudited Pro Forma Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet	F2-8
Unaudited Condensed Statement of Operations	F2-9
Notes to Unaudited Pro Forma Financial Statements	F2-10

Platinum Energy Resources, Inc.
Audited Financial Statement
Report of Independent Registered Public Accounting Firm	F3-1
Balance Sheet – December 31, 2005	F3-2
Statement of Operations – For the period from April 25, 2005 (inception) to December 31, 2005	F3-3
Statement of Changes in Stockholders’ Equity – For the period from April 25, 2005 (inception) to December 31, 2005	F3-4
Statement of Cash Flows – For the period from April 25, 2005 (inception) to December 31, 2005	F3-5
Notes to Financial Statements	F3-6

Unaudited Consolidated Financial Statements
Condensed Consolidated Balance Sheets – March 31, 2006 and December 31, 2005	F4-1
Condensed Consolidated Statements of Operations – three months ended March 31, 2006 and the period from April 25, 2005 (inception) to March 31, 2006	F4-2
Condensed Consolidated Statements of Changes in Stockholders’ Equity	F4-3
Condensed Consolidated Statements of Cash Flows – three months ended March 31, 2006 and the period from April 25, 2005 (inception) to March 31, 2006	F4-4
Notes to Condensed Consolidated Financial Statements	F4-5

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of

Tandem Energy Holdings, Inc.

We have audited the consolidated balance sheets of Tandem Energy Holdings, Inc., a Nevada corporation, (“Tandem”) (successor to Tandem Energy Corporation) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of Tandem’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Tandem’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 16, on January 26, 2006, Tandem entered into a definitive agreement to be acquired by a publicly-owned entity.

In our opinion, the consolidated financial statements present fairly, in all material respects, Tandem’s financial position at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Johnson, Miller & Co.

Midland, Texas

March 9, 2006 (May 23, 2006 as to the information in paragraph 3 of Note 16)

F1-1

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED BALANCE SHEETS
December 31, 2005 and 2004

	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$3,690,183	3,571,921
Accounts receivable
Oil and gas sales	2,007,192	1,155,379
Affiliates and other, net	304,055	359,551
Stockholder	—	15,000
Inventory	38,724	—
Federal income tax receivable	630,497	—
Other current assets	301,578	10,611
Total current assets	6,972,229	5,112,462
Property and equipment
Oil and gas properties, full cost method	23,276,034	3,627,165
Other	603,061	19,507
Less accumulated depreciation, depletion and amortization	(2,835,777)	(1,085,157)
Property and equipment, net	21,043,318	2,561,515
Other assets
Investment in partnership	35,324	37,925
Deferred fees, net of amortization	377,778	—
Real estate held for development	585,863	808,093
Total other assets	998,965	846,018
Total assets	$29,014,512	8,519,995
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable
Trade	$1,422,063	717,845
Oil and gas sales	155,858	161,204
Current portion of long-term debt	500,000	—
Fair value of commodity derivatives	1,697,271	—
Notes payable to former stockholders	—	147,280
Advance relocation fees	—	173,588
Current income taxes payable	—	436,387
Accrued liabilities and other	1,056,173	330,321
Total current liabilities	4,831,365	1,966,625
Long-term debt, net of current portion	42,000,000	—
Fair value of commodity derivatives – non-current	2,924,423	—
Deferred income taxes	—	657,850
Asset retirement obligation	1,640,940	602,938
Total liabilities	51,396,728	3,227,413
Commitments and contingencies	—	—
Stockholders’ equity (deficit)
Common stock, $.001 par value ($.01 par value in 2004), authorized 100,000,000 shares; Shares issued and outstanding: 23,799,322 and 1,000, respectively	23,799	10
Additional paid-in capital	29,005,824	2,710,115
Retained earnings (deficit)	(51,411,839)	2,582,457
Total stockholders’ equity (deficit)	(22,382,216)	5,292,582
Total liabilities and stockholders’ equity (deficit)	$29,014,512	8,519,995

The accompanying notes are an integral part of these consolidated financial statements.

F1-2

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2005 and 2004

	2005	2004
Revenues
Oil and gas sales	$13,757,713	8,017,687

Costs and expenses
Lease operating expense	4,273,420	2,840,951
General and administrative	1,824,676	688,934
Stock-based compensation	18,635,753	—
Depreciation, depletion and amortization	1,750,620	390,432
Accretion of asset retirement obligation	120,209	45,916
Total costs and expenses	26,604,678	3,966,233
Operating income (loss)	(12,846,965)	4,051,454

Other income (expense)
Interest expense	(1,726,583)	(28,837)
Partnership income (loss)	8,399	(13,980)
Change in fair value of derivatives	(4,702,419)	—
Gain on sale of real estate held for development	707,239	—
Sale of environmental credits	—	446,200
Other	69,794	56,654
Total other income (expense), net	(5,643,570)	460,037
Income (loss) before income taxes	(18,490,535)	4,511,491

Income tax benefit (expense)
Current	658,264	(512,327)
Deferred	657,850	(285,202)
Total income tax benefit (expense)	1,316,114	(797,529)
Net income (loss)	$(17,174,421)	3,713,962

Earnings (loss) per share	$(.93)	1.24
Weighted average shares outstanding	18,514,688	3,000,000 (1)

——————

(1)

Pro-forma shares outstanding after conversion.

The accompanying notes are an integral part of these consolidated financial statements.

F1-3

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2005 and 2004

	Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Total
	Shares	Par Value

Balance, January 1, 2004	1,000	$10	2,710,115	(810,321)	1,899,804
Net income	—	—	—	3,713,962	3,713,962
Distributions to shareholders	—	—	—	(321,184)	(321,184)
Balance, December 31, 2004	1,000	10	2,710,115	2,582,457	5,292,582

Acquisition and retirement of treasury stock	(500)	(5)	—	(13,015,000)	(13,015,005)
Shares issued in conjunction with:
Conversion of TEC shares	2,999,500	2,995	(2,995)	—	—
Acquisition of Tandem	16,322	16	(16)	—	—
Acquisition of oil and gas properties	7,500,000	7,500	6,192,500	—	6,200,000
Compensation for management	9,243,000	9,243	14,448,854	—	14,458,097
Compensation for consultants	2,507,000	2,507	4,175,149	—	4,177,656
Private placement offering	1,533,000	1,533	1,482,217	—	1,483,750
Net loss	—	—	—	(17,174,421)	(17,174,421)
Distributions to shareholders	—	—	—	(23,804,875)	(23,804,875)
Balance, December 31, 2005	23,799,322	$23,799	29,005,824	(51,411,839)	(22,382,216)

The accompanying notes are an integral part of these consolidated financial statements.

F1-4

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2005 and 2004

	2005	2004

Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net income (loss)	$(17,174,421)	3,713,962
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,750,620	390,432
Accretion of asset retirement obligation	120,209	45,916
Amortization of deferred loan fees	155,555	—
Partnership (income) loss	(8,399)	13,980
Gain on sale of real estate held for development	(707,239)	—
Change in fair value of derivatives	4,702,419	—
Stock-based compensation	18,635,753	—
Current income tax (benefit)	(630,497)	—
Deferred income tax (benefit) expense	(657,850)	285,202
Changes in operating assets and liabilities:
Increase in accounts receivable	(796,317)	(1,026,039)
Increase in inventory	(38,724)	—
Decrease in other current assets	700	5,766
Increase in accounts payable	618,147	363,864
Decrease in income taxes payable	(436,387)	—
Increase in accrued liabilities and other	725,852	730,812
Net cash provided by operating activities	6,259,421	4,523,895

Cash flows from investing activities:
Property and equipment additions	(7,518,057)	(1,194,227)
Partnership distributions	11,000	37,328
Proceeds from sale of real estate held for investment	929,469	—
Increase (decrease) in advance relocation fees	(173,588)	173,588
Increase in due from affiliates	—	(15,000)
Net cash used in investing activities	(6,751,176)	(998,311)

Cash flows from financing activities:
Long-term borrowings	23,000,000	—
Payment of bank loan fees	(825,000)	—
Payments of bank borrowings	(1,500,000)	(1,300,000)
Payments of notes to former shareholders	(147,280)	(150,000)
Cash distributions to shareholders	(8,401,453)	(321,184)
Proceeds from issuance of stock	1,483,750	—
Acquisition and retirement of treasury stock	(13,000,000)	—
Net cash provided by (used in) financing activities	610,017	(1,771,184)
Net increase in cash and cash equivalents	118,262	1,754,400

Cash and cash equivalents, beginning of year	3,571,921	1,817,521
Cash and cash equivalents, end of year	$3,690,183	3,571,921

The accompanying notes are an integral part of these consolidated financial statements.

F1-5

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended December 31, 2005 and 2004

	2005	2004

Non-cash financing and investing activities:
Asset retirement cost and obligation	$126,550	4,593
Property additions financed by liabilities	$12,572,716	—
Stockholder distributions financed by liabilities	$12,000,000	—

Cash paid during the year for:
Taxes	$408,274	50,000
Interest	$1,343,398	28,929

The accompanying notes are an integral part of these consolidated financial statements.

F1-6

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 1 — Organization, Basis of Presentation and Nature of Operations

Organization

Tandem Energy Holdings, Inc. (“Tandem”) is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“Las Vegas”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, Las Vegas filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, Las Vegas changed its name to Pacific Medical Group, Inc. (“Pacific”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific ceased operations for some years. In February, 2005, Pacific changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation, a privately held Colorado corporation (“TEC”), which had acquired certain oil and gas assets of Shamrock Energy Corporation, a privately held Texas corporation (“Shamrock”), became a wholly owned subsidiary of Tandem. TEC and Shamrock, independent oil and gas E & P companies headquartered in Midland, Texas, have been engaged in the oil and gas industry since 1977 and 2004, respectively.

Basis of Presentation

The acquisition by Tandem in June, 2005, of all of the outstanding stock of TEC is accounted for as a reverse acquisition, sometimes referred to hereinafter as the “share exchange”, whereby TEC became the accounting acquirer of Tandem. Consequently, the assets, liabilities and results of operations presented herein are the historical results of operations of TEC and the reverse acquisition has been accounted for as a recapitalization of TEC. The financial statements presented herein are the historical financial statements of the accounting acquirer, TEC. See Note 3 for a detailed discussion of this transaction.

Nature of Operations

Tandem based in Midland, Texas, is engaged in the exploration, development and production of oil and gas properties located primarily in Texas and New Mexico.

Substantially all of Tandem’s oil and gas production is sold under short-term contracts which are market-sensitive. Accordingly, Tandem’s financial condition, results of operations and capital resources are highly dependent upon prevailing market prices of, and demand for, crude oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of Tandem. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

F1-7

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Tandem and its wholly owned subsidiaries, Tandem Energy Corporation and Mixon Drilling, Inc. All intercompany balances and transactions have been eliminated.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statementsand the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting policy most affected by management’s estimates and assumptions is the reliance on estimates of proved reserves to compute the provision for depreciation, depletion and amortization (“DD&A”), and the determination of any impairment of long-lived assets.

Oil and Gas Properties

Tandem uses the full cost method of accounting for exploration and development activities as defined by the Securities and Exchange Commission (SEC). Under this method of accounting, the costs of unsuccessful, as well as successful, exploration and development activities are capitalized as properties and equipment. This includes any internal costs that are directly related to exploration and development activities but does not include any costs related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and natural gas attributable to a country. Tandem has defined a cost center by country. Currently, all of Tandem’s oil and gas properties are located within the continental United States.

Properties and equipment include costs that are excluded from costs being depreciated or amortized. Oil and gas costs excluded represent investments in unproved properties and major development projects in which Tandem owns a direct interest. These unproved property costs include nonproducing leasehold, geological and geophysical costs associated with leasehold or drilling interests and exploration drilling costs. All costs excluded are reviewed at least quarterly to determine if impairment has occurred. The amount of any impairment is transferred to the capitalized costs being amortized in the DD&A pool.

Depreciation, Depletion and Amortization

The depreciable base for oil and gas properties includes the sum of capitalized costs net of accumulated DD&A, estimated future development costs and asset retirement costs not accrued in oil and gas properties, less costs excluded from amortization and salvage. The depreciable base of oil and gas properties and mineral investments are amortized using the unit-of-production method based on total proved oil and gas reserves. Properties and equipment carrying values do not purport to represent replacement or market values.

Proved Oil and Gas Reserves

In accordance with Rule 4-10(a) of SEC Regulation S-X, proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractural arrangements, but not on esacalations based upon future conditions.

F1-8

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 2 — Summary of Significant Accounting Policies – (continued)

(i)

Resevoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the bases of available geological and engineering data. In the absence of information on fluid contracts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii)

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)

Estimates of proved reserves do not include the following:

(A)

oil that may become available from know reservoirs but is classified separately as “indicated additional reserves”;

(B)

crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

(C)

crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

(D)

crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Ceiling Test

Under the full cost method of accounting, a ceiling test is performed each quarter. The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X Rule 4-10. The ceiling test determines a limit, on a country-by-country basis, on the book value of oil and gas properties. Currently, all of Tandem’s operations are located in the United States. The capitalized costs of proved oil and gas properties, net of accumulated DD&A and the related deferred income taxes, may not exceed the estimated future net cash flows from proved oil and gas reserves, excluding future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, generally using prices in effect at the end of the period held flat for the life of production and including the effect of derivative instruments that qualify as cash flow hedges, discounted at 10%, net of related tax effects, plus the cost of unevaluated properties and major development projects excluded from the costs being amortized. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated DD&A.

Asset Retirement Obligation

Tandem follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires Tandem to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost of the abandonment obligations, less estimated salvage values, is included in the computation of depreciation, depletion and amortization.

Income Taxes

Tandem follows the asset and liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Under this method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in enacted tax rates is recognized in income in the period that includes the enactment date.

F1-9

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 2 — Summary of Significant Accounting Policies – (continued)

Environmental Expenditures

Tandem is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require Tandem to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.

Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable. In 2004, Tandem received and reported as income $446,200 for the sale of certain emissions credits arising out of enhancements made to its Tomball Field in Harris County, Texas.

Hedging Activities

From time to time, Tandem may utilize derivative instruments, consisting of swaps, floors and collars, to attempt to reduce its exposure to changes in commodity prices and interest rates. Tandem accounts for its derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires that all derivative instruments be recognized as assets or liabilities in the balance sheet, measured at fair value. The accounting for changes in the fair value of a derivative depends on both the intended purpose and the formal designation of the derivative. Designation is established at the inception of a derivative, but subsequent changes to the designation are permitted. Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. Changes in fair value of derivative instruments which are not designated as cash flow hedges are recorded in other income (expense) as changes in fair value of derivatives.

Cash and Cash Equivalents

Tandem considers all cash and highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk – Cash

Tandem maintains its cash balances at a single major financial institution. Certain balances may at times exceed the federally insured limits established by the Federal Deposit Insurance Corporation. Tandem has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventory

Inventory consists primarily of tubular goods and other well equipment which Tandem plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market value.

Investment in Partnership

Tandem uses the equity method to account for its non-operating 33-1/3% interest in a real estate partnership.

Real Estate Held for Development

Tandem’s real estate held for development is at cost and relates to undeveloped land located near Tomball, Texas.

F1-10

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 2 — Summary of Significant Accounting Policies – (continued)

Debt Financing Costs

As discussed in Note 4, certain financing costs related to Tandem’s revolving line of credit have been capitalized. The deferred debt financing costs are being amortized over the term of the financing.

Stock-Based Compensation

Tandem has not issued any stock-based compensation to employees for the two years ended December 31, 2005 and 2004, except for the issuance of common stock as compensation discussed in Notes 3, 8 and 12. Such issuances were recorded at the fair value of the stock at the time of issuance. As of December 31, 2005, Tandem does not have any other stock-based compensation plans or obligations.

Revenue Recognition and Gas Balancing

Tandem utilizes the sales method of accounting for oil, natural gas and natural gas liquids revenues whereby revenues, net of royalties, are recognized as the production is sold to purchasers. The amount of gas sold may differ from the amount to which Tandem is entitled based on its revenue interests in the properties. Tandem did not have any significant gas imbalance positions at December 31, 2005 or 2004.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, established standards for reporting and displaying comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. There were no differences between net income and comprehensive income in 2005 or 2004.

Concentration Risks

Tandem sells its oil and natural gas production to various customers, serves as operator in the drilling, completion and operation of oil and gas wells, and from time to time enters into derivatives with various counterparties. When management deems appropriate, Tandem may obtain letters of credit to secure amounts due from its significant oil and gas purchasers and follow other procedures to monitor credit risk from joint owners and derivatives counterparties.

Accounts Receivable and Allowance for Doubtful Accounts

Tandem’s trade receivables consist of receivables from non-operators who own an interest in properties which Tandem operates. Tandem has the ability and the right to withhold oil and gas revenues from any owner who is delinquent in their payments. At December 31, 2005, there were no owners delinquent in their obligations; therefore, the allowance for doubtful accounts was zero.

Advance Relocation Fees

Tandem’s advance relocation fees relate to payments received by Tandem in 2004 for the relocation of certain oil and gas production facilities that occurred in 2005.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amends APB Opinion No. 29, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

F1-11

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 2 — Summary of Significant Accounting Policies – (continued)

In December 2004, the FASB issued Statement No. 123 (revised), Accounting for Stock-Based Compensation. This Statement eliminates the alternative to use Accounting Principles Board (“APB”) Opinion No. 25’s intrinsic value method of accounting. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those instruments. An entity will measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of those instruments, except in certain circumstances. The provisions of this interpretation become effective as of the beginning of the first annual reporting period that begins after December 15, 2005.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion 20 and FASB Statement No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of this Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February, 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140 . This Statement amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” The provisions of this Statement shall be effective for financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

Note 3 — Significant Transactions

Proposed Acquisitions of TEC and Shamrock

In February, 2005, Tandem determined to purchase TEC in a transaction which would be accounted for as a reverse acquisition. A newly-incorporated, non-public entity was created for this purpose on or about March 1, 2005. Agreements to effect this transaction, as well as the purchase of certain oil and gas interests owned by Shamrock, two-thirds of which was beneficially owned by the eventual sole stockholder of TEC, were executed on March 1, 2005. The necessary financing for these acquisitions was not obtained and the transactions were not consummated. See the discussion below under the captions “Acquisition of Shamrock Assets by TEC” and “Acquisition of TEC.”

Issuance and Rescission of Common Stock

In early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were subsequently transferred by Mr. Mortensen to others including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Subsequently, Tandem’s board of directors rescinded and cancelled the 20 million shares of common stock on the grounds that the stock was issued without any consideration from Mr. Mortensen. All 20 million shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void.

F1-12

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 3 — Significant Transactions – (continued)

Private Placement

On March 28, 2005, Tandem sold approximately 1.5 million shares of its common stock in a private placement offering for approximately $1.00 per share, receiving $1.5 million, net of offering expenses. The proceeds were used for general operating expenses of Tandem.

TEC Stock Redemption Agreement

On June 8, 2005, TEC purchased and retired one-half of TEC’s outstanding common stock from one of its two stockholders for $13.0 million, funded by a portion of the proceeds of the revolving line of credit discussed in Note 6.

Acquisition of Shamrock Assets by TEC

In connection with the purchase of TEC by Tandem (discussed below), TEC acquired certain oil and gas properties of Shamrock for $33.3 million. At the date of the Shamrock acquisition, TEC’s then sole stockholder owned or controlled a two-thirds interest in Shamrock. One-third of Shamrock was owned or controlled by another party. Accordingly, the acquisition of two-thirds of the Shamrock interest has been accounted for as a reorganization of entities under common control using carryover historical costs and the remaining one-third has been recorded at purchase cost in accordance with SFAS No. 141, Business Combinations. The one-third interest was acquired for approximately $13.4 million, including cash of $2.6 million, the issuance of a $3.0 million note payable, repayment of certain Shamrock debt totaling $1.6 million and the issuance of 4 million Tandem common shares valued at $1.55 per share ($6.2 million).

The $1.55 per share value was based on Tandem’s assessment of the fair value of Tandem’s assets, as Tandem’s thinly traded pink sheet trading price was not viewed as representative of fair value. As a result, Tandem valued the shares based upon the net asset value of TEC and the Shamrock properties prior to the purchase. A third-party engineering reserve report, dated March 31, 2005, prepared for the specific purpose of valuing TEC’s oil and gas properties, along with the properties purchased from Shamrock, was used as the basis for the asset valuation. The report was discounted for the higher risk related to proved undeveloped reserves and any then existing debt of Tandem. Tandem’s predominant value is the estimated future cash flow from its oil and gas activities. This method is typically utilized to value the acquisition of oil and gas properties in the petroleum industry.

In connection with the acquisition of the two-thirds interest in Shamrock, Tandem paid $19.9 million, including payment of cash totaling $5.3 million, notes payable of $6.0 million, and the repayment of certain Shamrock debt totaling approximately $3.2 million, and 3.5 million common shares of Tandem. Such common shares were valued at $1.55 per share ($5.4 million), using the valuation discussed above. Because the cash, notes and Tandem stock issued to the predecessor stockholders exceeded the historical carrying amount of the Shamrock assets acquired (to the extent of the two-thirds predecessor basis), the excess ($11.7 million) has been reflected as a distribution to the predecessor stockholder.

The results of operations of Shamrock’s oil and gas properties have been recorded in Tandem’s financial statements since the effective date of the acquisition, June 1, 2005. Reference is made to Note 15 for further discussion of the Shamrock acquisition.

Acquisition of TEC

On June 8, 2005, Tandem acquired all of the capital stock of TEC. The purchase price for TEC to its remaining sole stockholder was paid by a note in the amount of $12.0 million and equity in the form of 3.0 million shares of Tandem common stock. Tandem also issued approximately 9.2 million compensation shares to Tandem’s officers, directors, employees, and other related parties. All shares were restricted and subject to a voting agreement and other highly restrictive covenants. Accordingly, Tandem recorded compensation expense of approximately $14.5.

F1-13

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 3 — Significant Transactions – (continued)

million for the issuance of the compensation shares. The compensation expense was based on the estimated fair value of the shares issued using a value of $1.55 per share, as discussed above, for 9.1 million shares and 0.1 million valued at $3.00 per share (average trading price at date of issue).

Tandem (Pacific Medical Group) Purchase of TEC

Prior to June 1, 2005, Tandem had 16,322  validly issued shares outstanding. As a result of Tandem’s acquisition of TEC, TEC’s acquisition of the Shamrock assets and the issuance of shares to members of management and related parties, TEC’s sole stockholder and members of TEC’s management controlled approximately 19.7 million shares of Tandem common stock and thus, acquired control of Tandem. Accordingly, the acquisition of TEC has been accounted for as a reverse acquisition wherein the accounting acquirer is TEC and the accounting acquiree is Tandem.

Because Tandem was a dormant shell company prior to the acquisition of TEC, no purchase value adjustments are appropriate or necessary. Consequently, the assets, liabilities and results of operations presented herein are the historical results of operations of TEC and the reverse share exchange has been accounted for as a recapitalization of TEC. The financial statements presented herein are the historical financial statements of the accounting acquirer, TEC.

Shares Issued to Third Parties

Also in conjunction with the share exchange, Tandem issued approximately 2.3 million shares to third parties. Accordingly, Tandem recorded an expense of approximately $3.5 million for the issuance of such shares. The expense was based on the estimated fair value of the shares issued using a value per share of $1.55, as discussed above.

Subsequent to the share exchange, Tandem issued approximately 0.2 million shares to other third parties for services. All shares were restricted, but fully vested. Accordingly, Tandem recorded compensation expense of approximately $0.7 million for the issuance of such shares. The compensation expense was based on the then most recent five trading days’ closing price for Tandem’s common stock on the OTC Pink Sheet system. The average trading price was used to value these shares since the issuance date was subsequent to the share exchange transaction. The management of Tandem concluded that the average trading price was indicative of the value of Tandem.

F1-14

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 3 — Significant Transactions – (continued)

Summary

The following table summarizes the share ownership as of December 31, 2005, and basis of presentation of the Tandem/TEC share exchange, the private placement offering of Tandem common shares, the Shamrock acquisition, and the issuance of shares for services:

Shares Issued To	Shares	Recorded At

Pacific split adjusted shares outstanding	16,322	Recapitalization
Tandem/TEC acquisition – TEC predecessor owners in connection with the Pacific transaction	3,000,000	Predecessor Costs/Recapitalization
Issuance of common stock to individuals	20,000,000	Fair value
Rescission and cancellation of common stock	(20,000,000)	Original fair value
Private placement offering of Tandem common stock	1,533,000	Actual Proceeds
Shamrock Acquisition:
Two-thirds interest – owned or controlled by predecessor TEC stockholder	3,500,000	Predecessor Costs
One-third interest – owned or controlled by another party	4,000,000	Fair Value
Shares issued to officers, directors, and other related parties for services	9,243,000	Fair Value
Shares issued to third parties	2,507,000	Fair Value
Total shares outstanding with all transactions	23,799,322

Note 4 — Other Current Assets

Financing costs totaling $800,000 relating to Tandem’s revolving line of credit, as discussed in Note 6, have been capitalized. Tandem is amortizing these costs to expense over the term of the financing; the portion scheduled to be amortized in 2006 ($266,667) is included in other current assets.

Note 5 — Asset Retirement Obligation

Effective January 1, 2003, Tandem adopted SFAS No. 143, Accounting for Asset Retirement Obligations using a cumulative effect approach to recognize transition amounts for asset retirement obligations, asset retirement costs and accumulated depreciation. SFAS No. 143 requires liability recognition for retirement obligations associated with tangible long-lived assets, such as producing well sites and natural gas processing facilities. The obligations included within the scope of SFAS No. 143 are those for which a company faces a legal obligation. The initial measurement of the asset retirement obligation is to record a separate liability at its fair value with an offsetting asset retirement cost recorded as an increase to the related property and equipment on the consolidated balance sheet.

In September 2004, the SEC issued Staff Accounting Bulletin No. 106 (“SAB No. 106”) to provide guidance regarding the interaction of SFAS No. 143 with the full cost method of accounting for oil and gas properties. Specifically, SAB No. 106 clarifies the manner in which the full cost ceiling test and depletion of oil and gas properties should be calculated in accordance with the provisions of SFAS No. 143. Tandem adopted SAB No. 106 prospectively in the fourth quarter of 2004. However, this adoption has not materially impacted the full cost ceiling test calculation or depletion since adoption.

F1-15

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 5 — Asset Retirement Obligation – (continued)

The following table summarizes the changes in Tandem’s asset retirement obligation for the years ended December 31, 2004 and 2005:

Balance, January 1, 2004	$552,429

Additions related to new properties	4,593
Accretion expense	45,916
Balance, December 31, 2004	602,938

Additions related to new properties and acquisitions	917,793
Accretion expense	120,209
Balance, December 31, 2005	$1,640,940

Note 6 — Long-Term Debt

Tandem’s long-term debt at December 31, 2005, consisted of the following:

Revolving line of credit	$21,500,000
Notes to former TEC and Shamrock owners	21,000,000

Total long-term debt	42,500,000
Less current portion of long-term debt	(500,000)
Long-term debt, net of current portion	$42,000,000

Revolving Line of Credit

On June 8, 2005, Tandem entered into a revolving line of credit agreement with a bank to provide an initial borrowing base of up to $23.0 million. The borrowing base is reduced by payments of $250,000 each month beginning July 1, 2005, and the lender may redetermine the borrowing base at its discretion. The revolving line of credit expires June 8, 2008. Under the terms of the second amendment to the credit agreement, dated February 15, 2006, and in anticipation of the impending merger referred to in Note 16, the borrowing base was set at $21.0 million and the mandatory principal reduction requirement was waived.

The revolving line of credit is secured by Tandem’s oil and gas properties. The proceeds from the initial borrowings under the revolving line of credit were used primarily for the Shamrock acquisition and in conjunction with the stock redemption agreement with one of TEC’s predecessor stockholders in the amount of $13.0 million. The revolving line of credit bears interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of Tandem’s outstanding borrowings to a defined borrowing base. Tandem can choose periodically to change the interest rate base which applies to outstanding borrowings. As of December 31, 2005, $21.25 million of the $21.5 million due under the revolving line of credit bears interest payable at LIBOR plus 2.25% (6.58%); the remainder bears interest at the bank’s base rate (7.25% at December 31, 2005).

Under the terms of revolving line of credit agreement, Tandem must maintain certain financial ratios, must repay any amounts due in excess of the borrowing base, and may not declare any dividends or enter into any transactions resulting in a change in control, without the lender’s consent. In connection with the revolving line of credit, Tandem entered into crude oil and natural gas derivative swaps, puts and calls discussed in Note 10.

F1-16

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 6 — Long-Term Debt – (continued)

Notes to Former TEC and Shamrock Owners

As discussed in Notes 3 and 12, Tandem issued a note payable to the sole stockholder of TEC as part of the overall consideration for the share exchange. Such note, in the principle amount of $12.0 million, bears interest at a national bank’s prime rate (7.25% at December 31, 2005) payable monthly. Interest only is due through May 31, 2009, at which point the note and any unpaid interest is due in full.

As discussed in Notes 3 and 15, TEC issued notes payable to three individuals as part of the overall consideration for the acquisition of the Shamrock properties. Such notes, in the aggregate totaling $9.0 million, bear interest at a national bank’s prime rate (7.25% at December 31, 2005) payable monthly. Interest is due through May 31, 2009, at which point the note and any unpaid interest is due in full.

Note 7 — Income Taxes

Deferred tax assets and liabilities are the result of temporary differences between the financial statement carrying values and the tax basis of assets and liabilities. Significant components of net deferred tax assets (liabilities) at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax liabilities – property and equipment (non-current)	$—	657,850

For the years ended December 31, 2005 and 2004, Tandem’s income tax benefit (expense) is summarized as follows:

	Current	Deferred	Total

Year ended December 31, 2005:
State income tax benefit	$—	—	—
Federal income tax benefit	658,264	657,850	1,316,114
	$658,264	657,850	1,316,114

	Current	Deferred	Total

Year ended December 31, 2004:
State income tax expense	$(85,957)	—	(85,957)
Federal income tax expense	(426,370)	(285,202)	(711,572)
	$(512,327)	(285,202)	(797,529)

Income tax benefit (expense) for the years ended December 31, 2005 and 2004 differs from the expected amount based on Tandem’s income (loss) before income taxes computed at the federal statutory income tax rate as follows:

	2005	2004

Income tax benefit (expense) computed at statutory rate	$5,562,454	(1,547,723)
Statutory depletion	483,123	843,879
Nondeductible expenses and other	(4,195)	(7,728)
Corporate franchise tax	—	(85,957)
Unutilized net operating loss carryforward	(4,725,268)	—
Total income tax benefit (expense)	$1,316,114	(797,529)

At December 31, 2005, Tandem’s future financial and tax net operating loss carryforward benefits were approximately $6.0 million and $1.4 million, respectively, and are available to reduce future income taxes. If not utilized, the carryforwards will expire in 2025.

F1-17

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 8 — Common Stock and Stockholders’ Equity

A summary the common stock transactions of TEC and Tandem for the year ended December 31, 2005, is as follows:

Description of Transaction	Shares

Predecessor legal entity shares	16,322
Issuance of common stock	20,000,000
Rescission and cancellation of common stock	(20,000,000)
Private placement offering	1,533,000
Issuance of shares to acquire TEC	3,000,000
Issuance of shares to acquire Shamrock properties	7,500,000
Issuance of shares to officers, directors and other related parties	9,243,000
Issuance of shares to others for services	2,507,000
Balance, December 31, 2005	23,799,322

At December 31, 2004, TEC’s outstanding shares of common stock were owned equally by Joe C. Bullard and Tim G. Culp, Tandem’s president and vice president, respectively. Prior to 2002, the spouses of Mr. Culp and Mr. Bullard also owned shares. Under a stock redemption agreement executed in 2002, the spouses redeemed their shares for notes which required annual payments until the notes were satisfied. At December 31, 2004, the balance of such notes payable to former stockholders was $147,280. These notes were paid in full during the second quarter, 2005.

As discussed in Note 3, on June 8, 2005, TEC repurchased, pursuant to a share redemption agreement, the common shares held by Mr. Bullard for $13.0 million and cancellation of a $15,000 note receivable.

As discussed in Note 3, in March, 2005, Tandem’s legal predecessor had 16,322 common shares outstanding.

In early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were transferred by Mr. Mortensen to others including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Subsequently, Tandem’s board of directors rescinded and cancelled the 20 million shares of common stock on the grounds that the stock was issued without consideration from Mr. Mortensen. All 20 million shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void, see Note 16.

In April 2005, in contemplation of the share exchange, Tandem sold approximately 1.5 million common shares in a private placement offering for $1.00 per share, receiving approximately $1.5 million, net of offering expenses. The net proceeds were used for general operating expenses of Tandem.

In connection with the purchase of TEC discussed in Note 3, Tandem issued 3.0 million, common shares to TEC’s then sole stockholder. Because the share exchange is accounted for as a reverse acquisition, this transaction is treated as a recapitalization, resulting in an increase in common stock and a decrease in additional paid-in capital of $2,995. The effect of the issuance of the $12 million note payable to the stockholder of TEC, discussed in Notes 3, 6 and 12 resulted in an increase in notes payable and a decrease in retained earnings of $12.0 million.

Contemporaneously with the purchase by Tandem of all of the issued and outstanding stock of TEC, Tandem, through its newly-acquired wholly-owned subsidiary TEC, purchased certain assets of Shamrock for cash, notes and 7.5 million shares of Tandem common stock. See Notes 3, 6 and 15 for discussion. Such shares were recorded at the fair value of the shares at the time of issuance, as discussed in Note 3.

In anticipation of the consummation of the purchase of TEC, Tandem issued approximately 9.1 million and approximately 0.1 million shares of common stock to directors, officers, and to third parties, valued at $1.55 and $3.00 per share, respectively, which was the estimated fair value on the date such shares were granted. See Note 3

F1-18

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 8 — Common Stock and Stockholders’ Equity – (continued)

for a discussion of the valuation of such shares. All shares are subject to a voting agreement and other highly restrictive requirements. The issuance of these common shares for services resulted in a charge to the income statement for stock-based compensation of $14.5 million.

As discussed in Note 3, Tandem issued approximately 2.3 million and approximately 0.2 million shares to others for services, valued at $1.55 and $2.70 per share, respectively, based on the estimated fair value of the shares on the date issued. Tandem recorded expense of approximately $4.2 million in 2005 for the issuance of such shares.

As of December 31, 2005, Tandem had 100 million shares of common stock, $.001 par value, authorized by its Amended and Restated Certificate of Incorporation, of which 23,799,322 were issued and outstanding.

Note 9 — Marketing Arrangements and Major Customers

Tandem sells substantially all of its crude oil production under short-term contracts based on prices quoted on the New York Mercantile Exchange (“NYMEX”) for spot West Texas Intermediate contracts, less agreed-upon deductions which vary by grade of crude oil.

The majority of Tandem’s natural gas production is sold under short-term contracts based on pricing formulas which are generally market responsive. From time to time, Tandem may also sell a portion of the gas production under short-term contracts at fixed prices. Tandem believes that the loss of any of its oil and gas purchasers would not have a material adverse effect on its results of operations due to the availability of other purchasers.

During the year ended December 31, 2005 and 2004, two customers accounted for approximately 77% and 64%, respectively, of Tandem’s crude oil and natural gas revenues. Tandem believes that the loss of either of Tandem’s significant customers would not create a financial risk as Tandem’s oil and gas production can be sold to others at similar prices.

Note 10 — Price, Interest Rate and Credit Risk Management Activities

Price and Interest Rate Risks

Tandem engages in price risk management activities from time to time. These activities are intended to manage Tandem’s exposure to fluctuations in commodity prices for natural gas and crude oil. Tandem utilizes derivative financial instruments, primarily price collars, puts and calls, as the means to manage this price risk. In addition to these financial transactions, Tandem is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137, 138 and 149, these various physical commodity contracts qualify for the normal purchases and normal sales exception and therefore, are not subject to hedge accounting or mark-to-market accounting. The financial impact of these various physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

During 2005, as discussed in Note 6, Tandem’s revolving line of credit required Tandem to execute various crude oil and natural gas swaps, collars, puts and calls (derivative financial instruments). Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. For the year ended December 31, 2005, Tandem recognized losses on its hedging activities of $5.2 million, including a mark-to-market loss of $4.7 million at December 31, 2005.

Presented below is a summary of Tandem’s 2005 crude oil and natural gas derivative financial contracts at December 31, 2005, with crude oil prices expressed in dollars per barrels of crude oil and notional crude oil volumes in barrels of crude oil per year; and natural gas prices expressed in dollars per million British thermal units ($/MMBtu) and notional natural gas volumes in million British thermal units per year (MMBtuy). As indicated, Tandem does not have any financial derivative contracts that extend beyond October 2008.

F1-19

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 10 — Price, Interest Rate and Credit Risk Management Activities – (continued)

Moreover, Tandem has not entered into any additional crude oil or natural gas financial derivative contracts since December 31, 2005. Tandem accounts for its financial derivative contracts using mark-to-market accounting. The total fair value of the crude oil and natural gas financial derivative contracts at December 31, 2005, was a liability of approximately $4.7 million.

Period	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average (Floor/Ceiling)	Fair Value Asset/ (Liability) (stated in thousands)

2006	Gas Collar	504,000	$5.00/$11.02	$(500)
	Gas Call Option Sold	504,000	9.10	(1,291)
	Gas Call Option Purchased	504,000	12.00	507
	Gas Put Option Sold	504,000	5.00	(7)
	Gas Put Option Purchased	504,000	6.00	24
	Oil Collar	142,834	40.00/72.10	(323)
	Oil Call Option Sold	150,000	67.00	(566)
	Oil Call Option Purchased	150,000	72.10	365

2007	Gas Collar	504,000	5.00/11.02	(597)
	Gas Call Option Sold	504,000	9.10	(1,094)
	Gas Call Option Purchased	504,000	12.00	632
	Gas Put Option Sold	504,000	5.00	(35)
	Gas Put Option Purchased	504,000	6.00	94
	Oil Collar	142,834	40.00/72.10	(565)
	Oil Call Option Sold	150,000	67.00	(1,073)
	Oil Call Option Purchased	150,000	72.10	816

2008	Gas Collar	378,000	5.00/11.02	(300)
	Gas Call Option Sold	378,000	9.10	(602)
	Gas Call Option Purchased	378,000	12.00	347
	Gas Put Option Sold	378,000	5.00	(47)
	Gas Put Option Purchased	378,000	6.00	112
	Oil Collar	102,085	40.00/72.10	(398)
	Oil Call Option Sold	112,500	67.00	(940)
	Oil Call Option Purchased	112,500	72.10	739
	Total fair value liability			$(4,702)

The fair value of Tandem’s financial derivative contracts at December 31, 2005, are shown in the accompanying financial statements as follows (in thousands):

Current payable	$(81)
Fair value of commodity derivative:
Current portion	(1,697)
Long-term portion	(2,924)
Total fair value liability	$(4,702)

The natural gas and crude oil prices shown in the above table are based on the corresponding NYMEX index and have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative agreements. The above prices represent a weighted average of several contracts entered into and are on a per MMBtu or per barrel basis for gas and oil derivatives, respectively. Total volumes shown for the crude oil collar reflect net volumetric positions with a single counterparty under which contracts provide for netting of all settlement amounts.

F1-20

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Note 10 — Price, Interest Rate and Credit Risk Management Activities – (continued)

The following table summarizes the estimated fair value of financial instruments and related transactions at December 31, 2005 (in millions):

	Carrying Amount	Estimated Fair Value(1)

Long-Term Debt	$42.5	42.5
NYMEX-Related Commodity Derivative
Market Positions(1)	$4.7	4.7

(1)

Estimated fair values have been determined by using available market data and valuation methodologies. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

Note 11 — Commitments and Contingencies

Leases

Tandem leases office space from third parties under non-cancelable operating leases that expires May 31, 2010. Rental expense pursuant to the office leases amounted to $34,146 and $19,233 for the years ended December 31, 2005 and 2004, respectively. Future minimum annual lease payments under the non-cancelable lease for the years ending December 31 are as follows:

2006	$71,328
2007	73,225
2008	75,450
2009	75,780
2010	11,350
$307,133

Uncertainties

As discussed in Notes 3 and 8, in early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of the shares were subsequently transferred by Mr. Mortensen to others including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Subsequently, Tandem’s board of directors rescinded and cancelled the 20 million shares of common stock on the grounds that the stock was issued without consideration from Mr. Mortensen. All of the cancelled shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void and has instructed its common stock transfer agent to place a hold on these common stock certificates. As discussed in Note 16, on May 17, 2006, Tandem received notification from a third party claiming to be a “holder in due course” of a certificate representing 2.7 million shares of Tandem common stock controlled by Mr. Mortensen and a demand that the certificate be reissued without a restrictive legend as 2.7 million free-trading shares. Management of Tandem intends to vigorously contest the third party claim. On May 23, 2006, Tandem filed a lawsuit in Nevada District Court seeking a summary judgment confirming the cancellation of the certificate and ordering destruction of the certificate. Although the ultimate outcome of Tandem’s lawsuit is presently unknown, management believes that an indemnification agreement adequately protects Tandem from any liability. Accordingly, based on SFAS No. 5, Accounting for Contingencies , no liability has been recorded in the accompanying consolidated financial statements.

Legal Proceedings

Tandem is not currently a defendant in any lawsuit arising in the ordinary course of business.

F1-21

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Note 12 — Related Party Transactions

As discussed in Notes 3 and 8, in 2005, TEC purchased as treasury stock the common shares held by one of its two shareholders for $13.0 million. The purchase was funded from a portion of the proceeds of Tandem’s revolving line of credit discussed in Note 6.

As discussed in Notes 3 and 8, Tandem issued a note payable to its primary shareholder, Mr. Culp, for $12.0 million in connection with the share exchange with TEC. Mr. Culp also received 1.8 million shares of restricted common stock in connection with the distribution of restricted shares issued to officers, directors and other related parties for services discussed in Notes 3 and 8; such shares were valued for accounting purposes at $1.55 per share and the resulting approximately $2.8 million was charged to compensation expense in 2005.

As discussed in Notes 3 and 8, in connection with the purchase of TEC, 7.4 million shares of restricted common stock were distributed to officers, directors and other related parties of Tandem, other than Mr. Culp, for services. The overall value of such shares (approximately $11.7 million) was charged to compensation expense in 2005, as discussed in Note 3.

Note 13 — Oil and Gas Properties

The following table sets forth changes in Tandem’s capitalized costs for oil and gas properties for the years ended December 31, 2004 and 2005:

	Intangible Costs	Lease & Well Equipment	Leasehold Cost	Total

Balance at January 1, 2004	$1,423,402	920,139	95,836	2,439,377
Additions	605,357	582,431	—	1,187,788
Balance at December 31, 2004	2,028,759	1,502,570	95,836	3,627,165
Additions	3,249,328	7,062,674	9,336,867	19,648,869
Balance at December 31, 2005	$5,278,087	8,565,244	9,432,703	23,276,034

Note 14 — Oil and Gas Reserve Information (Unaudited)

The estimates of proved oil and gas reserves utilized in the preparation of the consolidated financial statements were prepared by Williamson Petroleum Consultants, independent petroleum engineers.  Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under economic and operating conditions existing at the registrant’s year end with no provision for price and cost escalations except by contractual arrangements. Future cash inflows were computed by applying year-end prices to the year-end quantities of proved reserves. Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing, producing, and abandoning proved oil and gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows after consideration of tax basis and tax credits and carryforwards. All of Tandem’s reserves are located in the United States. For information about Tandem’s results of operations from oil and gas producing activities, see the accompanying consolidated statements of operations.

In accordance with Rule 4-10(a) of SEC Regulation S-X, proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data.  In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

F1-22

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Note 14 — Oil and Gas Reserve Information (Unaudited) – (continued)

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Tandem emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of Tandem’s proved reserves are classified as proved developed nonproducing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

The following table sets forth proved oil and gas reserves together with the changes therein and proved developed reserves (oil in Bbls, gas in Mcf, gas converted to Boe’s at six Mcf per Bbl) for the years ended December 31, 2005 and 2004:

2005	2004

	Oil	Gas	Boe	Oil	Gas	Boe

Proved reserves:
Beginning of period	988,597	16,603,595	3,755,863	793,421	16,031,047	3,465,262
Revisions	460,618	(31,613)	455,349	298,964	1,250,633	507,403
Extensions and discoveries	55,387	3,481,530	635,642	—	—	—
Sales of minerals-in-place	—	—	—	—	—	—
Purchases of minerals-in-place	4,466,406	2,566,823	4,894,210	—	—	—
Production	(156,503)	(723,634)	(277,109)	(103,788)	(678,085)	(216,802)
End of period	5,814,505	21,896,701	9,463,955	988,597	16,603,595	3,755,863

Proved developed reserves:
Beginning of period	988,597	5,707,708	1,939,882	793,421	4,051,573	1,468,683
End of period	2,295,513	6,077,237	3,308,386	988,597	5,707,708	1,939,882

The following table sets forth standardized measure of discounted future net cash flows (stated in thousands) relating to proved reserves for the year ended December 31, 2005 and 2004:

	2005	2004

Future cash inflows	$551,286	$137,750

Future costs:
Production	(141,530)	$(46,250)
Abandonment	(4,665)	$(1,493)
Development	(41,810)	$(5,401)
Income taxes	(61,738)	$(14,378)

Future net cash inflows	301,543	70,228
10% discount factor	(114,098)	(26,573)

Standardized measure of discounted net cash flows	$187,445	$43,655

F1-23

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Note 14 — Oil and Gas Reserve Information (Unaudited) – (continued)

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to proved reserves for the years ended December 31, 2005 and 2004:

(in thousands)	2005	2004

Standardized measure, beginning of year	$43,655	$17,989

Net changes in sales prices, net of production costs	52,323	4,494
Revisions of quantity estimates	50,642	12,150
Accretion of discount	4,818	3,842
Changes in future development costs, including development costs incurred that reduced future development costs	(1,874)	(1,226)
Changes in timing and other	(2,121)	1,296
Net change in income taxes	(44,852)	10,282
Future abandonment costs	918	5
Extensions and discoveries	16,584	—
Sales, net of production costs:
Continuing operations	(10,321)	(5,177)
Sales of minerals-in-place	—	—
Purchases of minerals-in-place	77,673	—

Net increase (decrease)	143,790	25,666

Standardized measure, end of period	$187,445	$43,655

Impact of Pricing

The estimates of cash flows and reserve quantities shown above are based on year-end oil and gas prices, except in those cases where future natural gas or oil sales are covered by physical contracts at specified prices. Forward price volatility is largely attributable to supply and demand perceptions for natural gas and crude oil.

Under full-cost accounting rules, Tandem reviews the carrying value of its proved oil and gas properties each quarter.  Under these rules, capitalized costs of proved oil and gas properties, net of accumulated DD&A and deferred income taxes, may not exceed the present value of estimated future net cash flows from proved oil and gas reserves, discounted at 10%, plus the lower of cost or fair value of unproved properties included in the costs being amortized, net of related tax effects (the “ceiling”). These rules generally require pricing future oil and gas production at the unescalated oil and gas prices at the end of each fiscal quarter and require a write-down if the “ceiling” is exceeded. Given the volatility of oil and gas prices, it is reasonably possible that Tandem’s estimate of discounted future net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline significantly, even if only for a short period of time, it is possible that write-downs of oil and gas properties could occur in the future.

The estimated present value of future cash flows relating to proved reserves is extremely sensitive to prices used at any measurement period. The average prices used for each commodity for the years ended December 31, 2005 and 2004 were as follows:

	Average Prices
As of December 31,	Oil	Gas

2005	$57.38	$9.94
2004	$41.41	$5.94

F1-24

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

Note 15 — Shamrock Acquisition

On June 8, 2005, Tandem, through its wholly-owned subsidiary TEC, acquired certain oil and gas properties, located in the Permian Basin of West Texas, Southeastern New Mexico, and Hardin County in East Texas, from Shamrock. The total purchase price was approximately $33.3 million including the issuance of 7.5 million shares of Tandem common stock. Since the purchase of TEC by Tandem and the Shamrock asset purchase by TEC occurred concurrently, the 7.5 million shares were issued directly by Tandem. See Note 3 for a complete discussion of the acquisition.

The Shamrock properties included estimated total proved reserves of 4.9 million equivalent barrels of oil.

Acquisition Pro Forma

The following pro forma information shows the effect on Tandem’s consolidated results of operations as if the Shamrock acquisition occurred on January 1, 2004. The pro forma information (stated in thousands) includes numerous assumptions, and is not necessarily indicative of future results of operations.

	2005 As Reported	Pro Forma	2004 As Reported	Pro Forma

Year ended December 31:
Oil and gas sales	$13,758	$16,203	$8,018	$12,105
Operating expenses	4,273	5,233	2,841	4,508
Operating profit	$9,485	$10,970	$5,177	$7,597

Note 16 — Subsequent Event

On January 19, 2006, TEH announced that it had executed a definitive merger agreement (“Merger Agreement”) with Platinum Energy Resources, Inc. (“Platinum”), a publicly-owned entity, for the acquisition of 100% of the outstanding stock of TEH for total cash consideration of approximately $102 million.

The Merger Agreement calls for repayment of Tandem’s long-term debt ($42.5 million at December 31, 2005) and distribution of the remainder (approximately $60 million) to TEH to be used for the redemption of all of the outstanding common stock of TEH. Under the terms of the Merger Agreement, holders of Tandem’s common stock would be entitled to receive $2.53 per share. Tandem’s Board of Directors, however, has determined that the Board of Directors, officers and management of TEH as a group, which controls approximately 83% of the stock, would receive $2.13 per share ($42.0 million) and the remaining TEH stockholders would receive $4.50 per share ($18.0 million). The merger is subject to the approval of the stockholders of TEH and Platinum and is expected to close in the second quarter of 2006.

As discussed in Notes 3 and 8, in early March, 2005, Tandem, whose board was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen and subsequently rescinded and cancelled all of the 20 million shares on the grounds that the stock was issued without consideration from Mr. Mortensen. Some of these shares were subsequently transferred by Mr. Mortensen to others including principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. All of the cancelled shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void and has instructed its common stock transfer agent to place a hold on the Mr. Mortensen common stock certificates. On May 17, 2006, Tandem received notification from a third party claiming to be a “holder in due course” of a certificate representing 2.7 million shares of Tandem common stock controlled by Mr. Mortensen and a demand that certificate be reissued without a restrictive legend as 2.7 million free-trading shares. Management of Tandem intends to vigorously contest the third party claim. On May 23, 2006, Tandem filed a lawsuit in Nevada District Court seeking a summary judgment confirming the cancellation of the certificate and ordering destruction of the certificate. Although the ultimate outcome of Tandem’s lawsuit is presently unknown, management believes that an indemnification agreement adequately protects Tandem from any liability. Accordingly, based on SFAS No. 5, Accounting for Contingencies , no liability has been recorded in the accompanying consolidated financial statements.

F1-25

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,613,198	3,690,183
Accounts receivable
Oil and gas sales	1,925,110	2,007,192
Joint interest and other	784,797	304,055
Inventory	43,703	38,724
Federal income tax receivable	705,824	630,497
Other current assets	301,578	301,578

Total current assets	6,374,210	6,972,229

Property and equipment
Oil and gas properties, full cost method	25,340,542	23,276,034
Other	449,931	603,061
Less accumulated depreciation, depletion and amortization	(3,357,401)	(2,835,777)

Property and equipment, net	22,433,072	21,043,318

Other assets
Investment in partnership	35,324	35,324
Deferred fees, net of amortization	311,111	377,778
Real estate held for development	585,863	585,863

Total other assets	932,298	998,965

Total assets	$29,739,580	29,014,512

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable
Trade	$1,256,775	1,422,063
Oil and gas sales	140,227	155,858
Current portion of long-term debt	—	500,000
Fair value of commodity derivatives	1,458,382	1,697,271
Accrued liabilities and other	928,668	1,056,173

Total current liabilities	3,784,052	4,831,365

Long-term debt, net of current portion	42,000,000	42,000,000
Fair value of commodity derivatives – non-current	2,661,548	2,924,423
Asset retirement obligation	1,698,509	1,640,940

Total liabilities	50,144,109	51,396,728

Stockholders’ equity (deficit)
Common stock, $.001 par value, authorized 100,000,000 shares; 23,799,322 shares issued and outstanding	23,799	23,799
Additional paid-in capital	29,005,824	29,005,824
Retained earnings (deficit)	(49,434,152)	(51,411,839)

Total stockholders’ equity (deficit)	(20,404,529)	(22,382,216)

Total liabilities and stockholders’ equity (deficit)	$29,739,580	29,014,512

The accompanying notes are an integral part of these financial statements.

F1-26

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Revenues
Oil and gas sales	$4,600,041	2,358,229

Costs and expenses
Lease operating expense	1,511,189	725,925
General and administrative	628,098	180,967
Depreciation, depletion and amortization	528,429	116,437
Accretion of asset retirement obligation	32,878	11,951

Total costs and expenses	2,700,594	1,035,280

Operating income	1,899,447	1,322,949

Other income (expense)
Interest (expense) income	(811,423)	11,979
Change in fair value of derivatives	501,764	—
Gain on sale of equipment	368,067	—
Other	19,832	509

Total other income (expense), net	78,240	12,488

Income before income taxes	1,977,687	1,335,437

Income tax benefit (expense)
Current	—	(200,102)
Deferred	—	(144,808)

Total income tax benefit (expense)	—	(344,910)

Net income	$1,977,687	990,527

Earnings per share	$.08	.33
Weighted average shares outstanding	23,799,322	3,000,000 (1)

——————

(1)

Pro-forma shares outstanding after conversion

The accompanying notes are an integral part of these financial statements.

F1-27

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Three Months Ended March 31, 2006 and Year Ended December 31, 2005

	Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Total
	Shares	Par Value

Balance, December 31, 2004	1,000	10	2,710,115	2,582,457	5,292,582

Acquisition and retirement of treasury stock	(500)	(5)	—	(13,015,000)	(13,015,005)

Shares issued in conjunction with:
Conversion of TEC shares	2,999,500	2,995	(2,995)	—	—

Acquisition of Tandem	16,322	16	(16)	—	—

Acquisition of oil and gas properties	7,500,000	7,500	6,192,500	—	6,200,000

Compensation for management	9,243,000	9,243	14,448,854	—	14,458,097

Compensation for consultants	2,507,000	2,507	4,175,149	—	4,177,656

Private placement offerings	1,533,000	1,533	1,482,217	—	1,483,750

Net loss	—	—	—	(17,174,421)	(17,174,421)

Distributions to shareholders	—	—	—	(23,804,875)	(23,804,875)

Balance, December 31, 2005	23,799,322	$23,799	29,005,824	(51,411,839)	(22,382,216)

Net income (unaudited)	—	—	—	1,977,687	1,977,687

Balance, March 31, 2006 (unaudited)	23,799,322	$23,799	29,005,824	(49,434,152)	(20,404,529)

The accompanying notes are an integral part of these financial statements.

F1-28

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net income	$1,977,687	990,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	528,429	116,437
Accretion of asset retirement obligation	32,878	11,951
Amortization of deferred loan fees	66,667	—
Gain on sale of other property and equipment	(368,067)	—
Change in fair value of derivatives	(501,764)	—
Deferred income tax (benefit) expense	—	144,808
Changes in operating assets and liabilities:
Increase in accounts receivable	(398,660)	(51,953)
Increase in inventory	(4,979)	—
Decrease in accounts payable	(180,919)	(281,882)
Decrease (increase) in income taxes payable	(75,327)	200,102
Decrease (increase) in accrued liabilities and other	(127,505)	269,215

Net cash provided by operating activities	948,440	1,399,205

Cash flows from investing activities:
Property and equipment additions	(2,075,425)	(272,800)
Partnership distributions	—	11,000
Proceeds from sale of other property and equipment	550,000	—
Decrease in advance relocation fees	—	(173,588)

Net cash used in investing activities	(1,525,425)	(435,388)

Cash flows from financing activities:
Payment on long-term debt	(500,000)	—
Cash distributions to shareholders	—	(105,500)

Net cash used in financing activities	(500,000)	(105,500)

Net (decrease) increase in cash and cash equivalents	(1,076,985)	858,317

Cash and cash equivalents, beginning of year	3,690,183	3,571,921

Cash and cash equivalents, end of year	$2,613,198	4,430,238

Non-cash financing and investing activities:
Asset retirement cost and obligation	$24,691	—

Cash paid during the three months for:
Taxes	$75,327	—
Interest	$724,248	—

The accompanying notes are an integral part of these financial statements.

F1-29

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Organization

Organization

Tandem Energy Holdings, Inc. (“Tandem”) is a publicly traded, non-reporting company. It was originally incorporated in Nevada as Las Vegas Major League Sports, Inc. (“Las Vegas”) on July 22, 1993, to engage in certain business activities associated with the Canadian Football League. In April 1994, it completed an initial public offering and began trading under the symbol LVTD. In 1996, Las Vegas filed for bankruptcy protection and ceased being a reporting company and ceased operations. In 1998, Las Vegas changed its name to Pacific Medical Group, Inc. (“Pacific”) in connection with a share exchange transaction with a privately-held company whose business plan was to engage in the manufacture and sale of medical products. That business was unsuccessful and Pacific ceased operations for some years. In February, 2005, Pacific changed its name to Tandem Energy Holdings, Inc. and changed its trading symbol to TDYH.PK. In June, 2005, Tandem Energy Corporation, a privately held Colorado corporation (“TEC”), which had acquired certain oil and gas assets of Shamrock Energy Corporation, a privately held Texas corporation (“Shamrock”), became a wholly owned subsidiary of Tandem. TEC, an independent oil and gas exploration and production company headquartered in Midland, Texas, has been engaged in the oil and gas industry since 1977 and 2004, respectively, primarily in the Gulf Coast region in Texas, the Permian Basin in west Texas and southeastern New Mexico, and the Fort Worth Basin in Texas.

Note 2 — Basis of Presentation and Nature of Operations

Basis of Presentation

The acquisition by Tandem in June, 2005, of all of the outstanding stock of TEC is accounted for as a reverse acquisition, sometimes referred to hereinafter as the “share exchange”, whereby TEC became the accounting acquirer of Tandem. Consequently, the assets, liabilities and results of operations presented herein are the historical results of operations of TEC and the reverse acquisition has been accounted for as a recapitalization of TEC. The financial statements presented herein are the historical financial statements of the accounting acquirer, TEC.

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

In the opinion of management, the Company’s unaudited consolidated financial statements as of March 31, 2006 and for the interim periods ended March 31, 2006 and 2005 include all adjustments which are necessary for a fair presentation in accordance with accounting principles generally accepted in the United States. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in these consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this Proxy Statement.

Nature of Operations

Tandem, based in Midland, Texas, is engaged in the exploration, development and production of oil and gas properties located primarily in Texas and New Mexico.

F1-30

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 —Basis of Presentation and Nature of Operations – (continued)

Substantially all of Tandem’s oil and gas production is sold under short-term contracts which are market-sensitive. Accordingly, Tandem’s financial condition, results of operations and capital resources are highly dependent upon prevailing market prices of, and demand for, crude oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of Tandem. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

Note 3 — Significant Transactions

Proposed Acquisitions of TEC and Shamrock

In February 2005, Tandem determined to purchase TEC in a transaction which would be accounted for as a reverse acquisition. A newly-incorporated, non-public entity was created for this purpose on or about March 1, 2005. Agreements to effect this transaction as well as the purchase of certain oil and gas interests owned by Shamrock Energy Corporation, two-thirds of which was beneficially owned by the eventual sole stockholder of TEC, were executed on March 1, 2005. The necessary financing for these acquisitions was not obtained and the transactions were not consummated. See the discussion below under the captions “Acquisition of Shamrock Assets by TEC” and “Acquisition of TEC.”

Issuance and Rescission of Common Stock

In early March, 2005, Tandem, whose board of directors was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were subsequently transferred to others by Mr. Mortensen including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. Subsequently, Tandem’s board of directors rescinded and cancelled the 20 million shares of common stock on the grounds that the stock was issued without any consideration from Mr. Mortensen. All 20 million shares were returned to Tandem, except for 2.878 million shares controlled by Mortensen. Management of Tandem believes that all of the shares controlled by Mortensen are null and void, see Note 10.

Private Placement

On March 28, 2005, Tandem sold approximately 1.5 million common shares in a private placement offering for approximately $1.00 per share, receiving $1.5 million, net of offering expenses. The proceeds were used for general operating expenses of Tandem.

TEC Stock Redemption Agreement

On June 8, 2005, TEC purchased and retired one-half of TEC’s outstanding common stock from one of its two stockholders for $13.0 million, funded by a portion of the proceeds of the revolving line of credit.

Acquisition of Shamrock Assets by TEC

On June 8, 2005, TEC acquired certain of the oil and gas properties of Shamrock for $33.3 million. At date of acquisition, TEC’s then sole stockholder owned or controlled a two-thirds interest in Shamrock. One-third of Shamrock was owned or controlled by another party. Accordingly, the acquisition of two-thirds of the Shamrock interest has been accounted for as a reorganization of entities under common control using carryover historical costs and the remaining one-third has been recorded at purchase cost in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations . The one-

F1-31

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 3 — Significant Transactions – (continued)

third interest was acquired for approximately $13.4 million, including cash of $2.6 million, notes payable of $3.0 million, repayment of certain Shamrock debt totaling $1.6 million and the issuance of 4 million Tandem common shares valued at $1.55 per share ($6.2 million). The two-thirds interest was acquired for $19.9 million, including cash of $5.3 million, notes payable of $6.0 million, repayment of certain Shamrock debt totaling approximately $3.2 million, and issued 3.5 million Tandem common shares valued at $1.55 per share ($5.4 million). Because the cash, notes and Tandem stock issued to the predecessor stockholders exceeded the historical carrying amount of the Shamrock assets acquired (to the extent of the two-thirds predecessor basis), the excess ($11.7 million) has been reflected as a distribution to the predecessor stockholder.

Tandem (Pacific Medical Group) Share Exchange with TEC

Prior to the share exchange, Tandem had 16,322 shares outstanding. As a result of Tandem’s acquisition of TEC, TEC’s acquisition of the Shamrock assets and the issuance of shares to members of management and related parties, TEC’s sole stockholder and members of TEC’s management controlled approximately 19.7 million shares of Tandem common stock and thus, acquired control of Tandem. Accordingly, the TEC share exchange has been accounted for as a reverse acquisition wherein the accounting acquirer is TEC and the accounting acquiree is Tandem.

Because Tandem was a dormant shell company prior to the share exchange, no purchase value adjustments are appropriate or necessary. Consequently, the assets, liabilities and results of operations presented herein are the historical results of operations of TEC and the reverse share exchange has been accounted for as a recapitalization of TEC. The financial statements presented herein are the historical financial statements of the accounting acquirer, TEC.

Acquisition of TEC

On June 8, 2005, Tandem completed the acquisition of TEC in exchange for a $12 note payable and 3.0 million shares of Tandem common stock. Tandem also issued 9.2 million compensation shares to Tandem’s officers, directors, employees, and other related parties. All shares were restricted and subject to a voting agreement and other highly restrictive covenants. Accordingly, Tandem recorded compensation expense of approximately $14.5 million for the issuance of the compensation shares. The compensation expense was based on the estimated fair value of the shares issued using a value of $1.55 per share for 9.1 million shares and 0.1 million valued at $3.00 per share (the average trading prices at date of issue).

Shares Issued to Third Parties

Tandem also issued as compensation expense approximately 2.3 million shares of common stock to third parties for services valued at $1.55 per share ($3.5 million) and 0.2 million shares of common stock valued at $0.7 million.

Gain on Sale of Asset

In January 2006, Tandem sold a drilling rig for $550,000 and recorded a gain on sale of $368,067.

Note 4 — Other Current Assets

Financing costs totaling $800,000 relating to Tandem’s revolving line of credit, as discussed in Note 6, have been capitalized. Tandem is amortizing these costs to expense over the term of the financing; the portion scheduled to be amortized in during the twelve months ending March 31, 2007 ($266,667) is included in other current assets.

F1-32

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 5 — Asset Retirement Obligation

The following table summarizes the changes in Tandem’s asset retirement obligation for the year ended December 31, 2005 and the three months ended March 31, 2006:

Balance, January 1, 2005	$602,938
Additions related to new properties and acquisitions	917,793
Accretion expense	120,209

Balance, December 31, 2005	1,640,940
Additions related to new properties	24,691
Accretion expense	32,878

Balance, March 31, 2006	$1,698,509

Note 6 — Long-Term Debt

Tandem’s long-term debt at March 31, 2006 and December 31, 2005, consisted of the following:

	2006	2005

Revolving line of credit	$21,000,000	21,500,000
Notes to former TEC and Shamrock owners	21,000,000	21,000,000
Total long-term debt	42,000,000	42,500,000
Less current portion of long-term debt	—	(500,000)

Long-term debt, net of current portion	$42,000,000	42,000,000

Revolving Line of Credit

On June 8, 2005, Tandem entered into a revolving line of credit agreement with a bank to provide an initial borrowing base up to $23.0 million. The borrowing base is reduced by payments of $250,000 each month beginning July 1, 2005, and the lender may redetermine the borrowing base at its discretion. The revolving line of credit expires June 8, 2008. Under the terms of the second amendment to the credit agreement, dated February 15, 2006, and in anticipation of the impending merger referred to in Note 10, the borrowing base was set at $21.0 million and the mandatory principal reduction requirement was waived.

The revolving line of credit is secured by Tandem’s oil and gas properties. The proceeds from the initial borrowings under the revolving line of credit were used primarily for the Shamrock acquisition and in conjunction with the stock redemption agreement with one of TEC’s predecessor stockholders in the amount of $13.0 million. The revolving line of credit bears interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of Tandem’s outstanding borrowings to a defined borrowing base. Tandem can choose periodically to change the interest rate base which applies to outstanding borrowings. At March 31, 2006 and December 31, 2005, $20.75 million and $21.25 million, respectively, of the borrowings under the revolving line of credit bears interest payable at LIBOR plus 2.25% (6.73% and 6.58%, respectively); the remainder bears interest at the bank’s base rate (7.75 and 7.25%, respectively).

Under the terms of the revolving line of credit agreement, Tandem must maintain certain financial ratios, must repay any amounts due in excess of the borrowing base, and may not declare any dividends or enter into any transactions resulting in a change in control, without the lender’s consent. In connection with the revolving line of credit, Tandem entered into crude oil and natural gas derivative swaps, puts and calls discussed in Note 8.

F1-33

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 6 — Long-Term Debt – (continued)

Notes to Former TEC and Shamrock Owners

As discussed in Note 3, in connection with the acquisition of TEC, Tandem issued a $12 million subordinated note payable to the sole stockholder of TEC with interest at March 31, 2006 and December 31, 2005, at a national bank’s prime rate (7.75% and 7.25%, respectively) payable monthly. Interest only is due through May 31, 2009, at which time note and any unpaid interest is due in full.

As discussed in Note 3, in connection with the acquisition of Shamrock, TEC issued subordinated notes payable totaling $9 million to three individuals with interest at March 31, 2006 and December 31, 2005, at a national bank’s prime rate (7.75% and 7.25%, respectively) payable monthly. Interest only is due through May 31, 2009, at which time the notes and any unpaid interest are due in full.

Note 7 — Income Taxes

For the three months ended March 31, 2006 and 2005, Tandem’s income tax benefit (expense) is summarized as follows:

	Current	Deferred	Total

March 31, 2006:
Federal income tax (expense)	$—	—	—

March 31, 2005:
Federal income tax (expense)	$(200,102)	(144,808)	(344,910)

Income tax benefit (expense) for the three months ended March 31, 2006 and 2005, differs from the amount computed at the federal statutory income tax rate as follows:

	2006	2005

Income tax (expense) computed at statutory rate	$(518,980)	(454,049)
Statutory depletion	—	291,032
Nondeductible expenses and other	—	(181,893)
Utilization of net operating loss carryforward	518,980	—

Total income tax (expense)	$—	(344,910)

F1-34

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 8 — Commodity Derivatives

During 2005, as discussed in Note 6, Tandem’s revolving line of credit required Tandem to execute various crude oil and natural gas swaps, collars, puts and calls (derivative financial instruments). Tandem has elected not to designate any of its derivative financial contracts as accounting hedges and, accordingly, has accounted for these derivative financial contracts using mark-to-market accounting. For the year ended December 31, 2005, Tandem recognized losses on its hedging activities of $5.2 million, including a mark-to-market loss of $4.7 million at December 31, 2005. For the quarter ended March 31, 2006, Tandem recognized a gain associated with the change in the fair value of derivatives of approximately $.5 million.

Presented below are tables summarizing Tandem’s crude oil and natural gas derivative financial contracts at December 31, 2005 and March 31, 2006, with crude oil prices expressed in dollars per barrels of crude oil and notional crude oil volumes in barrels of crude oil per year; and natural gas prices expressed in dollars per million British thermal units ($/MMBtu) and notional natural gas volumes in million British thermal units per year (MMBtuy).

The total fair value of the crude oil and natural gas financial derivative contracts at December 31, 2005, was a liability of approximately $4.7 million as follows:

Periods Ended December 31,	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average (Floor/Ceiling)	Fair Value Asset/ (Liability) (stated in thousands)

2006	Gas Collar	504,000	$5.00/$11.02	$(500)
	Gas Call Option Sold	504,000	9.10	(1,291)
	Gas Call Option Purchased	504,000	12.00	507
	Gas Put Option Sold	504,000	5.00	(7)
	Gas Put Option Purchased	504,000	6.00	24
	Oil Collar	142,834	40.00/72.10	(323)
	Oil Call Option Sold	150,000	67.00	(566)
	Oil Call Option Purchased	150,000	72.10	365

2007	Gas Collar	504,000	5.00/11.02	(597)
	Gas Call Option Sold	504,000	9.10	(1,094)
	Gas Call Option Purchased	504,000	12.00	632
	Gas Put Option Sold	504,000	5.00	(35)
	Gas Put Option Purchased	504,000	6.00	94
	Oil Collar	142,834	40.00/72.10	(565)
	Oil Call Option Sold	150,000	67.00	(1,073)
	Oil Call Option Purchased	150,000	72.10	816

2008	Gas Collar	378,000	5.00/11.02	(300)
	Gas Call Option Sold	378,000	9.10	(602)
	Gas Call Option Purchased	378,000	12.00	347
	Gas Put Option Sold	378,000	5.00	(47)
	Gas Put Option Purchased	378,000	6.00	112
	Oil Collar	102,085	40.00/72.10	(398)
	Oil Call Option Sold	112,500	67.00	(940)
	Oil Call Option Purchased	112,500	72.10	739
	Total fair value liability			$(4,702)

F1-35

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 8 — Commodity Derivatives – (continued)

The total fair value of the crude oil and natural gas financial derivative contracts at March 31, 2006, was a liability of approximately $4.1 million as follows:

Periods Ended March 31,	Instrument Type	Total Volumes (MMBTU/BBL)	Weighted Average (Floor/Ceiling)	Fair Value Asset/ (Liability) (stated in thousands)

2007	Gas Collar	504,000	$5.00/$11.02	$(274)
	Gas Call Option Sold	504,000	9.10	(588)
	Gas Call Option Purchased	504,000	12.00	293
	Gas Put Option Sold	504,000	5.00	(19)
	Gas Put Option Purchased	504,000	6.00	70
	Oil Collar	153,664	40.00/72.10	(593)
	Oil Call Option Sold	150,000	67.00	(944)
	Oil Call Option Purchased	150,000	72.10	597

2008	Gas Collar	504,000	5.00/11.02	(464)
	Gas Call Option Sold	504,000	9.10	(894)
	Gas Call Option Purchased	504,000	12.00	511
	Gas Put Option Sold	504,000	5.00	(47)
	Gas Put Option Purchased	504,000	6.00	120
	Oil Collar	139,336	40.00/72.10	(817)
	Oil Call Option Sold	150,000	67.00	(1,310)
	Oil Call Option Purchased	150,000	72.10	974

2009	Gas Collar	252,000	5.00/11.02	(111)
	Gas Call Option Sold	252,000	9.10	(283)
	Gas Call Option Purchased	252,000	12.00	147
	Gas Put Option Sold	252,000	5.00	(35)
	Gas Put Option Purchased	252,000	6.00	86
	Oil Collar	67,834	40.00/72.10	(383)
	Oil Call Option Sold	75,000	67.00	(667)
	Oil Call Option Purchased	75,000	72.10	511
	Total fair value liability			$(4,120)

The fair value of Tandem’s financial derivative contracts (stated in thousands) at March 31, 2006 and December 31, 2005, are as follows:

	2006	2005

Current payable	$—	(81)
Fair value of commodity derivative:
Current portion	(1,458)	(1,697)
Long-term portion	(2,662)	(2,924)
Total fair value liability	$(4,120)	(4,702)

F1-36

TANDEM ENERGY HOLDINGS, INC.

(Successor to Tandem Energy Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 9 — Oil and Gas Properties

The following table sets forth changes in Tandem’s capitalized costs for oil and gas properties for the three months ended March 31, 2006:

	Intangible Costs	Lease & Well Equipment	Leasehold Cost	Total

Balance at January 1, 2006	$5,278,087	8,565,244	9,432,703	23,276,034
Additions	1,544,131	520,377	—	2,064,508

Balance at March 31, 2006	$6,822,218	9,085,621	9,432,703	25,340,542

Note 10 — Subsequent Event and Contingencies

On January 26, 2006, Tandem and certain of its stockholders entered into a definitive agreement and plan of merger with Platinum Energy Resources, Inc and its wholly-owned subsidiary, PER Acquisition Corp., pursuant to which, subject to the terms and conditions of the merger agreement, PER Acquisition Corp. is to merge with and into Tandem. At the effective time of the merger, Tandem would be the surviving corporation in the merger with PER Acquisition Corp. and would continue as a wholly-owned subsidiary of Platinum.

The merger agreement contemplates that current stockholders of Tandem will receive, in the aggregate, approximately $102.0 million in cash less the amount required to retire all of the outstanding long-term indebtedness of Tandem and its subsidiaries of approximately $42.5 million. More specifically, at the effective time and as a result of the merger, holders of outstanding shares of common stock of Tandem are to receive $2.53 per share. However, since certain directors and officers of Tandem, who in the aggregate own approximately 85% of the outstanding Tandem common stock, have waived their right to receive $0.40 of such consideration and have elected to receive only $2.13 per share, the amounts so waived will be added to the amounts to be received by the stockholders who purchased their shares directly from Tandem or in the open market. Accordingly, such stockholders will receive an aggregate of $4.50 per share.

As discussed in Note 3, in early March, 2005, Tandem, whose board of directors was comprised solely of one of its promoters, Lyle Mortensen, issued 20 million restricted shares of its common stock to Mr. Mortensen. Some of these shares were subsequently transferred by Mr. Mortensen to others including the principals of TEC and Shamrock, Tim Culp, Dyke Culp and Jack Chambers, in late March, 2005. Concurrently, Mr. Mortensen resigned as a director and officer of Tandem. All of the cancelled shares were returned to Tandem, except for 2.878 million shares controlled by Mr. Mortensen. Management of Tandem believes that all of the shares controlled by Mr. Mortensen are null and void and has instructed its common stock transfer agent to place a hold on the Mr. Mortensen common stock certificates. On May 17, 2006, Tandem received notification from a third party claiming to be a “holder in due course” of a certificate representing 2.7 million shares of Tandem common stock held by Mr. Mortensen and a demand that the certificate be reissued without a restrictive legend as 2.7 million free-trading shares. Management of Tandem intends to vigorously contest the third party claim. On May 23, 2006, Tandem filed a lawsuit in Nevada District Court seeking a summary judgment confirming the cancellation of the certificate and ordering destruction of the certificate. Although the ultimate outcome of Tandem’s lawsuit is presently unknown, management believes that an indemnification agreement adequately protects Tandem from any liability. Accordingly, based on SFAS No. 5, Accounting for Contingencies , no liability has been recorded in the accompanying consolidated financial statements.

F1-37

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Tandem Energy Holdings, Inc.

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Shamrock Energy Corporation (the “Company”) for the five months ended May 31, 2005 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased from Shamrock Energy Corporation for the five months ended May 31, 2005 and for the year ended December 31, 2004, on the basis of accounting described in Note 2.

Midland, Texas

May 23, 2006

F2-1

TANDEM ENERGY HOLDINGS, INC.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION
For the Five Months Ended May 31, 2005 and
Year Ended December 31, 2004

	2005	2004
	(in thousands)
Revenues	$2,445	$4,087
Direct operating expenses	960	1,667

Excess of revenues over direct operating expenses	$1,485	$2,420

The accompanying notes are an integral part of these financial statements.

F2-2

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 1 — The Properties

On June 8, 2005, Tandem Energy Corporation, an indirect wholly-owned subsidiary of Tandem Energy Holdings, Inc. (collectively, “Tandem”), consummated the purchase of certain producing and non-producing oil and gas properties of Shamrock Energy Corporation (“Shamrock”), a related party, located in Burleson, Hardin, Pecos and Scurry Counties, Texas, and Eddy County, New Mexico (the “Acquired Properties”) for $33.3 million. For presentation purposes, the information assumes an effective date of June 1, 2005.

Note 2 — Basis for Presentation

It is our understanding that the SEC has taken the position that the acquisition of producing oil and gas properties constitutes a business pursuant to Rule 11-01(d) of Regulation S-X. Complete financial statements for the Acquired Properties prepared in accordance with accounting principles generally accepted in the United States are not presented for the following reasons:

•

The Acquired Properties were not accounted for or operated as a separate property unit by Shamrock.  Shamrock was formed in March 2004 for the purpose of buying the Acquired Properties from other entities.  Accordingly, full separate historical financial statement information prior to March 2004 from other entities either does not exist or is no longer available from the other entities.

•

Certain historical general and administrative expenses for the Acquired Properties prior to March 2004 applicable to the other entities are indeterminable. If determinable such amounts might not be indicative of the level of such expenses to be incurred in the future.

•

Certain historic exploration and development cost for the Acquired Properties prior to March 2004 incurred by other entities are indeterminable.  If determinable, such amounts might not be indicative of exploration and development cost in the future.

•

Certain historical income tax information for the Acquired Properties prior to March 2004 applicable to other entities, such as net operating losses, statutory depletion and other tax deductible expenses are indeterminable.  If determinable, such amounts might not be of income tax expense in the future.

•

Historical depreciation, depletion and amortization (“DD&A”) expense prior to March 2004 applicable to other entities, is not determinable as the historic depletable cost basis, reserve information and depletion rates are indeterminable.

•

Subsequent to March 2004, Shamrock accounted for the Acquired Properties on an income tax basis, while Tandem uses the full cost method of accounting. Using the income tax basis, costs such as geological and geophysical (“G&G”), exploratory dry holes, intangible drilling costs and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool.

The accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased from Shamrock Energy Corporation represent the accounts related to the net working and revenue interests for the Acquired Properties and the related revenues and direct operating expenses for the five months ended May 31, 2005 and the year ended December 31, 2004.

F2-3

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 2 — Basis for Presentation – (continued)

Revenues and direct operating expenses for the Acquired Properties are presented on the accrual basis of accounting. Revenues are recorded using the sales method of accounting for oil, natural gas and natural gas liquids revenues whereby revenues, net of royalties, are recognized as the production is sold to purchasers.  Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have not been included for the reasons discussed above.

Past historical results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.

Note 3 — Oil and Gas Reserves – Unaudited

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the period ended December 31, 2004 are based on estimates prepared by the engineering firm of Williamson Petroleum Consultants, Inc. (“WPC”), and the proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes for the period ended May 31, 2005 were prepared by Tandem Energy Holdings, Inc.’s petroleum engineers. For the period ended May 31, 2005, the reserves and related discounted future net cash flows was  prepared by using the December 31, 2005 reserve report (also prepared by WPC) and rolling the balances back to May 31, 2005 using production forecasted for the interim period between June 1, 2005 and the end of 2005. The resulting reserve forecast was then repriced at May 31, 2005 product prices in accordance with Securities and Exchange Commission guidelines.  For each period, the estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission. All the reserves relating to the Acquired Properties are located within the continental United States.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

F2-4

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 3 — Oil and Gas Reserves – Unaudited – (continued)

The following information (stated in thousands) presents Shamrock’s proved and proved developed reserves for the five months ended May 31, 2005 and the year ended December 31, 2004:

	2005			2004
	Oil (BBLs)	Gas (MCF)	Total (BOE)	Oil (BBL)	Gas (MCF)	Total (BOE)

Proved reserves:
Beginning of period	4,413	2,561	4,840	3,677	2,513	4,096
Revisions	252	(22)	248	124	76	137
Extensions and discoveries	—	—	—	715	—	715
Production	(50)	(13)	(52)	(103)	(28)	(108)

End of period	4,615	2,526	5,036	4,413	2,561	4,840

Proved developed reserves:
Beginning of period	823	265	867	778	244	819
End of period	1,098	301	1,148	823	265	867

Standardized Measure – The following information (stated in thousands) presents standardized measure of discounted future net cash flows relating to the Acquired Properties in proved oil and natural gas reserves at May 31, 2005 and December 31, 2004:

	2005	2004

Future cash flows	$234,992	$193,688
Future production costs/taxes	(64,153)	(64,113)
Future abandonment costs	(893)	(859)
Future development costs	(33,703)	(31,853)
Income taxes	(42,957)	(32,945)
Net future cash flows	93,286	63,918
10% discount factor	(43,056)	(38,672)
Discounted future net cash	$50,230	$25,246

Future cash flows are computed by applying fiscal or period end prices of oil and natural gas to period-end quantities of proved oil and natural gas reserves. Future operating expenses and development costs are computed primarily by Tandem’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of each period, based on period-end costs and assuming the continuation of existing economic conditions.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

F2-5

TANDEM ENERGY HOLDINGS, INC.

NOTES TO STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

Note 3 — Oil and Gas Reserves – Unaudited – (continued)

Changes in Standardized Measure – The following information (stated in thousands) presents changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the five months ended May 31, 2005 and the year ended December 31, 2004:

	2005	2004

Balance beginning of the year	$25,246	$16,670
Net changes in sales prices, net of production costs	19,856	4,168
Revisions of quality estimates	10,840	7,422
Accretion of discount	5,819	2,256
Change in future development costs	—	(7,583)
Changes in timing and other	—	1,434
Net change in income taxes	(10,013)	(1,425)
Future abandonment costs	(34)	(65)
Extensions and discoveries	—	4,768
Sales, net of production costs	(1,485)	(2,399)
Balance end of the year	$50,229	$25,246

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results. The changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is pre-tax basis.

F2-6

TANDEM ENERGY HOLDINGS, INC.

PRO FORMA FINANCIAL STATEMENTS FOR THE
OIL AND GAS PROPERTIES PURCHASED FROM
SHAMROCK ENERGY CORPORATION

The Properties

On June 8, 2005, Tandem Energy Corporation, an indirect wholly-owned subsidiary of Tandem Energy Holdings, Inc. (collectively, “Tandem”), consummated the purchase of certain producing and non-producing oil and gas properties of Shamrock Energy Corporation (“Shamrock”), a related party, located in Burleson, Hardin, Pecos and Scurry Counties, Texas, and Eddy County, New Mexico (the “Acquired Properties”) for $33.3 million. For presentation purposes, the information assumes an effective date of June 1, 2005.

Basis of Presentation and Sources of Information

The accompanying unaudited pro forma financial statements and the related notes have been prepared to present the pro forma effect of the June 8, 2005 acquisition of the working and net revenue interests of certain properties from Shamrock Energy Corporation (the “Acquired Properties”) and the financing thereof, as if the acquisition occurred on January 1, 2005.

The unaudited pro forma financial statements and related notes should be read in conjunction with Tandem’s audited consolidated financial statements for the year ended December 31, 2005 and 2004, and the Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties From Shamrock Energy Corporation for the five months ended May 31, 2005, included herein.

Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the acquisition actually occurred on January 1, 2005, because they exclude various operating expenses, and should not be viewed as indicative of operations in future periods.

Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, Tandem is presenting only the revenues and direct operating expenses for the Acquired Properties in accordance with the rules and guidelines of the Securities and Exchange Commission.

Certain estimates and judgments were made in preparing the unaudited pro forma financial statements as discussed in the notes.

The pro forma condensed consolidated balance sheet presents the combining of Tandem’s historical balance sheet as of December 31, 2004, and the pro forma adjustments to reflect the acquisition as if it occurred on January 1, 2005.

The pro forma consolidated statement of operations represents only an estimate of combining Tandem’s historical results, the historical results of the Acquired Properties from June 8, 2005 (date of acquisition) through December 31, 2005, and the pro forma adjustments to reflect the acquisition as if it occurred on January 1, 2005.

The unaudited pro forma financial statements do not consider nonrecurring items included in the historical financial statements.

The accompanying notes to the unaudited pro forma financial statements are an integral part of these financial statements.

F2-7

TANDEM ENERGY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
January 1, 2005
(in thousands)

	Tandem Historical	Pro Forma Adjustments		Total

ASSETS

Cash and cash equivalents	$3,572	$(2,781	)(1)	$791
Other current assets	1,540			1,540
Net property and equipment	2,562	16,828	(2)	19,390
Other assets	846	347	(3)	1,193

TOTAL ASSETS	$8,520	$14,394		$22,914

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities	$1,967	$1,304	(4)	$3,271
Long-term debt	—	17,696	(5)	17,696
Other noncurrent liabilities	1,260	893	(6)	2,153

Stockholders’ equity (deficit)	5,293	(5,499	)(7)	(206)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,520	$14,394		$22,914

The accompanying notes to the unaudited pro forma financial statements are an integral part of these financial statements.

F2-8

TANDEM ENERGY HOLDINGS, INC.

UNAUDITED FORWARD LOOKING CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Tandem Historical	Acquisition Historical	Pro Forma Adjustments		Total

REVENUES:
Oil and natural gas sales	$13,758	$2,445	$—		$16,203
COSTS AND EXPENSES:
Operating expenses	4,273	960	—		5,233
General and administrative expense	1,825	—	—	(a)	1,825
Stock-based compensation	18,636				18,636
Depreciation, depletion and amortization	1,751	—	309	(b)	2,060
Accretion of asset retirement obligation	120				120
Total expenses	26,605	960	309		27,874

Operating income (loss)	(12,847)	1,485	(309)		(11,671)
Other income (expense), net:
Change in fair market value of derivative instruments	(4,702)	—	—		(4,702)
Partnership income	8	—	—		8
Interest expense	(1,726)	—	(524	)(c)	(2,250)
Gain on sale of real estate held for development	707	—	—		707
Other income	70	—	—		70
Total other income (expense), net	(5,643)	—	(524)		(6,167)

Income (loss) before income taxes	(18,490)	1,485	(833)		(17,838)
Income tax benefit (expense)
Current	658		(222	)(d)	436
Deferred	658				658
Total income tax benefit (expense)	1,316	—	(222)		1,094

Net income (loss)	$(17,174)	$1,485	$(1,055)		$(16,745)

Net income (loss) per common share:	$(.93)				(.90)
Weighted average common shares:	18,515				18,515

The accompanying notes to the unaudited pro forma financial statements are an integral part of these financial statements.

F2-9

TANDEM ENERGY HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1 — Pro Forma Adjustments

The following is an explanation of pro forma balance sheet adjustments:

(1)

Additional cash required above the availability of the credit facility to fund the cash component of the acquisition.

(2)

Net purchase price was $33.3 million. The $16.2 million represents the historical carryforward cost basis of two-thirds of the interest acquired, and the purchase price adjusted cost of one-third of the acquisition cost. The net excess is reflected as a distribution in the equity section of the balance sheet.

(3)

The current portion of the mandatory borrowing base reductions net to the debt associated with the Shamrock purchase. The mandatory borrowing base reductions were $250,000 per month, multiplied by the ratio of the debt incurred against the credit facility ($10.0 million) to the total senior debt incurred.  ($23.0 million).

(4)

The long-term portion of the senior credit debt incurred ($10.0 million less the current portion of $1.3 million), plus the $9.0 million of subordinated notes issued to the owners of Shamrock.

(5)

The excess purchase price over the historical cost representing the two-thirds interest for the Shamrock acquisition.

The following is an explanation of the pro forma statement of operations adjustments:

a.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs and are expected to increase only minimally, if at all, as a result of these acquisitions. Additional accounting personnel were hired in anticipation of Tandem becoming a public corporation and are not related to the acquisition of the Acquired Properties. As a result, a very minimal amount of our internal resources will be used to oversee the Acquired Properties and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

b.

The incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method of the Acquired Properties.

c.

The pro forma adjustment for increased interest expense associated with bank borrowings notes payable to Shamrock owners related to the property purchase. Interest was calculated using Tandem’s June 30, 2005 rate of 6.25%.

d.

The pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 34 percent, based on the adjusted change in net income before income taxes.

F2-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Platinum Energy Resources, Inc.

We have audited the accompanying balance sheet of Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) as of December 31, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period April 25, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Energy Resources, Inc. (a development stage enterprise) as of December 31, 2005, and the results of its operations and its cash flows for the period April 25, 2005 (inception) to December 31, 2005 in conformity with generally accepted accounting principles (United States of America).

/s/ Marcum & Kliegman LLP

New York, New York

February 17, 2006

F3-1

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

BALANCE SHEET
December 31, 2005

ASSETS
Current Assets
Cash	$902,498
Cash held in trust	105,884,102
Prepaid expenses and other current assets	118,711
Total Current Assets	$106,905,311

Current Liabilities
Accrued expenses	$87,795
Due to related party	16,875
Income taxes payable	28,100
Total Current Liabilities	132,770

Common stock, subject to possible redemption, 2,878,560 shares at conversion value	21,071,059

Commitments
LIABILITIES AND STOCKHOLDERS’ EQUITY
Stockholders’ Equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized, -0- issued	—
Common stock, $.0001 par value; 75,000,000 shares authorized, 18,000,000 shares (which includes 2,878,560 subject to possible conversion) issued and outstanding	1,800
Additional paid-in capital	85,423,954
Earnings accumulated during the development stage	275,728
Total Stockholders’ Equity	85,701,482

Total Liabilities and Stockholders’ Equity	$106,905,311

The accompanying notes are an integral part of these financial statements.

F3-2

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
Period from April 25, 2005 (Inception) to December 31, 2005

Operating Expenses:
Administrative cost allowance – related party	$16,875
Marketing, general and administrative expenses	150,399
Total operating expenses	167,274

Other Income (Expense):
Interest income	476,102
Interest expense – stockholder	(5,000)
Total other income (expense)	471,102

Net income before income taxes	303,828
Provision for income taxes	28,100

Net income	$275,728

Weighted Average Shares Outstanding	7,286,400
Net Income Per Share	$.04

The accompanying notes are an integral part of these financial statements.

F3-3

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from April 25, 2005 (Inception) to December 31, 2005

	Common Stock		Additional Paid-in Capital	Earnings Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount

Common shares issued to founders for cash, May 6, 2005 at $.0077 per share	3,250,000	$325	$24,675	$—	$25,000
Retroactive effect of common stock dividend, declared September 23, 2005	1,250,000	125	(125)	—	—
Retroactive effect of four-for-five reverse split effected October 21, 2005	(900,000)	(90)	(90)	—	—
Sale of 14,400,000 units, net of underwriters’ discount and offering expenses (includes 2,878,560 shares subject to possible conversion)	14,400,000	1,440	106,470,273	—	106,471,713
Proceeds subject to possible conversion of 2,878,560 shares	—	—	(21,071,059)	—	(21,071,059)
Proceeds from issuance of option	—	—	100	—	100
Net income	—	—	—	275,728	275,728
Balance at December 31, 2005	18,000,000	$1,800	$85,423,954	$275,728	$85,701,482

The accompanying notes are an integral part of these financial statements.

F3-4

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
Period from April 25, 2005 (Inception) to December 31, 2005

Cash Flows from Operating Activities
Net income	$275,728
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accumulated interest on cash held in trust	(476,102)
Prepaid expenses and other current assets	(118,711)
Accrued expenses	87,795
Due to related party	16,875
Income taxes payable	28,100
Net cash used in operating activities	(186,315)

Cash Flows from Investing Activities
Cash held in Trust Fund	(105,408,000)
Net cash used in investing activities	(105,408,000)

Cash Flows from Financing Activities
Proceeds from the sale of common stock	25,000
Proceeds from note payable – stockholder	180,000
Repayment of note payable – stockholder	(180,000)
Gross proceeds of public offering	115,200,000
Payments of costs of public offering	(8,728,287)
Proceeds from issuance of underwriter’s stock option	100
Net cash provided by financing activities	106,496,813

Net Increase in Cash	902,498

Cash – Beginning of the Period	—

Cash – End of Period	$902,498

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$5,000
Income taxes	$—

The accompanying notes are an integral part of these financial statements.

F3-5

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business and Operations

Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company with the objective of acquiring an operating business in the energy industry.

All activities for the period April 25, 2005 (inception) through December 31, 2005 relate to the Company’s formation, the completion of the public offering described below and searching for a suitable candidate for a Business Combination, as defined below. The Company selected December 31 as its year-end.

The registration statement of the Company’s initial public offering (“Offering”) was declared effective on October 24, 2005. The Company consummated the Offering on October 28, 2005 and received net proceeds of approximately $106,472,000. See Note 3 for a complete discussion. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the global oil and gas energy and production industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $105,408,000 of the net proceeds plus interest earned is being held in a trust account (“Trust Account”) and invested in United States Treasury Bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of the consummation of its first Business Combination or liquidation of the Company. The Company’s first Business Combination must be with a target business or businesses whose collective fair market value would be at least equal to 80% of the Company’s net assets at the time of such acquisition. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 3,600,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable. See Note 8, “Subsequent Events – Merger Agreement,” for a discussion of a definitive Agreement and Plan of Merger entered into subsequent to December 31, 2005.

With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (October 28, 2005), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).

F3- 6

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Income Per Share

Income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The warrants outstanding were not considered in the calculation since they are not exercisable as of December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Concentration of Risk

At December 31, 2005, the Company has cash balances in banks in excess of the maximum amount insured by the FDIC.

Note 3 — Initial Public Offering

On October 28, 2005, the Company sold to the public 14,400,000 units (“Units”) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, in whole or in part, upon written consent of the representative of the underwriters, at a price of $.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given. Separate trading of the common stock and Warrants comprising the Units commenced on or about December 9, 2005. An additional 2,160,000 Units could have been sold for over-allotments in the 45-day period after the closing date of October 28, 2005. No over-allotment Units were sold.

In connection with the Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase up to 720,000 Units at an exercise price of $10 per Unit. The Units issuable upon exercise of this option are identical to those described in the preceding paragraph, except that the warrants underlying the Units will be exercisable at $7.50 per share. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus relating to the Offering (October 24, 2005) and expiring five years from such date. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

F3- 7

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Initial Public Offering – (continued)

The option and the 720,000 units, the 720,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Offering prospectus (October 24, 2005). Although the purchase option and its underlying securities are intended to be registered under the registration statement relating to the Offering, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the Offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company would be obligated to bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $ 2,412,000 ($.168 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative of the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 49.65%, (2) risk-free interest rate of 4.34%, (3) expected life of 5 years and (4) a dividend rate of zero.

The volatility calculation of 49.65% is based on the 365-day average volatility of a representative sample of seven (7) companies with an average market capitalizations of $407 million, ranging from $309 million to $595 million, that Management believes are engaged in the oil and gas energy and production industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. A one-year period was selected as being representative of the current environment and market valuations for companies in this sector. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

Note 4 — Income Taxes

The provision for income taxes consists of current New Jersey state income taxes of $28,100.

The effective tax rate differs from the statutory rate of 34% due principally to Federal tax free interest income approximating $476,000 and the effect of state income taxes.

For Federal income tax purposes the Company has a net operating loss carry forward of $200,400, which expires in 2020. The net operating loss carry forward gives rise to a deferred tax asset approximating $61,400 against which the Company has recorded a full valuation allowance since management believes that based upon current available objective evidence there is no assurance that the deferred tax asset will be realized.

F3- 8

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 5 — Note Payable – Stockholder

The Company had balances of up to $180,000 during the period from April 25, 2005 (inception) from the proceeds of a note payable (4% annual interest rate) issued to Mark Nordlicht, an officer, director and stockholder of the Company. The note and interest expense were paid after the proceeds of the Offering were received on October 28, 2005.

Note 6 — Commitments

As of December 31, 2005, the Company occupied office space provided by an affiliate of a Founding Stockholder. Such affiliate agreed that, until the acquisition of a target business by the Company, it would make such office space, as well as certain administrative and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such office space and services commencing on the effective date of the Offering. As of December 31, 2005, $16,875 has been accrued with respect to this arrangement. Upon completion of a Business Combination or the distribution of the trust account to the public stockholders, the Company will no longer be required to pay this monthly fee.

In October 2005, the Company entered into a sublease for office space expiring April 2009 at the rate of $2,844 per month. The agreement provided that the Company, at its option may cancel the sublease effective, November 2006, and that the sublessor could request that the Company vacate the premises on 60 days advance notice. On February 13, 2006, the parties entered into a termination agreement pursuant to which advanced rent and a security deposit aggregating $17,063, included in prepaid expenses and other current assets on the balance sheet, were refunded to the Company.

The Company has engaged Casimir Capital LP (“CCLP”), the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the CCLP for bona fide services rendered, a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the Offering if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Note 7 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

F3- 9

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 8 — Common Stock

Effective September 23, 2005, the Board of Directors approved a common stock dividend of .3846153 common shares for each one common share held. This resulted in the issuance of an additional 1,250,000 common shares. In addition, a four-for-five reverse stock split was approved by the Board of Directors on October 21, 2005, which resulted in a reduction of 900,000 issued and outstanding common shares. These transactions have been given retroactive effect in the accompanying financial statements.

At December 31, 2005, 15,840,000 shares of common stock were reserved for issuance upon exercise of Warrants and the underwriters’ unit purchase option.

Note 9 — Subsequent Events

Merger Agreement

On January 26, 2006, the Company, and its wholly-owned subsidiary, PER Acquisition Corp., a Delaware corporation (“Acquisition Sub”) (formed in January 2006), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tandem Energy Holdings Inc., a Nevada corporation (“Tandem”), pursuant to which, subject to satisfaction of the conditions contained in the Merger Agreement, Acquisition Sub will merge with and into Tandem (the “Merger”). At the effective time of the Merger (the “Effective Time”), Tandem will be the surviving corporation and will become a wholly-owned subsidiary of the Company.

Pursuant to the merger agreement, current stockholders of Tandem will receive, in the aggregate, approximately $102 million in cash less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42.5 million.  More specifically, at the Effective Time and as a result of the Merger, holders of the outstanding Tandem common stock are to receive $2.53 per share. However, certain directors and officers of Tandem, who in the aggregate own approximately 85% of the outstanding Tandem common stock have waived their right to receive $0.40 of such consideration and have elected to receive only $2.13 per share. The waived amounts will be added to the amounts to be received by stockholders who purchased their shares directly from Tandem or in the open market. Accordingly, such stockholders will receive an aggregate of $4.50 per share.

On January 26, 2006, the Company provided to Tandem a performance deposit of $500,000 which will be applied toward the payment of the purchase price upon closing. The performance deposit would be forfeited in the event the Merger Agreement is terminated for any reason other than a material breach of the terms of the Merger Agreement by Tandem. The merger agreement further contemplates the reimbursement, at closing, of Tandem by the Company for all capital and workover-related costs for the period from January 1, 2006 through the closing in an amount not to exceed an average of $700,000 per month. Additionally, the merger agreement requires Tandem to have working capital of at least $5 million at closing (including its rights to unpaid reimbursements of capital and workover-related costs) with any shortfall to be covered by certain of Tandem’s stockholders who executed the merger agreement and any excess to be paid to such stockholders.

The closing of the Merger is subject to various closing conditions, including the filing of a proxy statement with the U.S. Securities and Exchange Commission, approval of the Merger Agreement by the stockholders of the Company and Tandem and the satisfaction or waiver of other customary conditions. In addition, the closing is conditioned on holders of less than twenty percent (20%) of the shares of the Company common stock issued in the offering voting against the Merger and electing to convert their shares of the Company common stock into cash, as permitted by the Company certificate of incorporation. The Company’s initial shareholders, officers and directors, who hold approximately 20% of the Company’s voting stock, have agreed to vote their shares on the Merger in accordance with the vote of the majority of the non-affiliated Public Stockholders. Certain officers and directors of Tandem, holding approximately 75% of the outstanding shares of Tandem common stock have agreed to vote in favor of the Merger. Accordingly, Tandem stockholder approval is assured. If approved by the Company’s stockholders, the transaction is expected to close in the second quarter of 2006.

F3- 10

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 9 — Subsequent Events – (continued)

The Company and Tandem have made customary representations and warranties and covenants in the Merger Agreement. In addition, Tandem has agreed not to solicit proposals related to alternative business combination transactions or enter into discussions concerning or to provide information in connection with alternative business combination transactions. The Company has agreed not to enter into any agreement to acquire any oil and gas interest that would require a closing prior to the closing of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Tandem, including, subject to certain limited exceptions, the ability for the Company to terminate the Merger Agreement prior to closing in the event it is not satisfied or believes in its sole judgment that it will not be satisfied with the results of its due diligence investigation.

In connection with the Merger Agreement:

(a) The Company retained C.K. Cooper & Company, Inc., an investment banking firm, to provide a fairness opinion as to whether the merger consideration is fair, from a financial point of view, to the Company’s stockholders and that the fair value of Tandem is at least equal to 80% of the Company’s net assets. The Company paid $50,000 upon execution of the agreement and is obligated for an additional payment of $30,000 upon closing of the merger transaction.

(b) In connection with the Merger Agreement, the Company entered into a letter agreement with Mr. Lance Duncan, one of the original founders of Tandem who had been given limited authority by Tandem management to act on its behalf.  Pursuant to the letter agreement, the Company agreed to pay Mr. Duncan a broker’s fee of $3.0 million at the consummation of the Merger for services rendered in connection with the Merger, including introduction of the parties, facilitation of the negotiations among the parties and rescission and cancellation of all of Mr. Duncan’s and his affiliate’s common stock holdings in Tandem.  Pursuant to the letter agreement, the Company has also agreed to issue to Mr. Duncan over an 18-month period following the consummation of the Merger restricted shares of the Company’s common stock valued at $5.0 million in consideration of continued consulting services.

(c) Tandem believes that a substantial number of shares of Tandem common stock issued by one of the prior shell corporations may have been invalidly issued but could result in claims against the Company upon consummation of the Merger. These shares are not included in the outstanding shares of Tandem. Management believes that the indemnification obligations of certain of the stockholders of Tandem under the Merger Agreement would address such claims, if made, however, no amounts are held in escrow to support such indemnification obligations.

Sublease Arrangement

In February 2006, the Company entered into an operating facilities sublease arrangement in New Jersey. The term of the sublease commences on March 1, 2006 and expires February 28, 2009, subject to earlier termination. The Company may terminate the sublease without penalty within a year of the commencement date by providing the sublessor two months’ prior written notice. Prior to the first anniversary of the commencement date, the sublessor may give notice to the Company that it has found an alternative tenant, at which point the Company has 10 days to elect to continue the sublease for the full term or vacate within two months. Gross rent, including annual escalations and electric charge, approximated $20,000 for each year of the three year lease term, subject to earlier termination as described.

F3- 11

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$88,823	$902,498
Cash held in trust	106,607,221	105,884,102
Prepaid expenses and other current assets	55,008	118,711
Total Current Assets	106,751,052	106,905,311
Performance deposit	500,000	—
Deferred acquistion costs	448,160	—
TOTAL ASSETS	$107,699,212	$106,905,311

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$348,444	$87,795
Due to related party	31,275	16,875
Income taxes payable – state	76,000	28,100
Total Current Liabilities	455,719	132,770
Common stock subject to possible redemption, 2,878,560 shares at conversion value	21,310,783	21,071,059
COMMITMENTS

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, 1,000,000 authorized, 0 issued	—	—
Common stock, $.0001 par value; 75,000,000 shares authorized; 18,000,000 shares (which includes 2,878,560 subject to possible conversion) issued and outstanding	1,512	1,512
Additional paid-in capital	85,424,242	85,424,242
Earnings accumulated during the development stage	506,956	275,728
TOTAL STOCKHOLDERS’ EQUITY	85,932,710	85,701,482
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,699,212	$106,905,311

See notes to condensed consolidated financial statements

F4- 1

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2006	Cumulative for the Period from April 25, 2005 (Inception) to March 31, 2006
	(Unaudited)	(Unaudited)

OPERATING EXPENSES
Administrative cost allowance – related party	$14,400	$31,275
Marketing, general and administrative expenses	189,867	340,266
Total operating expenses	204,267	371,541

OTHER INCOME (EXPENSES)
Interest income, net of interest income allocated to common stock subject to possible redemption of $239,724	483,395	959,497
Interest (expense)	—	(5,000)
Total other income (expense)	483,395	954,497

NET INCOME BEFORE INCOME TAXES	279,128	582,956
PROVISION FOR INCOME TAXES	47,900	76,000

NET INCOME	$231,228	$506,956

WEIGHTED AVERAGE NUMBER OF COMMON SHARES BASIC AND DILUTED	15,121,440

NET INCOME PER COMMON SHARE BASIC AND DILUTED	$0.02

See notes to condensed consolidated financial statements

F4- 2

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Earnings Accumulated During the Development Stage	Total Stockholders Equity
	Shares	Amount

Common shares issued to founders for cash, May 6, 2005 at $.0077 per share	3,250,000	$325	$24,675	$—	$25,000
Retroactive effect of common stock dividend, declared September 23, 2005	1,250,000	125	(125)	—	—
Retroactive effect of four-for-five reverse split effected October 21, 2005	(900,000)	(90)	90	—	—
Sale of 14,400,000 units, net of underwriters’ discount and offering expenses (includes 2,878,560 shares subject to possible conversion)	14,400,000	1,440	106,470,273	—	106,471,713
Proceeds subject to possible conversion of 2,878,560 shares	(2,878,560)	(288)	(21,070,771)	—	(21,071,059)
Proceeds from issuance of option	—	—	100	—	100
Net income, for the period from April 25, 2005 (Inception) to December 31, 2005	—	—	—	275,728	275,728
Balance at December 31, 2005	15,121,440	1,512	85,424,242	275,728	85,701,482
Net income, for the three months ended March 31, 2006 (unaudited)	—	—	—	231,228	231,228
Balance at March 31, 2006 (unaudited)	15,121,440	$1,512	$85,424,242	$506,956	$85,932,710

See notes to condensed consolidated financial statements

F4- 3

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2006	Cumulative for the Period from April 25, 2005 (Inception) to March 31, 2006

Cash Flows From Operating Activities
Net income	$231,228	$506,956
Adjustments to reconcile net income to net cash used in operating activities:
Interest on cash held in trust, net of interest income allocated to common stock subject to possible redemption	(483,395)	(959,497)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	63,703	(55,008)
Accrued expenses	260,649	348,444
Due to related party	14,400	31,275
Income taxes payable	47,900	76,000
Net cash provided by (used in) operating activities	134,485	(51,830)

Cash Flows From Investing Activities
Cash held in Trust Fund	—	(105,408,000)
Performance deposit	(500,000)	(500,000)
Deferred acquistion costs	(448,160)	(448,160)
Net cash used in investing activities	(948,160)	(106,356,160)

Cash Flows From Financing Activities
Proceeds from the sale of common stock	—	25,000
Proceeds from note payable-stockholder	—	180,000
Repayment of note payable-stockholder	—	(180,000)
Gross proceeds of public offering	—	115,200,000
Payments of costs of public offering	—	(8,728,287)
Proceeds from issuance of underwriter’s stock option	—	100
Net cash provided by financing activities	—	106,496,813

Net (Decrease) Increase in Cash	(813,675)	88,823

Cash – Beginning of the Period	902,498	—

Cash – End of Period	$88,823	$88,823

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$—	$5,000
Income taxes	$—	$—

See notes to condensed consolidated financial statements

F4- 4

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Nature of Operations and Summary of Significant Accounting Policies

Platinum Energy Resources, Inc. and subsidiary (a development stage enterprise) (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company. The Company’s objective is to acquire an operating business in the energy industry.

As of March 31, 2006, the Company had not yet commenced any commercial operations. All activities through March 31, 2006 relate to the Company’s formation, the completion of the public offering described below and the identification of suitable prospective Business Combinations, as defined below. The Company selected December 31 as its fiscal year-end. The accompanying condensed consolidated financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not commenced.

The registration statement of the Company’s initial public offering (“Offering”) was declared effective on October 24, 2005. The Company consummated the Offering on October 28, 2005 and received net proceeds of approximately $106,472,000. See Note 3 — “Initial Public Offering,” for a complete discussion. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the global oil and gas energy and production industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $105,408,000 of the net proceeds plus interest earned is being held in a trust account (“Trust Account”) and invested in United States Treasury Bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of the consummation of its first Business Combination or liquidation of the Company. The Company’s first Business Combination must be with a target business or businesses whose collective fair market value would be at least equal to 80% of the Company’s net assets at the time of such acquisition. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 3,600,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable. See Note 4 — “Business Combination,” for a discussion of a definitive Agreement and Plan of Merger entered into on January 26, 2006.

With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

F4-5

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Nature of Operations and Summary of Significant Accounting Policies – (continued)

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (October 28, 2005), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units in the Offering discussed in Note 3 — “Initial Public Offering”).

Principles of Consolidation

The condensed consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary PER Acquisition Corp,(“PER”) after elimination of all intercompany accounts and transactions. PER was organized as a Delaware corporation on January 25, 2006 for the purpose of merging into Tandem Energy Holdings, Inc. See Note 4 — “Business Combination” for a discussion of a definitive agreement and plan of merger entered into January 26, 2006.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

For Federal income tax purposes, as of March 31, 2006, the Company has a net operating loss carry forward approximating $430,000, which expires in 2020 and 2021. The net operating loss carry forward gives rise to a deferred tax asset approximating $146,100 against which the Company has recorded a full valuation allowance since management believes that, based upon current available objective evidence, there is no assurance that the deferred tax asset will be realized.

The effective tax rate differs from the statutory rate of 34% due principally to Federal tax free interest income, permanent differences and the effect of New Jersey state income taxes.

Income Per Share

Income per share is computed by dividing the net income by the weighted-average number of shares of common stock outstanding during the period. The warrants outstanding were not considered in the calculation since they are not exercisable as of March 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Concentration of Risk

At March 31, 2006, the Company has cash balances in banks in excess of the maximum amount insured by the FDIC.

F4-6

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Basis of Presentation

The accompanying condensed consolidated unaudited interim financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial statements and the instructions to Form 10-Q. These financial statements reflect all adjustments, consisting of normal and recurring adjustments and accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of March 31, 2006 and the results of operations and cash flows for the three months ended March 31, 2006, in conformity with accounting principles generally accepted in the United States of America applicable to interim periods. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations presented are not necessarily indicative of the results to be expected for the future quarters or for the year ending December 31, 2006.

The Company believes it will have sufficient available funds (outside of the trust fund) to operate through March 31, 2007, in the event that the proposed business combination as described in Note 4 is not consummated during that time and assuming that the related performance deposit is returned. However, given the Company’s cash position of approximately $89,000 at March 31, 2006, limited sources of liquidity, current liabilities and expected continued costs associated with the proposed business combination, sufficient funds to continue operations may not be available if the proposed business combination is not consummated. We also may not have sufficient funds necessary to complete the proposed merger with Tandem. If, pursuant to the terms of the merger agreement, the performance deposit is forfeited, sufficient funds to continue to seek an alternative business combination may not be available absent additional sources of funds through a private debt financing or a private offering of debt or equity.

Note 3 — Initial Public Offering

On October 28, 2005, the Company sold to the public 14,400,000 units (“Units”) at an offering price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, in whole or in part, upon written consent of the representative of the underwriters, at a price of $0.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given. Separate trading of the common stock and Warrants comprising the Units commenced on or about December 9, 2005. An additional 2,160,000 Units could have been sold for over-allotments in the 45-day period after the closing date of October 28, 2005. No over-allotment Units were sold.

In connection with the Offering, the Company issued an option, for $100.00, to the representative of the underwriters to purchase up to 720,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to those described in the preceding paragraph, except that the warrants underlying the Units will be exercisable at $7.50 per share. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus relating to the Offering (October 24, 2005) and expiring five years from such date. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

The option and the 720,000 units, the 720,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned,

F4-7

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 3 — Initial Public Offering – (continued)

pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Offering prospectus (October 24, 2005). Although the purchase option and its underlying securities are intended to be registered under the registration statement relating to the Offering, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the Offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company would be obligated to bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100.00 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $2,412,000 ($0.168 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative of the underwriters is estimated as of the date of grant using the following assumptions: (i) expected volatility of 49.65%, (ii) risk-free interest rate of 4.34%, (iii) expected life of 5 years and (iv) a dividend rate of zero.

The volatility calculation of 49.65% is based on the 365-day average volatility of a representative sample of seven (7) companies with an average market capitalizations of $407.0 million, ranging from $309.0 million to $595.0 million, that Management believes are engaged in the oil and gas energy and production industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. A one-year period was selected as being representative of the current environment and market valuations for companies in this sector. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, the option would become worthless.

Note 4 — Proposed Business Combination

On January 26, 2006, the Company, and its wholly-owned subsidiary, PER Acquisition Corp., a Delaware corporation (“Acquisition Sub”) (formed in January 2006), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tandem Energy Holdings Inc., a Nevada corporation (“Tandem”), pursuant to which, subject to satisfaction of the conditions contained in the Merger Agreement, Acquisition Sub will merge with and into Tandem (the “Merger”). At the effective time of the Merger (the “Effective Time”), Tandem will be the surviving corporation and will become a wholly-owned subsidiary of the Company.

Pursuant to the merger agreement, current stockholders of Tandem will receive, in the aggregate, approximately $102.0 million, in cash, less the amount required to retire the indebtedness of Tandem and its subsidiaries of approximately $42.5 million. More specifically, at the Effective Time and as a result of the Merger, holders of the outstanding Tandem common stock are to receive $2.53 per share. However, certain directors and officers of Tandem, who in the aggregate own approximately 85% of the outstanding Tandem common stock have waived their right to receive $0.40 of such consideration and have elected to receive only $2.13 per share. The waived amounts will be added to the amounts to be received by stockholders who purchased their shares directly from Tandem or in the open market. Accordingly, such stockholders will receive an aggregate of $4.50 per share.

F4-8

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 4 — Proposed Business Combination – (continued)

On January 26, 2006, the Company provided to Tandem a performance deposit of $500,000 which will be applied toward the payment of the purchase price upon closing. The performance deposit would be forfeited in the event the Merger Agreement is terminated for any reason other than a material breach of the terms of the Merger Agreement by Tandem. The merger agreement further contemplates the reimbursement, at closing, of Tandem by the Company for all capital and workover-related costs for the period from January 1, 2006 through the closing in an amount not to exceed an average of $700,000 per month. Additionally, the merger agreement requires Tandem to have working capital of at least $5.0 million at closing (including its rights to unpaid reimbursements of capital and workover-related costs) with any shortfall to be covered by certain of Tandem’s stockholders who executed the merger agreement and any excess to be paid to such stockholders.

The closing of the Merger is subject to various closing conditions, including the filing of a proxy statement with the U.S. Securities and Exchange Commission, approval of the Merger Agreement by the stockholders of the Company and Tandem and the satisfaction or waiver of other customary conditions. In addition, the closing is conditioned on holders of less than twenty percent (20%) of the shares of the Company common stock issued in the offering voting against the Merger and electing to convert their shares of the Company common stock into cash, as permitted by the Company certificate of incorporation. The Company’s initial shareholders, officers and directors, who hold approximately 20% of the Company’s voting stock, have agreed to vote their shares on the Merger in accordance with the vote of the majority of the non-affiliated Public Stockholders. Certain officers and directors of Tandem, holding approximately 75% of the outstanding shares of Tandem common stock have agreed to vote in favor of the Merger. Accordingly, Tandem stockholder approval is assured.

The Company and Tandem have made customary representations and warranties and covenants in the Merger Agreement. In addition, Tandem has agreed not to solicit proposals related to alternative business combination transactions or enter into discussions concerning or to provide information in connection with alternative business combination transactions. The Company has agreed not to enter into any agreement to acquire any oil and gas interest that would require a closing prior to the closing of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Tandem, including, subject to certain limited exceptions, the ability for the Company to terminate the Merger Agreement prior to closing in the event it is not satisfied or believes in its sole judgment that it will not be satisfied with the results of its due diligence investigation.

In connection with the Merger Agreement:

a. The Company retained C.K. Cooper & Company, Inc., an investment banking firm, to provide a fairness opinion as to whether the merger consideration is fair, from a financial point of view, to the Company’s stockholders and that the fair value of Tandem is at least equal to 80% of the Company’s net assets. The Company paid $50,000 upon execution of the agreement and is obligated for an additional payment of $30,000 upon closing of the merger transaction.

b. In connection with the Merger Agreement, the Company entered into a letter agreement with Mr. Lance Duncan, an individual with prior affiliations with Tandem, who had been given limited authority by Tandem management to act on its behalf. Pursuant to the letter agreement, the Company agreed to pay Mr. Duncan a fee of $3.0 million at the consummation of the Merger for services rendered in connection with the Merger, including introduction of the parties, facilitation of the negotiations among the parties and release of any claims to ownership of shares of common stock of Tandem by Mr. Duncan and his affiliates. Pursuant to the letter agreement, the Company has also agreed to issue to Mr. Duncan over an 18-month period following the consummation of the Merger restricted shares of the Company’s common stock valued at $5.0 million in consideration of continuing consulting services, including investigation of possible future acquisitions for the Company and, if warranted, introductions to parties and facilitation of the negotiation process.

F4-9

PLATINUM ENERGY RESOURCES, INC. AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 4 — Proposed Business Combination – (continued)

c. Tandem believes that a substantial number of shares of Tandem common stock issued by one of the prior shell corporations may have been invalidly issued but could result in claims against the Company upon consummation of the Merger. These shares are not included in the outstanding shares of Tandem. Management believes that the indemnification obligations of stockholders of Tandem who are parties to the Merger Agreement (namely, Mr. Tim Culp, Mr. Jack Chambers, Mr. Todd Yocham and Mr. Michael Cunningham) would address such claims, if made, however, no amounts are held in escrow to support such indemnification obligations.

Deferred acquisition costs reflected on the condensed consolidated balance sheet as of March 31, 2006, includes costs incurred in connection with the Tandem transaction, including due diligence related costs, fair value consultants and other fees.

Note 5 — Commitments

As of March 31, 2006 the Company occupied office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company agreed to pay such affiliate $7,500 per month for such office space and services commencing on the effective date of the Offering. As of March 31, 2006, $31,275 has been accrued with respect to this arrangement. Upon completion of a Business Combination or the distribution of the trust account to the public stockholders, the Company will no longer be required to pay this monthly fee.

In October 2005, the Company entered into a sublease for office space expiring April 2009 at the rate of $2,844 per month. The agreement provided that the Company, at its option, may cancel the sublease effective, November 2006, and that the sublessor could request that the Company vacate the premises on 60 days advanced notice. Pursuant to a termination agreement, the Company received a refund of advanced rent and of the security deposit aggregating $17,063, which was included in prepaid expenses and other current assets on the balance sheet as of December 31, 2005.

In February 2006, the Company entered into an operating facilities sublease arrangement in New Jersey. The term of the sublease commenced on March 1, 2006 and expires February 28, 2009, subject to earlier termination. The Company may terminate the sublease without penalty within a year of the commencement date by providing the sublessor two months’ prior written notice. Prior to the first anniversary of the commencement date, the sublessor may give notice to the Company that it has found an alternative tenant, at which point the Company has 10 days to elect to continue the sublease for the full term or vacate within two months. The gross rental commitment, including annual escalations and electric charge, approximates $20,000 for each year of the three year lease term, subject to earlier termination as described. Rent expense incurred under this arrangement for the three months ended March 31, 2006 aggregated $6,659.

The Company has engaged Casimir Capital LP (“CCLP”), the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Company has agreed to pay CCLP for bona fide services rendered, a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of an effective prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

F4-10

•

the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into this 26th day of January, 2006, by and between Platinum Energy Resources, Inc., a Delaware corporation (“Parent”), Tandem Energy Holdings, Inc., a Nevada corporation (“Target”), and PER Acquisition Corp., a Delaware corporation (“Acquisition Sub”).

Background

The respective Boards of Directors of the parties hereto desire that Acquisition Sub, a wholly-owned Subsidiary of Parent, merge with and into Target upon the terms and subject to the conditions hereinafter set forth (such transaction being hereinafter called the “Merger”).

Terms and Conditions

In consideration of the mutual benefits to be derived from this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PLAN OF MERGER

1.01 Merger. At the Effective Time (as defined below), Acquisition Sub shall be merged with and into Target, which shall be and is hereby sometimes referred to as the “Surviving Corporation.” The Surviving Corporation shall continue its corporate existence as a Nevada corporation. As a result of the Merger, Acquisition Sub will cease to exist as a corporate body.

1.02 Effective Time and Closing. The “Effective Time” shall mean the date and time on which the Merger becomes effective under the laws of Nevada and Delaware by reason of the filing and acceptance by the Secretary of State of the States of Delaware and Nevada of necessary documentation in such form as is required by the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and duly executed and acknowledged by the appropriate parties hereto and thereafter delivered to the Secretaries of State of the States of Delaware and Nevada for filing, as soon as practicable on the Closing Date. The closing shall be held at the offices of Snell Wylie & Tibbals, 8150 N. Central, Dallas, Texas, or such other place as the parties may agree upon, immediately prior to the Effective Time (the “Closing”). The date on which the Closing is held is called the “Closing Date.”

1.03 Articles of Incorporation of Target. The Articles of Incorporation of Target shall be amended effective at the Effective Time of the Merger, by:

(a) Amending Article 1 thereof to read as follows:

“The name of the corporation is “Platinum Energy Corporation.”

(b) Amending Article 3 thereof to read as follows:

“The total number of shares of stock which the corporation is authorized to issue is 1,000 shares of Common Stock, par value One Dollar ($1.00) per share.”

In all other respects, the Restated Articles of Incorporation of Target shall remain unchanged.

1.04 Directors and Officers.

(a) From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall consist of Mark Nordlicht and Barry Kostiner, each of such persons to serve until his successor is elected and qualified or until his earlier death, resignation or removal. If at or after the

Effective Time a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and by the Bylaws of the Surviving Corporation.

(b) From and after the Effective Time, the officers of the Surviving Corporation shall consist of Mark Nordlicht, President and Chief Executive Officer and Barry Kostiner, Vice President; Treasurer and Secretary, each of such persons to serve until his successor is elected and qualified or until his earlier death, resignation or removal.

ARTICLE 2

SHAREHOLDER APPROVAL

2.01 Parent. Parent will use its best efforts to take all steps reasonably necessary to hold a meeting of its shareholders at the earliest practicable date for the purpose of submitting this Agreement to them for approval and requesting authorization of the Merger. In connection with such meeting of shareholders, Parent will solicit proxies from its shareholders and Parent and Target will cooperate with each other (including, without limitation, providing to each other appropriate information) for the purpose of complying with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the proxy statement for such meeting. In its proxy statement, Parent shall include a recommendation of its board of directors that its shareholders approve the Merger.

2.02 Target. Target will use its best efforts to take all steps necessary to hold a meeting of its shareholders at the earliest practicable date for the purpose of submitting this Agreement to them for approval and requesting authorization of the Merger; provided, however, Target may, if it so elects and otherwise meets the requirements specified in Chapter 92A of the NRS, take action on this Agreement and the Merger by written consent. If Target elects to take action on this Agreement through a meeting of shareholders, Target will solicit proxies from its shareholders and Parent and Target will cooperate with each other in connection with the proxy statement for such meeting. In its proxy statement, Target shall include a recommendation of its board of directors that its shareholders approve the Merger.

2.03 Acquisition Sub. Parent, as the sole shareholder of Acquisition Sub, shall take or cause to be taken such action as may be required to permit Acquisition Sub to consummate the Merger.

ARTICLE 3

CONVERSION OF SHARES

3.01 Conversion of Shares. At the Effective Time, the manner and basis of converting the shares of stock of Acquisition Sub and Target shall be as follows:

(a) Each share of common stock of Acquisition Sub outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Parent, be exchanged for and converted into, and shall become outstanding as, one share of the common stock of the Surviving Corporation and Parent as holder of the common stock of Acquisition Sub at the Effective Time will, without further action, become the holder of record on that date of the same number of Target Common Shares (as defined herein).

(b) Each Target Common Share held immediately prior to the Effective Time of the Merger as Target treasury stock, if any, shall by virtue of the Merger forthwith cease to exist and be cancelled and retired without payment of any consideration therefor.

(c) Each Target Common Share issued and outstanding immediately prior to the Effective Time (other than treasury shares) shall by virtue of the Merger be converted into the right to receive Two and 53/100 Dollars ($2.53) in cash, without interest thereon, from Parent in the manner provided in Section 3.02 hereof, and all other rights with respect thereto (subject, in the case of shares owned by dissenting Shareholders, to appraisal rights under Chapter 92A of the NRS) shall forthwith cease to exist and each such share shall be cancelled and retired upon receipt thereof. Notwithstanding the foregoing, the Major Shareholders and certain other members of management of Target have waived or will waive their right to receive forty cents ($.40) per share so that it can be allocated to the shareholders of Target who purchased their Target Common Shares directly from Target or through brokers or dealers in open market transactions, thus giving those Shareholders Four and 50/100 Dollars ($4.50) per share.

(d) Target Common Shares held by Parent at the Effective Time of the Merger shall be cancelled and retired, and no new shares of the Surviving Corporation or other property shall be issuable with respect thereto.

3.02 Surrender and Payment.

(a) Immediately prior to the Effective Time, Parent shall deliver to a disbursing agent selected by Target after consultation with Parent, all the costs of which will be paid by Parent (the “Agent”), the sum of One Hundred Two Million and No/100 Dollars ($102,000,000.00) less the amount of the Performance Deposit (as such term is defined in Section 3.06 of this Agreement) for purposes of paying in full the long-term indebtedness of Target and its Subsidiaries and the consideration shareholders of Target are entitled to receive as a result of the Merger.

(b) Except as provided in Section 3.01(d) above, at the Effective Time, each holder of a certificate which immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Target Common Shares, shall be entitled, upon surrender thereof to Agent, to receive payment therefor in cash in the amount set forth in Section 3.01(c). Promptly, but in no event more than ten (10) days after the Effective Time, Parent shall cause to be mailed to each person who was, immediately prior to the Effective Time, a holder of record of issued and outstanding Target Common Shares, a letter of transmittal and instructions for use in effecting the surrender of the certificates therefor and Target shall ensure that a list of holders of Target Common Shares as of the Effective Time shall be delivered to Parent immediately after the Effective Time.

(c) If any payment for Target Common Shares is to be made in a name other than that in which the Certificate (as defined below) therefor is surrendered for exchange as registered, it shall be a condition of such payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment either pay to the Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Agent that such tax has been paid or is not payable.

(d) After the Effective Time there shall be no transfers on the stock transfer books of Target of Target Common Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers of Target Common Shares by dissenting shareholders pursuant to the applicable provisions of the NRS.

(e) Any cash in the hands of the Agent delivered pursuant to Section 3.02(a) above which remains unclaimed following twelve (12) months after the Effective Time shall be returned to Parent, and thereafter the holders of Target Common Shares shall look solely to Parent and not to the Agent as to any rights afforded to such holders pursuant to this Agreement, subject to applicable state laws.

(f) Agent, on behalf of each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Target Common Shares such amounts as may be required to be deducted and withheld with respect to the payment of taxes under the Internal Revenue Code of 1986, as amended (the “Code”), or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Target Common Shares in respect to the consideration due to such holders pursuant to this Agreement.

(g) If any certificate representing Target Common Shares (a “Certificate”) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, unless otherwise waived by the Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate the amounts to be paid hereunder.

3.03 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, except the last sentence of this Section 3.03, Target Common Shares that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Merger and who shall have timely filed with Target a written objection to the Merger and timely delivered to Target a written demand for the payment of the fair value of such Target Common Shares (“Dissenting Shares”) in the manner provided in Chapter 92A of the NRS shall not be converted into the right to receive, or be exchangeable for, the applicable consideration to be paid to the holders of such shares pursuant to Section 3.01 above, but the holders thereof shall be entitled to payment of the fair value of such shares as determined in accordance with the provisions of Chapter 92A of the NRS; provided, however, that if (i) any holder of Dissenting Shares shall subsequently deliver a written withdrawal of such demand with the written consent of Target, or (ii) the Merger shall be abandoned, terminated or rescinded, or (iii) the shareholders of Target or Parent shall fail to approve the Merger, or (iv) no demand or petition for the determination of fair value by a court shall have been made or filed within the time provided in Chapter 92A of the NRS, or (v) a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by Chapter 92A of the NRS, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken by Target during the interim, and, in cases (i), (iv) or (v), such shares shall thereupon be converted into the right to receive, and be exchangeable for, as of the Effective Time, the consideration to be paid to the holders of such shares pursuant to Section 3.01 above. Target agrees that, prior to the Effective Time and without the prior written consent of Parent, it will not make any payment with respect to, or settle or offer to settle, any such objection by a holder of Dissenting Shares.

3.04 Major Shareholder Agreements. Notwithstanding anything in this Agreement to the contrary, each of the Major Shareholders hereby consents to the Merger, agrees to vote his Target Common Shares in favor of the Merger and agrees that he will not attempt to, and does not have the right to, exercise any rights to dissent with respect to the Merger.

3.05 Payment of Long Term Indebtedness. Simultaneously with the consummation of the Merger, Parent shall instruct the Agent to pay in full the indebtedness of Target or its Subsidiaries to Guaranty Bank, Tim G. Culp, P. Dyke Culp and Jack A. Chambers, provided that each holder of such indebtedness provides to Target at the time of such payment a release, in form and substance reasonably satisfactory to Parent, with respect to such indebtedness. The indebtedness of Target as of the date of this Agreement to foregoing persons is set forth in Schedule 3.05 attached hereto. Payment in full of this indebtedness shall constitute a non-waivable condition precedent to consummation of the Merger.

3.06 Performance Deposit. Contemporaneously with the execution of this Agreement, Parent shall deposit with Snell Wylie & Tibbals, as escrow agent (the “Escrow Agent”) the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) as a deposit (the “Performance Deposit”) to be applied to the purchase of the Target Common Shares; provided, however, that in the event this Agreement is terminated for any reason other than a material breach of this Agreement by Target, the Escrow Agent shall distribute the Performance Deposit to the Target and Parent shall have no rights whatsoever to claim any portion of the Performance Deposit.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties of Target. Target represents and warrants to Parent that the following are true and correct on the date of this Agreement and will be true and correct as of the Effective Time:

(a) Organization and Qualification.

(i) Target is a corporation duly organized, validly existing and, upon the filing of the necessary reinstatement documents with the Secretary of State of Nevada will be, in good standing under the laws of the State of Nevada and has the requisite corporate power to carry on its business as it is now being conducted, and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Target is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. The copies of Target’s Articles of Incorporation and Bylaws will be delivered to Parent and will be true, complete and correct as of the date hereof. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power to carry on its respective business as it is now being conducted, and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of their respective properties owned or leased or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect. The copies of each Subsidiary’s formation documents previously delivered to Parent are true, complete and correct as of the date hereof.

(ii) Target owns 100% of the capital stock of Tandem Energy Corporation, a Colorado corporation (“TEC”), and there are no rights of any third party to purchase or acquire any shares of capital stock of TEC. Target owns 100% of the capital stock of Mixon Drilling, Inc. (“Mixon”) and there are no rights of any third party to purchase or acquire any shares of capital stock of Mixon. Target owns 33.33% of the limited partnership units in Spring Creek Limited Partnership (“SCLP”). Target has no other Subsidiaries, and does not own, directly or indirectly, any capital stock or other ownership, participation or equity interest in any corporation, partnership, limited liability company, association, joint venture or other entity, and there are no outstanding contractual obligations or commitments of Target or any Subsidiary to acquire or make any investment in any shares of capital stock or other ownership, participation, or equity interest in any corporation, partnership, limited liability company, association, joint venture, or other entity.

(b) Capitalization. The authorized capital stock of Target consists of 100,000,000 Target Common Shares, 23,799,322 of which are currently issued and outstanding. All of the Target Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Target does not hold any shares of its own capital. No Target Common Shares are subject to any pledges, security interests, other liens, restrictions on transfer, encumbrances or other rights of any kind or nature (“Encumbrances”). All outstanding shares of capital stock of the Subsidiaries of Target are fully owned by Target or a wholly-owned Subsidiary of Target, free and clear of any Encumbrances. Except as set forth in this Section 4.01(b), there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, convertible securities, other equity securities of any kind or nature or any other agreements of any kind or nature obligating Target or any shareholder of Target to issue, sell or otherwise transfer any additional Target Common Shares or any other shares of capital stock of Target or any other securities convertible into or evidencing the right to subscribe for any Target Common Shares. All of the outstanding securities of Target were issued in compliance with all applicable federal and state securities and corporate laws, and none of the outstanding securities has been issued in violation of any preemptive rights, rights of first refusal or similar rights. Neither Target nor, to Target’s knowledge, any Shareholder is a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of Target. No amounts attributed to the earnings or assets of Target have been distributed, or deemed distributed, by Target to any holder of the Target’s capital stock. The number of Target Common Shares owned by each of the Major Shareholders is set forth in Schedule 4.01(b) attached hereto.

(c) Authority Relative to this Agreement. Except for the required approval by Target’s shareholders to be obtained pursuant to this Agreement prior to the Effective Time, Target has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Target and, except for the required approval of Target’s shareholders to be obtained pursuant to this Agreement prior to the Effective Time, no other corporate proceedings on the part of Target are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Target, and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a valid and binding agreement of Target, enforceable against Target in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general equitable principles.

(d) Absence of Certain Changes. Since the Balance Sheet Date (as hereinafter defined), no event has occurred that has had or could have a Material Adverse Effect. Since the Balance Sheet Date, there has not been, directly or indirectly, (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the Target Common Shares, any return of any capital or other distribution of assets to shareholders, or any redemption or other acquisition by Target of Target Common Shares or other securities or obligations of Target; (ii) any significant change by Target or any Subsidiary in accounting methods, principles or practices except as required by a change in generally accepted accounting principles, (iii) any direct or indirect material purchase or other acquisition of stock of any individual or entity of any kind or nature (collectively, “person” or “Person”), or any direct or indirect loan, advance (other than advances to employees for travel or entertainment expenses in the ordinary course of business) or capital contribution to any person, (iv) a grant of any general increase in the compensation of its officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any such officer or employee; and (v) any agreement to take, whether in writing or otherwise, any action which would make or have made any representation or warranty in this Article 4 untrue or incorrect. Since the Balance Sheet Date, Target and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practice. Since the Balance Sheet Date, neither Target nor any of its Subsidiaries have (A) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, except for write-offs in the ordinary course of business consistent with past practices, (B) suffered any loss of property or waived any right whether or not in the ordinary course of business, except where such loss or waiver would not have a Material Adverse Effect, (C) (i) granted any severance or termination pay to any of its directors, officers, employees or consultants, (ii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iii) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees, (D) made any material change in the manner of its business or operations, (E) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (F) entered into any commitment (contingent or otherwise) to do any of the foregoing.

(e) Financial Statements. Target has provided to Parent, or will provide to Parent within thirty (30) days of the date of this Agreement, true and complete copies of (i) the audited consolidated balance sheet of Target and its Subsidiaries as of December 31, 2004, and the related audited statements of operations and changes in stockholders’ equity for the fiscal year then ended, and (ii) the unaudited consolidated balance sheet of Target and its Subsidiaries and the related unaudited statements of operations for the period ended December 31, 2005 (collectively, the “Financial Statements”). The Financial Statements (i) have been, or will be, prepared in accordance with generally accepted accounting principles (“GAAP”) on a basis consistent throughout the periods covered thereby; (ii) present, or will present, fairly, in all material respects, the financial condition of Target and its Subsidiaries as of the dates thereof and the results of their operations for the periods then ended; and (iii) are, or will be, consistent with the books and records of Target and its Subsidiaries, which books and records are true, correct and complete in all material respects. For purposes of this Agreement, the “Balance Sheet” means the consolidated balance sheet of Target and its Subsidiaries dated as of December 31, 2005, and the “Balance Sheet Date” means December 31, 2005. All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements and are required, under GAAP, to be recorded or disclosed in the balance sheets included in the Financial Statements or disclosed in notes to the Financial Statements are, or will be, so recorded or disclosed.

Since the Balance Sheet Date there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Target or any of its Subsidiaries, which has had or is reasonably likely to have a Material Adverse Effect. To Target’s knowledge, the accounts receivable of Target and its Subsidiaries included in the Balance Sheet are reasonably expected to be collectible substantially in full over a reasonable period subject to reserves for bad debt established therefor and which are reflected in the Financial Statements (by use of Target’s or its Subsidiaries’ normal collection methods without resort to litigation or reference to a collection agency), and to Target’s knowledge, (i) there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and (ii) all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Target and its Subsidiaries. Target and its Subsidiaries have performed all obligations in all material respects with respect thereto which they were obligated to perform to the date hereof.

(f) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Target nor the consummation of the transactions contemplated hereby do or will, so long as the required approval of Target’s shareholders is obtained prior to the Effective Time, (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Target or similar governing documents of any Subsidiary of Target; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except the filing of the Articles of Merger (or similar document) pursuant to the NRS and the DGCL or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not individually or in the aggregate result in a Material Adverse Effect; (iii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Target or any of its Subsidiaries is a party or by which Target, any of its Subsidiaries or any assets of Target or any of its Subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Target, any of its Subsidiaries or any of their respective assets or result in any suspension, revocation, impairment, forfeiture or nonrenewal of any license, or right to effect any such action, except where the failure to do so would have a Material Adverse Effect.

(g) Condition of Properties. To the knowledge of Target, except as may be limited by the ordinary course of business occurring on a day-to-day basis, all properties and assets owned or utilized by Target or its Subsidiaries, specifically including, but not limited to, the oil and gas properties owned by Target or its Subsidiaries, are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Target and its Subsidiaries), ordinary wear and tear excepted, and have been maintained consistent with prudent industry practice. No other assets or properties are needed to permit Target and its Subsidiaries to carry on its business as conducted during the preceding 12 months and as proposed to be conducted. To the knowledge of Target, all buildings, plants and other structures owned or otherwise utilized by Target and its Subsidiaries are in good condition and repair, ordinary wear and tear excepted, and have no structural defects or other defects (except such minor defects as do not significantly interfere with the use thereof in the conduct of the normal operations of Target and its Subsidiaries) and are suitable and adequate for the purposes for which they are presently being used.

(h) Intellectual Property. Target and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (“Intellectual Property Rights”) which are material to the condition (financial or otherwise) or conduct of the business and operations of Target and its Subsidiaries. To the knowledge of Target, (i) the use of Intellectual Property Rights by Target does not infringe on the Intellectual Property Rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Target or its Subsidiaries which could have a Material Adverse Effect; and (ii) no one or more persons are, in any manner that in the aggregate could have a Material Adverse Effect, infringing on any Intellectual Property Right of Target and its Subsidiaries. No claims are pending or, to the knowledge of Target, threatened that Target or any Subsidiary is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right.

(i) No Undisclosed Liabilities. Target and its Subsidiaries have no debt, liability or obligation of any kind, whether accrued, absolute, contingent, inchoate, determined, determinable, or otherwise, except for (i) liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; (iii) liabilities or obligations disclosed in the Balance Sheet or footnotes thereto; and (iv) liabilities or obligations arising in the ordinary course of business after the Balance Sheet Date and which do not have a Material Adverse Effect.

(j) No Litigation. There is no suit, action, proceeding, or investigation presently pending or, to the knowledge of Target, threatened against or affecting Target or any of its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect or prevent, hinder or materially delay the ability of Target to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental authority or arbitrator outstanding against Target or any of its Subsidiaries which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Compliance with Laws and Permits. Neither Target nor any of its Subsidiaries is in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (a) its Articles of Incorporation, Bylaws or other organizational documents, or (b) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any governmental authority. Target and its Subsidiaries have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all governmental authorities necessary for the lawful conduct of its business and the lawful ownership, use and operation of its assets (the “Target Permits”), except for Target Permits which the failure to obtain or hold would not, individually or in the aggregate, have a Material Adverse Effect. None of the Target Permits will be adversely affected by the consummation of the transactions contemplated hereunder or requires any filing or consent in connection therewith. Target and its Subsidiaries are in compliance with the terms of the Target Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Target Permits are in full force and effect and no action or claim is pending nor, to the knowledge of Target, is threatened to revoke or terminate any Target Permit or declare any Target Permit invalid in any material respect. No investigation or review by any governmental authority with respect to Target or any Subsidiary is pending or, to the knowledge of Target, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Title to Assets. Target and its Subsidiaries have Good, Marketable and Defensible Title to all of its Oil and Gas Interests. All leases relating to the Oil and Gas Interests are in full force and effect, and neither Target nor any Subsidiary has received any notice of default under any such lease. Target or its Subsidiaries own or lease all of the assets necessary to operate and conduct the Business in a manner consistent with the past and own or lease, respectively, all of the assets purported to be owned or leased by Target or its Subsidiaries, as applicable.

(m) Oil and Gas Operations. To the knowledge of Target, as to wells not operated by Target or its Subsidiaries, and without qualification as to knowledge, as to wells operated by Target or its Subsidiaries:

(i) As of the date of this Agreement, (i) none of the wells included in the Oil and Gas Interests of Target and its Subsidiaries has been overproduced such that it is subject or liable to being shut-in or to any overproduction penalty, (ii) neither Target nor any Subsidiary has received any deficiency payment under any gas contract for which any person has a right to take deficiency gas from Target and/or any Subsidiary, and (iii) neither Target nor any Subsidiary has received any payment for production which is subject to refund or recoupment out of future production;

(ii) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Target and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(iii) All wells included in the Oil and Gas Interests of Target and its Subsidiaries have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect;

(iv) Neither Target nor its Subsidiaries have agreed to nor are they now obligated to abandon any well operated by it and included in the Oil and Gas Interests of Target and its Subsidiaries that is or will not be abandoned and reclaimed in accordance with applicable laws, rules, and regulations and good oil and gas industry practices;

(v) Proceeds from the sale of Hydrocarbons produced from and attributable to Target’s and its Subsidiaries’ Oil and Gas Interests are being received by Target and/or its Subsidiaries in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $5,000 and held in suspense in the ordinary course of business);

(vi) Subject to the terms of Section 4.01(n) below, no person has any call on, option to purchase, or similar rights with respect to Target’s or any Subsidiary’s Oil and Gas Interests or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Parent will have the right to market production from Target’s and its Subsidiaries’

Oil and Gas Interests on terms no less favorable than the terms upon which Target and its Subsidiaries are currently marketing such production; and

(vii) All royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Target’s and its Subsidiaries’ Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which Target or any of its Subsidiaries has a valid right to suspend and for which Target or any of its Subsidiaries has created appropriate suspense accounts.

(n) Hydrocarbon Sales and Purchase Agreements.

(i) None of the Hydrocarbon Sales Agreements of Target or its Subsidiaries or Hydrocarbon Purchase Agreements of Target or its Subsidiaries has required, or will require as of or after the Closing Date, Target, a Subsidiary or Parent (i) to have sold or delivered, or to sell or deliver, Hydrocarbons for a price materially less than the market value price that would have been, or would be, received pursuant to any arm’s-length contract with an unaffiliated third-party purchaser or (ii) to have purchased or received, or to purchase or receive, Hydrocarbons for a price materially greater than the market value price that would have been, or would be, paid pursuant to an arm’s-length contract with an unaffiliated third-party seller;

(ii) Each of the Hydrocarbon Agreements of Target or any of its Subsidiaries is valid, binding, and in full force and effect, and no party is in material breach or default of any Hydrocarbon Agreement of Target or any of its Subsidiaries, and to the knowledge of Target, no event has occurred that with notice or lapse of time (or both) would constitute a material breach or default or permit termination, modification, or acceleration under any Hydrocarbon Agreement of Target and its Subsidiaries;

(iii) There have been no claims from any third party for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Target or any of its Subsidiaries, and neither Target nor its Subsidiaries have made any claims for any price reduction or increase or volume reduction or increase under any of the Hydrocarbon Agreements of Target and its Subsidiaries;

(iv) Payments for Hydrocarbons sold pursuant to each Hydrocarbon Sales Agreement of Target or any of its Subsidiaries have been made (subject to adjustment in accordance with such Hydrocarbon Sales Agreements) materially in accordance with prices or price-setting mechanisms set forth in such Hydrocarbon Sales Agreements;

(v) No purchaser under any Hydrocarbon Sales Agreement of Target or any of its Subsidiaries has notified Target or a Subsidiary (or, to the knowledge of Target, the operator of any property) of its intent to cancel, terminate, or renegotiate any Hydrocarbon Sales Agreement of Target or any of its Subsidiaries or otherwise to fail and refuse to take and pay for Hydrocarbons in the quantities and at the price set out in any hydrocarbon sales agreement, whether such failure or refusal was pursuant to any force majeure, market out, or similar provisions contained in such Hydrocarbon Sales Agreement or otherwise;

(vi) Neither Target nor any Subsidiary is obligated in any Hydrocarbon Sales Agreement by virtue of any prepayment arrangement, a “take-or-pay” or similar provision, a production payment, or any other arrangements to deliver Hydrocarbons produced from an oil and gas interest of Target or any of its Subsidiaries at some future time without then or thereafter receiving payment therefor;

(vii) The information heretofore provided to Parent by Target contains a true and correct calculation of Target’s and its Subsidiaries’ gas balancing positions as of the dates shown therein; and

(viii) The Hydrocarbon Agreements of Target or any of its Subsidiaries are of the type generally found in the oil and gas industry, do not, individually or in the aggregate, contain unusual or unduly burdensome provisions that would, individually or in the aggregate, have a

Material Adverse Effect, and are in form and substance considered normal within the oil and gas industry.

(o) Environmental Matters.

(i) With respect to environmental matters, (A) the properties and Assets of Target and its Subsidiaries have not violated and do not violate any order or requirement of any governmental authority or any Environmental Law, nor are there any conditions existing on, in, at, under, or about or resulting from the past or present operations of the Target’s and its Subsidiaries’ properties and Assets that may give rise to any on-site or off-site investigation or remedial obligations under any Environmental Laws, and to Target’s knowledge the ownership and/or operation of Target’s and its Subsidiaries’ properties and Assets have been in compliance with Environmental Laws; (B) Target’s and its Subsidiaries’ properties and Assets are not subject to any existing, pending or threatened notice of violation, action, suit, investigation, inquiry or proceeding by or before any court, any applicable tribal authority or any other governmental authority or arbitrator with respect to environmental matters, nor has any such notice been issued that has not been fully satisfied and complied with in a timely manner so as to bring Target’s or its Subsidiaries’ properties and Assets into full compliance with Environmental Law; (C) no lien, deed notice or use restriction has been recorded pursuant to any Environmental Law with respect to Target’s or its Subsidiaries’ properties or Assets; (D) to Target’s knowledge, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with Target’s and its Subsidiaries’ operations, properties and Assets, including, without limitation, those relating to the past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment have been duly obtained or filed, and Target and its Subsidiaries has been and are in compliance with the terms and conditions of all such notices, permits, licenses and, similar authorizations; (E) to Target’s knowledge, all hazardous substances or solid waste generated at or as a result of Target’s and its Subsidiaries’ operations, properties and Assets have, since the effective date of the relevant requirements of RCRA, been transported, treated and disposed of only by carriers maintaining valid authorizations under RCRA and any other Environmental Law and only at treatment storage and disposal facilities maintaining valid authorizations under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending or overtly threatened action, investigation or inquiry by any governmental authority in connection with any Environmental Law; (F) neither the Target or its Subsidiaries currently own or operate, nor in the past have owned or operated, any property that is on the United States Environmental Protection Agency’s National Priorities or CERCLIS list, or any similar list; (G) to Target’s knowledge, no hazardous substance or solid waste has been disposed of or otherwise released (including without limitation discharges or releases into pits) and there has been no threatened release of any hazardous substances or solid waste, on, to, from or as a result of Target’s and its Subsidiaries’ operations, properties or Assets except in compliance with Environmental Law, and there are no storage tanks or other containers on or under any of Target’s and its Subsidiaries’ properties and assets from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment; (H) neither Target nor its Subsidiaries has owned, operated or leased any real property other than the properties currently owned, leased or operated; and (I) to Target’s knowledge, there is no liability (contingent or otherwise) in connection with any release or threatened release of any hazardous substance or solid waste into the environment as a result of or with respect to the Assets.

(ii) As used herein, the term “Environmental Law” shall mean any and all laws, statutes, ordinances, rules, regulations, notices, orders or determinations of any tribal authority or other governmental authority pertaining to health or the environment, including, without limitation, the Clean Air Act, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended; the Federal Water Pollution Control Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Resource Conservation, and Recovery Act of 1976 (“RCRA”), as amended; the Safe Drinking Water Act, as amended; the Toxic Substances Control Act, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Hazardous Materials Transportation Act, as amended; any state laws pertaining to the handling of oil and gas exploration or production wastes or the use, maintenance and closure of pits and impoundments; and any other environmental conservation or protection laws. For purposes of this Agreement, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (A) to the extent the laws of the jurisdiction wherein any assets are located establish a meaning for “hazardous substance,” “release,” “solid waste” or “disposal” that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply and (B) the terms “hazardous substance” and “solid waste” shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes. For purposes of this Agreement, the term “governmental authority” includes the United States, the state, county, city, tribal and political subdivisions in which the Assets are located or which exercises jurisdiction over any of Target’s and its Subsidiaries’ operations, properties and Assets, and any agency, department, commission, board, bureau or instrumentality, or any of them, that exercises jurisdiction over any of the Target’s and its Subsidiaries’ operations, properties and Assets.

(p) Taxes.

(i) Target and its Subsidiaries have duly filed all Federal, state, local and other Tax Returns (as defined below) required to be filed by them, except for Tax Returns for local or state sales, use or income taxes in respect of which Target and its Subsidiaries have not been notified of an obligation to file and which, individually and in the aggregate, the failure to file at the time required to be filed will not have a Material Adverse Effect, and have duly paid or made adequate provision for the payment of all Taxes (as defined below) shown to be due thereon. All such Tax Returns are true, correct and, to Target’s knowledge, complete. All assertions of deficiencies or assessments of Taxes due and payable by Target or any Subsidiary have been paid or provided for or are being contested in good faith by appropriate proceedings except for deficiencies or assertions the non-payment of which would not have a Material Adverse Effect. To Target’s knowledge, no issue has been raised by the Internal Revenue Service or any foreign, state or local taxing authority in any such examination which, by application of the same or similar principles, resulted in assessments or deficiencies for the period so examined or could reasonably be expected to result in a proposed deficiency for any period not so examined. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local income tax return for any period. The liabilities and reserves for Taxes reflected in the Balance Sheet were adequate as of the Balance Sheet Date and to Target’s knowledge, there are no material liens for Taxes upon any property or assets of Target or any Subsidiary except liens for Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings. All Taxes that Target or any Subsidiary is required by law to withhold or collect have been duly withheld or collected and, to the extent required by law, have been paid to the appropriate governmental authorities or properly deposited. Neither Target nor any Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code.

(ii) No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Target nor any of its Subsidiaries is a party to or bound by any tax allocation or sharing agreement. Neither Target nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which was Target or (B) has any liability for the Taxes of any person other than Target or its Subsidiaries. Neither Target nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period or portion thereof ending after the Closing Date as a result of any (1) change in method of accounting, (2) intercompany transaction or excess loss account or (3) installment sale.

(iii) As used herein “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, additional amounts, penalties and additions to tax.

(iv) The term “Tax Return” shall mean any report, return, information return or other document (including related or supporting Information) filed or required to be filed by Target or any of its Subsidiaries with any governmental authority or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Target or its Subsidiaries) or the administration of any law, regulation or administrative requirements relating to any Tax.

(q) Insurance. Each insurance policy maintained by Target and its Subsidiaries covering Target, the Subsidiaries and their respective business, employees, agents and assets, copies of which have been provided to Parent, is in full force and effect and is reasonable in coverage and amount in relation to the risks to which Target, its Subsidiaries and their respective employees, businesses, properties and other assets may be exposed in the operation of its business prior to the Closing. None of such policies shall, pursuant to their terms, in any way be affected by or terminate or lapse by reason of this Agreement or the Merger. No notice of cancellation or termination has been received with respect to any such policy.

(r) Brokerage Fees and Commissions. No person is entitled to receive from Target or its Subsidiaries any investment banking, brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

(s) Contracts. All of Target’s and its Subsidiaries’ Contracts are valid and binding obligations of Target and its Subsidiaries and, to the knowledge of Target, of the other respective parties thereto. Target and its Subsidiaries have duly performed their respective obligations under all Contracts and, to the knowledge of Target, each other party thereto has performed its obligations thereunder. Neither Target, its Subsidiaries nor any other party is in breach of any term or provision of any Contract.

(t) SEC Registration Status. Target and its Subsidiaries are not required to file and do not file any periodic or other reports under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

(u) Affiliated Transactions. There are no Contracts or other material transactions or agreements between Target or any of its Subsidiaries, on the one hand, and any (a) officer or director of Target or of any of its Subsidiaries; (b) Major Shareholder; or (c) affiliate of any such officer, director or Major Shareholder.

(v) Internal Controls. Target and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Employee Matters. Target and its Subsidiaries (i) are in compliance with all applicable federal, state and foreign laws, rules, and regulations respecting employment, employment practices, terms and conditions of employment, and wages and hours, in each case, with respect to employees of any of them; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees of any of them; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) other than routine payments to be made in the normal course of business and consistent with past practice, are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security, or other benefits for employees of any of them. Neither Target nor its Subsidiaries have any employment agreement or similar agreement with any employee or consultant of

Target or a Subsidiary; provided, however, Mixon has an agreement with one of its employees to pay that employee ten percent (10%) of the annual net profits of Mixon. Neither Target nor any of its Subsidiaries is a party to any collective bargaining or other union contract. There is no pending nor, to the knowledge of Target, any threatened, grievance, or litigation relating to labor, safety, or discrimination matters involving any employee of Target or any of its Subsidiaries which would reasonably be likely to have a Material Adverse Effect. Neither the execution and delivery of this Agreement or the Merger nor the consummation of the transactions contemplated hereby or thereby will constitute a “change of control” or similar event under any employment or severance plan, program, agreement or other arrangement with Target or any of its Subsidiaries. No employee of Target or any of its Subsidiaries, to Target’s knowledge, is in violation of any term of any non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Target or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Target or any of its Subsidiaries or relating to the use of trade secrets or proprietary information of others.

(x) Employee Plans. Neither Target nor any of its Subsidiaries maintains any plans which would be considered an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, as amended. Target and its Subsidiaries maintain a medical insurance plan and a term life insurance plan for its employees (the “Employee Plans”). Each Employee Plan has been maintained and operated in all material respects in accordance with its terms and with the provisions of applicable law. All insurance premiums and other payments required to be made to or under each Employee Plan with respect to all periods prior to the Closing have been made or provided for. Each Employee Plan may be unilaterally terminated or amended by Target or a Subsidiary at any time. The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement.

(y) Bank Accounts. Schedule 4.01(y) contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Target and its Subsidiaries maintain safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

(z) Accuracy of Information. All of the information, reports and other data furnished to Parent by or on behalf of Target or its Subsidiaries in connection with the transactions contemplated by this Agreement is and will be accurate and complete in all material respects at the time so furnished, and none of such information contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, under the circumstances in which they are made, not misleading. The information supplied by Target for inclusion in the proxy statement to be supplied by Parent to its shareholders shall not at the time the proxy statement is mailed to Parent’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the proxy statement or necessary in order to make statements in the proxy statement, in light of the circumstances under which they were made, not misleading, and the information included or supplied by on or behalf of Target for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each a “Regulation M-A Filing”), shall not, on the date the proxy statement is first mailed to shareholders of Parent, at the time such Regulation M-A Filing is filed with the SEC, at the time of the Parent shareholders’ meeting and at the Effective Time contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the proxy statement not false or misleading, or omit to state any material fact necessary to correct any a statement in any earlier communications with respect to the solicitation for proxies for the Parent shareholders’ meeting that has become false or misleading.

4.02 Representations and Warranties of Parent. Parent represents and warrants to Target that the following are true and correct on the date of this Agreement and will be true and correct as of the Effective Time:

(a) Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The copies of the Certificate of Incorporation and Bylaws of Parent previously delivered to Target are true, complete and correct as of the date hereof.

(b) Authority Relative to this Agreement. Except for the required approval of Parent’s shareholders to be obtained pursuant to this Agreement prior to the Effective Time, Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and except for the required approval of Parent’s shareholders, no other corporate proceedings on the part of Parent is necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of Target, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general equitable principles.

(c) Shareholder Materials. None of the information supplied by Parent and its affiliates specifically for inclusion in the letter to shareholders, notice of meeting (if applicable), proxy or information statement or proxy (if applicable) sent by Target to its Shareholders shall, at the time such materials are mailed, at the time of the meeting (if applicable) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Parent and its affiliates specifically in connection with the Merger shall, at the respective time such documents are supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent nor the consummation of the transactions contemplated hereby will, so long as the required approval of Parent’s shareholders is obtained, (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or any other similar governing documents of any subsidiary of Parent; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except the filing of the Articles of Merger pursuant to the NRS and the DGCL or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Merger or would not otherwise prevent Parent from performing its obligations under this Agreement; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on Parent; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their respective assets, except for violations which would not result in a material adverse effect on Parent.

(e) Financing. Parent has, and at the Effective Time will have, the funds necessary to consummate the Merger and the transactions contemplated thereby, and to pay related fees and expenses. Obtaining financing is not a condition to Parent’s obligation under this Agreement.

(f) Prior Activities. Neither Parent nor any subsidiary of Parent has incurred, or will incur, directly or through any subsidiary, any material liabilities or obligations, except those incurred in connection with their respective organization or with the negotiation of this Agreement or the performance hereof, and the financing of the Merger and the consummation of the transactions contemplated hereby and thereby and obligations to brokers. Except as contemplated by the foregoing, neither Parent nor any subsidiary of Parent has engaged directly or through any subsidiary, in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person, or is subject to or bound by any obligation or undertaking.

ARTICLE 5

COVENANTS

5.01 Conduct of Business of Target. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Target and its Subsidiaries shall each (a) conduct its operations according to its ordinary and usual course of business and consistent with past practice, including, without limitation, continue its current drilling and workover program without cost mark-up or promotion charges being added to capital or workover related costs, or for additional reserves resulting from the drilling or workover operations; (b) use its best efforts to preserve intact its business organization and assets in all material respects, and maintain satisfactory relationships with suppliers, distributors, customers, banks and others having business relationships with them; (c) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of a material nature and the general status of ongoing operations; and (d) notify Parent of any emergency or other change in the normal course of its business or its Subsidiaries’ businesses or in the operation of its properties or its Subsidiaries’ properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated). Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither Target nor any of its Subsidiaries, as the case may be, shall, without the prior written consent of Parent, (i) issue, sell or pledge, or commit, authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of Target for Shares, or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date thereof; (ii) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities (including the Shares); (iii) split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any of its securities; (iv) declare or pay any dividend or distribution on any shares of capital stock of Target; (v) make any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business; (vi) incur any long-term debt for borrowed money or short-term debt for borrowed money; (vii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (viii) make any loans, advances (other than advances to employees for travel and entertainment in the ordinary course of business) or capital contributions to, or investments in, any other person; (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than when due; (x) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material license, lease, contract or other agreement or arrangement; (xi) other than in the ordinary course of business and consistent with past practice and not in an amount in excess of $50,000 or other than capital expenditures budgeted for the current period, make any capital expenditures or commitments for capital expenditures; (xii) acquire, sell, lease or dispose of (directly or by merger, consolidation or other business combination) any assets outside the ordinary course of business or any material assets, or enter into any commitment or transaction outside the ordinary course of business or adopt a plan of liquidation or resolutions providing for its liquidation, dissolution, merger, consolidation or other reorganization; (xiii) propose or adopt any amendments to its Articles of Incorporation or Bylaws; (xiv) enter into any new employment agreement with any officer, director or employee or grant any material increase in the compensation or benefits to any officer, director or employee; (xv) take any action to terminate any of its employee benefit plans; (xvi) take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to written policies or consistent with written practices in effect prior to the date hereof) or with respect to any increase of benefits payable under its written severance or termination pay practices in effect on the date hereof; (xvii) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units); (xviii) file any consolidated Federal Tax Return relating to Taxes or income other than a Federal Tax Return to be filed by Target on or before January 15, 2007, in respect of federal income taxes for the fiscal year ended April 30, 2006; (xix) materially change accounting policies or procedures or any of its methods of reporting income, deductions or other material items for income tax purposes, except as required by GAAP or applicable law; or (xx) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect.

5.02 Section 338 Election. Parent accepts the tax basis in the assets of Target and its Subsidiaries, and neither Parent nor any affiliate or successor thereof shall at any time following the Effective Time make an election to take a “step-up” in basis pursuant to Section 338 of the Code.

5.03 Reimbursement of Capital and Workover-Related Expenditures. At Closing, Parent shall reimburse Target for all capital and workover-related costs and expenditures incurred by Target, not to exceed an average of Seven Hundred Thousand and No/100 Dollars ($700,000.00) per month for the period from January 1, 2006, to the Effective Time. The request for reimbursement made by Target to Parent shall be accompanied by an itemized list of the expenditures for which the request for reimbursement is being made.

5.04 Working Capital Requirement. As of the Effective Time, Target and its Subsidiaries shall have at least Five Million and No/100 Dollars ($5,000,000.00) of working capital that shall include, but is not limited to, rights to unpaid reimbursements pursuant to Section 5.03 of this Agreement (the “Working Capital Requirement”). In the event that Target and its Subsidiaries have less than the Working Capital Requirement at the Effective Time, the Major Shareholders shall be severally, in the proportions set forth in Annex “A” attached to this Agreement and made a part hereof for all purposes, responsible to Parent for payment of the shortfall, but in the event that, at the Effective Time, Target and its Subsidiaries have more than the Working Capital Requirement, Parent shall be responsible to the Major Shareholders for payment of the excess. Working capital is defined as current assets less current liabilities determined in accordance with GAAP.

5.05 No Solicitation. Target and its Subsidiaries shall not, and shall cause their officers, directors, employees, investment bankers, representatives, agents and affiliates not to, directly or indirectly, (a) encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or encourage any inquiry or proposal from, any person (other than Parent or any affiliate of Parent) concerning or in respect of any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Target or any Subsidiary or division of Target; (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business or properties, afford to any other person access to their properties, books or records or otherwise assist or knowingly encourage any person in connection with any of the foregoing; or (c) amend or waive compliance with any confidentiality agreement between Target and any other person; provided, however, that nothing contained in this Section 5.05 shall prohibit Target or its Board of Directors from taking and disclosing to Target’s shareholders a position with respect to a tender offer by a third party or from making such disclosure to Target’s shareholders which, in the judgment of the Board of Directors with the advice of counsel, may be required under applicable law. Target will promptly communicate to Parent the terms of (including delivery of copies thereof) (i) any proposal or inquiry which it may receive in respect of any such transaction, (ii) any such information requested from it or (iii) any such negotiations or discussions being sought to be initiated with Target.

5.06 Access to Information.

(a) Target will (i) give Parent and its authorized representatives access during regular business hours upon reasonable notice to all of the Assets and books and records of Target and its Subsidiaries, (ii) permit Parent to make such inspections as it may require and (iii) cause its officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the Business and the Assets of Target and its Subsidiaries as Parent may from time to time request.

(b) If Parent discovers anything in connection with its due diligence examination of the Business, the Assets or the liabilities of Target or its Subsidiaries that, if not cured, would cause Parent to terminate this Agreement, Parent shall advise Target of such matter and give Target a reasonable opportunity to cure the matter before exercising any termination rights Parent may have under this Agreement.

(c) No investigation by Parent shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto.

5.07 Reasonable Best Efforts; Proxy Statements; Board Recommendations. Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, if required, properly holding shareholder meetings in accordance with applicable law and filing any and all proxy statements and related materials with the United States Securities and Exchange Commission (“SEC”). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. In addition, as promptly as practicable after the execution of this Agreement, Target and Parent shall each prepare and, if required, file with the SEC a proxy statement to be sent to their respective shareholders in connection with the each shareholder meeting.

5.08 Public Announcements. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the agreements ancillary hereto or the transactions contemplated hereby or thereby without the prior consent of Parent (in the case of Target and the Major Shareholders) or Target (in the case of Parent); provided, however, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party’s counsel determines such action to be required by or reasonably prudent in order to comply with, applicable law (including the Securities Act and the Exchange Act), or the regulations of any government agency or self-regulating organization in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; and (ii) any party may disclose this Agreement and the agreements ancillary hereto and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the agreements ancillary hereto shall be made jointly by Target and Parent.

5.09 Other Actions. No party shall knowingly take any action, except in every case as may be required by applicable law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any manner having a material adverse effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, (iv) adversely affect the ability of any party to perform its covenants and agreements under this Agreement, or (v) adversely affecting the ability of any of them to obtain any of the consents or approvals required from any governmental authorities as a condition to Closing.

5.10 Proxy Statement. Target and its Subsidiaries shall supply such information as is reasonably requested by Parent for inclusion in Parent’s proxy statement to be filed with the SEC. Target shall take such action as may be necessary to ensure that (i) the information supplied by Target for inclusion in the proxy statement shall not at the time the proxy statement is mailed to Parent’s shareholders contain any untrue statement of a material fact or omit to state any material fact required to be stated in the proxy statement or necessary in order to make statements in the proxy statement, in light of the circumstances under which they were made, not misleading, (ii) the information included or supplied by on or behalf of Target for inclusion in any Regulation M-A Filing shall not, on the date the proxy statement is first mailed to shareholders of Parent, at the time such Regulation M-A Filing is filed with the SEC, at the time of the Parent shareholders’ meeting and at the Effective Time contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the proxy statement not false or misleading, or omit to state any material fact necessary to correct any a statement in any earlier communications with respect to the solicitation for proxies for the Parent shareholders’ meeting that has become false or misleading. If at any time prior to the Effective Time any event relating to Target or any of its affiliates, officers, or directors is discovered by Target that should be set forth in an amendment or a supplement to the proxy statement, Target shall promptly so inform Parent.

5.11 Standstill Agreement. In recognition and consideration of the fact that the Target and its management and its Major Shareholders have and will invest substantial time and effort in connection with the transactions contemplated by this Agreement and, in addition, will be foregoing other opportunities to dispose of Target or its Oil and Gas Interests, Parent agrees that it will not, for so long as this Agreement is in effect, enter into any agreements or permit its representatives to enter into any agreements with any other person or entity for the acquisition of other Oil and Gas Interests or any equity in any entity which owns Oil and Gas Interests which requires a closing earlier than the Closing Date of this Agreement.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

(a) No statute, rule, regulation, executive order, decree or injunction or other legal restraint shall have been enacted, entered, promulgated or enforced by any court or other governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger;

(b) All approvals (including permits) of, and consents by, all federal, state, local and foreign governmental agencies and authorities and all filings with and submissions to all such agencies and authorities as may be required for the consummation of the Merger shall have been obtained or made (including any filings required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and any waiting period relating thereto shall have expired or been terminated); and

(c) In connection with the Merger and the other transactions contemplated hereby and without limiting the foregoing, each of the parties hereto shall have taken all action necessary to ensure that (i) no Takeover Statute or similar law is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, or (ii) if any Takeover Statute or similar law becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such law on the Merger and the other transactions contemplated by this Agreement.

6.02 Conditions to Obligations of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the satisfaction on or prior to the Effective Time, of the conditions that:

(a) All representations and warranties of Target contained in this Agreement (including the Disclosure Schedule hereto) shall be true and correct as of the date when made and on and as of the Closing Date;

(b) Target and the Major Shareholders, respectively, shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Target or any Major Shareholder prior to or on the Closing Date;

(c) Any consent from any Party that under any Contract could terminate by reason of the transactions contemplated hereby shall have been delivered to Parent and shall be in form and substance reasonably satisfactory to Parent;

(d) Parent shall have received the opinion of counsel to Target, dated as of the Closing Date, in substantially the form of Annex “B” attached hereto and made a part hereof for all purposes;

(e) All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and its counsel, and counsel to Parent shall have received all such information and such counterpart originals or certified or other copies of such documents as Parent or its counsel may reasonably request. Parent shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby;

(f) Subject to Section 5.06(b) of this Agreement, Parent shall be satisfied in its sole discretion, with its legal, financial, geological and business investigations of the Business, the Assets and the liabilities (other than liabilities of Target [and not its Subsidiaries] arising from breaches of (i) Sections 4.01(b); (ii) and 4.01(i) hereof involving matters occurring prior to March 22, 2005) of Target and its Subsidiaries;

(g) Since the Balance Sheet Date, there shall have been no change in the Business, operations, Assets, results of operations or condition (financial or otherwise) of Target and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect;

(h) Parent shall have received audited financial statements for the periods ended December 31, 2005, together with such other financial statements and data as shall be reasonably requested in order to enable

Parent to satisfy its financial reporting obligations under the Federal securities laws, which financial statements shall comply with Regulation S-X under the Securities Act;

(i) The Merger shall have been duly approved by the requisite vote under applicable law and Parent’s certificate of incorporation by the shareholders of Parent at a duly held meeting and the shareholders of Parent owning twenty percent (20%) or more of the shares sold in Parent’s initial public offering shall not have exercised their conversion rights as described in the Parent’s Prospectus dated October 24, 2005;

(j) Parent shall have filed its proxy statement relating to the Merger with and had same cleared by the SEC, and such proxy statement shall have been properly mailed to Parent’s shareholders; and

(k) Parent and its counsel shall have received a certificate of the President and Treasurer of Target dated the Closing Date and certifying that the conditions set forth in Sections 6.02(a) and 6.02(b) hereof have been satisfied. Such certificate shall be in form and substance reasonably satisfactory to Parent.

6.03 Conditions to Obligation of Target to Effect the Merger. The obligation of Target to effect the Merger is further subject to the satisfaction on or prior to the Effective Time, of the conditions that:

(a) All representations and warranties of Parent contained in this Agreement shall be true as of the date when made and on and as of the Closing Date;

(b) Parent shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date;

(c) All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Target and its counsel, and counsel to Target shall have received all such information and such counterpart originals or certified or other copies of such documents as Target or its counsel may reasonably request. Target shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby;

(d) Target shall have received a certificate of the President and Treasurer of Parent dated the Closing Date and certifying that the conditions set forth in Sections 6.03(a) and 6.03(b) hereof have been satisfied. Such certificate shall be in form and substance reasonably satisfactory to Target; and

(e) The Merger shall have been duly approved by the requisite vote under applicable law and Parent’s certificate of incorporation by the shareholders of Parent at a duly held meeting or by written consent.

ARTICLE 7

TERMINATION; AMENDMENT; WAIVER

7.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of Target, but prior to the Effective Time:

(a) By mutual written consent duly authorized by the Boards of Directors of Target and Parent; or

(b) By Parent or Target if any court of competent jurisdiction or other government body shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) By Parent or Target if the Merger has been submitted to a vote and not approved by the requisite vote of the respective shareholders of Target or Parent; or

(d) By either of Parent or Target if the Effective Date has not occurred by July 1, 2006; or

(e) By Parent, at any time prior to the Closing Date, if (i) it has complied with Section 5.06(b) of this Agreement and if it then believes, in its sole judgment, that the conditions set forth in Section 6.02(f) shall not have been or will not be able to be fulfilled; or (ii) any credible claim of liability made against Target [and not its Subsidiaries] in excess of Fifteen Million and No/100 Dollars ($15,000,000.00) that arises from breaches of (A) Sections 4.01(b) hereof; or (B) 4.01(i) hereof involving matters occurring prior to March 22, 2005.

The termination of this Agreement pursuant to this Section 7.01 shall become effective on the date (the “Termination Date”) the consent is executed in the case of a termination pursuant to Section 7.01(a) or notice is given by the terminating party to the other parties hereto in the case of a termination pursuant to Section 7.01(b), (c), (d) or (e).

7.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.01 hereof, this Agreement, except for the provisions of Section 5.05 and Section 9.09, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

7.03 Amendment. This Agreement may be amended by an instrument in writing executed by or on behalf of each party hereto which has been duly approved by the Boards of Directors of Target and Parent at any time before or after approval of this Agreement by the respective shareholders of Parent and Target. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties.

7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by written action taken by or on behalf of the respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 8

INDEMNIFICATION

8.01 Indemnification by Major Shareholders.

(a) Subject to the terms and conditions of this Section 8.01, the Major Shareholders (the “Indemnifying Parties”) agree to indemnify, defend, and hold harmless Parent and Acquisition Sub and their respective officers, directors, employees , agents and representatives (the “Indemnified Parties”) with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, obligations, liabilities, recoveries, deficiencies, and expenses (including interest, penalties and reasonable attorneys’ fees) of every kind and description (collectively, “Damages”) relating to or arising out of (i) any inaccurate representation made by Target in this Agreement, (ii) any breach of any warranties made by Target in this Agreement; or (iii) conversion of Target Common Shares contemplated under Section 3.01 of this Agreement.

(b)

For purposes of administering the indemnification provisions set forth in this Section 8.01, the following procedure shall apply:

(i) Whenever a claim for Damages for or in respect of which indemnification is sought (a “Claim”) shall arise under this Section 8.01, the Indemnified Parties shall promptly and in no event later than ten (10) days after becoming aware of such a Claim, give written notice to the Indemnifying Parties setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such Claim and the basis upon which the Indemnified Parties believes that it is entitled to indemnification hereunder, provided that the Indemnified Parties’ failure to do so shall not preclude it from seeking indemnification hereunder unless such failure has materially prejudiced the Indemnifying Parties’ ability to defend such Claim.

(ii) In the event of any Claim hereunder resulting from or in connection with any Claim brought by a third party, the Indemnifying Parties shall be entitled, at its sole expense, either:

(A) to participate therein, or

(B) to assume the entire defense thereof with counsel who is selected by it and who is reasonably satisfactory to the Indemnified Parties, provided that the Indemnifying Parties agree in writing that they do not and will not contest their responsibility for indemnifying the Indemnified Parties in respect of such Claim, and no settlement shall be made without the prior written consent of the Indemnified Parties which shall not be unreasonably withheld (except that no such consent shall be required if the claimant is entitled under the settlement to only monetary damages to be paid solely by the Indemnifying Parties). If, however, the Claim would, if successful, result in the imposition of Damages for which the Indemnifying Parties would not be solely responsible hereunder, or representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Parties shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel (at their own expense) who shall cooperate with one another in defending against such Claim.

(iii) If the Indemnifying Parties do not choose to defend against a Claim by a third party, the Indemnified Parties may defend against such Claim in such manner as it deems appropriate or settle such Claim (after giving notice thereof to the Indemnifying Parties) on such terms as the Indemnified Parties may deem appropriate, and the Indemnified Parties shall be entitled to periodic reimbursement of expenses incurred in connection therewith and prompt indemnification from the Indemnifying Parties, including without limitation reasonable attorneys’ fees, in accordance with this Section 8.01.

(iv) The Indemnifying Parties will not, without the Indemnified Parties’ written consent, settle or compromise any Claim or consent to any entry of judgment which does not include, as an unconditional term thereof, the giving by the claimant to the Indemnified Parties of a release from all liability with respect to such Claim. The Indemnifying Parties shall not be deemed to have notice of any Claim by reason of any knowledge acquired on or prior to the Closing Date unless express evidence is available establishing actual notice to one or more of the Indemnifying Parties.

(c) Except with respect to a Claim relating to (i) conversion of Target Common Shares contemplated under Section 3.01 hereof; or (ii) liabilities of Target (and not its Subsidiaries) arising from breaches of (A) Section 4.01(b) hereof; or (B) Section 4.01(i) hereof involving matters occurring prior to March 22, 2005 (which shall not be subject to the financial limitations set forth in subsections (i) and (ii) below), the indemnification obligations of Indemnifying Parties pursuant to this Section 8.01 shall be subject to the following limitations and provisions:

(i) No indemnification shall be required to be made by Indemnifying Party pursuant to Section 8.01(a) with respect to any Claim, unless and until the aggregate amount of Damages incurred by the Indemnified Parties with respect to all of its Claims (whether asserted, resulting, arising, imposed or incurred before, on or after the Closing Date) exceed Five Million and No/100 Dollars ($5,000,000.00) (the “Threshold”), it being agreed and understood that, if such amount is exceeded, the Indemnifying Parties shall be liable only to the extent such aggregate Damages exceed Five Million and No/100 Dollars ($5,000,000.00), subject to the limitations set forth in this Section 8.01(c).

(ii) The Indemnifying Parties shall not be required to indemnify Parent, or be otherwise liable in any way whatsoever to the Indemnified Parties, for any Damages that are subject to indemnification by the Indemnifying Parties under this Section 8.01 in excess of Ten Million and No/100 Dollars ($10,000,000.00) in total amount.

(iii) The indemnification obligations of the Indemnifying Parties pursuant to Section 8.01 shall be limited to actual damages and shall not include incidental, consequential, indirect, punitive or exemplary damages or investigative costs.

(iv) As a material inducement to the Indemnifying Parties to provide this indemnification, Parent hereby agrees and acknowledges, on behalf of itself and the other Indemnified Parties, that in relation to any breach of any representation or warranty made by Target pursuant to this Agreement the sole and exclusive relief and remedy available to the Indemnified Parties, in respect of said breach shall be to seek indemnification from the Indemnifying Parties for Damages to the extent properly claimable and as limited pursuant to the provisions of this Section 8.01.

(v) Each Indemnifying Party shall be liable to the Indemnified Parties in accordance with the provisions of this Section 8.01 severally in the proportions set forth in Annex “A.”

(d) Except with respect to inaccurate representations or breaches of warranties set forth in Sections 4.01(b) and 4.01(i) hereof relating to Target (and not its Subsidiaries) involving matters occurring prior to March 17, 2005 (which shall survive indefinitely), the representations and warranties of Target contained in this Agreement and the related indemnity obligations of the Indemnifying Parties contained in this Section 8.01 shall terminate on, and no action or claim with respect thereto may be brought after, the first anniversary of the Closing Date.

8.02 Indemnification by Parent. Parent agrees to indemnify, defend, and hold harmless Target, its Subsidiaries and the Major Shareholders with respect to any and all Damages relating to or arising out of its transactions and agreement with Lance Duncan and his affiliates. For purposes of this Section 8.02, the indemnification procedures described in Section 8.01(b) shall apply. The indemnification obligation of Parent described in this Section 8.02 shall terminate on, and no action or claim with respect thereto may be brought after, the first anniversary of the Closing Date.

ARTICLE 9

MISCELLANEOUS

9.01 Survival of Representations and Warranties. Unless otherwise specifically provided to the contrary or unless the text of this Agreement clearly indicates otherwise, the representations, warranties, covenants and agreements made by any party to this Agreement shall not survive after the Effective Time. This Section 9.01 shall not (a) limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time, or (b) relieve a party from liability in the event such party fails to perform, or breaches, any of its obligations under this Agreement.

9.02 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign any of their rights and obligations to any wholly-owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

9.03 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Texas (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

9.04 Validity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future applicable state or federal laws or rules or regulations adopted thereunder by any governmental agency, body or instrumentality, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.05 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery (effective upon delivery); (b) facsimile (effective on the next day after transmission); (c) recognized overnight delivery service (effective on the next day after delivery to the service); or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

If to Parent or Acquisition Sub:

Platinum Energy Resources, Inc. 152 West 57th Street New York, New York 10019 Attention: Mark Nordlicht Facsimile: 212-581-0002

With a copy to:

Sills Cummis Epstein & Gross P.C. One Riverfront Plaza Newark, New Jersey 07102 Attention: Eliezer M. Helfgott Facsimile: 973-643-6500

If to Target:

Tandem Energy Holdings, Inc. Midland, Texas 79702-1559 Attention: Tim G. Culp Facsimile: 432-686-0527

With a copy to:

Snell Wylie & Tibbals 8150 North Central Suite 1800 Dallas, Texas 75206 Attention: Phillip A. Wylie Facsimile: 214-691-2501

Any party may change his or its address for receiving notices by giving written notice of such change to the other parties in accordance with this Section 9.04.

9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.10 Expenses. Parent and Target shall be responsible for the payment of their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement.

9.11 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

(e) “Affiliate” of a person shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and (ii) an “associate,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

(f) “Assets” shall mean the assets, tangible and intangible, of the Business.

(g) “Business” shall mean the oil and gas exploration, development and production business of the Target and its Subsidiaries.

(h) “Contract” shall mean written or oral agreements, commitments or arrangements of Target or a Subsidiary (i) involving $50,000 or more, individually or in the aggregate; (ii) relating to the borrowing of money, or the guarantee of any obligation of any officer, shareholder or other third party; (iii) providing for any covenant not to compete by Target or a Subsidiary or otherwise restricting in any way Target’s or Subsidiary’s engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (iv) requiring Target or a Subsidiary to indemnify or hold harmless any Person; or (v) which could individually or together, to the extent they are one of a series of matters or related to one another, reasonably be considered material to the Business.

(i) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

(j) “Good, Marketable and Defensible Title” shall mean title in and to the Oil and Gas Interests that, except for any permitted Encumbrances, and that to Target’s knowledge:

(i) Is free and clear of all defects, burdens and liens;

(ii) In the case of each Oil and Gas Interest, (A) is filed, recorded or otherwise referenced of record in the records of the applicable county in a manner which under applicable local law constitutes imputed notice of such Oil and Gas Interest to third parties acquiring an interest in or an encumbrance against such Oil and Gas Interest, or (1) in the case of federal leases, in the records of the applicable office of the Bureau of Land Management, (2) in the case of Indian leases and mineral development agreements, in the applicable office of the Bureau of Indian Affairs or applicable tribal records, or (3) in the case of state leases, in the records of the applicable state land office, but only to the extent the records referenced in (1), (2) and (3) above constitute imputed notice under applicable local law to third parties acquiring an interest in or an encumbrance against such leases, or (B) is assignable to Target or a Subsidiary out of an interest of record (as provided in clause (A) above), but only to the extent that all conditions required to earn an enforceable right to such assignment have been satisfied and the record owner of such interest is ready, willing and able to make such assignment;

(iii) In the case of each Oil and Gas Interest set forth in the reserve reports of Target or a Subsidiary that entitles Target or its Subsidiaries to receive and retain, without reduction, suspension or termination and after deduction of all applicable royalties, overriding royalties, production payments or other burdens payable out of production, not less than the percentage set forth in the reserve reports as Target’s or its Subsidiaries’ “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from such Oil and Gas Interest, through the productive life of such Oil and Gas Interest, except for changes or adjustments in such “Net Revenue Interest” after the date hereof and in compliance with Target’s and its Subsidiaries’ covenants and agreement under this Agreement that result from the establishment of new units, changes in existing units (or the participating areas therein), the entry into of new pooling or unitization agreements, or an election not to participate in an operation under a joint operating agreement or a unit agreement;

(iv) In the case of each Oil and Gas Interest set forth in the reserve report of Target or its Subsidiaries that obligates Target or its Subsidiaries to bear not greater than the percentage set forth in the reserve report as Target’s or its Subsidiaries’ “Working Interest” of the costs and expenses relating to the maintenance, development and operation of such Oil and Gas Interest (including the plugging and abandonment and site restoration with respect to all existing and future wells located thereon or attributable thereto), through plugging, abandonment and salvage of all wells and related lease facilities located on such Oil and Gas Interest or lands pooled, unitized or otherwise combined therewith, except for changes or adjustments in such “Working

Interest” after the date hereof and in compliance with Target’s and its Subsidiaries’ covenants and agreement under this Agreement that result from the establishment of new units, changes in existing units (or the participating areas therein), the entry into of new pooling or unitization agreements, or an election by a third party not to participate in an operation under a joint operating agreement or a unit agreement;

(v) In the case of each Oil and Gas Interest, reflects that all royalties, rentals, Pugh clause payments, shut in gas payments and other payments due with respect to such Oil and Gas Interest have been properly and timely paid, except for payments held in suspense for title or other reasons which are customary in the industry and which will not result in grounds for cancellation of Target’s or its Subsidiaries’ rights in such Oil and Gas Interest; and

(vi) Reflects that all consents to assignment, notices of assignment or preferential purchase rights which are applicable to or must be complied with in connection with the transaction contemplated by this Agreement, have been obtained and complied with to the extent the failure to obtain or comply with the same could render this transaction or any such prior sale, assignment or transfer (or any right or interest affected thereby) void or voidable or could result in Parent or its Subsidiaries incurring any liability or loss of title.

(k) “Hydrocarbons” shall mean oil, condensate, gas, casinghead gas and other liquid or gaseous Hydrocarbons.

(l) “Hydrocarbon Agreement” shall mean any of the Hydrocarbon Sales Agreements and Hydrocarbon Purchase Agreements.

(m) “Hydrocarbon Purchase Agreement” shall mean any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Target or a Subsidiary is a buyer of Hydrocarbons for resale (other than purchase agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days’ notice or less, which provide for a price not greater than the market value price that would be paid pursuant to an arm’s-length contract for the same term with an unaffiliated third-party seller, and which do not obligate the Parent to take any specified quantity of Hydrocarbons or to pay for any deficiencies in quantities of Hydrocarbons not taken).

(n) “Hydrocarbon Sales Agreement” shall mean any material sales agreement, purchase contract, or marketing agreement that is currently in effect and under which Target or a Subsidiary is a seller of Hydrocarbons (other than “spot” sales agreements entered into in the ordinary course of business with a term of three months or less, terminable without penalty on 30 days` notice or less, and which provide for a price not less than the market value price that would be received pursuant to an arm’s- length contract for the same term with an unaffiliated third party purchaser).

(o) “Major Shareholders” shall mean Tim G. Culp, Jack A. Chambers, Michael G. Cunningham and Todd M. Yocham.

(p) “Material Adverse Effect” shall mean, when used in connection with Target and its Subsidiaries, any change, development, effect, condition or occurrence that has had or could reasonably be expected to be material and adverse to the Business, assets, properties, condition (financial or otherwise) or results of operations of Target and its Subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement, other than, in any case, any change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy or the United States securities markets in general (including prevailing interest rate and stock market levels); or (ii) resulting solely from changes in the industries in which Target and its Subsidiaries operate and not specifically relating to Target or its Subsidiaries or solely from any decrease in the trading price or trading volume of Target Common Shares.

(q) “Oil and Gas Interests” shall mean: (i) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (ii) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (iii) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (iv) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

(r) “Person” shall mean a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

(s) “Shareholder” shall mean a holder of Target Common Shares.

(t) “Subsidiary” shall mean an entity in which fifty percent (50%) or more of its outstanding equity securities are owned by Target.

(u) “Takeover Statute” shall mean any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover status or regulation under the laws of the State of Delaware or the State of Nevada or other applicable law.

(v) “Target Common Shares” shall mean the shares of common stock, $.001 par value, of Target.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Agreement on the date first above written.

Parent:

PLATINUM ENERGY RESOURCES, INC.

By:	/s/ Mark Nordlicht
Mark Nordlicht,
Chairman

Target:

TANDEM ENERGY HOLDINGS, INC.

By:	/s/ Tim G. Culp
Tim G. Culp
President

Acquisition Sub:

PER ACQUISITION CORP.

By:	/s/ Mark Nordlicht
Mark Nordlicht
President

The following persons hereby acknowledge that (i) they are the Major Shareholders defined in the foregoing Agreement, and (ii) they are executing and delivering this Agreement in their individual capacities to evidence their agreement to be bound by the provisions of Sections 3.01, 3.04, 5.04 and 8.01 of this Agreement, but not otherwise.

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack A. Chambers
Jack A. Chambers

/s/ Michael G. Cunningham
Michael G. Cunningham

/s/ Todd M. Yocham
Todd M. Yocham

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PLATINUM ENERGY RESOURCES, INC.

Pursuant to Sections 242 and 245

of the

Delaware General Corporation Law

Platinum Energy Resources, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.	The name of the Corporation is “Platinum Energy Resources, Inc.”
2.	The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on April 25, 2005 (as amended, the “Certificate of Incorporation”).
3.	This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation.
4.	This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the the Delaware General Corporation Law.
5.	The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Platinum Energy Resources, Inc.

SECOND: The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 76,000,000 of which 75,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, (full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: A.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have signed this Amended and Restated Certificate of Incorporation this ___ day of ________, 2006.

Barry Kostiner Chief Executive Officer

ANNEX C

PLATINUM ENERGY RESOURCES, INC.

2006 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

Section 1.1 Purpose. This 2006 Long-Term Incentive Plan (the “Plan”) is established by Platinum Energy Resources, Inc., a Delaware corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of [___________], 2006 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 4 million shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). A maximum of 2 million shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article X.

ARTICLE II
DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Change of Control Event” means each of the following:

(i)

Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(ii)

The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(iii)

The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.8 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

Section 2.9 “Common Stock” means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.12 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.13 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.14 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.16 “Fair Market Value” means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the

Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.17 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.18 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.19 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.20 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.21 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.22 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.23 “Plan” means this Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.

Section 2.24 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.25 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

Section 2.26 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.27 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

Section 3.1 Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a)

Select Eligible Employees and Consultants to participate in the Plan.

(b)

Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)

Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d)

Determine whether Awards will be granted singly or in combination.

(e)

Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)

Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g)

Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV
GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a)

Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 100,000.

(b)

Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards to any Eligible Employee in any calendar year may not exceed 100,000.

(c)

The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $500,000.

(d)

Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(e)

Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f)

The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(g)

Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h)

The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(i)

Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan. Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options to any individual Eligible Director in any calendar year may not exceed 10,000.

(j)

Subject to Article X, in no event shall more than 10,000 shares of Restricted Stock be awarded to any individual Eligible Director in any calendar year.

(k)

The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)

Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)

Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.

(c)

Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d)

Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)

Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f)

Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)

Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible

Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)

Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.6, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultants or an Eligible Director.

(b)

Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)

Rights as Stockholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of

Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)

Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)

Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX
PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI
GENERAL

Section 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service. If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

Section 11.3 Limited Transferability – Options. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family

Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

Section 11.6 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval. Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.12 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Conformance to Section 409A of the Code To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHIBIT A

2005 Long-Term Incentive Plan
Performance Criteria

Operational Criteria may include:

Reserve additions/replacements

Finding & development costs

Production volume

Production Costs

Financial Criteria may include:

Earnings(net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Earnings per share:

Cash flow

Operating income

General and Administrative Expenses

Debt to equity ratio

Debt to cash flow

Debt to EBITDA

EBITDA to Interest

Return on Assets

Return on Equity

Return on Invested Capital

Profit returns/margins

Midstream margins

Stock Performance Criteria:

Stock price appreciation

Total stockholder return

Relative stock price performance

ANNEX D

March 10, 2006

PLATINUM ENERGY RESOURCES, INC.

3 Paragon Drive

Montvale, NJ 07645

Attention:

Board of Directors:

Dear Sirs:

You have requested our opinion as to the fairness, from a financial point of view, to the holders, as a group, collectively, referred to herein as “Stockholders”, of common stock, par value $0.0001 per share (“Common Stock”), of Platinum Energy Resources, Inc., a Delaware corporation (“Platinum”), of the aggregate consideration to be paid by Platinum as set forth in the Agreement and Plan of Merger, dated January 26, 2006 (the “Merger Agreement”), by and among Platinum, a Delaware corporation (“Platinum”), PER Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Platinum (“Merger Sub”), and Tandem Energy Holdings, Inc., a Nevada corporation (“Tandem”). Pursuant to the Merger Agreement, Merger Sub has agreed to merge into Tandem in accordance with the Merger Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Tandem shall be the surviving entity in the Merger thereby becoming a wholly-owned subsidiary of Platinum. The merger of Merger Sub with and into Tandem, with Tandem being the surviving entity (the “Merger”), pursuant to which each share of common stock of Tandem (“Tandem Common Stock”) will be converted into the right to receive two dollars and fifty-three cents ($2.53). Certain of the major stockholders of Tandem and certain members of management have waived their right to receive forty cents ($0.40) per share so that it can be allocated to the other Tandem stockholders who purchased their shares directly from Tandem or through brokers or dealers in open market transactions, thus giving those stockholders four dollars and fifty cents ($4.50) per share. In addition to the price to be paid for Tandem Common Stock, Platinum will also repay the outstanding long-term indebtedness of Tandem at the time of the Merger as set forth in Schedule 3.05 to the Merger Agreement, resulting in additional compensation to Tandem of approximately $42,000,000. As a result of the terms as outlined in Merger Agreement, we have determined that the aggregate consideration to be paid to Tandem is equal to $102,000,000 (the “Consideration”). In addition to rendering an opinion as to whether the Consideration to be paid by Platinum is fair, from a financial point of view, to the stockholders of Platinum, we have also been requested to determine if the fair market value of Tandem is least equal to 80% of the net assets of Platinum.

In connection with our review of the Transaction, and in arriving at our opinion described below, we have reviewed business and financial information relating to Platinum and Tandem. We have, among other things, reviewed:

•

Executed Merger Agreement;

•

Copies of all Schedules to the Merger Agreement;

•

Draft dated March 6, 2006 of the Platinum Energy Resources proxy statement relating to the approval of the Merger;

•

Draft dated March 7, 2006 of the Form 10-K for Platinum Energy Resources, including audited financial statement for the year ended December 31, 2005;

•

Form 8-K for Platinum Energy Resources dated January 26th, 2006;

•

Form 10-Q for Platinum Energy Resources for the quarterly period ended September 30th, 2005;

•

Form 8-K for Platinum Energy Resources dated October 28th, 2005;

•

Form S-1 for Platinum Energy Resources (Reg. No. 333-125687);

•

Independent Engineering Report prepared for Tandem Energy Holdings, Inc. by Williamson Petroleum Consultants dated February 17th, 2006; and

PLATINUM ENERGY RESOURCES

•

Audited consolidated financial statements for Tandem for the years ended December 31, 2004 and 2005.

•

In addition, C. K. Cooper & Company has held several conversations with senior management of Platinum and Tandem, including, in particular, regarding course of discussions of the proposed transaction by and between Platinum and Tandem. Conversations also discussed recent developments in the business operations of Tandem, including a review of reserve estimates prepared by the management of Tandem.

In each case, it has been represented to C. K. Cooper & Company, Inc. by management of Platinum that these documents and agreements are in the form and substance that will be used for the proposed transaction. Furthermore, it has been confirmed that any modifications to these agreements that may materially alter the conditions utilized in determining our opinion would be shared with C. K. Cooper & Company.

In connection with our review, we have not independently verified any of the foregoing information, and we have relied upon such information being complete and accurate in all material respects. We have assumed, with your consent, that the financial forecasts provided to us and discussed with us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the senior management and key personnel of Platinum. In addition, we have not conducted a physical inspection or made an independent evaluation or appraisal of assets of Tandem, nor have we been furnished with any such evaluation or appraisal. Our opinion relates to Tandem as a going concern and, accordingly, we express no opinion based on its liquidation value. In rendering our opinion, we have assumed that in the course of obtaining any necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger. Our opinion is based on circumstances as they exist and can be evaluated on, and the information made available to us at, the date hereof and is without regard to any market, economic, financial, legal or other circumstances or event of any kind of nature that may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We and our affiliates may in the future provide, certain investment banking and financial services to Platinum for which we would expect to receive, compensation.

C. K. Cooper & Company, Inc. as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We will receive a fee for our services in connection with rendering our opinion. In the ordinary course of our business, we may actively trade the securities of Platinum for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Platinum in connection with their consideration of the Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without C. K. Cooper & Company, Inc.’s prior written consent, which consent will not be unreasonably withheld. However, notwithstanding the foregoing, we consent to the inclusion of the opinion in the proxy statement relating to the Merger.

Our opinion does not address the merits of the underlying decision by Platinum to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which Platinum might engage. This opinion is not intended to be and does not constitute a recommendation to any Stockholder regarding how such holder should vote on the approval and adoption of the Merger.

PLATINUM ENERGY RESOURCES

Our opinion addresses solely the fairness, from a financial point of view, to the Stockholders of the Consideration to be paid by Platinum in the Merger and whether the fair market value of Tandem is at least equal to 80% of the net assets of Platinum. Our opinion addresses solely the Consideration to be paid and does not address any other terms or agreements relating to the Merger.

Based upon our experience as an investment banker and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Consideration to be paid by Platinum in the Merger is fair, from a financial point of view, to the Stockholders. In addition, it is our opinion that the fair market value of Tandem is at least equal to 80% of the net assets of Platinum.

Very Truly Yours,

C. K. COOPER & COMPANY, INC.

By:	/s/ Alexander G. Montano
Alexander G. Montano Managing Director

FORM OF PROXY CARD

REVOCABLE PROXY

PLATINUM ENERGY RESOURCES, INC.

25 Phillips Parkway

Montvale, New Jersey 07645

SPECIAL MEETING OF STOCKHOLDERS

_______________, 2006

10:00 a.m. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PLATINUM ENERGY RESOURCES, INC.

The undersigned appoints Mark Nordlicht and Barry Kostiner, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Platinum Energy Resources, Inc. held of record by the undersigned on _______ ___, 2006, at the Special Meeting of Stockholders to be held on _______ ___, 2006, at 10:00 a.m., eastern time, or any postponement or adjournment thereof, at the offices of Sills Cummis Epstein & Gross P.C., 30 Rockefeller Plaza, New York, New York 10112.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE AND AUTHORIZE THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 AND 3. THE PLATINUM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

PLATINUM MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE PLATINUM BOARD OF DIRECTORS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2 AND 3. THE PLATINUM BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.

To approve and authorize the Agreement and Plan of Merger among Platinum Energy Resources, Inc., PER Acquisition Corp., Tandem Energy Holdings, Inc.

and certain of the stockholders of Tandem Energy Holdings, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Platinum common stock issued in the Platinum initial public offering, you may exercise your conversion rights and demand that Platinum convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box on the reverse side. If you exercise your conversion rights, then you will be exchanging your shares of Platinum common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and tender your stock certificate to the combined company. To exercise your conversion rights check the following box. Failure to (a) vote against the adoption of the Agreement and Plan of Merger, (b) check the following box and (c) submit this proxy in a timely manner will result in the loss of your conversion rights.

I HEREBY EXERCISE MY CONVERSION RIGHTS    ☐

2.

To approve and authorize the amendment and restatement of the Certificate of Incorporation of Platinum to delete the preamble and Sections A through D, inclusive, of Article Sixth from the Certificate of Incorporation from and after the closing of the merger.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Platinum Energy Resources, Inc. 2006 Long-Term Incentive Plan.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature_____________________ Signature____________________ Date____________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full name by an authorized officer.